PROSPECTUS
OCTOBER 20, 2008
SUN LIFE FINANCIAL MASTERS® FLEX

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Equity Funds	International/Global Small/Mid-Cap Equity Funds
AllianceBernstein VPS Wealth Appreciation Strategy	First Eagle Overseas Variable Fund
Portfolio, Class B3	Emerging Markets Equity Funds
Columbia Marsico 21st Century Fund, Variable Series -	Lazard Retirement Emerging Markets Equity Portfolio[3]
B Class	MFS® Emerging Markets Equity Portfolio - S Class
Columbia Marsico Growth Fund, Variable Series - B Class	Specialty Sector Equity Funds
Fidelity® VIP Contrafund Portfolio - Service Class 2[3]	MFS® Utilities Portfolio - S Class
Huntington VA Dividend Capture Fund[5]	Specialty Sector Commodity Funds
Huntington VA Growth Fund[5]	PIMCO VIT CommodityRealReturn Strategy
Huntington VA Income Equity Fund[5]	Portfolio - Admin. Class
Huntington VA Macro 100 Fund[5]	Real Estate Equity Funds
Lord Abbett Series Fund All Value Portfolio - Class VC	Sun Capital Global Real Estate Fund - S Class
MFS® Core Equity Portfolio - S Class	Asset Allocation Funds
MFS® Value Portfolio - S Class	AllianceBernstein VPS Balanced Wealth Strategy
Mutual Shares Securities Fund - Class 2	Portfolio, Class B3
Oppenheimer Capital Appreciation Fund/VA -	BlackRock Global Allocation V.I. - Class 3[3]
Service Shares	Fidelity® VIP Balanced Portfolio - Service Class 2
SCSM Davis Venture Value Fund - S Class	Franklin Income Securities Fund - Class 2
SCSM WMC Large Cap Growth Fund - S Class[2,3]	Franklin Templeton VIP Founding Funds Allocation
SCSM Lord Abbett Growth & Income Fund - S Class[3]	Fund, Class 2[3,4]
SCSM Oppenheimer Large Cap Core Fund - S Class	MFS® Total Return Portfolio - S Class
Van Kampen LIT Comstock Portfolio II	Oppenheimer Balanced Fund/VA - Service Shares
Mid-Cap Equity Funds	SCSM Ibbotson Balanced Fund - S Class[3,4]
Fidelity® VIP Mid Cap Portfolio - Service Class 2	SCSM Ibbotson Growth Fund- S Class[3,4]
Huntington VA Mid Corp America Fund[5]	SCSM Ibbotson Moderate Fund - S Class[3,4]
Huntington VA New Economy Fund[5]	Van Kampen UIF Equity & Income Portfolio II3
Lord Abbett Series Fund Growth Opportunities	Target Date Funds
Portfolio - Class VC	Fidelity® VIP Freedom 2015 Portfolio - Service Class 2[4]
SCSM WMC Blue Chip Mid Cap Fund - S Class[3]	Fidelity® VIP Freedom 2020 Portfolio - Service Class 2[4]
SCSM Goldman Sachs Mid Cap Value Fund - S Class[3]	Money Market Funds
Van Kampen UIF Mid Cap Growth Portfolio II3	Sun Capital Money Market Fund - S Class
Van Kampen UIF U.S. Mid Cap Value Portfolio II3	Short-Term Bond Funds
Small-Cap Equity Funds	SCSM Goldman Sachs Short Duration Fund - S Class[3]
Franklin Small Cap Value Securities Fund - Class 2	Intermediate-Term Bond Funds
Huntington VA Situs Fund[5]	Huntington VA Mortgage Securities Fund[5]
SCSM AIM Small Cap Growth Fund - S Class[3]	MFS® Bond Portfolio - S Class
SCSM Dreman Small Cap Value Fund - S Class[3]	MFS® Government Securities Portfolio - S Class
SCSM Oppenheimer Main Street Small Cap Fund - S Class	SCSM PIMCO Total Return Fund - S Class[3]
International/Global Equity Funds	Sun Capital Investment Grade Bond Fund® - S Class
AllianceBernstein VPS International Growth Portfolio,	Inflation Protected Bond Funds
Class B3	SCSM BlackRock Inflation Protected Bond Fund - S Class[3]
SCSM AllianceBernstein International Value Fund - S Class[3]	Multi-Sector Bond Funds
Columbia Marsico International Opportunities Fund,	Franklin Strategic Income Securities Fund - Class 2
Variable Series - B Class	High Yield Bond Funds
Huntington VA International Equity Fund[5]	SCSM PIMCO High Yield Fund - S Class[3]
Huntington VA Rotating Markets Fund[5]	Emerging Markets Bond Fund
MFS® International Growth Portfolio - S Class	PIMCO VIT Emerging Markets Bond Portfolio -
MFS® International Value Portfolio - S Class	Admin. Class
MFS® Research International Portfolio - S Class
Oppenheimer Global Securities Fund/VA - Service Shares
Templeton Growth Securities Fund - Class 2

[1]	Formerly SCSM Blue Chip Fund - S Class.
[2]	Formerly SCSM FI Large Cap Growth Fund - S Class
[3]	Not available for investment if you purchased your Contract through a Bank of America representative between April 25, 2005 and April 20, 2007.
[4]	These are Fund of Funds options and expenses of the Fund include the Fund level expenses of the underlying Funds as well. The Fund may be more expensive than Funds that do not invest in other Funds.
[5]	Only available if you purchased your Contract through a Huntington Bank representative.

AllianceBernstein L.P. advises the AllianceBernstein VPS Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Variable Funds Trust. Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). BlackRock Advisors, LLC advises BlackRock Global Allocation V.I. (with BlackRock Investment Management, LLC and BlackRock Asset Management U.K. Limited serving as sub-advisers).  Fidelity® Management & Research Company advises Fidelity VIP Balanced Portfolio and Fidelity VIP Mid Cap Portfolio (with Fidelity Research & Analysis Company, Fidelity Management & Research (U.K.) Inc., Fidelity International Investment Advisors, Fidelity International Investment Advisors (U.K.) Limited, and Fidelity Investments Japan Limited serving as sub-advisers). Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund, Franklin Income Securities Fund and Franklin Strategic Income Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Franklin Templeton Services, LLC administers the Franklin Templeton Founding Funds (with the following advising the underlying portfolios of the fund: Franklin Advisers, Inc. advising the Franklin Income Securities Fund, Franklin Mutual Advisers LLC advising Mutual Shares Securities Fund and Templeton Global Advisers Limited advising Templeton Growth Securities Fund). Huntington Asset Advisors, Inc., advises the Huntington VA Funds: Huntington VA Macro 100 Fund (sub-advised by Laffer Investments Inc.) Lazard Asset Management LLC advises the Lazard Retirement Portfolio.  Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company, our affiliate, advises the MFS® Portfolios. Morgan Stanley Investment Management Inc. advises the Van Kampen UIF Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC, our affiliate, advises the Sun Capital Funds; SCSM BlackRock Inflation Protected Bond Fund (sub-advised by BlackRock Financial Management, Inc.), SCSM Davis Venture Value Fund (sub-advised by Davis Advisors);  SCSM Oppenheimer Main Street Small Cap Fund and SCSM Oppenheimer Large Cap Core Fund (sub-advised by OppenheimerFunds, Inc.;) SCSM Lord Abbett Growth & Income Fund (sub-advised by Lord, Abbett & Co. LLC); SCSM Goldman Sachs Mid Cap Value Fund and SCSM Goldman Sachs Short Duration Fund (sub-advised by Goldman Sachs Asset Management, L.P.); SCSM Ibbotson Balanced Fund, SCSM Ibbotson Growth Fund, and SCSM Ibbotson Moderate Growth Fund (sub-advised by Ibbotson Associates, Inc.); SCSM PIMCO High Yield Fund and SCSM PIMCO Total Return Fund (sub-advised by Pacific Investment Management Company LLC); and the SCSM WMC Blue Chip Mid Cap Fund and SC WMC Large Cap Growth Fund (sub-advised by Wellington Management Company, LLP); SCSM AIM Small Cap Growth Fund (sub-advised by Invesco Aim Advisors, Inc.), SCSM Dreman Small Cap Value Fund (sub-advised by Dreman Value Management, L.L.C.); SCSM AllianceBernstein International Value Fund (sub-advised by AllianceBernstein L.P.). Templeton® Global Advisors Limited advises Templeton Growth Securities Fund (sub-advised by Templeton Asset Management Limited). Van Kampen Asset Management advises the Van Kampen LIT Portfolio.

Please refer to the appendix entitled "Previously Available Investment Options" for information about certain Funds that are no longer available in connection with new Contracts being issued, but that are still available under certain Contracts that are already outstanding.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated October 20, 2008 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 127 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address: SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS [INSERT PAGE NUMBER]
PRODUCT HIGHLIGHTS [INSERT PAGE NUMBER]
FEES AND EXPENSES [INSERT PAGE NUMBER]
EXAMPLE [INSERT PAGE NUMBER]
CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]
THE ANNUITY CONTRACT [INSERT PAGE NUMBER]
COMMUNICATING TO US ABOUT YOUR CONTRACT [INSERT PAGE NUMBER]
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) [INSERT PAGE NUMBER]
THE VARIABLE ACCOUNT [INSERT PAGE NUMBER]
VARIABLE ACCOUNT OPTIONS: THE FUNDS [INSERT PAGE NUMBER]
THE FIXED ACCOUNT [INSERT PAGE NUMBER]
THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS [INSERT PAGE NUMBER]
THE ACCUMULATION PHASE [INSERT PAGE NUMBER]
Issuing Your Contract [INSERT PAGE NUMBER]
Amount and Frequency of Purchase Payments [INSERT PAGE NUMBER]
Allocation of Net Purchase Payments [INSERT PAGE NUMBER]
Your Account [INSERT PAGE NUMBER]
Your Account Value [INSERT PAGE NUMBER]
Variable Account Value [INSERT PAGE NUMBER]
Fixed Account Value [INSERT PAGE NUMBER]
Transfer Privilege [INSERT PAGE NUMBER]
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates [INSERT PAGE NUMBER]
Other Programs [INSERT PAGE NUMBER]
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
Cash Withdrawals [INSERT PAGE NUMBER]
Withdrawal Charge [INSERT PAGE NUMBER]
Types of Withdrawals not Subject to Withdrawal Charge [INSERT PAGE NUMBER]
Market Value Adjustment [INSERT PAGE NUMBER]
CONTRACT CHARGES [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Administrative Expense Charge and Distribution Fee [INSERT PAGE NUMBER]
Mortality and Expense Risk Charge [INSERT PAGE NUMBER]
Charges for Optional Benefits [INSERT PAGE NUMBER]
Premium Taxes [INSERT PAGE NUMBER]
Fund Expenses [INSERT PAGE NUMBER]
Modification in the Case of Group Contracts [INSERT PAGE NUMBER]
AVAILABILITY OF OPTIONAL LIVING BENEFITS [INSERT PAGE NUMBER]
SUMMARY OF GUARANTEED MINIMUM WITHDRAWAL BENEFITS [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT: SECURED RETURNS FOR LIFE PLUSSM [INSERT PAGE NUMBER]
Guaranteed Minimum Accumulation Benefit ("AB") Plan [INSERT PAGE NUMBER]
Guaranteed Minimum Withdrawal Benefit ("WB") Plan [INSERT PAGE NUMBER]
Cost of Secured Returns for Life Plus [INSERT PAGE NUMBER]
Withdrawals Under Secured Returns for Life Plus [INSERT PAGE NUMBER]
Annuitization Under the WB Plan [INSERT PAGE NUMBER]
Cancellation of Secured Returns for Life Plus [INSERT PAGE NUMBER]
Revocation of Secured Returns for Life Plus [INSERT PAGE NUMBER]
Step-Up [INSERT PAGE NUMBER]
Subsequent Purchase Payments After a Step-Up [INSERT PAGE NUMBER]
Renewal of Secured Returns for Life Plus [INSERT PAGE NUMBER]
Refund of Secured Returns for Life Plus Charges Under the AB Plan [INSERT PAGE NUMBER]
Death of Participant Under the AB Plan [INSERT PAGE NUMBER]
Death of Participant Under the WB Plan [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT: RETIREMENT INCOME ESCALATORSM II [INSERT PAGE NUMBER]
Determining Your Withdrawal Benefit Base [INSERT PAGE NUMBER]
Determining Your Annual Withdrawal Amount [INSERT PAGE NUMBER]
How RIE II Works [INSERT PAGE NUMBER]
Withdrawals Under RIE II [INSERT PAGE NUMBER]
Cost of RIE II [INSERT PAGE NUMBER]
Step-Up Under RIE II [INSERT PAGE NUMBER]
Joint-Life Coverage [INSERT PAGE NUMBER]
Cancellation of RIE II [INSERT PAGE NUMBER]
Death of Participant Under RIE II with Single-Life Coverage [INSERT PAGE NUMBER]
Death of Participant Under RIE II with Joint-Life Coverage [INSERT PAGE NUMBER]
Annuitization Under RIE II [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT: Income ON Demand® II[INSERT PAGE NUMBER]
Determining Your Income Benefit Base [INSERT PAGE NUMBER]
Determining Your Stored Income Balance [INSERT PAGE NUMBER]
How IOD II Works [INSERT PAGE NUMBER]
Withdrawals Under IOD II [INSERT PAGE NUMBER]
Cost of IOD II [INSERT PAGE NUMBER]
Step-Up Under IOD II [INSERT PAGE NUMBER]
Joint-Life Coverage [INSERT PAGE NUMBER]
Cancellation of IOD II [INSERT PAGE NUMBER]
Death of Participant Under IOD II with Single-Life Coverage [INSERT PAGE NUMBER]
Death of Participant Under IOD II with Joint-Life Coverage [INSERT PAGE NUMBER]
Annuitization Under IOD II [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT: Income ON Demand® II Escalator[INSERT PAGE NUMBER]
Determining Your Income Benefit Base [INSERT PAGE NUMBER]
Determining Your Annual Income Amount [INSERT PAGE NUMBER]
Determining Your Stored Income Balance [INSERT PAGE NUMBER]
How IOD II Escalator Works [INSERT PAGE NUMBER]
Withdrawals Under IOD II Escalator [INSERT PAGE NUMBER]
Cost of IOD II Escalator [INSERT PAGE NUMBER]
Step-Up Under IOD II Escalator [INSERT PAGE NUMBER]
Joint-Life Coverage [INSERT PAGE NUMBER]
Cancellation of IOD II Escalator [INSERT PAGE NUMBER]
Death of Participant Under IOD II Escalator with Single-Life Coverage [INSERT PAGE NUMBER]
Death of Participant Under IOD II Escalator with Joint-Life Coverage [INSERT PAGE NUMBER]
Annuitization Under IOD II Escalator [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT: Income ON Demand® II Plus[INSERT PAGE NUMBER]
Determining Your Income Benefit Base [INSERT PAGE NUMBER]
Determining Your Stored Income Balance [INSERT PAGE NUMBER]
How IOD II Plus Works [INSERT PAGE NUMBER]
Withdrawals Under IOD II Plus [INSERT PAGE NUMBER]
Cost of IOD II Plus [INSERT PAGE NUMBER]
Step-Up Under IOD II Plus [INSERT PAGE NUMBER]
Joint-Life Coverage [INSERT PAGE NUMBER]
Cancellation of IOD II Plus [INSERT PAGE NUMBER]
Death of Participant Under IOD II Plus with Single-Life Coverage [INSERT PAGE NUMBER]
Death of Participant Under IOD II Plus with Joint-Life Coverage [INSERT PAGE NUMBER]
Annuitization Under IOD II Plus [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT: RETIREMENT ASSET PROTECTORSM [INSERT PAGE NUMBER]
Cost of Retirement Asset Protector [INSERT PAGE NUMBER]
How Retirement Asset Protector Works [INSERT PAGE NUMBER]
Withdrawals Under Retirement Asset Protector [INSERT PAGE NUMBER]
Step-Up Under Retirement Asset Protector [INSERT PAGE NUMBER]
Renewal of Retirement Asset Protector [INSERT PAGE NUMBER]
Cancellation of Retirement Asset Protector [INSERT PAGE NUMBER]
Death of Participant Under Retirement Asset Protector [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
DESIGNATED FUNDS [INSERT PAGE NUMBER]
BUILD YOUR PORTFOLIO [INSERT PAGE NUMBER]
TAX ISSUES UNDER OPTIONAL LIVING BENEFITS [INSERT PAGE NUMBER]
Tax Issues Under Secured Returns for Life Plus [INSERT PAGE NUMBER]
Tax Issues Under Retirement Income Escalator II [INSERT PAGE NUMBER]
Tax Issues Under Income ON Demand II, Income ON Demand II Escalator, or Income ON Demand II Plus [INSERT PAGE NUMBER]
Tax Issues Under Retirement Asset Protector [INSERT PAGE NUMBER]
DEATH BENEFIT [INSERT PAGE NUMBER]
Amount of Death Benefit [INSERT PAGE NUMBER]
The Basic Death Benefit [INSERT PAGE NUMBER]
Optional Death Benefit Riders [INSERT PAGE NUMBER]
Spousal Continuance [INSERT PAGE NUMBER]
Calculating the Death Benefit [INSERT PAGE NUMBER]
Method of Paying Death Benefit [INSERT PAGE NUMBER]
Non-Qualified Contracts [INSERT PAGE NUMBER]
Selection and Change of Beneficiary [INSERT PAGE NUMBER]
Payment of Death Benefit [INSERT PAGE NUMBER]
THE INCOME PHASE -- ANNUITY PROVISIONS [INSERT PAGE NUMBER]
Selection of Annuitant(s) [INSERT PAGE NUMBER]
Selection of the Annuity Commencement Date [INSERT PAGE NUMBER]
Annuity Options [INSERT PAGE NUMBER]
Selection of Annuity Option [INSERT PAGE NUMBER]
Amount of Annuity Payments [INSERT PAGE NUMBER]
Exchange of Variable Annuity Units [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Annuity Payment Rates [INSERT PAGE NUMBER]
Annuity Options as Method of Payment for Death Benefit [INSERT PAGE NUMBER]
OTHER CONTRACT PROVISIONS [INSERT PAGE NUMBER]
Exercise of Contract Rights [INSERT PAGE NUMBER]
Change of Ownership [INSERT PAGE NUMBER]
Voting of Fund Shares [INSERT PAGE NUMBER]
Reports to Owners [INSERT PAGE NUMBER]
Substitution of Securities [INSERT PAGE NUMBER]
Change in Operation of Variable Account [INSERT PAGE NUMBER]
Splitting Units [INSERT PAGE NUMBER]
Modification [INSERT PAGE NUMBER]
Discontinuance of New Participants [INSERT PAGE NUMBER]
Reservation of Rights [INSERT PAGE NUMBER]
Right to Return [INSERT PAGE NUMBER]
TAX CONSIDERATIONS [INSERT PAGE NUMBER]
U.S. Federal Income Tax Considerations [INSERT PAGE NUMBER]
Puerto Rico Tax Considerations [INSERT PAGE NUMBER]
ADMINISTRATION OF THE CONTRACT [INSERT PAGE NUMBER]
DISTRIBUTION OF THE CONTRACT [INSERT PAGE NUMBER]
AVAILABLE INFORMATION [INSERT PAGE NUMBER]
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE [INSERT PAGE NUMBER]
STATE REGULATION [INSERT PAGE NUMBER]
LEGAL PROCEEDINGS [INSERT PAGE NUMBER]
FINANCIAL STATEMENTS [INSERT PAGE NUMBER]
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION[INSERT PAGE NUMBER]
APPENDIX A - GLOSSARY [INSERT PAGE NUMBER]
APPENDIX B - WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
APPENDIX C - OPTIONAL DEATH BENEFIT EXAMPLES [INSERT PAGE NUMBER]
APPENDIX D - SECURED RETURNS FOR LIFE BENEFIT [INSERT PAGE NUMBER]
APPENDIX E - PREVIOUSLY AVAILABLE INVESTMENT OPTIONS [INSERT PAGE NUMBER]
APPENDIX F - SECURED RETURNS BENEFIT [INSERT PAGE NUMBER]
APPENDIX G - SECURED RETURNS 2 BENEFIT [INSERT PAGE NUMBER]
APPENDIX H - SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES[INSERT PAGE NUMBER]
APPENDIX I - RETIREMENT INCOME ESCALATOR [INSERT PAGE NUMBER]
APPENDIX J - Income ON Demand® Benefit [INSERT PAGE NUMBER]
APPENDIX K - BUILD YOUR PORTFOLIO [INSERT PAGE NUMBER]
APPENDIX L - CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters® Flex Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. However, if you are participating in an optional living benefit other than Secured Returns for Life Plus, you may make Purchase Payments only during your first Account Year.  If you are participating in Secured Returns for Life Plus and have selected the withdrawal benefit, additional Purchase Payments are prohibited only after the fourth Account Year. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among the Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

During the Accumulation Phase, we deduct a mortality and expense risk charge at an annual rate of 1.30% of the average daily value of the Contract invested in the Variable Account. If you purchased your Contract prior to March 5, 2007 and you were age 76 years or older on the Open Date, we deduct a mortality and expense risk charge at an annual rate of 1.50% of the average daily value of the Contract invested in the Variable Account. We also deduct an administrative charge at an annual rate of 0.15% of the average daily value and a distribution fee at an annual rate of 0.20% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for four years.

Currently, you can make 12 free fund transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from an annual rate of 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect an optional living benefit, we will assess a periodic charge at a rate that differs among the optional living benefits. Currently, however, the annual amount of the charge in no case exceeds 1.15% of the highest Account Value (or other benefit base for the optional living benefit in question) during the year.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds.  The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefits

At issue, you may choose to participate in one of six optional living benefits available under your Contract. Each option provides the living benefits guarantee in a different way:

●	Secured Returns for Life Plus offers a choice between a guaranteed minimum accumulation benefit ("GMAB") and a guaranteed minimum withdrawal benefit ("GMWB").

●
Retirement Income Escalator II offers a guaranteed withdrawal benefit with an opportunity for a bonus to be added to your benefit base if you defer taking withdrawals during a specified time period under your Contract.

●
Income ON Demand II offers an income storage benefit that provides guaranteed lifetime withdrawals, and allows you to store the guaranteed lifetime withdrawal payments, rather than requiring you to take the annual payments or lose them.

●	Income ON Demand II Escalator offers all the features of Income ON Demand II. It also allows the opportunity to increase your annual payments at later ages.

●
Income ON Demand II Plus offers all the features of Income ON Demand II.  It also offers an opportunity for a bonus to be added to your benefit base if you defer taking withdrawals in early Account Years.

●	Retirement Asset Protector Rider offers a stand-alone GMAB.

The optional living benefits are available only if you are age 85 or younger on the Open Date. If you purchase an optional living benefit, your investment choices are limited to the Designated Funds. Your optional living benefit terminates if you annuitize or if you transfer any portion of your Account Value to an investment option other than one of the Designated Funds. In addition, a change of ownership may also terminate your living benefit. Under all of the optional living benefits other than Secured Returns for Life Plus, you may make Purchase Payments only during your first Account Year.  Under Secured Returns for Life Plus, additional Purchase Payments are prohibited only after the fourth Account Year and, then, only if you selected the withdrawal benefit. Withdrawals taken in excess of prescribed amounts may adversely affect benefits under all of the riders except Retirement Asset Protector and Secured Returns for Life Plus.  In addition, withdrawals taken prior to prescribed dates may adversely affect benefits under all of the riders except Retirement Asset Protector. All six of the optional living benefits allow you to "step-up" your guaranteed amount on an annual basis, if eligible.  Not all of the optional living benefits are available in all states.

In addition to the currently available optional living benefits listed above, three other optional living benefits were previously available: Secured Returns for Life, Secured Returns, and Secured Returns 2. Although these three optional living benefits are no longer being issued, they are still in force under many Contracts that are already outstanding. Two other optional living benefits – Retirement Income Escalator and Income ON Demand – are still available for a limited period of time as described under “Availability of Optional Living Benefits.” Each of these five optional living benefits are discussed in a separate Appendix at the end of this prospectus:

Appendix D - Secured Returns for Life Benefit
Appendix F - Secured Returns Benefit
Appendix G - Secured Returns 2 Benefit
Appendix I - Retirement Income Escalator
Appendix J - Income ON Demand Benefit

Availability of Optional Living Benefits

Effective October 20, 2008, the following four optional living benefits (each one, a “New Living Benefit”) are available with all Sun Life Financial Masters Flex Contracts issued after the "Date of Availability" as defined below:

Income ON Demand II
Income ON Demand II Escalator
Income ON Demand II Plus
Retirement Income Escalator II

With respect to each of the New Living Benefits, the Date of Availability is the later of October 20, 2008, and the date on which the New Living Benefit is first available for sale through your sales representative in the state of issue and in the state where you reside.  (In no event will the New Living Benefits be available to Contracts issued prior to October 20, 2008.)  To see whether the New Living Benefits are available for sale to you, contact your sales representative or call (800) 752-7215.

With all Contracts issued before the Date of Availability, only the following optional living benefits are available:

Secured Returns for Life Plus
Income ON Demand (IOD)
Retirement Asset Protector
Retirement Income Escalator (RIE )

If you purchased IOD or RIE on or after October 20, 2008, and prior to the Date of Availability, you may elect to exchange your rider for a New Living Benefit.  (For more details about exchanging, see “AVAILABILITY OF OPTIONAL LIVING BENEFITS.”

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity after the Annuity Commencement Date, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment option.

During the Income Phase, the total insurance charges are deducted on a daily basis at an annual rate of 1.65% of your Account Value invested in the Variable Account.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing an optional death benefit rider that is available in your state. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge.  During the first four Account Years, this "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments made. All other Purchase Payments withdrawn will be subject to a withdrawal charge.  After the end of the fourth Account Year, any amount you withdraw is free of withdrawal charges. In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request in good order. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59½ when you take money out, you may be charged a 10% federal tax penalty.

_____________________________

NOTE ABOUT OTHER ANNUITY CONTRACTS THAT WE OFFER: In addition to the Contracts, we currently offer many other forms of annuity contracts with a wide variety of features, benefits and charges. Depending on your circumstances and needs, some of these other contracts may be at a lower cost to you. Not all of the annuity contracts that we offer are available in all jurisdictions or through all of the selling agents who offer the contracts. You should consider with your selling agent what annuity contract or financial product is most consistent with your needs and preferences.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The table below describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of Purchase Payments):		0%

Maximum Withdrawal Charge (as a percentage of Purchase Payments):		8%[1]

Number of Complete Account Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

Maximum Fee Per Transfer (currently $0):		$15

Premium Taxes (as a percentage of Account Value or total Purchase Payments):		0% - 3.5%[2]

The tables below describe the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 50[3]

Variable Account Annual Expenses (as a percentage of net Variable Account assets)4

Mortality and Expense Risks Charge:	1.30%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without optional benefits):	1.65%

Charges for Optional Death Benefit Features

Death Benefits Available[6]	Fee as a % of Account Value
Maximum Anniversary Account Value	0.20%
5% Premium Roll-Up	0.20%
Earnings Enhancement Benefit Premier	0.25%
Earnings Enhancement Benefit Premier with MAV	0.40%
Earnings Enhancement Benefit Premier with 5% Roll-Up	0.40%
Earnings Enhancement Benefit Premier Plus	0.40%

Maximum Annual Charge for an Optional Death Benefit Rider (as a percentage of Account Value):	0.40%

Charges for Optional Living Benefit Features

Living Benefits Currently Available[7]	Maximum Annual Fee[8]
Secured Returns for Life Plus Living Benefit (as a percentage of the highest Account Value during the Account Year):	0.50%
Retirement Income Escalator II Living Benefit (as a percentage of the highest Withdrawal Benefit Base[9] during the Account Year):	1.00%
Income ON Demand II Living Benefit (as a percentage of the highest Fee Base[10] during the Account Year):	0.85%
Income ON Demand II Escalator Living Benefit (as a percentage of the highest Fee Base[10] during the Account Year):	1.00%
Income ON Demand II Plus Living Benefit (as a percentage of the highest Fee Base[10] during the Account Year):	1.15%
Retirement Asset Protector Living Benefit (as a percentage of the highest Retirement Asset Protector Benefit Base[11] during the Account Year):	0.35%

Previously Available Living Benefits[12]	Maximum Annual Fee
Secured Returns Optional Benefit (as a percentage of average daily net assets):	0.40%
Secured Returns for Life or Secured Returns 2 (as a percentage of the highest Account Value during the Account Year):	0.50%[8]
Retirement Income Escalator Living Benefit (as a percentage of the highest Withdrawal Benefit Base[9] during the Account Year):	0.95%[8]
Income ON Demand Living Benefit (as a percentage of the highest Income Benefit Base[13] during the Account Year):	0.85%[8]

Maximum Annual Charge for an Optional Living Benefit (as a percentage of highest Account Value or other fee base during the Account Year):	1.15%

Total Variable Account Annual Expenses (1.65%) plus Maximum Charges for an Optional Death Benefit (0.40%) and an Optional Living Benefit (1.15%) (as a percentage of Account Value):	3.20%[14,15]

The table below shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract.  More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[16]	0.65%	5.26%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after 4 complete account years, all withdrawals taken are free of any withdrawal charges.  (See "Withdrawal Charges.")

[2]
The premium tax rate and base vary by your state of residence and the type of Contract you own. Currently, we deduct premium taxes from Account Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[3]
The Annual Account Fee is waived if 100% of your Account Value has been allocated to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

[4]
All of the Variable Account Annual Expenses, except for the charges for optional living benefits, are assessed as a percentage of average daily net Variable Account assets. The charge for each optional living benefit is assessed on a quarterly basis.

[5]
For Contracts purchased prior to March 5, 2007, the rate of this charge is 1.50% if you were age 76 or older on the Contract's Open Date. In that case, the rate for "Total Variable Account Annual Expenses (without optional benefits)" would be 1.85%.

[6]
The optional death benefit riders are described under "Death Benefit."  These riders are available only if you are younger than age 80 on the Open Date.  The charge varies depending upon the rider selected as shown under "Charges for Optional Benefit Riders."

[7]
You may only elect one optional living benefit. Each optional living benefit, including the charges therefore is described in detail under a separate heading bearing its name.  As discussed under those headings, if, after you acquire one of these optional living benefit s, you elect to increase or renew certain benefits under the optional living benefit, we have the right to increase the rate of the charge to what we are then charging on newly issued optional living benefit s of the same type or to a rate based on then-current market conditions. If your Secured Returns for Life Plus benefit is cancelled, you will continue to pay the charge for the benefit until your 7th Account Anniversary.

[8]
The charges shown are assessed and deducted quarterly based upon the Account Value or other fee base, taken on the last day of each Account Quarter. Your actual charges may be less than the maximum stated above. If your Secured Returns for Life Plus benefit is cancelled, you will continue to pay the charge for the benefit until your 7th Account Anniversary. See "Cost of Secured Returns for Life Plus," "Cost of RIE II," "Cost of IOD II," "Cost of IOD II Escalator ," "Cost of IOD II Plus," "Cost of Retirement Asset Protector," "APPENDIX D - SECURED RETURNS FOR LIFE BENEFIT," "APPENDIX G - SECURED RETURNS 2 BENEFIT," "APPENDIX I - RETIREMENT INCOME ESCALATOR," and "APPENDIX J - Income ON Demand Benefit."

[9]	The Withdrawal Benefit Base initially is equal to your initial Purchase Payment, and it thereafter is subject to certain adjustments. See "OPTIONAL LIVING BENEFIT: RETIREMENT INCOME ESCALATOR II."

[10]
The Fee Base initially is equal to your initial Purchase Payment, and it thereafter is subject to certain adjustments. See "OPTIONAL LIVING BENEFIT: Income ON Demand II," "OPTIONAL LIVING BENEFIT: Income ON Demand II Escalator," and "OPTIONAL LIVING BENEFIT: Income ON Demand II Plus."

[11]
The Retirement Asset Protector Benefit Base initially is equal to your initial Purchase Payment, and it thereafter is subject to certain adjustments. See "OPTIONAL LIVING BENEFIT: RETIREMENT ASSET PROTECTOR."

[12]
Although these optional living benefits are no longer being issued, these previously available optional living benefits are still in force under many outstanding Contracts. For more information on these previously issued optional living benefits, including how the fees are calculated, please see "APPENDIX D - SECURED RETURNS FOR LIFE BENEFIT," "APPENDIX F - SECURED RETURNS BENEFIT," "APPENDIX G - SECURED RETURNS 2 BENEFIT," "APPENDIX I - RETIREMENT INCOME ESCALATOR," and "APPENDIX J - Income ON Demand Benefit." As discussed in Appendix D, Appendix G, Appendix I, and Appendix J, if you elect to increase certain benefits under the Secured Returns for Life, Secured Returns 2, Retirement Income Escalator or Income ON Demand living benefits, we have the right to increase the rate of the charge based on then-current market conditions. Under these outstanding Contracts, you were permitted to select only one optional living benefit.

[13]	The Income Benefit Base initially is equal to your initial Purchase Payment, and it thereafter is subject to certain adjustments.

[14]
This amount assumes that the EEB Premier with MAV or EEB Premier with 5% Roll-Up (0.40%) was selected and the Income ON Demand II Plus Optional Living Benefit with joint-life coverage (1.15%) was also selected (in addition to the 1.05% Mortality and Expense Risk Charge, the 0.15% Administrative Expense Charge, and the 0.15% Distribution Fee).  It also assumes that the living benefit’s initial fee base is equal to the Account Value.  If the fee base changes, the charge for your optional living benefit and your Total Variable Account Annual Expenses would be higher or lower.

[15]
This chart shows your Total Variable Account Expenses before you annuitize your Contract. As stated in "Amount of Annuity Payments," after you annuitize your Contract, your insurance charges will be at an annual rate of 1.65% of average daily net Variable Account assets. This means that, after you annuitize, we will not deduct the Mortality and Expense Risks Charges; nor will we deduct the charges for any optional living or death benefit features.  Instead, the 1.65% insurance charge compensates us for ongoing administrative expenses. It includes the Administrative Expenses Charge and the Distribution Fee.

[16]
The expenses shown, which include any acquired fund fees and expenses, are for the year ended December 31, 2007, and do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of some Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2009. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. If all such contractual or voluntary arrangements are taken into account, the minimum and maximum Total Annual Fund Operating Expenses for all Funds were 0.65% and 1.73%, respectively. However, if only the contractual arrangements were taken into account (but not the voluntary arrangements) were taken into account, these percentages would still have been 0.65% and 1.73%. Expenses are based on estimates for any fund reporting operating results for less than 10 months for the current fiscal year. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS.  WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract combines the features producing the highest maximum charges, including an optional death benefit (EEB Premier with MAV or EEB Premier with 5% Roll-Up) and the most expensive optional living benefit (Income ON Demand II Plus with joint-life coverage). If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,532	$2,991	$3,915	$7,181

(2)	If you annuitize your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$841	$2,434	$3,915	$7,181

(3)	If you do not surrender your Contract:

1 year	3 years	5 years	10 years

$841	$2,434	$3,915	$7,181

The fee table and Example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The Example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the Example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix L.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Participant of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time. In some cases, receipt of requests for financial transactions by the broker-dealer of record will be deemed to be constructive receipt by us.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity contracts that we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time.  At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When we receive your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase. Additional restrictions may apply if you purchased an optional living benefit.

If you are participating in an optional living benefit other than Secured Returns for Life Plus, you may make Purchase Payments only during your first Account Year.  If you are participating in Secured Returns for Life Plus, additional Purchase Payments are prohibited only after the fourth Account Year and, then, only if you selected the withdrawal benefit.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor, which we call the Net Investment Factor, which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus the applicable asset-based charge for certain optional benefit riders.

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under any of the Optional Living Benefit Riders.

We reserve the right to waive these restrictions and exceptions at any time, as discussed under "Short-Term Trading," or to change them. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request, in good order, before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading.  If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Participants and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection.  Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Participants or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Participants. Short-term trading can increase costs for all Participants as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Participants. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Participant or a third party authorized to initiate transfer requests on behalf of Participant(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges (including transfers to and from the Fixed Account) more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g., no overnight, priority or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Participants at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Participant be equal to 100% of that Participant's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Participants to certain risks. The short-term trading could increase costs for all Participants as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Participants may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Participants could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

     Funds' Shareholder Trading Policies

In addition to the restrictions that we impose (as described under "Permitted Transfers" and "Short-Term Trading"), most of the Funds have adopted restrictions or other policies about transfers or other purchases and sales of the Fund's shares. These policies (the "Funds' Shareholder Trading Policies") are intended to protect the Fund from short-term trading or other trading practices that are potentially harmful to the Fund. The Funds' Shareholder Trading Policies may be more restrictive in some respects than the restrictions that we otherwise would impose, and the Funds may modify their Shareholder Trading Policies from time to time.

We are legally obligated to provide (at the Funds' request) information about each amount you cause to be deposited into a Fund (including by way of Purchase Payments and transfers under your Contract) or removed from the Fund (including by way of withdrawals and transfers under your Contract). If a Fund identifies you as having violated the Fund's Shareholder Trading Policies, we are obligated, if the Fund requests, to restrict or prohibit any further deposits or exchanges by you (or a third party acting on your behalf) in respect of that Fund. Any such restriction or prohibition may remain in place indefinitely.

Accordingly, if you do not comply with any Fund's Shareholder Trading Policies, you (or a third party acting on your behalf) may be prohibited from directing any additional amounts into that Fund or directing any transfers or other exchanges involving that Fund. You should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

Funds may differ significantly as to such matters as: (a) the amount, format, and frequency of information that the Funds request from us about transactions that our customers make; and (b) the extent and nature of any limits or restrictions that the Funds request us to impose upon such transactions. As a result of these differences, the costs borne by us and (directly or indirectly) by our customers may be significantly increased. Any such additional costs may outweigh any additional protection that would be provided to our customers, particularly in view of the protections already afforded by the trading restrictions that we impose as described under "Permitted Transfers" and under " Short-Term Trading." Also, if a Fund imposes more strict trading restrictions than are reasonably necessary under the circumstances, you could be deprived of potentially valuable flexibility to make transactions with respect to that Fund.  For these and other reasons, we may disagree with the timing or substance of a Fund's requests for information from us or with any transaction limits or restrictions that the Fund requests us to impose upon our customers.  If any such disagreement with respect to a Fund cannot be satisfactorily resolved, the Fund might be restricted or, subject to obtaining any required regulatory approval, replaced as a variable investment option.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following Optional Programs free of charge.  Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any allocation of a new Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum investment limit.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods pursuant to the dollar-cost averaging program.

     Asset Allocation

One or more asset allocation models may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

One asset allocation program consists of one or more asset allocation models that we may make available from time to time.  You may participate in no more than one such model at a time.  Each such asset allocation model represents a combination of Sub-Accounts with a different level of risk. Any asset allocation models, as well as the terms and conditions of this asset allocation program, are fully described in a separate brochure. We may add or delete such models in the future.

Our asset allocation models are "static." That is to say, if you elect an asset allocation model, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, the models we are offering to new Contract purchasers will be reviewed annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, new models may be substituted for any existing models offered to new Contract purchasers. If so, any new models will only be offered to Contracts opened on or after the date the new model goes into effect or to Participants who elect an asset allocation model on or after that date. Participants of any existing asset allocation model will remain in that existing model and we will continue to rebalance their percentage allocations among the Sub-Accounts in that existing model.  However, such Participants may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether any model you have selected is still appropriate for you.

Another asset allocation program that we offer involves your investment in a "Fund of Funds" structure, which permits you to invest in Funds that focus on the differing asset classes.  Three Variable Sub-Accounts, SC Ibbotson Moderate Sub-Account, SC Ibbotson Balanced Sub-Account, and SC Ibbotson Growth Sub-Account, invest in three differing Fund of Funds investment options.  The Fund of Funds differ in their allocations to asset classes that reflect differing risk characteristics of the Funds in which they invest, ranging from moderate conservative to moderate aggressive. This means the adviser of each Fund of Funds seeks to achieve its objective by investing in a portfolio of Funds which in turn invest in a variety of U.S. and foreign equity, fixed income and money market securities. The expenses of a Fund of Funds may be higher than a regular fund because of this two-tier structure. The investment objectives of the SC Ibbotson Moderate Fund, SC Ibbotson Balanced Fund, and SC Ibbotson Growth Fund are described in each Fund’s prospectus.  Please contact your financial advisor for additional detail regarding asset allocation and these three Variable Sub-Accounts.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will process them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000. Limits on your systematic withdrawal may apply if you purchased an optional living benefit rider.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

No transfers to or from any Guarantee Period are permitted while this program is in effect.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment, less the amount of any Contract charges that have been deducted from the Fixed Account. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

     Travel Assistance Program

This program may provide some or all of the following services, provided by a third party we designate, when the person covered is 100 miles or more away from home:

●	Referral to an English-speaking doctor or hospital for medical consultation and evaluation
●	Hospital admission guarantee, assuming the covered person has applicable health coverage
●	Emergency evacuation, if necessary
●	Critical care monitoring of attending doctor/hospital
●	Medically supervised repatriation, if the person covered requires assistance returning home after hospitalization
●	Assistance in filling prescriptions, if required
●	Receipt and transmission of necessary emergency messages
●	Telephone counseling and referrals if the person covered experiences emotional trauma
●	Transportation to join a covered person who was traveling alone and will be hospitalized more than seven days
●	Transportation home for minor children left unattended by the covered person’s illness or injury
●	Legal and interpreter referrals
●	Return of mortal remains

The “person covered” is:

●	The Owner as identified in the Contract, if the Contract is owned by one or more individuals; or
●	The Annuitant as identified in the Contract, if the Contract is owned by a non-natural entity.

There is no charge for this program, and you are automatically enrolled in the program if your Contract is eligible for the program and you do not instruct us otherwise. Your Contract is eligible for the program if its Open Date is on or after October 20, 2008, and the program has been approved in your state and by the firm through whom you purchased your Contract. The program will terminate when your Contract terminates, you change ownership of your Contract, or you instruct us to cancel your participation in the program.

Ask your sales representative for the brochure that provides additional detail about the Travel Assistance Program.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with your Account Value at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract, except as may be otherwise provided under the terms of any optional living benefit rider that you have elected.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will pay you the amount specified in your request adjusted by any applicable charges and/or MVA and then reduce the value of your Account by the gross amount of the withdrawal.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request. If you have elected "Build Your Portfolio," withdrawals out of your portfolio model will be taken pro-rata from each of your selected Funds.

Withdrawals may significantly reduce any death benefit and/or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit by an amount that is greater than the amount of the withdrawal, depending on the circumstances. Accordingly, you should refer to the more detailed discussions of the optional living benefit and optional death benefit riders that appear elsewhere in this Prospectus (and in the Appendices hereto) for information about the effects that withdrawals will have on those benefits.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, in good order, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge primarily to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

The "free withdrawal amount" is equal to 10% of the amount of all Purchase Payments you have made. After the fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.

The "free withdrawal amount" that you do not use in an Account Year is not cumulative. In other words, it will not be carried forward or available for use in future Account Years.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all Payments not previously withdrawn, is subject to the withdrawal charge.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the amount you withdraw by a percentage. As set forth below, the percentage decreases according to the number of complete Account Years since your Issue Date. After your fourth Account Anniversary, any amount you withdraw is free of withdrawal charges.  The Withdrawal Charge Scale is as follows:

Number of Account Years Payment Has Been In Your Account	Withdrawal Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:

●	at least one year has passed since your Issue Date;

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods is equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

(1 + I	)	N/12	- 1
1 + J + b

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Depending on the amount of expenses that we incur, we expect that we may earn a profit from these charges. If so, we may use the profit for any proper corporate purpose, including paying any other expenses in connection with the Contracts or adding to our corporate surplus.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.30% of your average daily Variable Account Value. If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings that we expect on larger-sized Contracts.) We assume numerous mortality and expense risks under the Contracts. These risks include, but are not limited to, (1) the risk that arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live; (2) the risk that arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date, including in cases where the death benefit is greater than a Contract's Account Value; (3) the risk that our cost of providing benefits according to the terms of any optional death benefit riders and any optional living benefit riders will exceed the amount of the charges we deduct for those riders; and (4) the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover our costs resulting from these and other mortality and expense risks, we will bear the loss. If, as we expect, the amount of the charge is more than sufficient to cover such costs, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract. In setting the rate of this charge, we not only consider our expected mortality and expense risks, but also our objective to earn a profit from the Contracts, after all of the costs, expenses, credits, and benefits we expect to pay in connection with the Contracts.

For Contracts purchased prior to March 5, 2007, the rate of the mortality and expense risk charge is 1.50% (rather than 1.30%), if you were age 76 or older on the Contract's Open Date. Also, during the Income Phase of a Contract, the total insurance charges are at an annual rate of 1.65% of the average daily net value of the Contract invested in the Variable Account, regardless of your age on the Open Date.

Charges for Optional Benefits

You may only elect one of the currently available optional living benefits. If you elect an optional living benefit, we will deduct a charge from your Account Value on the last valuation day of each Account Quarter during the Accumulation Phase. The maximum amount of the charge depends upon the benefit you elect as shown in the following chart. (The chart shows the charges for the forms of optional living benefits that are currently being offered. For more information about these charges, as well as the charges for forms of optional living benefits that are no longer being offered but remain in force under currently outstanding Contracts, please see "FEES AND EXPENSES.")

Living Benefit Currently Available	Maximum Charge per Account Year

Secured Returns for Life Plus	0.50% of highest Account Value during Account Year[1]
Retirement Income Escalator II	1.00% of the highest Withdrawal Benefit Base during the Account Year[2]
Income ON Demand II	0.85% of highest Fee Base during Account Year[3]
Income ON Demand II Escalator	1.00% of highest Fee Base during Account Year[3]
Income ON Demand II Plus	1.15% of highest Fee Base during Account Year[3]
Retirement Asset Protector	0.35% of highest Retirement Asset Protector Benefit Base during Account Year[4]

[1] If your Secured Returns for Life Plus benefit is cancelled, you will continue to pay the charge for the benefit until your 7th Account Anniversary.

[2] The Withdrawal Benefit Base is initially equal to your initial Purchase Payment, and thereafter is subject to certain adjustments.

[3] The Fee Base is initially equal to your initial Purchase Payment, and thereafter is subject to certain adjustments.

[4] The Retirement Asset Protector Benefit Base is initially equal to your initial Purchase Payment, and thereafter is subject to certain adjustments.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge based on your average daily Variable Account Value depending upon which of the optional death benefit rider(s) you elect. The effective annual percentage rates of these charges are set out below.

Rider(s) You Elect*	% of Variable Account Value
Maximum Anniversary Account Value	0.20%
5% Premium Roll-Up	0.20%
Earnings Enhancement Benefit Premier	0.25%
Earnings Enhancement Benefit Premier with MAV	0.40%
Earnings Enhancement Benefit Premier with 5% Roll-Up	0.40%
Earnings Enhancement Benefit Premier Plus	0.40%
                         * As defined under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Participants. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

AVAILABILITY OF OPTIONAL LIVING BENEFITS

A number of optional living benefits are offered under your Contract.  You may elect to participate in any one of these living benefits provided that it is available for sale through your sales representative in the state of issue and in the state where you reside. The following four optional living benefits (each one, a “New Living Benefit”) are available only on Contracts issued after the "Date of Availability" as defined below:

Income ON Demand II (IOD II)
Income ON Demand II Escalator (IOD II Escalator)
Income ON Demand II Plus (IOD II Plus)
Retirement Income Escalator II (RIE II)

With respect to each of the New Living Benefits, the Date of Availability is the later of October 20, 2008, and the date on which the New Living Benefit is first available for sale through your sales representative in the state of issue and in the state where you reside.  (In no event will the New Living Benefits be available to Contracts issued prior to October 20, 2008.)  With all Contracts issued before the Date of Availability, only the following optional living benefits are available:

Secured Returns for Life Plus
Income ON Demand (IOD)
Retirement Asset Protector
Retirement Income Escalator (RIE )

To see whether the New Living Benefits are available for sale to you, contact your sales representative or call (800) 752-7215.

If you purchased either IOD or RIE (each one, a “Current Living Benefit”) on or after October 20, 2008, and prior to the Date of Availability, have taken no withdrawals, and have not reached your first Contract anniversary, then you may elect to exchange your Current Living Benefit for a New Living Benefit as follows:

Contracts with	may elect
IOD	IOD II, IOD II Escalator, or IOD II Plus
RIE	RIE II

You may consider exchanging your Current Living Benefit for a New Living Benefit if you want to  (1) participate in quarterly step-ups, (2) get higher amounts depending upon your age, or (3) receive a bonus if you defer withdrawals.  All of these benefits are described in greater detail in the following sections.

Income ON Demand allows you to withdraw guaranteed amounts each year for life and, beginning at age 55, to store any amounts not withdrawn in a given Account Year.  The three new Income ON Demand II products build on these same basic benefits.  Income ON Demand II allows you, beginning at age 50, to store any amounts not withdrawn in a given Account Year, and adds a quarterly step-up option.  Income ON Demand II Escalator allows you, beginning at age 50, to store any amounts not withdrawn in a given Account Year, adds a quarterly step-up option and allows you to take higher annual withdrawal amounts at later ages.  Income ON Demand II Plus adds a quarterly step-up option and allows you to increase your benefit base by 7% each year you defer taking withdrawals.

Retirement Income Escalator allows you to withdraw guaranteed amounts each year for life and to increase your benefit base by 7% each year you defer taking withdrawals.  Retirement Income Escalator II offers these same basic benefits.  In addition, it adds a quarterly step-up option and it allows you to take higher annual withdrawal amounts at later ages if eligible upon step-up.

Caution: If you purchase a Contract before the Date of Availability, there is no assurance that the New Living Benefits will become available through your sales representative in your state, and you therefore may never be able to change from a Current Living Benefit.

If you decide to exchange your Current Living Benefit for a New Living Benefit, you must notify us in writing of your decision within 60 days of the Date of Availability.

After you exchange your Current Living Benefit, the following terms and conditions will apply to the New Living Benefit:

●
If you originally elected IOD, your Annual Income Amount, Stored Income Balance and Income Benefit Base will not decrease in value when you elect a New Living Benefit, even if your Account Value has been reduced by poor investment performance. (There are conditions under which the Annual Income Amount might result in higher values, depending upon the age of the Participant.  See the “Determining your Annual Income Amount” under each of the IOD II riders.)

●
If you originally elected RIE, your Annual Withdrawal Amount, Lifetime Withdrawal Percentage, Withdrawal Benefit Base, and Bonus Base will not decrease when you elect RIE II, even if your Account Value has been reduced by poor investment performance.

●	All benefits provided under the New Living Benefit will be based on the Contract’s Issue Date.

●	Your Account Value will not be adjusted for fees and charges already taken.

●
Fees for the New Living Benefit may be higher, and will commence at the end of the Account Quarter in which the change occurs, and will apply, without proration, for the whole of that quarter, regardless of how long in that quarter you held the Current Living Benefit.

●
Your coverage, single-life or joint-life, will remain the same as it was on the Current Living Benefit. All coverage requirements, including ages and marital status, will be based on the Contract’s Issue Date.

●	In calculating the highest quarterly Account Value for step-ups under a New Living Benefit, we will not consider the Account Value for any Account Quarter prior to that in which the change occurs.

●	You will lose your tenth-year credit available under IOD if you exchange for IOD II, IOD II Escalator or IOD II Plus.

●
If you change from IOD to IOD II Plus, and you are in the IOD storage period, you will begin in your IOD II Plus Bonus Period and your available Stored Income Balance will be determined at the beginning of your Stored Income Period.  Because you are in the Bonus Period, your Stored Income Balance no longer applies and will be later determined at the beginning of the Stored Income Period.

Before you make a decision to change your Current Living Benefit, you should carefully read the disclosure in this prospectus describing the New Living Benefits.

SUMMARY OF GUARANTEED MINIMUM WITHDRAWAL BENEFITS

Five of the optional living benefits available under the Contracts provide a GMWB (guaranteed minimum withdrawal benefit) feature.  (That is to say, each of these benefits allows you to withdraw a guaranteed amount each year regardless of the investment performance of the funds in your Account.)  The following chart provides an overview of the withdrawal benefits available under each of the options.  For a complete description of each benefit, including all requirements and restrictions, you must read the disclosure under the next five sections of this prospectus.

LIVING BENEFIT	KEY FEATURES	WITHDRAWAL FEATURES
Secured Returns for Life Plus
You can
• Enroll in a GMAB (guaranteed minimum accumulation benefit)
• Switch to a GMWB anytime before the GMAB matures
• Choose between two GMWB options:
• Withdraw guaranteed amounts each year for life
• Withdraw your principal over time

Percentage of benefit base available for withdrawal annually: • 4% if age 59-64 at first withdrawal or step-up • 5% if age 65 or older at first withdrawal or step-up
Retirement Income Escalator II	You can: • Withdraw guaranteed amounts each year for life • Increase your benefit base by 7% each year you defer taking withdrawals
Percentage of benefit base available for withdrawal annually:
• 5% if age 59-69 at first withdrawal
• 6% if age 70-79 at first withdrawal or when step-up occurs
• 7% if age 80 or older at first withdrawal or when step-up occurs

Income ON Demand II	You can: • Withdraw guaranteed amounts each year for life • Store any amounts not withdrawn in a given Account Year, beginning at age 50	• 5% of benefit base available for withdrawal annually, beginning at age 59 • Can increase annual withdrawal amounts by converting stored income (one time only)
Income ON Demand II Escalator	You can: • Withdraw guaranteed amounts each year for life • Store any amounts not withdrawn in a given Account Year, beginning at age 50 • Take higher annual withdrawal amounts at later ages
• Percentage of benefit base available for withdrawal annually:
• 5% if age 59-69
• 6% if age 70-79 when storage begins or step-up occurs
• 7% if age 80 or older when storage begins or step-up occurs
• Can increase annual withdrawal amounts by converting stored income (one time only)

Income ON Demand II Plus
You can:
• Withdraw guaranteed amounts each year for life
• Store any amounts not withdrawn in a given Account Year, beginning at age 50
• Increase your benefit base by 7% each year you defer taking withdrawals

• 5% of benefit base available for withdrawal annually, beginning at age 59 • Can increase annual withdrawal amounts by converting stored income (one time only)

OPTIONAL LIVING BENEFIT: SECURED RETURNS FOR LIFE PLUSSM

At issue, you may elect to participate in an optional living benefit: Secured Returns for Life Plus ("Secured Returns for Life Plus" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. (You should note that the Benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your Benefit.) You may elect the Benefit on or before the Issue Date, provided:

●	the benefit is available for sale both in the state where the Contract is sold and in the state where the Participant resides;

●	you limit the allocation of your Purchase Payments and Account Value to one of the investment options, known as Designated Funds that we make available with each living benefit;

●	the oldest Participant has not attained age 86 on the Open Date;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit available under your Contract.

You have the option of choosing between two different payment options under Secured Returns for Life Plus: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail, below, under captions containing those names.

We use the following definitions to describe how Secured Returns for Life Plus works:

AB Plan Maturity Date:
The date when the AB Plan matures.  If you are younger than 85 on the Issue Date, your AB Plan Maturity Date is the later of your 10th Account Anniversary or 10 years from the date of your last step-up. (See "Step-Up.") If you are 85 on the Issue Date, your AB Plan Maturity Date is your maximum Annuity Commencement Date.

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

Plus 5 Period:	The period of time equal in length to the first 10 Account Years; or, if less than 10 years, the period of time up to the Account Year in which the oldest Participant attains age 80.

Bonus Base:
An amount that is equal to the initial Purchase Payment on the date the Contract is issued, and later is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals made during the Plus 5 Period.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the RGLB amount on the date you elect the WB Plan.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
The minimum amount guaranteed if you elected the WB Plan. The RGLB amount equals the GLB amount plus any accrued bonus amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the WB Plan election date, if you are age 60 or older on said date. A value equal to the RGLB amount on the Account Anniversary on or immediately following your 59th birthday, if you are less than age 60 on the WB Plan election date. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Participant on the date of the first withdrawal under the WB Plan or most recent Step-Up Date. If your Contract is co-owned, the age of the oldest Participant will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

You and Your:
Under this optional living benefit rider, the terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant as described under "Death of Participant Under the AB Plan" and "Death of Participant Under the WB Plan." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

We also use the following acronyms when discussing the features of Secured Returns for Life Plus:

WB Plan	Guaranteed Minimum Withdrawal Benefit Plan

AB Plan	Guaranteed Minimum Accumulation Benefit Plan

GLB Amount	Guaranteed Living Benefit Amount

RGLB Amount	Remaining Guaranteed Living Benefit Amount

Maximum WB Amount	Maximum Guaranteed Minimum Withdrawal Benefit Amount

Maximum WB for Life Amount	Maximum Guaranteed Minimum Withdrawal Benefit for Life Amount

Secured Returns for Life Plus may not be appropriate for all investors. Before purchasing Secured Returns for Life Plus, you should carefully consider the following:

Secured Returns for Life Plus may be appropriate for investors who:

●	want to protect their initial Purchase Payment from market declines (subsequent purchase payments may not be fully protected).
●	want the option of receiving a steady stream of income for life beginning on your first Account Anniversary after your 59th birthday.
●	are not prepared to decide at issue between participation in the AB Plan and participation in the WB Plan.

Secured Returns for Life Plus may be inappropriate for investors who:

●	want multiple owners.
●	want to invest in funds other than a Designated Fund.
●	want to withdraw more than a fixed amount each year.

You may combine your Secured Returns for Life Plus Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life Plus and any elected optional death benefit rider automatically terminate.

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

In addition, Secured Returns for Life Plus includes a bonus feature (called the "Plus 5 Program") that may increase the guaranteed amount under the WB Plan provided no withdrawals are taken during an Account Year. These bonuses will not increase your guaranteed amount under the AB Plan. We will, however, keep track of any bonuses while you are in the AB Plan and apply them to the WB Plan, if and when you transfer into the WB Plan.  The bonuses under the Plus 5 Program are discussed further under "Plus 5 Program."

If you elect Secured Returns for Life Plus, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefits under the WB Plan, provided that you make the election prior to the earliest of the date your AB Plan matures, the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), and the date you annuitize. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

To participate in Secured Returns for Life Plus, all of your Account Value must be invested in a Designated Fund at all times during the term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled "Designated Funds."

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated to the Designated Fund in which you are invested at that time.

Your GLB amount and your Bonus Base are equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Account Anniversary will be reduced depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage added to the GLB amount and to the Bonus Base
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Plus Benefit. In particular, Purchase Payments made after the second Account Year may significantly reduce the value of this Benefit to you.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life Plus. (See "Refund of Secured Returns for Life Plus Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see "Appendix H - Secured Returns for Life Plus Benefit Examples."

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Account Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Account Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described under "Withdrawals Under Secured Returns for Life Plus."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your Maximum WB for Life Amount every Account Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Account Year after your first Account Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Account Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed under "Withdrawals Under Secured Returns for Life Plus."

Your Guaranteed Living Benefit Base is also set equal to the RGLB amount on the date you elect to participate in the Guaranteed Minimum Withdrawal Benefit Plan. Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan" plus any accrued bonuses. This value is used to determine your Maximum WB for Life Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Account Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount
65 or older	5% of the Lifetime Income Base
64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Account Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under Secured Returns for Life Plus.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawal under the WB Plan as shown in the above chart or your most recent "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Account Anniversary, you may not make any additional Purchase Payments unless your Benefit under the rider has been cancelled, terminated, or revoked. After the fourth Account Anniversary, any Purchase Payments submitted by a Participant while participating in the WB Plan will be treated as "Not in Good Order" and returned to the Participant, unless the Participant instructs us to terminate his participation in the rider.

For examples of how we calculate benefits under the WB Plan, see "Appendix H - Secured Returns for Life Plus Benefit Examples."

     Plus 5 Program

The Plus 5 Program gives you the opportunity to increase your Secured Returns for Life Plus Benefit if you defer taking withdrawals. That is to say, if you have selected the Benefit and you do not take any withdrawals in the early Account Years, you will be able to take larger withdrawals in the later Account Years. Under Secured Returns for Life Plus, the Plus 5 Program is automatically available to you during your first 10 Account Years (the "Plus 5 Period"). However, if you are 70 or older on the Issue Date, the Plus 5 Period ends on your 80th birthday. Under the Plus 5 Program, if you do not take any withdrawals during any one or more Account Years, we will automatically calculate a bonus based upon your initial Purchase Payment (the "Bonus Base") and adjusted for additional Purchase Payments, step-ups, and partial withdrawals. Although we calculate the amount of your bonus each year regardless of whether you are participating in the AB Plan or the WB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan, as follows:

●
Assume you are participating in the AB Plan. Under this Plan, you only have the potential for increasing the amount of your withdrawals in later Account Years. For each year you do not take a withdrawal during the Plus 5 Period, we will calculate a bonus equal to 5% of your Bonus Base and add it to an existing accrued bonus amount. The bonuses you earn will accumulate but will not increase your Account Value, your GLB amount, or any guarantee payments you receive under the AB Plan. If you choose to switch to the WB Plan, that potential for larger withdrawals will be realized. When you switch to the WB Plan, we will set your RGLB amount to equal your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan.

●
Assume you are participating in the WB Plan. Under this Plan, the potential for larger withdrawals will be realized. Each year you do not take a withdrawal during the Plus 5 Period, we will not only calculate a bonus equal to 5% of your Bonus Base, but we will add that bonus to your RGLB amount on your Account Anniversary (prior to calculating your new GLB Base or Lifetime Income Base).  In this way, your withdrawals under the WB Plan will be larger in the later years than they would have been without the Plus 5 Program. Each time we add a bonus to the RGLB amount, we will also recalculate your GLB Base and Lifetime Income Base as described below.

After the addition of any bonus, your new GLB Base will be the greater of:

●	your GLB Base prior to the addition of the amount of any bonus, and

●	your RGLB amount after the addition of any applicable bonus.

If your age is within our age limitations, we will calculate a new Lifetime Income Base. Your new Lifetime Income Base will be equal to the greater of:

●	your Lifetime Income Base prior to the addition of the bonus amount, and

●	the lesser of:

●	your RGLB amount after the addition of the bonus amount, and

●	your previous Lifetime Income Base plus the addition of any bonus amount.

While you are participating in the AB Plan during the Plus 5 Period, any bonuses that apply to your Contract will only accumulate and will not increase your GLB amount or any guarantee payments you receive under the AB Plan. However, for each Account Year that you do not take a withdrawal during the Plus 5 Period, the bonus will be calculated and added to the existing accrued bonus amount. Before taking a withdrawal during the Plus 5 Period, you should carefully consider the negative effect this will have on your Plus 5 bonuses.

When and if you elect to participate in the WB Plan, your RGLB amount is set equal to your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan. Your accrued bonus amount will then be set at zero. Any future bonus amounts, if applicable, while you are participating in the WB Plan, will be added each year, as described above.

Bonuses under the Plus 5 Program do not increase your Account Value; you can benefit from any such bonus only if you choose the WB Plan.

Cost of Secured Returns for Life Plus

Unlike other Contract charges, the charge for Secured Returns for Life Plus will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. The charge per year for Secured Returns for Life Plus is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.125%. (See "Appendix H - Secured Returns for Life Plus Benefit Examples.") The specific amount of the quarterly charge will be reflected on your quarterly account statement. The maximum charge you can pay for Secured Returns for Life Plus in any one Account Year is equal to 0.50% of the highest Account Value at any point in that Account Year.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life Plus:

●	your Benefit matures;

●	your Benefit is revoked (see "Revocation of Secured Returns for Life Plus"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Fund, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of Secured Returns for Life Plus.")

Withdrawals Under Secured Returns for Life Plus

All withdrawals under Secured Returns for Life Plus are subject to withdrawal charges if they are in excess of your annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus may reduce the value of your Benefit under the rider. Such withdrawals affect your Benefit differently depending upon whether you are participating in the AB Plan or the WB Plan. In either case, however, a withdrawal may reduce the value of the Benefit by an amount greater than the amount of the withdrawal.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your Benefit under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your Benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

You should be aware that, if your Account Value is less than the amount of your Benefit at the time a withdrawal is taken, your GLB amount will be reduced by an amount equal to or more than the amount withdrawn.  Thus, withdrawals taken in a down market could severely reduce your benefits under Secured Returns for Life Plus.

We will also proportionally reduce your Bonus Base and any accrued bonuses using a similar calculation. (See "Appendix H - Secured Returns for Life Plus Benefit Examples.") However, as discussed in detail under "Plus 5 Program," even though the Bonus Base and accrued bonuses are calculated while you are in the AB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced by the amount of the withdrawal, but your Maximum WB Amount will remain unchanged.  In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Account Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. You should be aware that, if you withdraw more than your Maximum WB Amount at time when your Account Value is less than the amount of your Benefit, your RGLB amount will be reduced by an amount equal to or more than the excess amount withdrawn.  Thus, withdrawals taken in a down market could severely reduce your benefits under Secured Returns for Life Plus.

Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced by the amount of the withdrawal, and

●	your Account Value after the withdrawal.

Your new GLB Base will be the lesser of:

●	your previous GLB Base reduced by the amount of the withdrawal in excess of the Maximum WB Amount, and

●	your Account Value after the withdrawal.

Your new Bonus Base will be the lesser of:

●	your previous Bonus Base reduced by the amount of the withdrawal in excess of the Maximum WB Amount, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of your new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your Benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year.  Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced by the amount of such withdrawals, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive, subject to the other terms and conditions described herein.

If, however, in any one Account Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced by the amount of the withdrawal in excess of the Maximum WB for Life Amount, and

●	the Account Value after the withdrawal.

Your new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the most recent "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Most Recent Step-Up Date	New Maximum WB for Life Amount
65 or older	5% of the new Lifetime Income Base
64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Account Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

●	A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Plus Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until you die. In that case, after your death, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2)	You (or your beneficiary if you have died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see "Appendix H - Secured Returns for Life Plus Benefit Examples."

Annuitization Under the WB Plan

Under the WB Plan, if your Account Value is greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date you may elect to:

●	annuitize the Contract as described under "THE INCOME PHASE - ANNUITY PROVISIONS";

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until a Participant dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the death benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we may automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain. Note that the maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday.  See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS.”

Cancellation of Secured Returns for Life Plus

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life Plus benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life Plus benefits will be cancelled.

A change of ownership of the Contract may also cancel Secured Returns for Life Plus.

Once Secured Returns for Life Plus has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for Secured Returns for Life Plus until your 7th Account Anniversary.

Revocation of Secured Returns for Life Plus

Anytime after your 7th Account Anniversary, you may revoke Secured Returns for Life Plus. Once revoked, Secured Returns for Life Plus may not be reinstated. After Secured Returns for Life Plus has been revoked, all benefits and charges will end.

Step-Up

On or after your first Account Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your first Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the first or any subsequent Account Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount and Bonus Base to an amount equal to your Account Value on the Step-Up Date, if eligible. If you elect to step-up, at least one full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your Bonus Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date, if eligible. If you elect to step-up, at least one full year from the Step-Up Date must pass before you can elect another step-up.  You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and greater than the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the above $5,000,000 limits, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefits under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Plus charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefits under the AB Plan will change. After you make a step-up election, your benefits under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See "Appendix H - Secured Returns for Life Plus Benefit Examples.") Accrued bonus amounts after step-up under the AB Plan will be equal to the greater of:

●	the accrued bonus amount before step-up less the difference between the GLB amount after and before step-up, and

●	zero.

Thus, a step-up while the AB Plan is in effect will cause a reduction in the amount of any accrued bonuses.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life Plus fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth under "Cost of Secured Returns for Life Plus." If we are no longer issuing new Contracts with the Secured Returns for Life Plus Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step-up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See "Appendix H - Secured Returns for Life Plus Benefit Examples.")

If your Benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See "Appendix H - Secured Returns for Life Plus Benefit Examples.")

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, any subsequent Purchase Payment will increase, by the full amount of the payment, the RGLB amount, the GLB Base, the Bonus Base, and the Lifetime Income Base, if applicable. After your fourth Account Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount and the Bonus Base under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon the "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2010, and elected to step-up your Contract on October 1, 2015. Under the AB Plan that you have elected, your Benefit matures on October 1, 2025. For any subsequent Purchase Payments you make into this Contract, your GLB amount and your Bonus Base would increase by the following percentages of such Purchase Payments:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount and the Bonus Base
1	10/02/15 – 10/01/16	100%
2	10/02/16 – 10/01/17	100%
3	10/02/17 – 10/01/18	85%
4	10/02/18 – 10/01/19	85%
5	10/02/19 – 10/01/20	85%
6	10/02/20 – 10/01/21	70%
7	10/02/21 – 10/01/22	70%
8	10/02/22 – 10/01/23	70%
9	10/02/23 – 10/01/24	60%
10	10/02/24 – 10/01/25	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2020 would be guaranteed, whereas 85% of a subsequent Purchase Payment made on October 1, 2020 would be guaranteed. It may be to your disadvantage to make any such Purchase Payments that increase the GLB amount by less that 100% of the payment.

Renewal of Secured Returns for Life Plus

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life Plus, provided that we are still offering the Benefit to new Participants. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Participants at that time. If renewal in Secured Returns for Life Plus is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under Secured Returns for Life Plus will be discontinued. We reserve the right to stop offering Secured Returns for Life Plus to new Participants. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life Plus.

Refund of Secured Returns for Life Plus Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life Plus ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated to the Designated Fund in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life Plus charges will be made if you change from the AB Plan to the WB Plan.

Death of Participant Under the AB Plan

If any Participant dies while participating in the AB Plan, all benefits and charges under Secured Returns for Life Plus will automatically terminate when we receive Due Proof of Death, unless the surviving spouse is the sole Beneficiary and elects to continue the Contract. In that case, the surviving spouse has three options under the Contract.

(1)
The spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
The surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
The surviving spouse can elect to participate in a new Secured Returns for Life Plus rider on the original Contract (assuming that the rider is available to new Participants at the time of election and the surviving spouse meets certain eligibility requirements) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount and the Bonus Base will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Account Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan election.

If the Contract is not continued by the surviving spouse following a Participant’s death while participating in the AB Plan, the Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Death of Participant Under the WB Plan

If any Participant dies while participating in the WB Plan, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If the surviving spouse is the sole Beneficiary and elects to continue the Contract, the spouse has two additional options under the Contract:

(1)
The surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to the spouse. All other benefits under the WB Plan will continue, for the surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
The surviving spouse can elect to participate in a new Secured Returns for Life Plus benefit on the original contract (subject to the terms and conditions described under "Death of Participant Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as Secured Returns for Life Plus. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT: RETIREMENT INCOME ESCALATORSM II

You may elect to participate in an optional living benefit rider known as Retirement Income Escalator II (“RIE II”). RIE II provides an annual income guarantee for life.  Your income amount will not decrease, provided that your withdrawals do not exceed the guaranteed amount in any year.  In general, the longer you wait for your first withdrawal under RIE II, the larger the guaranteed Annual Withdrawal Amount.  You may elect RIE II on or before your Issue Date. To describe how RIE II works, we use the following definitions:

Annual Withdrawal Amount:
The total guaranteed amount available for withdrawal each Account Year during your life, provided that you comply with certain conditions.  The Annual Withdrawal Amount is equal to your current Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. (You should be aware that certain actions you take could significantly reduce the amount of your Annual Withdrawal Amount.)

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

Early Withdrawal:	Any withdrawal taken prior to your RIE II Coverage Date.

Excess Withdrawal:	Any withdrawal taken after your RIE II Coverage Date that exceeds your Annual Withdrawal Amount (or your Required Minimum Distribution Amount, if greater).

Lifetime Withdrawal Percentage:	The percentage used to calculate your Annual Withdrawal Amount.

RIE II Bonus Base:
The amount on which bonuses are calculated.  The RIE II Bonus Base is equal to the sum of your Purchase Payments, increased by any “step-ups” (described below) and reduced proportionately by any withdrawal taken prior to your RIE II Coverage Date or any Excess Withdrawals (see “Excess Withdrawals” under “Withdrawals Under RIE II”).

RIE II Bonus Period:
A ten-year period commencing on the Issue Date and ending on your tenth Account Anniversary. If you “step up” RIE II (described below) during the RIE II Bonus Period, the RIE II Bonus Period is extended to ten years from the date of the step-up.

RIE II Coverage Date:	Your Issue Date if you are at least age 59 at issue; otherwise, the first Account Anniversary after you attain age 59.

Withdrawal Benefit Base:	The amount used to calculate (1) your Annual Withdrawal Amount and (2) your cost for RIE II.

You and Your:
The terms "you" and "your" refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under "Death of Participant Under RIE II with Single-Life Coverage" and “Death of Participant Under RIE II with Joint-Life Coverage.” In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

RIE II may not be appropriate for all investors. Before purchasing RIE II, you should carefully consider the following:

RIE II may be appropriate for you if you are an investor who:

●	wants an opportunity for annual income to increase as you grow older.
●	wants a guaranteed stream of income for life without annuitizing, beginning on or after your RIE II Coverage Date.
●	wants the option of joint-life coverage.
●	can defer withdrawals during your early Account Years to increase your benefit in later years.

RIE II may be inappropriate for you if you are an investor who:

●	anticipates the need for Excess Withdrawals or Early Withdrawals.
●	wants to invest in funds other than a Designated Fund.

RIE II is inappropriate if you are an investor who:
●	is actively invested in contributory plans, because RIE II prohibits any Purchase Payments after the first Account Anniversary.

You may combine RIE II with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, RIE II and any elected optional death benefit rider automatically terminate.

You may elect to participate in RIE II, provided that:

●	the rider is available for sale both in the state where the Contract is sold and in the state where you reside;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application (in the case of a non-natural Participant, the oldest Annuitant has not attained age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the Designated Funds that we make available with RIE II;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

RIE II allows you to withdraw a guaranteed amount of money each year, beginning on your RIE II Coverage Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected). Your right to take withdrawals under RIE II continues regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. After your RIE II Coverage Date, the amount you can withdraw, in any one year, is 5%, 6% or 7% of your Withdrawal Benefit Base, depending upon your age (or the younger spouse's age in case of joint-life coverage) on the date of your first withdrawal.

In addition, if you make no withdrawals in an Account Year during your RIE II Bonus Period, we will increase your Withdrawal Benefit Base by an amount equal to 7% of your RIE II Bonus Base.  The RIE II Bonus Period is a 10-year period commencing on your Issue Date.  The period will be extended for an additional 10 years commencing on each step-up of the Withdrawal Benefit Base (see “Step-Up Under RIE II”), provided that the step-up occurs during the RIE II Bonus Period.

If you are participating in RIE II, you may not make Purchase Payments after the first year following your Issue Date.  After the first Account Anniversary, any Purchase Payments submitted by a Participant while participating in RIE II will be returned to the Participant, unless the Participant instructs us to terminate participation in RIE II.

To participate in RIE II, all of your Account Value must be invested in one or more of the Designated Funds at all times during the term of RIE II. (The “term” of RIE II is for life, unless your Withdrawal Benefit Base is reduced to zero or RIE II is terminated or cancelled as described under "Cancellation of RIE II," "Depleting Your Account Value," and "Annuitization Under RIE II.") The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled "Designated Funds."

Under RIE II, you have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under "Joint-Life Coverage," "Death of Participant Under RIE II with Single-Life Coverage," and "Death of Participant Under RIE II with Joint-Life Coverage."

Determining Your Withdrawal Benefit Base

On the Issue Date, we set your Withdrawal Benefit Base equal to your initial Purchase Payment. Thereafter, your Withdrawal Benefit Base is:

●	increased by any applicable bonuses;

●	increased by any step-ups as described under "Step-Up Under RIE II";

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

●	decreased following any Early Withdrawals you take as described under "Early Withdrawals"; and

●	decreased following any Excess Withdrawals you take as described under "Excess Withdrawals".

Determining Your Annual Withdrawal Amount

Your Annual Withdrawal Amount is first determined when you make your first withdrawal after your RIE II Coverage Date and then on each subsequent Account Anniversary. Your Annual Withdrawal Amount is equal to your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage.  The Lifetime Withdrawal Percentage depends upon your age at the time you make your first withdrawal after your RIE II Coverage Date as shown in the table below:

Your Age on the Date of the First Withdrawal After Your RIE II Coverage Date*	Lifetime Withdrawal Percentage

59 - 69	5%
70 - 79	6%
80 - or older	7%
                                  *If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage.”

Your Lifetime Withdrawal Percentage will only increase if your age at the time of step-up coincides with a higher percentage as shown in the table above.  (See "Step-Up Under RIE II.").  An increase in the Lifetime Withdrawal Percentage will increase your Annual Withdrawal Amount.

Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. If your Withdrawal Benefit Base changes after your Annual Withdrawal Amount is determined, your Annual Withdrawal Amount will also change.  The new Annual Withdrawal Amount will be effective on the next Account Anniversary and, at that time, will reflect any increases caused by a step-up or a bonus that took place during the prior Account Year and any decreases caused by Excess Withdrawals (described below) that were taken during the prior Account Year. The new Annual Withdrawal Amount will be in effect for all subsequent Account Years, unless and until there is a further change in your Withdrawal Benefit Base.

How RIE II Works

Each Account Year, beginning on your RIE II Coverage Date, you can take withdrawals totaling up to the amount of your Annual Withdrawal Amount, subject to the terms and conditions discussed below.  Even if your Account Value is reduced to zero, as long as your Withdrawal Benefit Base is greater than zero, you can withdraw up to your Annual Withdrawal Amount every year of your life unless you choose to cancel RIE II.

If you defer taking any withdrawals in an Account Year during the RIE II Bonus Period, your Withdrawal Benefit Base will be increased by an amount equal to 7% of your RIE II Bonus Base. However, if this amount is less than the amount you will receive under a step-up, the Withdrawal Benefit Base will instead be increased by the step-up amount. If you do take a withdrawal, you are still eligible for step-up. (See "Step-Up under RIE II.") In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative:  any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

Note that the timing and amount of your withdrawals may significantly decrease your total benefits under RIE II, as described further under "Withdrawals Under RIE II."  Note also that investing in any Fund, other than a Designated Fund, will cancel RIE II, as described under "Cancellation of RIE II."

Here is an example of how RIE II works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE II with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.)  Your Withdrawal Benefit Base and your RIE II Bonus Base are each set equal to your initial Purchase Payment on your Issue Date.  Because you reached age 59 prior to your Issue Date, your RIE II Coverage Date is your Issue Date.  You can begin at any time to withdraw up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base.  During the RIE II Bonus Period, your Withdrawal Benefit Base will increase by 7% of your RIE II Bonus Base each Account Year in which you do not take a withdrawal.  (For convenience, assume that the investment performance on your underlying investments remains neutral throughout the life of your Contract, except for Account Year 2.)

Assume that, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 on your second Account Anniversary.  Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and RIE II Bonus Base.  Assume that we have not increased the percentage used to calculate the RIE II Fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your RIE II Bonus Base to $125,000.  Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250.  Going forward, your new RIE II Bonus Base will be $125,000, unless increased by another step-up or reduced by an Excess Withdrawal, and your RIE II Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up). All values shown are as of the beginning of the Account Year.

Account Year	Account Value	Withdrawal Benefit Base	RIE II Bonus Base	Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000	$5,000	$0
2	$100,000	$107,000	$100,000	$5,350	$0
3	$125,000	$125,000	$125,000	$6,250	$0

Assume you take your first withdrawal when you are age 66 in Account Year 7.  Using the above chart, we set your Lifetime Withdrawal Percentage at 5%.  Your Annual Withdrawal Amount will be equal to 5% of your Withdrawal Benefit Base. You can begin withdrawing up to $8,000 each Account Year without reducing your Withdrawal Benefit Base, as shown in the following table:

4	$125,000	$133,750	$125,000	$6,688	$0
5	$125,000	$142,500	$125,000	$7,125	$0
6	$125,000	$151,250	$125,000	$7,563	$0
7	$125,000	$160,000	$125,000	$8,000	$8,000
8	$117,000	$160,000	$125,000	$8,000	$8,000

Assume in Account Year 9, you defer taking a withdrawal.  Your Withdrawal Benefit Base will increase by $8,750 which is 7% of your RIE II Bonus Base ($125,000). Your new Annual Withdrawal Amount will be set equal to $8,438, which is 5% of your new Withdrawal Benefit Base ($168,750), as shown below:

9	$109,000	$160,000	$125,000	$8,000	$0
10	$109,000	$168,750	$125,000	$8,438	$8,438

Assume that in Account Year 14, you again decide to defer taking a withdrawal.  Your Withdrawal Benefit Base will not be increased because you are no longer in the RIE II Bonus Period, as your RIE II Bonus Period ends 10 years after the previous step-up.

11	$100,563	$168,750	$125,000	$8,438	$8,438
12	$92,125	$168,750	$125,000	$8,438	$8,438
13	$83,688	$168,750	$125,000	$8,438	$8,438
14	$75,250	$168,750	$125,000	$8,438	$0
15	$75,250	$168,750	$125,000	$8,438	$8,438

There is no way to know for certain whether forgoing income in one or more years will increase or decrease the total income paid to the Participant over the life of the annuity.  Generally speaking, not taking income in a year will increase the Annual Withdrawal Amount during the RIE II Bonus Period due to the bonus and the potential for step-ups.  In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative:  any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

The total lifetime payments to the Participant could be more or less depending upon investment performance over the life of the Contract and the age to which the Participant lives.  Better investment performance and a longer life span generally make it advantageous to forgo the Annual Withdrawal Amount in a limited number of years.

Withdrawals Under RIE II

     Withdrawals After the RIE II Coverage Date

Starting on your RIE II Coverage Date and continuing to your Annuity Commencement Date, you may take withdrawals totaling up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base.  These withdrawals will reduce your Account Value by the amount of the withdrawal, but will not change your Withdrawal Benefit Base.  These withdrawals are subject to withdrawal charges only to the extent they are in excess of the greatest of:

●	the free withdrawal amount permitted under your Contract (discussed under “Free Withdrawal Amount” under “Withdrawal Charges”);

●	your Yearly Required Minimum Distribution Amount (subject to conditions discussed under "Tax Issues Under Optional Living Benefits"); and

●	your Annual Withdrawal Amount.

The previous example shows withdrawals taken after your RIE II Coverage Date.  Because they do not exceed your Annual Withdrawal Amount (or your Required Minimum Distribution amount, if higher), the withdrawals do not reduce your Withdrawal Benefit Base or your Annual Withdrawal Amount.  The withdrawals in the above example are not subject to any withdrawal charges because they do not exceed any of the following:

●	your free withdrawal amount permitted under this Contract,
●	your Required Minimum Distribution Amount, or
●	your Annual Withdrawal Amount.

If a withdrawal exceeds the greatest of these amounts, then the withdrawal would be subject to withdrawal charges.

     Excess Withdrawals

If you take an Excess Withdrawal, your RIE II Bonus Base and your Withdrawal Benefit Base will be reduced according to the following formulae:

Your new RIE II Bonus Base =	BB x	(	AV - WD	)
AV - AWA

Your new Withdrawal Benefit Base =	WBB x	(	AV - WD	)
AV - AWA

Where:
	BB =	Your RIE II Bonus Base immediately prior to the Excess Withdrawal.

	WBB =	Your Withdrawal Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

	AWA =	Your Annual Withdrawal Amount minus any prior partial withdrawals taken during the current Account Year.

Using the facts of the above example, assume that in Account Year 7, you take two withdrawals: a $4,000 withdrawal followed by a $6,000 withdrawal.  Your first withdrawal reduces your Account Value to $121,000 but does not affect your RIE II Bonus Base or Withdrawal Benefit Base because it is not in excess of your Annual Withdrawal Amount. Your second withdrawal (when combined with the first) is in excess of your $8,000 Annual Withdrawal Amount.  After your second withdrawal, your RIE II Bonus Base and your Withdrawal Benefit Base will be reduced as follows:

Your new RIE II Bonus Base	=	$125,000	x	$121,000 – $6,000
				$121,000 – ($8,000 – $4,000)

	=	$125,000	x	$115,000
				$117,000

	=	$125,000	x	0.98291

	=	$122,863

Your new Withdrawal Benefit Base	=	$160,000	x	$121,000 – $6,000
				$121,000 – ($8,000 – $4,000)

	=	$160,000	x	$115,000
				$117,000

	=	$160,000	x	0.98291

	=	$157,265

Beginning on your Account Anniversary and going forward, your new Annual Withdrawal Amount will be reduced to 5% of your new Withdrawal Benefit Base, or $7,863.

You should be aware that, if your Account Value is less than the Withdrawal Benefit Base at the time an Excess Withdrawal is taken (as in the above example), then your Withdrawal Benefit Base and your RIE II Bonus Base will be reduced by an amount equal to or more than the excess amount withdrawn.  Thus, Excess Withdrawals taken in a down market could severely reduce your benefits under RIE II.

     Early Withdrawals

All withdrawals taken before your RIE II Coverage Date, including any "free withdrawal amounts" permitted under your Contract, will be considered Early Withdrawals and your RIE II Bonus Base and your Withdrawal Benefit Base will be reduced using the following formulae:

Your new RIE II Bonus Base	=	BB x	(	AV – WD	)
AV

Your new Withdrawal Benefit Base	=	WBB x	(	AV – WD	)
AV

Where:
	BB =	Your RIE II Bonus Base immediately prior to the Early Withdrawal.

	WBB =	Your Withdrawal Benefit Base immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Assume that you are age 45 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE II with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.)  Your Withdrawal Benefit Base and your RIE II Bonus Base are each set equal to your initial Purchase Payment on your Issue Date.  Your Withdrawal Benefit Base will increase by 7% of your RIE II Bonus Base each year in which you do not take a withdrawal.  Your RIE II Coverage Date will not occur until your 15th Account Anniversary (the first Account Anniversary after you reach age 59).  Any withdrawals you take prior to that time will be Early Withdrawals.

Assume that because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 on your second Account Anniversary. Your Contract is therefore eligible for an automatic step-up of its Withdrawal Benefit Base and RIE II Bonus Base. Assume that we have not increased the percentage used to calculate the RIE II Fee on newly issued Contracts; therefore we will step-up your Withdrawal Benefit Base and your RIE II Bonus Base to $125,000.

Assume that, in your Account Year 7, you withdraw $10,000. Because you are age 51 (and younger than age 59), this is an Early Withdrawal.

Account Year	Account Value	Withdrawal Benefit Base	RIE II Bonus Base	Annual Withdrawal Amount		Withdrawals

1	$100,000	$100,000	$100,000	$0		$0
2	$100,000	$107,000	$100,000	$0		$0
3	$125,000	$125,000	$125,000	$0		$0
4	$125,000	$133,750	$125,000	$0		$0
5	$125,000	$142,500	$125,000	$0		$0
6	$125,000	$151,250	$125,000	$0		$0
7	$125,000	$160,000	$125,000	$0		$10,000

At this point, your RIE II Bonus Base and your Withdrawal Benefit Base will be recalculated as follows:

Your new RIE II Bonus Base			=	$125,000	x	$125,000 – $10,000
						$125,000

			=	$125,000	x	$115,000
						$125,000

			=	$125,000	x	0.92000

			=	$115,000

Your new Withdrawal Benefit Base			=	$160,000	x	$125,000 – $10,000
						$125,000

			=	$160,000	x	$115,000
						$125,000

			=	$160,000	x	0.92000

			=	$147,200

Your Annual Withdrawal Amount will still be $0 because you have not reached your RIE II Coverage Date.

You should be aware that Early Withdrawals could severely reduce (or even exhaust) your benefits under RIE II.

In addition to reducing your benefits under RIE II, any withdrawal before you reach age 59½ could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an Excess Withdrawal or an Early Withdrawal, your Withdrawal Benefit Base and the RIE II Bonus Base will each also be reduced to zero. Therefore, your Contract, including your benefits under RIE II, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Withdrawal Benefit Base will not be reduced. Your Contract will end, but your right to receive an annual withdrawal amount will continue.  That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive your Annual Withdrawal Amount each year for as long as you live.

Cost of RIE II

If you elect RIE II, we will deduct a quarterly fee from your Account Value ("RIE II Fee"). The RIE II Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The RIE II Fee will be a percentage of your Withdrawal Benefit Base.  This percentage will equal 0.20% of your Withdrawal Benefit Base on the last day of the Account Quarter if you elected single-life coverage (0.25% for joint-life coverage).  The maximum RIE II Fee you can pay in any one Account Year is equal to 0.80% of the highest Withdrawal Benefit Base at any point in that Account Year if you elected single-life coverage (1.00% for joint-life coverage). We reserve the right to increase the percentage rate used to calculate the RIE II Fee on newly issued Contracts.

Your RIE II Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Withdrawal Benefit Base and thus your RIE II Fee.

●	If you make a withdrawal before your RIE II Coverage Date or a withdrawal in excess of your Annual Withdrawal Amount, you will decrease your Withdrawal Benefit Base and thus your RIE II Fee.

However, on each Account Anniversary, we determine whether favorable investment performance of the Designated Funds may cause the Withdrawal Benefit Base to increase as described under "Step-Up Under RIE II."  If your Withdrawal Benefit Base increases because of favorable investment performance, your RIE II fee will also increase because it is recalculated on each Account Anniversary based upon your highest Withdrawal Benefit Base during that Account Year.

We will continue to deduct the RIE II Fee until you annuitize your Contract, your Account Value reduces to zero, or your RIE II is terminated or cancelled as described under "Cancellation of RIE II".

We reserve the right to make special offers from time to time.  Specifically, we reserve the right to waive the RIE II Fee for a limited period on newly issued Contracts. The same waiver would apply to all Contracts issued while we are making the special offer.

Step-Up Under RIE II

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Annuity Commencement Date, we will automatically step-up your Withdrawal Benefit Base and your RIE II Bonus Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your highest quarter-end Account Value (adjusted for subsequent Purchase Payments and withdrawals) during the most recent Account Year ("Highest Quarterly Value") must be greater than your current Withdrawal Benefit Base (adjusted for any applicable 7% bonus increases).

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the RIE II Fee on newly issued Contracts. If we are no longer issuing Contracts with RIE II, then the percentage rate we use to calculate your RIE II Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your RIE II Fee will remain unchanged and we will automatically step-up your Withdrawal Benefit Base and your RIE II Bonus Base

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your RIE II Fee and step-up your Withdrawal Benefit Base and RIE II Bonus Base.  If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Withdrawal Benefit Base and RIE II Bonus Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, we will increase your Withdrawal Benefit Base and RIE II Bonus Base to an amount equal to the Highest Quarterly Value, if such amount exceeds your current Withdrawal Benefit Base (adjusted for any applicable 7% bonus increases). If the step-up occurs during the RIE II Bonus Period, your RIE II Bonus Period will renew for another 10-year period commencing at the time of step-up.

If your Lifetime Withdrawal Percentage has already been determined and your age at the time of step-up coincides with a higher percentage as shown in the table below, your Lifetime Withdrawal Percentage will increase. After the step-up, your Annual Withdrawal Amount will be your Lifetime Withdrawal Percentage multiplied by your new Withdrawal Benefit Base.

Your Age at Step-up*	Lifetime Withdrawal Percentage

59 - 69	5%
70 - 79	6%
80 or older	7%
                                  *If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage.”

Here are examples of how step-up works under a few different circumstances.  In each of the four examples, Account Values shown are as of the last day of each Account Quarter.  Adjustments are made on the day a Purchase Payment or withdrawal is made:

Assume that you are 60 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in RIE II with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Withdrawal Benefit Base and your RIE II Bonus Base are each equal to your initial Purchase Payment. Your Annual Withdrawal Amount is $5,000 (5% of your Withdrawal Benefit Base).

The Account Values on each of your four Account Quarters are $113,000, $108,000, $90,000, and $103,000, respectively.  No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary.  The highest adjusted quarterly value is $113,000.  Your new Withdrawal Benefit Base is set to equal to $113,000 since that amount exceeds your previous Withdrawal Benefit Base increased by 7% of your RIE II Bonus Base ($100,000 + $7,000).

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Withdrawal Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	n/a	$113,000	$100,000
End of Second Quarter	$108,000	n/a	$108,000	$100,000
End of Third Quarter	$90,000	n/a	$90,000	$100,000
End of Fourth Quarter (before step-up)	$103,000	n/a	$103,000	$100,000
Highest Quarterly Value (after adjustments)			$113,000

Step-up comparison	Is $113,000 greater than $100,000 + $7,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Withdrawal Benefit Base =	$113,000	Highest Quarterly Value (after adjustments)
New Annual Withdrawal Amount =	$5,650	$113,000 x 5%
New RIE II Bonus Base =	$113,000

Please note: The end of the fourth Account Quarter and the Account Anniversary are the same day. We only make the distinction to separate values before and after step-up.

If you make an additional Purchase Payment during your first Account Year, your Account Value, your Withdrawal Benefit Base, and your RIE II Bonus Base are each immediately increased by the amount of the additional Purchase Payment.

Here is an example of how an additional Purchase Payment of $50,000 made in the first Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Withdrawal Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$50,000	$163,000	$100,000
$50,000 Purchase Payment	$163,000	n/a	n/a	$150,000
End of Second Quarter	$158,000	n/a	$158,000	$150,000
End of Third Quarter	$140,000	n/a	$140,000	$150,000
End of Fourth Quarter (before step-up)	$153,000	n/a	$153,000	$150,000
Highest Quarterly Value (after adjustments)			$163,000

Step-up comparison	Is $163,000 greater than $150,000 + $10,500? Yes, so step-up.

On the Account Anniversary (after step-up)
New Withdrawal Benefit Base =	$163,000	Highest Quarterly Value (after adjustments)
New Annual Withdrawal Amount =	$8,150	$163,000 x 5%
New RIE II Bonus Base =	$163,000

Please note: Since the additional Purchase Payment occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Here is an example of how a $4,000 withdrawal taken in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Withdrawal Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $4,000	$109,000	$100,000
$4,000 withdrawal	$109,000	n/a	n/a	$100,000
End of Second Quarter	$104,000	n/a	$104,000	$100,000
End of Third Quarter	$86,000	n/a	$86,000	$100,000
End of Fourth Quarter (before step-up)	$99,000	n/a	$99,000	$100,000
Highest Quarterly Value (after adjustments)			$109,000

Step-up comparison	Is $109,000 greater than $100,000 + $0 (no bonus since withdrawal taken)? Yes, so step-up.

On the Account Anniversary (after step-up)
New Withdrawal Benefit Base =	$109,000	Highest Quarterly Value (after adjustments)
New Annual Withdrawal Amount =	$5,450	$109,000 x 5%
New RIE II Bonus Base =	$109,000

Please note: Since the withdrawal occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Assume instead you take a $40,000 withdrawal in the second Account Quarter at a point when the Account Value equaled $99,000 immediately before the withdrawal.  Since this withdrawal exceeds your Annual Withdrawal Amount, it is considered an Excess Withdrawal.  The Excess Withdrawal reduces your Withdrawal Benefit Base and your RIE II Bonus Base as described under "Excess Withdrawals."  All previous quarter-end Account Values are first reduced by the Annual Income Amount less any prior withdrawals taken in that Account Year and then adjusted in the same proportion that the Withdrawal Benefit Base was adjusted after the Excess Withdrawal. (See the two-step calculation shown in the box below the following example.)

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Withdrawal Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $45,213	$67, 787	$100,000
$40,000 withdrawal	$59,000	n/a	n/a	$62,766
End of Second Quarter	$68,000	n/a	$68,000	$62,766
End of Third Quarter	$50,000	n/a	$50,000	$62,766
End of Fourth Quarter (before step-up)	$63,000	n/a	$63,000	$62,766
Highest Quarterly Value (after adjustments)			$68,000

Step-up comparison	Is $68,000 greater than $62,766 + $0 (no bonus since withdrawal taken)? Yes, so step-up.

On the Account Anniversary (after step-up)
New Withdrawal Benefit Base =	$68,000	Highest Quarterly Value (after adjustments)
New Annual Withdrawal Amount =	$3,400	$68,000 x 5%
New RIE II Bonus Base =	$68,000

(1)	Reduce the end of First Quarter Account Value by the Annual Withdrawal Amount less any prior withdrawals taken in that Account Year	=	$113,000	–	$5,000	= $108,000

(2)	Adjust the Account Value for the first Account Quarter	=	$108,000 x		($99,000 – $40,000)	= $67,787
					$99,000 – $5,000

	The total adjustment	=	$113,000	–	$67,787	= $45,213

All of the above examples assume that you are age 60 at issue, so your Lifetime Withdrawal Percentage is 5%. Assume instead you are age 69 at issue and have attained age 70 on your first Account Anniversary.  Follow the first example where no withdrawals were taken and no additional Purchase Payments were made.  When your Withdrawal Benefit Base steps-up to $113,000, your new Lifetime Withdrawal Percentage is 6% since you had attained age 70 by your first Account Anniversary.  Your Annual Withdrawal Amount is now $6,780.

Joint-Life Coverage

On the Issue Date, you have the option of electing RIE II with single-life coverage or, for a higher RIE II Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary beneficiary on the Issue Date and remains the sole primary beneficiary while RIE II is in effect.  On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while RIE II is in effect. Whereas single-life coverage provides annual withdrawals under RIE II only until any Participant dies, joint-life coverage provides annual withdrawals under RIE II for as long as either you or your spouse is alive.  (Note, however, upon the death of a spouse, the Contract, including RIE II, ends.  To take annual withdrawals under RIE II’s joint-life feature after the death of a spouse, the surviving spouse must first elect to continue the Contract through the “Spousal Continuance” provision.)  See also “Death of Participant Under RIE II with Joint-Life Coverage.”

If you have elected joint-life coverage, the RIE II Coverage Date will be your Issue Date if the younger spouse is at least age 59 on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59 if the younger spouse is less than age 59 on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.)  Thus, Early Withdrawals will be determined based upon this definition of your RIE II Coverage Date.  Your Lifetime Withdrawal Percentage will be determined based on the age that the younger spouse is (or would have been) on the date of the first withdrawal under the Contract after the RIE II Coverage Date, as follows:

Age of Younger Spouse on Date of the First Withdrawal After Your RIE II Coverage Date	Lifetime Withdrawal Percentage

59 - 69	5%
70 - 79	6%
80 - or older	7%

Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. Once your Annual Withdrawal Amount is calculated, the Lifetime Withdrawal Percentage will not change except if a step-up occurs as described under “Step-Up Under RIE II.” The Lifetime Withdrawal Percentage will then be reset, if higher, to the percentage for then attained age of the younger spouse.

The two spouses on the Issue Date are the only two people covered under the joint-life feature.  If a Participant remarries, the new spouse is not covered under the joint-life feature.  Therefore, if the spouse on the Issue Date is no longer your spouse, RIE II benefits continue for your life and, when you die, annual withdrawals are no longer available.  Note that, when you elect joint-life coverage, you also elect the higher joint-life fee.  That fee will not change as long as RIE II is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibility of a longer waiting period before withdrawals under RIE II can be made and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of RIE II

Should you decide that RIE II is no longer appropriate for you, you may cancel RIE II at any time.  Upon cancellation, all benefits and charges under RIE II shall cease. Once cancelled, RIE II cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," RIE II will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

RIE II will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Withdrawal Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday.  See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS.”

A change of ownership of the Contract may also cancel your benefits under RIE II.

Death of Participant Under RIE II with Single-Life Coverage

If you selected single-life coverage, RIE II terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new RIE II rider on the original Contract (assuming that your surviving spouse meets certain eligibility requirements).  If the surviving spouse makes such election:

●	the new Account Value and the new Withdrawal Benefit Base will both be set equal to the Death Benefit amount;

●	the new percentage rate used to calculate the RIE II Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the RIE II Fee;

●	the new Withdrawal Benefit Base and the new RIE II Bonus Base will each be equal to the Account Value after any Death Benefit has been credited;

●	the new Lifetime Withdrawal Percentage will be based on the age of the surviving spouse; and

●	a new RIE II Bonus Period begins.

Death of Participant Under RIE II with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected.  In such case, if a Participant dies while participating in RIE II, the provisions of the section titled “Death of Participant Under RIE II with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, RIE II will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract.  In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the RIE II Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant;

●
the Withdrawal Benefit Base and the REI II Bonus Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see "Step-Up Under RIE II");

●
if withdrawals under RIE II have not yet begun, the Lifetime Withdrawal Percentage will be based on the age the younger spouse attains (or would have attained) on the date of the first withdrawal after the RIE II Coverage Date;

●	if withdrawals under RIE II have already begun, the Lifetime Withdrawal Percentage will not change; and

●	the RIE II Bonus Period will continue unchanged from the original contract.

At the death of the surviving spouse, the Contract, including RIE II, will terminate.

If you purchased joint-life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under RIE II

Under the terms of RIE II, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value,

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and is still eligible) with an annualized annuity payment of not less than your then current Annual Withdrawal Amount.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Withdrawal Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Withdrawal Amount until you die. For a more complete discussion of this, see "Depleting Your Account Value."

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as RIE II. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT: Income ON Demand® II

On or before the Issue Date, you may elect to participate in an optional living benefit rider known as Income ON Demand II ("IOD II"). To describe how IOD II works, we use the following definitions:

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary during your Stored Income Period. It is equal to 5% of your Income Benefit Base on the date of crediting.

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

Early Withdrawal:	Any withdrawal taken prior to your First Withdrawal Date.

Excess Withdrawal:	Any withdrawal taken after your First Withdrawal Date that exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if greater).

Fee Base:	The amount used to calculate your cost for IOD II.

First Withdrawal Date:	Your Issue Date if you are at least age 59 at issue, otherwise the first Account Anniversary after you attain age 59.

Income Benefit Base:	The amount used to calculate your Annual Income Amount for IOD II.

Stored Income Balance:	The amount you may withdraw at any time after your First Withdrawal Date without reducing your benefits under IOD II.

Stored Income Period:	A period beginning on your Issue Date if you are at least age 50 at issue, otherwise the first Account Anniversary following your 50th birthday, ending on your Annuity Commencement Date.

You and Your:
The terms "you" and "your" refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under the sections entitled "Death of Participant Under IOD II with Single-Life Coverage" and "Death of Participant Under IOD II with Joint-Life Coverage." In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

IOD II may not be appropriate for all investors. Before purchasing IOD II, you should carefully consider the following:

IOD II may be appropriate if you are an investor who:

●	wants a stream of income for life beginning after the First Withdrawal Date.
●	wants the flexibility to store income for later years, rather than taking a specified percentage every year.
●	wants the option of joint-life coverage.
●	wants to start accruing benefits by storing income as early as age 50 and can wait until the First Withdrawal Date to begin receiving that income.

IOD II may be inappropriate if you are an investor who:

●	anticipates the need for Excess Withdrawals or Early Withdrawals.
●	wants to invest in funds other than a Designated Fund.
●	is significantly younger than 50 on the Issue Date, because IOD II does not begin to accrue lifetime benefits until you are age 50.

IOD II is inappropriate if you are an investor who:

●	is actively invested in contributory plans, because IOD II prohibits any Purchase Payments after the first Account Anniversary.

You may combine IOD II with any optional death benefit rider other than the EEB Premier Plus rider.  Upon annuitization, IOD II and any elected optional death benefit rider automatically terminate.

You may elect to participate in IOD II, provided that:

●	the rider is available for sale both in the state where the Contract is sold, and in the state where you reside;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application (in the case of a non-natural Participant, the oldest Annuitant has not attained age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the Designated Funds that we make available with IOD II;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

IOD II allows you to withdraw a guaranteed amount each year, beginning after your First Withdrawal Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is based on 5% of your Income Benefit Base. Any amount that you do not withdraw in a given Account Year will remain in the Stored Income Balance and can be used later.

If you are participating in IOD II, you may not make Purchase Payments after the first year following your Issue Date. After the first Account Anniversary, any Purchase Payments submitted by a Participant while participating in IOD II will be returned to the Participant, unless the Participant instructs us to terminate participation in IOD II.

To participate in IOD II, all of your Account Value must be invested only in Designated Funds at all times during the term of IOD II. (The term of IOD II is for life, unless your Income Benefit Base is reduced to zero or your benefits under IOD II are terminated or cancelled as described under "Cancellation of IOD II," "Depleting Your Account Value," and "Annuitization Under IOD II.") The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are shown in the section entitled "Designated Funds."

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under "Joint-Life Coverage" and the sections entitled "Death of Participant Under IOD II with Single-Life Coverage" and "Death of Participant Under IOD II with Joint-Life Coverage."

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	increased on each Account Anniversary by any step-ups as described under "Step-Up Under IOD II";

●	increased to the extent that you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described under "How IOD II Works";

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	decreased following any Early Withdrawals you take, as described under “Early Withdrawals”; and

●	decreased following any Excess Withdrawals you take, as described under “Excess Withdrawals”.

Determining Your Stored Income Balance

At the beginning of the Stored Income Period, your Stored Income Balance will equal your Annual Income Amount (i.e., 5% of your Income Benefit Base on that Date). Thereafter, your Stored Income Balance is:

●	increased by 5% of any subsequent Purchase Payments you make during the first year following the Issue Date;

●	increased on each Account Anniversary by your Annual Income Amount determined on that Anniversary;

●	decreased by the amount of any withdrawals you take, on or after your First Withdrawal Date, up to the amount of your Stored Income Balance;

●	decreased to $0 if you take an Excess Withdrawal;

●	decreased in proportion to the change in your Account Value if you take an Early Withdrawal; and

●	decreased by the amount you use in exercising your one-time option to increase your Income Benefit Base (described under "How IOD II Works").

How IOD II Works

Under the terms of IOD II, you can take withdrawals up to the amount of your Stored Income Balance beginning on your First Withdrawal Date, subject to the terms and conditions discussed below. You can use all or a portion of your Stored Income Balance to effect a one-time increase of your Income Benefit Base prior to your Annuity Commencement Date. If your Account Value is reduced to zero, and your Income Benefit Base is greater than zero, you will receive an amount equal to your Annual Income Amount every year of your life unless you choose to cancel IOD II.

Withdrawals from your Stored Income Balance can be taken at any time beginning on your First Withdrawal Date and prior to your Annuity Commencement Date without affecting your Income Benefit Base. If, beginning on your First Withdrawal Date, you make a withdrawal that does not exceed your Stored Income Balance:

●	your Stored Income Balance will be decreased by the amount withdrawn; and

●	the withdrawal will not be subject to withdrawal charges.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. While your Contract is in force, you may exercise this option only once and you must do so prior to your Annuity Commencement Date.  If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of your Stored Income Balance used will be added to your Income Benefit Base; and

●	your new Annual Income Amount on your next Account Anniversary will equal 5% of your new Income Benefit Base.

Here is an example of how IOD II works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elect to participate in IOD II with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance.  Values shown are as of the beginning of the Account Year.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

1	$100,000	$100,000	$5,000	$0	$5,000
2	$100,000	$100,000	$5,000	$0	$10,000
3	$100,000	$100,000	$5,000	$0	$15,000
4	$100,000	$100,000	$5,000	$0	$20,000

During your fifth Account Year, you use the full amount of your Stored Income Balance ($25,000) to increase your Income Benefit Base. On your next Account Anniversary, your Income Benefit Base will be increased to $125,000 and your Annual Income Amount will be $6,250 (5% of your Income Benefit Base). Therefore $6,250 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$100,000	$5,000	$0	$25,000
6	$100,000	$125,000	$6,250	$0	$6,250
7	$100,000	$125,000	$6,250	$0	$12,500
8	$100,000	$125,000	$6,250	$0	$18,750

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Assume instead that, during your fifth Account Year, you take a withdrawal of $25,000, thereby reducing your Stored Income Balance to $0. On your next Account Anniversary your Income Benefit Base will remain at $100,000 and your Annual Income Amount remains at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$100,000	$5,000	$25,000	$0
6	$75,000	$100,000	$5,000	$0	$5,000
7	$75,000	$100,000	$5,000	$0	$10,000
8	$75,000	$100,000	$5,000	$0	$15,000

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Early Withdrawals and Excess Withdrawals may significantly decrease your benefits under IOD II, as described further under "Withdrawals Under IOD II." Even if your Stored Income Period has begun, withdrawals prior to your First Withdrawal Date are considered Early Withdrawals. Investing in any Fund, other than a Designated Fund, will cancel IOD II as described under "Cancellation of IOD II."

Withdrawals Under IOD II

     Withdrawals After Your First Withdrawal Date

Starting on your First Withdrawal Date and continuing to your Annuity Commencement Date you may take annual withdrawals up to your Stored Income Balance without affecting your benefits under IOD II. These withdrawals will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base. This is shown in the example above.

Withdrawals taken after your First Withdrawal Date and during the withdrawal charge period permitted under your Contract are subject to withdrawal charges only to the extent they are in excess of the greatest of:

●	the free withdrawal amount permitted under your Contract;

●	your Stored Income Balance; or

●	your Yearly Required Minimum Distribution Amount (subject to conditions discussed under "Tax Issues Under Optional Living Benefits").

     Excess Withdrawals

If you take an Excess Withdrawal, your Income Benefit Base will be reduced according to the following formula:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – SB

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	SB =	Your Stored Income Balance (or your Required Minimum Distribution Amount, if greater) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of an Excess Withdrawal.

Using the same facts as the previous example, assume that in your fifth Account Year you take a withdrawal of $50,000, exceeding your Stored Income Balance. Assume that, due to poor investment performance during the fifth Account Year, your Account Value was $90,000 immediately prior to the withdrawal.  Your Income Benefit Base will be reduced to $61,538 as shown below.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$100,000	$5,000	$50,000	$0
6	$40,000	$61,538	$3,077	$0	$3,077
7	$40,000	$61,538	$3,077	$0	$6,154
8	$40,000	$61,538	$3,077	$0	$9,231

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Your new Income Benefit Base	=	$100,000 x	($90,000 – $50,000)	= $61,538
$90,000 – $25,000

Excess Withdrawals taken in a down market could severely reduce your benefits under IOD II.

    Early Withdrawals

All withdrawals taken before your First Withdrawal Date, including any "free withdrawal amounts" permitted under your Contract, will be considered Early Withdrawals and the Income Benefit Base and the Stored Income Balance will be reduced using the following formulae:

Your new Income Benefit Base =	IBB x	(	AV - WD	)
AV

Your new Stored Income Balance =	SB x	(	AV - WD	)
AV

Where:
	IBB =	Your Income Benefit Base immediately prior to the Early Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Your future Annual Income Amount will be recalculated based on the reduced Income Benefit Base.

In addition, Early Withdrawals will also be subject to withdrawal charges, to the extent that such withdrawals are in excess of the "free withdrawal amount" permitted under your Contract. Early Withdrawals could severely reduce your benefits under IOD II.

In addition to reducing your benefits under IOD II, any withdrawal before age 59 ½ could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an Early Withdrawal or an Excess Withdrawal (as described above), your Stored Income Balance and your Income Benefit Base will both be reduced to zero. Therefore, your Contract, as well as your benefits under IOD II will end.

If your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Income Benefit Base will not be reduced. Your Contract will end. You will be entitled to receive annual payments equal to 5% of the amount of your Income Benefit Base. Prior to determining your annual payments, you may increase your Income Benefit Base by any remaining Stored Income Balance as described below. These payments will continue for as long as you live. If you elected joint-life coverage, the payments will continue as long as either you or your spouse are alive as described under "Death of Participant Under IOD II with Joint-Life Coverage." If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your "annual lifetime payments," you must deplete your Stored Income Balance by:

(a)	withdrawing your remaining Stored Income Balance;

(b)	applying the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your "annual lifetime payments"); or

(c)	using a combination of (a) and (b).

Because the Contract has ended, the amount of these annual lifetime payments will not change and they will not be subject to any withdrawal charges. You should be aware, however, that they could be subject to certain tax consequences. You should consult a qualified tax professional for more information.

Cost of IOD II

If you elect IOD II, we will deduct a quarterly fee from your Account Value ("IOD II Fee"). The IOD II Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter and will equal 0.1625 % of your Fee Base on that day, if you elected single-life coverage (0.2125% for joint-life coverage). On an annual basis, the IOD II Fee is equal to 0.65% of your Fee Base if you elected single-life coverage (0.85% for joint-life coverage). We reserve the right to increase the percentage rate used to calculate the IOD II Fee on newly issued Contracts.

During the first Account Year, your Fee Base is equal to your Income Benefit Base.  On each Account Anniversary, the Fee Base is recalculated.  Your new Fee Base will be reset to equal your Income Benefit Base plus your Stored Income Balance (if any) less your Annual Income Amount for that year if this recalculated amount is higher than your current Fee Base. In the event that the recalculated amount is not greater than your current Fee Base, we will continue to calculate your IOD II Fee based upon your current Fee Base until, at least, your next Account Anniversary.  Note that, although your IOD II Fee may increase, it will never decrease.

For the most part, we calculate your Fee Base only on your Account Anniversary. However, we will recalculate your Fee Base between Account Anniversaries, if you take an Early Withdrawal or Excess Withdrawal or make additional Purchase Payments during your first Account Year.

If you take an Excess Withdrawal during your Stored Income Period, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - SB

If you take an Early Withdrawal, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV

Where:
	Fee Base =	Your Fee Base immediately prior to the Early/Excess Withdrawal.

	WD =	The amount of the Early/Excess Withdrawal.

	SB =	Your Stored Income Balance (if any) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Early/Excess Withdrawal.

Any additional Purchase Payment you make during your first Account Year will increase your Income Benefit Base as described under “Determining Your Income Benefit Base.” Therefore, your Fee Base will increase by any additional Purchase Payments made.

Here is an example of how we calculate your Fee Base:
Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000.  Assume you elected to participate in IOD II with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date.  At issue, your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Values are shown as of the beginning of the Account Year.

During the Stored Income Period, the Fee Base is reset at the beginning of the Contract Year to equal your Income Benefit Base plus your Stored Income Balance less your Annual Income Amount, if that amount is greater than the previous Fee Base.  For example, in Contract Year 4, the Fee Base is set equal to the Income Benefit Base ($100,000) plus the Stored Income Balance ($20,000) less your Annual Income Amount ($5,000) if that amount ($115,000) is greater than the previous Fee Base ($110,000).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year

1	$100,000	$5,000	$5,000	$0	$5,000	$100,000
2	$100,000	$5,000	$10,000	$0	$10,000	$105,000
3	$100,000	$5,000	$15,000	$0	$15,000	$110,000
4	$100,000	$5,000	$20,000	$0	$20,000	$115,000

Assume, instead, that in your fourth Account Year you take a $20,000 withdrawal.  At the beginning of your fifth Account Year, your Income Benefit Base ($100,000) plus your Stored Income Balance ($5,000) less your Annual Income Amount ($5,000) is less than the current Fee Base ($115,000), so there is no change to the Fee Base, as shown below.

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
4	$100,000	$5,000	$20,000	$20,000	$0	$115,000
5	$100,000	$5,000	$5,000	$0	$5,000	$115,000
6	$100,000	$5,000	$10,000	$0	$10,000	$115,000
7	$100,000	$5,000	$15,000	$0	$15,000	$115,000
8	$100,000	$5,000	$20,000	$0	$20,000	$115,000
9	$100,000	$5,000	$25,000	$0	$25,000	$120,000

On each Account Anniversary thereafter, your Fee Base is recalculated and reset if necessary.

Your IOD II Fee will not change during an Account Year, unless you take one of two specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Fee Base and thus your IOD II Fee.

●	If you make an Early Withdrawal or an Excess Withdrawal, you will decrease your Fee Base and thus your IOD II Fee.

In addition, on your Account Anniversary, the IOD II Fee may also change if we increase the percentage used to calculate the IOD II Fee as described under "Step-Up Under IOD II."

The investment performance of the Designated Funds will not affect your IOD II Fee during an Account Year. However, as stated under "Step-Up Under IOD II," favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary, and thus increase your IOD II Fee.

We will continue to deduct the IOD II Fee until you annuitize your Contract, your Account Value reduces to zero, or your benefits under IOD II are cancelled as described under "Cancellation of IOD II ".

Step-Up Under IOD II

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Annuity Commencement Date, we will automatically step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your highest quarter-end Account Value (adjusted for subsequent purchase payments and withdrawals) during the most recent Account Year ("Highest Quarterly Value") minus your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Stored Income Period and therefore do not yet have a Stored Income Balance, your highest quarter-end Account Value must only be greater than your current Income Benefit Base.)

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the IOD II Fee on newly issued Contracts. If we are no longer issuing Contracts with IOD II, then the percentage rate we use to calculate your IOD II Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your IOD II Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your IOD II Fee and step-up your Income Benefit Base.  If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Income Benefit Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, we will increase your Income Benefit Base to an amount equal to the highest adjusted quarterly Account Value less your Stored Income Balance, if such amount exceeds your current Income Benefit Base. After the step-up, your Annual Income Amount will be 5% of your new Income Benefit Base.

Here are examples of how step-up works under a few different circumstances:

Assume that you are 60 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in IOD II with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Your initial Stored Income Balance is $5,000.

In each of the four examples, Account Values shown are as of the last day of each Account Quarter. Adjustments are made on the day a Purchase Payment or withdrawal is made.

The Account Values on each of your four Account Quarters are $113,000, $108,000, $90,000, and $103,000, respectively.  No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary.  Your Stored Income Balance at the end of the fourth Account Quarter is $5,000.  The highest adjusted quarterly value is $113,000.  Your new Income Benefit Base is set to equal $108,000 ($113,000 - $5,000) since that amount exceeds your previous Income Benefit Base.

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	n/a	$113,000	$100,000
End of Second Quarter	$108,000	n/a	$108,000	$100,000
End of Third Quarter	$90,000	n/a	$90,000	$100,000
End of Fourth Quarter (before step-up)	$103,000	n/a	$103,000	$100,000
Highest Quarterly Value (after adjustments)			$113,000

Stored Income Balance at end of fourth quarter		$5,000
Step-up comparison	Is ($113,000 - $5,000) greater than $100,000? Yes, so step-up.

On the Account Anniversary (after step-up):
New Income Benefit Base =	$108,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,400	$108,000 x 5%
New Stored Income Balance =	$10,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: The end of the fourth Account Quarter and the Account Anniversary are the same day. We only make the distinction to separate values before and after step-up.

If you make an additional Purchase Payment during your first Account Year, your Account Value and your Income Benefit Base are each immediately increased by the amount of the additional Purchase Payment.  Your Stored Income Balance is increased by 5% of the additional Purchase Payment.

Here is an example of how an additional Purchase Payment of $50,000 made in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$50,000	$163,000	$100,000
$50,000 Purchase Payment	$163,000	n/a	n/a	$150,000
End of Second Quarter	$158,000	n/a	$158,000	$150,000
End of Third Quarter	$140,000	n/a	$140,000	$150,000
End of Fourth Quarter (before step-up)	$153,000	n/a	$153,000	$150,000
Highest Quarterly Value (after adjustments)			$163,000

Stored Income Balance at end of fourth quarter		$7,500 (initial $5,000 plus 5% x $50,000)
Step-up comparison	Is ($163,000 - $7,500) greater than $150,000? Yes, so step-up.

On the Account Anniversary (after step-up):
New Income Benefit Base =	$155,500	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$7,775	$155,500 x 5%
New Stored Income Balance =	$15,275	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: Since the additional Purchase Payment occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Here is an example of how a $4,000 withdrawal taken in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $4,000	$109,000	$100,000
$4,000 withdrawal	$109,000	n/a	n/a	$100,000
End of Second Quarter	$104,000	n/a	$104,000	$100,000
End of Third Quarter	$86,000	n/a	$86,000	$100,000
End of Fourth Quarter (before step-up)	$99,000	n/a	$99,000	$100,000
Highest Quarterly Value (after adjustments)			$109,000

Stored Income Balance at end of fourth quarter		$1,000 (initial $5,000 less $4,000 withdrawal)
Step-up comparison	Is ($109,000 - $1,000) greater than $100,000? Yes, so step-up.

On the Account Anniversary (after step-up):
New Income Benefit Base =	$108,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,400	$108,000 x 5%
New Stored Income Balance =	$6,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: Since the withdrawal occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Assume instead you take a $40,000 withdrawal in the second Account Quarter at a point when the Account Value equaled $99,000 immediately before the withdrawal.  Since this withdrawal exceeds your Stored Income Balance, it is considered an Excess Withdrawal.  The Excess Withdrawal reduces your Income Benefit Base as described under "Excess Withdrawals."  All previous quarter-end Account Values are first reduced by the amount of the Stored Income Balance and then adjusted in the same proportion that the Income Benefit Base was adjusted after the Excess Withdrawal. (See the two-step calculation shown in the box below the following example.)

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $45,213	$67,787	$100,000
$40,000 withdrawal	$59,000	n/a	n/a	$62,766
End of Second Quarter	$68,000	n/a	$68,000	$62,766
End of Third Quarter	$50,000	n/a	$50,000	$62,766
End of Fourth Quarter (before step-up)	$63,000	n/a	$63,000	$62,766
Highest Quarterly Value (after adjustments)			$68,000

Stored Income Balance at end of fourth quarter		$0
Step-up comparison	Is ($68,000 - $0) greater than $62,766? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$68,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$3,400	$68,000 x 5%
New Stored Income Balance =	$3,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

(1)	Reduce the end of First Quarter Account Value by the Stored Income Balance	=	$113,000	–	$5,000	= $108,000

(2)	Adjust Account Value for the first Account Quarter	=	$108,000 x		($99,000 – $40,000)	= $67,787
					$99,000 – $5,000

	The total adjustment	=	$113,000	–	$67,787	= $45,213

Joint-Life Coverage

On the Issue Date, you have the option of electing IOD II with single-life coverage or, for a higher IOD II Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events.  Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract.  On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary beneficiary on the Issue Date and remains the sole primary beneficiary while IOD II is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while IOD II is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision.  See also “Death of Participant Under IOD II with Joint-Life Coverage”.

If you have elected joint-life coverage, the Stored Income Period will begin on your Issue Date if the younger spouse is at least age 50 on the Issue Date. Otherwise it will begin on the first Account Anniversary after the younger spouse attains (or would have attained) age 50.  (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.)  The First Withdrawal Date will be your Issue Date if the younger spouse is at least age 59 at issue. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59.

The two spouses on the Issue Date are the only two people covered under the joint-life feature.  If a Participant remarries, the new spouse is not covered under the joint-life feature.  Therefore, if the spouse on the Issue Date is no longer your spouse, your benefits under IOD II continue for your life and, when you die, annual withdrawals are no longer available.  Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. The percentage rate of the fee will not be reduced regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of IOD II

Should you decide that IOD II is no longer appropriate for you, you may cancel IOD II at any time. Upon cancellation, all benefits and charges under IOD II shall cease. Once cancelled, IOD II cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," IOD II will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

IOD II will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Income Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday.  See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS.”

A change in ownership may also cancel your benefits under IOD II.

Death of Participant Under IOD II with Single-Life Coverage

If you elected single-life coverage, IOD II terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new IOD II Rider on the original Contract (assuming your surviving spouse meets certain eligibility requirements). If your surviving spouse makes such election, all of the following occur:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●	the new percentage rate used to calculate the IOD II Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the IOD II Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited; and

●	the new Stored Income Balance will be reset to zero.

Death of Participant Under IOD II with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected.  In such case, if a Participant dies while participating in IOD II, the provisions of the section titled “Death of Participant Under IOD II with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, IOD II will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged;

●	the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in the Account Value (see "Step-Up Under IOD II");

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by 5%; and

●	the percentage rate of the IOD II Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including IOD II, terminates.

If you purchased joint-life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under IOD II

Under the terms of IOD II, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value (or your Stored Income Balance, if greater);

(2)	annuitize your Account Value under one of the Annuity Options available on that date; or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than 5% of your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see "Depleting Your Account Value."

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as IOD II. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT: Income ON Demand® II Escalator

On or before the Issue Date, you may elect to participate in an optional living benefit rider known as Income ON Demand II Escalator ("IOD II Escalator"). To describe how IOD II Escalator works, we use the following definitions:

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary during your Stored Income Period. It is equal to your Income Benefit Base multiplied by your Lifetime Income Percentage.

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

Early Withdrawal:	Any withdrawal taken prior to your First Withdrawal Date.

Excess Withdrawal:	Any withdrawal taken after your First Withdrawal Date that exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if greater).

Fee Base:	The amount used to calculate your cost for IOD II Escalator.

First Withdrawal Date:	Your Issue Date if you are at least age 59 at issue, otherwise the first Account Anniversary after you attain age 59.

Income Benefit Base:	The amount used to calculate your Annual Income Amount for IOD II Escalator.

Lifetime Income Percentage:	The percentage used to calculate your Annual Income Amount.

Stored Income Balance:	The amount you may withdraw at any time after your First Withdrawal Date without reducing your benefits under IOD II Escalator.

Stored Income Period:	A period beginning on your Issue Date if you are at least age 50 at issue, otherwise the first Account Anniversary following your 50th birthday, ending on your Annuity Commencement Date.

You and Your:
The terms "you" and "your" refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under the sections entitled "Death of Participant Under IOD II Escalator with Single-Life Coverage" and "Death of Participant Under IOD II Escalator with Joint-Life Coverage." In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

IOD II Escalator may not be appropriate for all investors. Before purchasing IOD II Escalator, you should carefully consider the following:

IOD II Escalator may be appropriate if you are an investor who:

●	wants a stream of income for life beginning after the First Withdrawal Date.
●	wants an opportunity for the annual income to increase as you grow older.
●	wants the flexibility to store income for later years, rather than taking a specified percentage every year.
●	wants the option of joint-life coverage.
●	wants to start accruing benefits by storing income as early as age 50 and can wait until the First Withdrawal Date to begin receiving that income.

IOD II Escalator may be inappropriate if you are an investor who:

●	anticipates the need for Excess Withdrawals or Early Withdrawals.
●	wants to invest in funds other than a Designated Fund.
●	is significantly younger than 50 on the Issue Date, because IOD II Escalator does not begin to accrue lifetime benefits until you are age 50.

IOD II Escalator is inappropriate if you are an investor who:

●	is actively invested in contributory plans, because IOD II Escalator prohibits any Purchase Payments after the first Account Anniversary.

You may combine IOD II Escalator with any optional death benefit rider other than the EEB Premier Plus rider.  Upon annuitization, IOD II Escalator and any elected optional death benefit rider automatically terminate.

You may elect to participate in IOD II Escalator, provided that:

●	the rider is available for sale both in the state where the Contract is sold, and in the state where you reside;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application (in the case of a non-natural Participant, the oldest Annuitant has not attained age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the Designated Funds that we make available with IOD II Escalator;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

IOD II Escalator allows you to withdraw a guaranteed amount each year, beginning after your First Withdrawal Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The guaranteed annual amount you can withdraw, in any one year, is 5%, 6%, or 7% of your Income Benefit Base depending upon your age. Any amount that you do not withdraw in a given year will remain in the Stored Income Balance and can be used later.

If you are participating in IOD II Escalator, you may not make Purchase Payments after the first year following your Issue Date. After the first Account Anniversary, any Purchase Payments submitted by a Participant while participating in IOD II Escalator will be returned to the Participant, unless the Participant instructs us to terminate participation in IOD II Escalator.

To participate in IOD II Escalator, all of your Account Value must be invested only in Designated Funds at all times during the term of IOD II Escalator. (The term of IOD II Escalator is for life, unless your Income Benefit Base is reduced to zero or your benefits under IOD II Escalator are terminated or cancelled as described under "Cancellation of IOD II Escalator," "Depleting Your Account Value," and "Annuitization Under IOD II Escalator.") The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled "Designated Funds."

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under "Joint-Life Coverage" and the sections entitled "Death of Participant Under IOD II Escalator with Single-Life Coverage" and "Death of Participant Under IOD II Escalator with Joint-Life Coverage."

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	increased on each Account Anniversary by any step-ups as described under "Step-Up Under IOD II Escalator";

●	increased to the extent that you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described under "How IOD II Escalator Works";

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	decreased following any Early Withdrawals you take, as described under “Early Withdrawals”; and

●	decreased following any Excess Withdrawals you take, as described under “Excess Withdrawals”.

Determining Your Annual Income Amount

Your Annual Income Amount is first determined at the beginning of your Stored Income Period and then on each subsequent Account Anniversary. Your Annual Income Amount is equal to your Income Benefit Base multiplied by your Lifetime Income Percentage. The Lifetime Income Percentage depends upon your age at the beginning of your Stored Income Period as shown in the table below:

Your Age*	Lifetime Income Percentage

50 - 69	5%
70 - 79	6%
80 or older	7%
                                  *If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage.”

Your Lifetime Income Percentage will only increase if your age at the time of step-up coincides with a higher percentage as shown in the table above.  (See "Step-Up Under IOD II Escalator.").  An increase in the Lifetime Income Percentage will increase your Annual Income Amount.

Your Annual Income Amount will also change with any change to your Income Benefit Base as described under "Determining Your Income Benefit Base".

Determining Your Stored Income Balance

At the beginning of the Stored Income Period, your Stored Income Balance will equal your Annual Income Amount (your Lifetime Percentage multiplied by your Income Benefit Base on that Date). Thereafter, your Stored Income Balance is:

●	increased by your Lifetime Income Percentage multiplied by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	increased on each Account Anniversary by your Annual Income Amount determined on that Anniversary;

●	decreased by the amount of any withdrawals you take, on or after your First Withdrawal Date, up to the amount of your Stored Income Balance;

●	decreased to $0 if you take an Excess Withdrawal;

●	decreased in proportion to the change in your Account Value if you take an Early Withdrawal; and

●	decreased by the amount you use in exercising your one-time option to increase your Income Benefit Base (described under "How IOD II Escalator Works").

How IOD II Escalator Works

Under the terms of IOD II Escalator, you can take withdrawals up to the amount of your Stored Income Balance beginning on your First Withdrawal Date, subject to the terms and conditions discussed below. You can use all or a portion of your Stored Income Balance to effect a one-time increase of your Income Benefit Base prior to your Annuity Commencement Date. IOD II Escalator also provides the opportunity to increase your Annual Income Amount if your Lifetime Income Percentage increases as you grow older. (Your Lifetime Income Percentage will only increase if you step-up after you reach certain specified ages.) If your Account Value is reduced to zero, and your Income Benefit Base is greater than zero, you will receive an amount equal to your Annual Income Amount every year of your life unless you choose to cancel IOD II Escalator.

Withdrawals from your Stored Income Balance can be taken at any time beginning on your First Withdrawal Date and prior to your Annuity Commencement Date without affecting your Income Benefit Base. If, beginning on your First Withdrawal Date, you make a withdrawal that does not exceed your Stored Income Balance:

●	your Stored Income Balance will be decreased by the amount withdrawn; and

●	the withdrawal will not be subject to withdrawal charges.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. While your Contract is in force, you may exercise this option only once and you must do so prior to your Annuity Commencement Date.  If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of your Stored Income Balance used will be added to your Income Benefit Base; and

●	your new Annual Income Amount on your next Account Anniversary will equal your Lifetime Income Percentage multiplied by your new Income Benefit Base.

Here is an example of how IOD II Escalator works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in IOD II Escalator with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Lifetime Income Percentage is 5%. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance.  Values shown are as of the beginning of the Account Year.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

1	$100,000	$100,000	$5,000	$0	$5,000
2	$100,000	$100,000	$5,000	$0	$10,000
3	$100,000	$100,000	$5,000	$0	$15,000
4	$100,000	$100,000	$5,000	$0	$20,000

During your fifth Account Year, you use the full amount of your Stored Income Balance ($25,000) to increase your Income Benefit Base. On your next Account Anniversary, your Income Benefit Base will be increased to $125,000 and your Annual Income Amount will be $6,250 (your Lifetime Income Percentage multiplied by your Income Benefit Base). Therefore $6,250 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$100,000	$5,000	$0	$25,000
6	$100,000	$125,000	$6,250	$0	$6,250
7	$100,000	$125,000	$6,250	$0	$12,500
8	$100,000	$125,000	$6,250	$0	$18,750

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Assume instead that, during your fifth Account Year, you take a withdrawal of $25,000, thereby reducing your Stored Income Balance to $0. On your next Account Anniversary, your Income Benefit Base will remain at $100,000 and your Annual Income Amount remains at $5,000 (your Lifetime Income Percentage multiplied by your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$100,000	$5,000	$25,000	$0
6	$75,000	$100,000	$5,000	$0	$5,000
7	$75,000	$100,000	$5,000	$0	$10,000
8	$75,000	$100,000	$5,000	$0	$15,000

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Early Withdrawals and Excess Withdrawals may significantly decrease your benefits under IOD II Escalator, as described further under "Withdrawals Under IOD II Escalator." Even if your Stored Income Period has begun, withdrawals prior to your First Withdrawal Date are considered Early Withdrawals. Investing in any Fund, other than a Designated Fund, will cancel IOD II Escalator as described under "Cancellation of IOD II Escalator."

Withdrawals Under IOD II Escalator

     Withdrawals After Your First Withdrawal Date

Starting on your First Withdrawal Date and continuing to your Annuity Commencement Date you may take annual withdrawals up to your Stored Income Balance without affecting your benefits under IOD II Escalator. These withdrawals will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base. This is shown in the previous example.

Withdrawals taken after your First Withdrawal Date and during the withdrawal charge period permitted under your Contract are subject to withdrawal charges only to the extent they are in excess of the greatest of:

●	the free withdrawal amount permitted under your Contract;

●	your Stored Income Balance; or

●	your Yearly Required Minimum Distribution Amount (subject to conditions discussed under "Tax Issues Under Optional Living Benefits ").

     Excess Withdrawals

If you take an Excess Withdrawal, your Income Benefit Base will be reduced according to the following formula:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – SB

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	SB =	Your Stored Income Balance (or your Required Minimum Distribution Amount, if greater) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of an Excess Withdrawal:

Using the same facts as the previous example, assume that in your fifth Account Year you take a withdrawal of $50,000, exceeding your Stored Income Balance. Assume that due to poor investment performance during the fifth Account Year your Account Value was $90,000 immediately prior to the withdrawal.  Your Income Benefit Base will be reduced to $61,538 as shown below.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$100,000	$5,000	$50,000	$0
6	$50,000	$61,538	$3,077	$0	$3,077
7	$50,000	$61,538	$3,077	$0	$6,154
8	$50,000	$61,538	$3,077	$0	$9,231

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Your new Income Benefit Base	=	$100,000 x	($90,000 – $50,000)	= $61,538
$90,000 – $25,000

Excess Withdrawals taken in a down market could severely reduce your benefits under IOD II Escalator.

    Early Withdrawals

All withdrawals taken before your First Withdrawal Date, including any "free withdrawal amounts" permitted under your Contract, will be considered Early Withdrawals and the Income Benefit Base and the Stored Income Balance will be reduced using the following formulae:

Your new Income Benefit Base =	IBB x	(	AV - WD	)
AV

Your new Stored Income Balance =	SB x	(	AV - WD	)
AV

Where:
	IBB =	Your Income Benefit Base immediately prior to the Early Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Your future Annual Income Amount will be recalculated based on the reduced Income Benefit Base.

In addition, Early Withdrawals will also be subject to withdrawal charges, to the extent that such withdrawals are in excess of the "free withdrawal amount" permitted under your Contract. Early Withdrawals could severely reduce your benefits under IOD II Escalator.

In addition to reducing your benefits under IOD II Escalator, any withdrawal before your First Withdrawal Date could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an Early Withdrawal or an Excess Withdrawal (as described above), your Stored Income Balance and your Income Benefit Base will both be reduced to zero. Therefore, your Contract, as well as your benefits under IOD II Escalator, will end.

If your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Income Benefit Base will not be reduced. Your Contract will end. You will be entitled to receive annual payments equal to your Lifetime Income Percentage multiplied by your Income Benefit Base. Prior to determining your annual payments, you may increase your Income Benefit Base by any remaining Stored Income Balance as described below. These payments will continue for as long as you live. If you elected joint-life coverage, the payments will continue as long as either you or your spouse are alive as described under "Death of Participant Under IOD II Escalator with Joint-Life Coverage." If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your "annual lifetime payments," you must deplete your Stored Income Balance by:

(a)	withdrawing your remaining Stored Income Balance;

(b)	applying the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your "annual lifetime payments"); or

(c)	using a combination of (a) and (b).

Because the Contract has ended, the amount of these annual lifetime payments will not change and they will not be subject to any withdrawal charges. You should be aware, however, that they could be subject to certain tax consequences. You should consult a qualified tax professional for more information.

Cost of IOD II Escalator

If you elect IOD II Escalator, we will deduct a quarterly fee from your Account Value ("IOD II Escalator Fee"). The IOD II Escalator Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter and will equal 0.20 % of your Fee Base on that day, if you elected single-life coverage (0.25% for joint-life coverage). On an annual basis, the IOD II Escalator Fee is equal to 0.80% of your Fee Base if you elected single-life coverage (1.00% for joint-life coverage). We reserve the right to increase the percentage rate used to calculate the IOD II Escalator Fee on newly issued Contracts.

During the first Account Year, your Fee Base is equal to your Income Benefit Base.  On each Account Anniversary, the Fee Base is recalculated.  Your new Fee Base will be reset to equal your Income Benefit Base plus your Stored Income Balance (if any) less your Annual Income Amount (if any) for that year if this recalculated amount is higher than your current Fee Base. In the event that the recalculated amount is not greater than your current Fee Base, we will continue to calculate your IOD II Escalator Fee based upon your current Fee Base until, at least, your next Account Anniversary.  Note that, although your IOD II Escalator Fee may increase, it will never decrease.

For the most part, we calculate your Fee Base only on your Account Anniversary. However, we will recalculate your Fee Base between Account Anniversaries, if you take an Early Withdrawal or Excess Withdrawal or make additional Purchase Payments during your first Account Year.

If you take an Excess Withdrawal during your Stored Income Period, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - SB

If you take an Early Withdrawal, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV

Where:
	Fee Base =	Your Fee Base immediately prior to the Early/Excess Withdrawal.

	WD =	The amount of the Early/Excess Withdrawal.

	SB =	Your Stored Income Balance (if any) immediately prior to the Excess Withdrawal.

	AV =	Your Account Value immediately prior to the Early/Excess Withdrawal.

Any additional Purchase Payment you make during your first Account Year will increase your Income Benefit Base as described under “Determining Your Income Benefit Base.” Therefore, your Fee Base will increase by any additional Purchase Payments made.

Here is an example of how we calculate your Fee Base:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000.  Assume you elected to participate in IOD II Escalator with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date.  Your Lifetime Income Percentage is 5%.  Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Values are shown as of the beginning of the Account Year.

During the Stored Income Period, the Fee Base is reset at the beginning of the Contract Year to equal your Income Benefit Base plus your Stored Income Balance less your Annual Income Amount, if that amount is greater than the previous Fee Base.  For example, in Contract Year 4, the Fee Base is set equal to the Income Benefit Base ($100,000) plus the Stored Income Balance ($20,000) less your Annual Income Amount ($5,000) if that amount ($115,000) is greater than the previous Fee Base ($110,000).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year

1	$100,000	$5,000	$5,000	$0	$5,000	$100,000
2	$100,000	$5,000	$10,000	$0	$10,000	$105,000
3	$100,000	$5,000	$15,000	$0	$15,000	$110,000
4	$100,000	$5,000	$20,000	$0	$20,000	$115,000

Assume, instead, that in your fourth Account Year you take a $20,000 withdrawal.  At the beginning of your fifth Account Year, your Income Benefit Base ($100,000) plus your Stored Income Balance ($5,000) less your Annual Income Amount ($5,000) is less than the current Fee Base ($115,000), so there is no change to the Fee Base, as shown below.

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
4	$100,000	$5,000	$20,000	$20,000	$0	$115,000
5	$100,000	$5,000	$5,000	$0	$5,000	$115,000
6	$100,000	$5,000	$10,000	$0	$10,000	$115,000
7	$100,000	$5,000	$15,000	$0	$15,000	$115,000
8	$100,000	$5,000	$20,000	$0	$20,000	$115,000
9	$100,000	$5,000	$25,000	$0	$25,000	$120,000

On each Account Anniversary thereafter, your Fee Base is recalculated and reset if necessary.

Your IOD II Escalator Fee will not change during an Account Year, unless you take one of two specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Fee Base and thus your IOD II Escalator Fee.

●	If you make an Early Withdrawal or an Excess Withdrawal, you will decrease your Fee Base and thus your IOD II Escalator Fee.

In addition, on your Account Anniversary, the IOD II Escalator Fee may also change, if we increase the percentage used to calculate the IOD II Escalator Fee as described under "Step-Up Under IOD II Escalator."

The investment performance of the Designated Funds will not affect your IOD II Escalator Fee during an Account Year. However, as stated under "Step-Up Under IOD II Escalator," favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary, and thus increase your IOD II Escalator Fee.

We will continue to deduct the IOD II Escalator Fee until you annuitize your Contract, your Account Value reduces to zero, or your benefits under IOD II Escalator are cancelled as described under "Cancellation of IOD II Escalator ".

Step-Up Under IOD II Escalator

Regardless of your age on the Issue Date, on each Account Anniversary prior to your Annuity Commencement Date, we will automatically step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your highest quarter-end Account Value (adjusted for subsequent purchase payments and withdrawals) during the most recent Account Year ("Highest Quarterly Value") minus your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Stored Income Period and therefore do not yet have a Stored Income Balance, your highest quarter-end Account Value must only be greater than your current Income Benefit Base.)

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the IOD II Escalator Fee on newly issued Contracts. If we are no longer issuing Contracts with IOD II Escalator, then the percentage rate we use to calculate your IOD II Escalator Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your IOD II Escalator Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your IOD II Escalator Fee and step-up your Income Benefit Base.  If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Income Benefit Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, we will increase your Income Benefit Base to an amount equal to the highest adjusted quarterly Account Value less your Stored Income Balance, if any, provided that such amount exceeds your current Income Benefit Base.

Your Lifetime Income Percentage will increase if your age at the time of step-up coincides with a higher percentage as shown below. After the step-up, your Annual Income Amount will be your Lifetime Income Percentage multiplied by your new Income Benefit Base.

Your Age at Step-up*	Lifetime Income Percentage

50 - 69	5%
70 - 79	6%
80 or older	7%
                                  *If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage.”

Here are examples of how step-up works under a few different circumstances:

Assume that you are 60 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in IOD II Escalator with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Your initial Stored Income Balance is $5,000.

In each of the four examples, Account Values shown are as of the last day of each Account Quarter. Adjustments are made on the day a Purchase Payment or withdrawal is made.

The Account Values on each of your four Account Quarters are $113,000, $108,000, $90,000, and $103,000, respectively.  No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary.  Your Stored Income Balance at the end of the fourth Account Quarter is $5,000.  The highest adjusted quarterly value is $113,000.  Your new Income Benefit Base is set to equal $108,000 ($113,000 - $5,000) since that amount exceeds your previous Income Benefit Base.

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	n/a	$113,000	$100,000
End of Second Quarter	$108,000	n/a	$108,000	$100,000
End of Third Quarter	$90,000	n/a	$90,000	$100,000
End of Fourth Quarter (before step-up)	$103,000	n/a	$103,000	$100,000
Highest Quarterly Value (after adjustments)			$113,000

Stored Income Balance at end of fourth quarter		$5,000
Step-up comparison	Is ($113,000 - $5,000) greater than $100,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$108,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,400	$108,000 x 5%
New Stored Income Balance =	$10,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: The end of the fourth Account Quarter and the Account Anniversary are the same day. We only make the distinction to separate values before and after step-up.

If you make an additional Purchase Payment during your first Account Year, your Account Value and your Income Benefit Base are each immediately increased by the amount of the additional Purchase Payment.  Your Stored Income Balance is increased by 5% of the additional Purchase Payment.

Here is an example of how an additional Purchase Payment of $50,000 made in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$50,000	$163,000	$100,000
$50,000 Purchase Payment	$163,000	n/a	n/a	$150,000
End of Second Quarter	$158,000	n/a	$158,000	$150,000
End of Third Quarter	$140,000	n/a	$140,000	$150,000
End of Fourth Quarter (before step-up)	$153,000	n/a	$153,000	$150,000
Highest Quarterly Value (after adjustments)			$163,000

Stored Income Balance at end of fourth quarter		$7,500 (initial $5,000 plus 5% x $50,000)
Step-up comparison	Is ($163,000 - $7,500) greater than $150,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$155,500	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$7,775	$155,500 x 5%
New Stored Income Balance =	$15,275	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: Since the additional Purchase Payment occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Here is an example of how a $4,000 withdrawal taken in the second Account Quarter would affect your step-up:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $4,000	$109,000	$100,000
$4,000 withdrawal	$109,000	n/a	n/a	$100,000
End of Second Quarter	$104,000	n/a	$104,000	$100,000
End of Third Quarter	$86,000	n/a	$86,000	$100,000
End of Fourth Quarter (before step-up)	$99,000	n/a	$99,000	$100,000
Highest Quarterly Value (after adjustments)			$109,000

Stored Income Balance at end of fourth quarter		$1,000 (initial $5,000 less $4,000 withdrawal)
Step-up comparison	Is ($109,000 - $1,000) greater than $100,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$108,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,400	$108,000 x 5%
New Stored Income Balance =	$6,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

Please note: Since the withdrawal occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Assume instead you take a $40,000 withdrawal in the second Account Quarter at a point when the Account Value equaled $99,000 immediately before the withdrawal.  Since this withdrawal exceeds your Stored Income Balance, it is considered an Excess Withdrawal.  The Excess Withdrawal reduces your Income Benefit Base as described under "Excess Withdrawals."  All previous quarter-end Account Values are first reduced by the amount of the Stored Income Balance and then adjusted in the same proportion that the Income Benefit Base was adjusted after the Excess Withdrawal. (See the two-step calculation shown in the box below the following example.)

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	- $45,213	$67,787	$100,000
$40,000 withdrawal	$59,000	n/a	n/a	$62,766
End of Second Quarter	$68,000	n/a	$68,000	$62,766
End of Third Quarter	$50,000	n/a	$50,000	$62,766
End of Fourth Quarter (before step-up)	$63,000	n/a	$63,000	$62,766
Highest Quarterly Value (after adjustments)			$68,000

Stored Income Balance at end of fourth quarter		$0
Step-up comparison	Is ($68,000 - $0) greater than $62,766? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$68,000	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$3,400	$68,000 x 5%
New Stored Income Balance =	$3,400	Stored Income Balance at the end of the fourth Account Quarter plus the new Annual Income Amount.

(1)	Reduce the end of First Quarter Account Value by the Stored Income Balance	=	$113,000	–	$5,000	= $108,000

(2)	Adjust Account Value for the first Account Quarter	=	$108,000 x		($99,000 – $40,000)	= $67,787
					$99,000 – $5,000

	The total adjustment	=	$113,000	–	$67,787	= $45,213

All of the above examples assume that you are age 60 at issue, so your Lifetime Income Percentage is set to 5%.  Assume instead you are age 69 at issue and have attained age 70 on your first Account Anniversary.  Follow the first example where no withdrawals were taken and no additional Purchase Payments were made.  When your Income Benefit Base steps-up to $108,000, your new Lifetime Income Percentage is 6% since you are now age 70.  Your Annual Income Amount is now $6,480, and your Stored Income Balance becomes $11,480.

Joint-Life Coverage

On the Issue Date, you have the option of electing IOD II Escalator with single-life coverage or, for a higher IOD II Escalator Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events.  Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract.  On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary beneficiary on the Issue Date and remains the sole primary beneficiary while IOD II Escalator is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while IOD II Escalator is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision.  See also “Death of Participant Under IOD II Escalator with Joint-Life Coverage”.

If you have elected joint-life coverage, the Stored Income Period will be your Issue Date if the younger spouse is at least age 50. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 50 if the younger spouse is less than age 50 on the Issue Date.  (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.)  The First Withdrawal Date will be your Issue Date if the younger spouse is at least age 59. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59. The Lifetime Income Percentage will be based on the age of the younger spouse, as follows:

Age of Younger Spouse at Step-up	Lifetime Income Percentage

50 - 69	5%
70 - 79	6%
80 or older	7%

The Lifetime Income Percentage may increase, in the future, if the age of the younger spouse at time of step-up coincides with a higher percentage as shown in the above table.

The two spouses on the Issue Date are the only two people covered under the joint-life feature.  If a Participant remarries, the new spouse is not covered under the joint-life feature.  Therefore, if the spouse on the Issue Date is no longer your spouse, your benefits under IOD II Escalator continue for your life and, when you die, annual withdrawals are no longer available.  Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. The percentage rate of the fee will not be reduced regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of IOD II Escalator

Should you decide that IOD II Escalator is no longer appropriate for you, you may cancel IOD II Escalator at any time. Upon cancellation, all benefits and charges under IOD II Escalator shall cease. Once cancelled, IOD II Escalator cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," IOD II Escalator will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

IOD II Escalator will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Income Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday.  See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS.”

A change in ownership may also cancel your benefits under IOD II Escalator.

Death of Participant Under IOD II Escalator with Single-Life Coverage

If you elected single-life coverage, IOD II Escalator terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new IOD II Escalator rider on the original Contract (assuming your surviving spouse meets certain eligibility requirements). If your surviving spouse makes such election, all of the following occur:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●
the new percentage rate used to calculate the IOD II Escalator Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the IOD II Escalator Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited;

●	the new Lifetime Income Percentage will be based on the age of the surviving spouse; and

●	the new Stored Income Balance will be reset to zero.

Death of Participant Under IOD II Escalator with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected.  In such case, if a Participant dies while participating in IOD II Escalator, the provisions of the section titled “Death of Participant Under IOD II Escalator with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, IOD II Escalator will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged;

●	the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in the Account Value (see "Step-Up Under IOD II Escalator ");

●
if the Stored Income Period has not yet begun, the Lifetime Income Percentage will be determined when the Stored Income Period begins (i.e., on the first Account Anniversary following the date the younger spouse attains (or would have attained) age 50);

●	if the Stored Income Period has already begun, the Lifetime Income Percentage will not change;

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by the Lifetime Income Percentage; and

●	the percentage rate of the IOD II Escalator Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including IOD II Escalator, terminates.

If you purchased joint-life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under IOD II Escalator

Under the terms of IOD II Escalator, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value (or your Stored Income Balance, if greater);

(2)	annuitize your Account Value under one of the Annuity Options available on that date; or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than the Lifetime Income Percentage multiplied by your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see "Depleting Your Account Value."

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as IOD II Escalator. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT: Income ON Demand® II Plus

On or before the Issue Date, you may elect to participate in an optional living benefit rider known as Income ON Demand II Plus ("IOD II Plus"). IOD II Plus provides an annual income guarantee for life. In early years, you can increase your guarantee if you defer withdrawals. In later years, you can store the annual guarantee amounts not withdrawn. To describe how IOD II Plus works, we use the following definitions:

Annual Income Amount:	An amount equal to your current Income Benefit Base multiplied by 5%, calculated on each Account Anniversary.

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

Early Withdrawal:	Any withdrawal taken prior to your First Withdrawal Date.

Excess Withdrawal:
Any withdrawal taken after your First Withdrawal Date that (a) when added to all prior withdrawals taken in that Account Year, exceeds the Annual Income Amount (or your Required Minimum Distribution Amount, if greater) while in the IOD II Plus Bonus Period or (b) exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if greater) while in the Stored Income Period.

Fee Base:	The amount used to calculate your cost for IOD II Plus.

First Withdrawal Date:	Your Issue Date if you are at least age 59 at issue, otherwise the first Account Anniversary after you attain age 59.

Income Benefit Base:	The amount used to calculate your Annual Income Amount for IOD II Plus.

IOD II Plus Bonus Base:
The amount on which bonuses are calculated.  The IOD II Plus Bonus Base is equal to the sum of your Purchase Payments, increased by any “step-ups” (described below) and reduced for any Early Withdrawals or any Excess Withdrawals.

IOD II Plus Bonus Period:
A ten-year period commencing on the Issue Date. If you "step-up" IOD II Plus,(described below) during the IOD II Plus Bonus Period, the IOD II Plus Bonus Period is extended to ten years from the date of the step-up.

Stored Income Balance:	The amount you may withdraw at any time during your Stored Income Period and after your First Withdrawal Date without reducing your benefits under IOD II Plus.

Stored Income Period:
A period beginning on the latest of your first Account Anniversary, the end of your IOD II Plus Bonus Period, or the first Account Anniversary following your 50th birthday, and ending on your Annuity Commencement Date.

You and Your:
The terms "you" and "your" refer to the oldest living Participant or the surviving spouse of the oldest Participant, as described under the sections entitled "Death of Participant Under IOD II Plus with Single-Life Coverage" and "Death of Participant Under IOD II Plus with Joint-Life Coverage." In the case of a non-natural Participant, these terms refer to the oldest living annuitant.

IOD II Plus may not be appropriate for all investors. Before purchasing IOD II Plus, you should carefully consider the following:

IOD II Plus may be appropriate if you are an investor who:

●	wants a stream of income for life beginning after the First Withdrawal Date.
●	wants to defer withdrawals during early Account Years to increase benefits in later years.
●	wants the flexibility to store income for later years, rather than taking a specified percentage every year.
●	wants the option of joint-life coverage.
●	wants to start accruing benefits by storing income as early as age 50 and can wait until the First Withdrawal Date to begin receiving that income.

IOD II Plus may be inappropriate if you are an investor who:

●	anticipates the need for Excess Withdrawals or Early Withdrawals.
●	wants to invest in funds other than a Designated Fund.

IOD II Plus is inappropriate if you are an investor who:

●	is actively invested in contributory plans, because IOD II Plus prohibits any Purchase Payments after the first Account Anniversary.

You may combine IOD II Plus with any optional death benefit rider other than the EEB Premier Plus rider.  Upon annuitization, IOD II Plus and any elected optional death benefit rider automatically terminate.

You may elect to participate in IOD II Plus, provided that:

●	the rider is available for sale both in the state where the Contract is sold, and in the state where you reside;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application (in the case of a non-natural Participant, the oldest Annuitant has not attained age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the Designated Funds that we make available with IOD II Plus;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

IOD II Plus allows you to withdraw a guaranteed amount each year, beginning after your First Withdrawal Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is based on 5% of your Income Benefit Base. If you make no withdrawals (including Required Minimum Distribution Amounts) in an Account Year during your IOD II Plus Bonus Period, we will increase your Income Benefit Base by an amount equal to 7% of your IOD II Plus Bonus Base.

You may choose to end the current Bonus Period at anytime as long as you are at least age 50.  The Stored Income Period will begin on the first Account Anniversary following your election. You can elect to end the Bonus Period by notifying us by written request, mailed to our Annuity Mailing Address, which is set forth at the beginning of this Prospectus.

After your IOD II Plus Bonus Period ends and your Stored Income Period begins, we will not increase your Income Benefit Base by an amount equal to 7% of your IOD II Plus Bonus Base.  Instead, your Annual Income Amount will be added each year to your Stored Income Balance.

If you are participating in IOD II Plus, you may not make Purchase Payments after the first year following your Issue Date. After the first Account Anniversary, any Purchase Payments submitted by a Participant while participating in IOD II Plus will be returned to the Participant, unless the Participant instructs us to terminate participation in IOD II Plus.

To participate in IOD II Plus, all of your Account Value must be invested only in Designated Funds at all times during the term of IOD II Plus. (The term of IOD II Plus is for life, unless your Income Benefit Base is reduced to zero or your benefits under IOD II Plus are terminated or cancelled as described under "Cancellation of IOD II Plus," "Depleting Your Account Value," and "Annuitization Under IOD II Plus.") The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are as shown in the section entitled "Designated Funds."

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under "Joint-Life Coverage" and the sections entitled "Death of Participant Under IOD II Plus with Single-Life Coverage" and "Death of Participant Under IOD II Plus with Joint-Life Coverage."

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	increased on each Account Anniversary by any applicable bonus amount during the IOD II Plus Bonus Period;

●	increased on each Account Anniversary by any step-ups as described under "Step-Up Under IOD II Plus";

●	increased to the extent that you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described under "How IOD II Plus Works";

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date;

●	decreased following any Early Withdrawals you take, as described under “Early Withdrawals”; and

●	decreased following any Excess Withdrawals you take, as described under “Excess Withdrawals”.

Determining Your Stored Income Balance

At the beginning of the Stored Income Period, your Stored Income Balance will equal your Annual Income Amount (i.e., 5% of your Income Benefit Base on that Date). Thereafter, your Stored Income Balance is:

●	increased on each Account Anniversary by your Annual Income Amount determined on that Anniversary;

●	decreased by the amount of any withdrawals you take, on or after your First Withdrawal Date, up to the amount of your Stored Income Balance;

●	decreased to $0 if you take an Excess Withdrawal;

●	decreased in proportion to the change in your Account Value if you take an Early Withdrawal; and

●	decreased by the amount you use in exercising your one-time option to increase your Income Benefit Base (described under "How IOD II Plus Works").

How IOD II Plus Works

     During the IOD II Plus Bonus Period

During the IOD II Plus Bonus Period, in each year that you do not take a withdrawal, your Income Benefit Base will be increased by an amount equal to 7% of your IOD II Plus Bonus Base. However, if this amount is less than the amount you will receive under a step-up, the Income Benefit Base will instead be increased by the step-up amount. If you do take a withdrawal, you are still eligible for step-up. (See "Step-Up under IOD II Plus.") In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Income Amount, during this period, is not cumulative. Any unused portion of your Annual Income Amount in any Account Year, during the IOD II Plus Bonus Period cannot be applied to a future year.

During each Account Year, beginning on your First Withdrawal Date, you can take withdrawals totaling up to the amount of your Annual Income Amount, subject to the terms and conditions discussed below.  Even if your Account Value is reduced to zero, as long as your Income Benefit Base is greater than zero, you will receive an amount equal to your Annual Income Amount every year of your life unless you choose to cancel IOD II Plus.

     During the Stored Income Period

During the Stored Income Period on each Account Anniversary, your Annual Income Amount is added to your Stored Income Balance. You can take withdrawals up to the amount of your Stored Income Balance beginning on your First Withdrawal Date, subject to the terms and conditions discussed below. You can use all or a portion of your Stored Income Balance to effect a one-time increase of your Income Benefit Base prior to your Annuity Commencement Date. If your Account Value is reduced to zero, and your Income Benefit Base is greater than zero, you will receive an amount equal to your Annual Income Amount every year of your life unless you choose to cancel IOD II Plus.

Withdrawals from your Stored Income Balance can be taken at any time beginning on your First Withdrawal Date and prior to your Annuity Commencement Date without affecting your Income Benefit Base. If, beginning on your First Withdrawal Date, you make a withdrawal that does not exceed your Stored Income Balance:

●	your Stored Income Balance will be decreased by the amount withdrawn; and

●	the withdrawal will not be subject to withdrawal charges.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. While your Contract is in force, you may exercise this option only once and you must do so prior to your Annuity Commencement Date.  If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of your Stored Income Balance used will be added to your Income Benefit Base; and

●	your new Annual Income Amount on your next Account Anniversary will equal 5% of your new Income Benefit Base.

Here is an example of how IOD II Plus works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elect to participate in IOD II Plus with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. You decide to remain in the IOD II Plus Bonus Period for two years.  The IOD II Plus Bonus Base is $100,000 for year one and year two. The bonus amount is 7% of the IOD II Plus Bonus Base. You wait until your third Account Year before you begin your Stored Income Period. At issue, your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Values are shown as of the beginning of the Account Year, except for the bonus which occurs at the end of the Account Year.

Year	Account Value	Income Benefit Base	Annual Income Amount	Bonus Amount	Stored Income Balance

1	$100,000	$100,000	$5,000	$7,000	$0
2	$100,000	$107,000	$5,350	$7,000	$0
3	$100,000	$114,000	$5,700	n/a	$5,700
4	$100,000	$114,000	$5,700	n/a	$11,400

During your fifth Account Year, you use the full amount of your Stored Income Balance ($17,100) to increase your Income Benefit Base thereby reducing your Stored Income balance to $0. On your next Account Anniversary, your Income Benefit Base of $114,000 will be increased to $131,100 and your Annual Income Amount will be $6,555 (5% of your Income Benefit Base). Therefore $6,555 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Bonus Amount	Stored Income Balance

5	$100,000	$114,000	$5,700	n/a	$17,100
6	$100,000	$131,100	$6,555	n/a	$6,555
7	$100,000	$131,100	$6,555	n/a	$13,110
8	$100,000	$131,100	$6,555	n/a	$19,665

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Assume instead that, during your fifth Account Year, you take a withdrawal of $17,100, thereby reducing your Stored Income Balance to $0. On your next Account Anniversary, your Income Benefit Base will remain at $114,000 and your Annual Income Amount remains at $5,700 (5% of your Income Benefit Base). Therefore $5,700 will be added each year to your Stored Income Balance unless your Annual Income Amount changes.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$114,000	$5,700	$17,100	$0
6	$82,900	$114,000	$5,700	$0	$5,700
7	$82,900	$114,000	$5,700	$0	$11,400
8	$82,900	$114,000	$5,700	$0	$17,100

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Early Withdrawals and Excess Withdrawals may significantly decrease your benefits under IOD II Plus, as described further under "Withdrawals Under IOD II Plus." Even if your Stored Income Period has begun, withdrawals prior to you First Withdrawal Date are considered Early Withdrawals. Investing in any Fund, other than a Designated Fund, will cancel IOD II Plus as described under "Cancellation of IOD II Plus."

Withdrawals Under IOD II Plus

     Withdrawals After Your First Withdrawal Date

Your First Withdrawal Date may occur during either your IOD II Plus Bonus Period or your Stored Income Period. If your First Withdrawal Date occurs during the IOD II Plus Bonus Period, you may take withdrawals up to your Annual Income Amount each year without affecting your benefits under IOD II Plus. Each withdrawal will reduce your Annual Income Amount for that year by the full amount of that withdrawal. You will not be eligible for a 7% bonus during any Account Year in which you have taken a withdrawal. If your First Withdrawal Date occurs during your Stored Income Period, withdrawals, up to the amount of your Stored Income Balance, will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base. This is shown in the example above.

Withdrawals taken after your First Withdrawal Date and during the withdrawal charge period permitted under your Contract are subject to withdrawal charges only to the extent they are in excess of the greatest of:

●	the free withdrawal amount permitted under your Contract;

●	either your Annual Income Amount (during the IOD II Plus Bonus Period) or your Stored Income Balance (during the Stored Income Period); or

●	your Yearly Required Minimum Distribution Amount (subject to conditions discussed under "Tax Issues Under Optional Living Benefits").

     Excess Withdrawals

An Excess Withdrawal can occur during the IOD II Plus Bonus Period or the Stored Income Period.  During the IOD II Plus Bonus Period, if you take an Excess Withdrawal, both your Income Benefit Base and your IOD II Plus Bonus Base will be reduced according to the following formulae:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – AIA

Your new IOD II Plus Bonus Base =	BB x	(	AV – WD	)
AV – AIA

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	BB =	Your IOD II Plus Bonus Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	AIA =	Your remaining Annual Income Amount immediately prior to the Excess Withdrawal minus any prior partial withdrawals taken during the current Account Year.

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

During the Stored Income Period, if you take an Excess Withdrawal, your Stored Income Balance will be reduced to zero.  In addition, your Income Benefit Base will be reduced according to the following formula:

Your new Income Benefit Base =	IBB x	(	AV – WD	)
AV – SB

Where:
	IBB =	Your Income Benefit Base immediately prior to the Excess Withdrawal.

	WD =	The amount of the Excess Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Excess Withdrawal (or your Required Minimum Distribution Amount, if greater).

	AV =	Your Account Value immediately prior to the Excess Withdrawal.

Your Annual Income Amount will be recalculated on your next Account Anniversary based on the reduced Income Benefit Base. Here is an example of an Excess Withdrawal.

Using the same facts as the previous example, assume that in your fifth Account Year you take a withdrawal of $50,000, exceeding your Stored Income Balance. Assume that due to poor investment performance during the fifth Account Year, your Account Value was $90,000 immediately prior to the withdrawal.  Your Income Benefit Base will be reduced to $62,551 as shown below and your new Annual Income Amount will be 5% of your new Income Benefit base ($3,128). The Annual Withdrawal Amount of $3,128 will be added to your Stored Income Balance.

Year	Account Value	Income Benefit Base	Annual Income Amount	Withdrawal	Stored Income Balance

5	$100,000	$114,000	$5,700	$50,000	$0
6	$50,000	$62,551	$3,128	$0	$3,128
7	$50,000	$62,551	$3,128	$0	$6,2561
8	$50,000	$62,551	$3,128	$0	$9,384

Each year thereafter, the Annual Income Amount will be added to the Stored Income Balance in the same manner.

Your new Income Benefit Base	=	$114,000 x	($90,000 – $50,000)	= $62,551
$90,000 – $17,100

Excess Withdrawals taken in a down market could severely reduce your benefits under IOD II Plus.

    Early Withdrawals

An Early Withdrawal can occur during the IOD II Plus Bonus Period or the Stored Income Period. Any withdrawals, including any "free withdrawal amounts," taken before the First Withdrawal Date are Early Withdrawals. If an Early Withdrawal occurs during your IOD II Plus Bonus Period, your Annual Income Amount will be reduced by the full amount of the withdrawal.  In addition, your IOD II Plus Bonus Base will be reduced according to the following formula:

Your new IOD II Plus Bonus Base =	BB x	(	AV - WD	)
AV

If the Early Withdrawal occurs during the Stored Income Period, your Stored Income Balance will be reduced using the following formula:

Your new Stored Income Balance =	SB x	(	AV - WD	)
AV

In either the IOD II Plus Bonus Period or Stored Income Period, your new Income Benefit Base will equal:

Your new Income Benefit Base =	IBB x	(	AV - WD	)
AV

Where:
	IBB =	Your Income Benefit Base immediately prior to the Early Withdrawal.

	BB =	Your IOD II Plus Bonus Base immediately prior to the Early Withdrawal.

	SB =	Your Stored Income Balance immediately prior to the Early Withdrawal.

	WD =	The amount of the Early Withdrawal.

	AV =	Your Account Value immediately prior to the Early Withdrawal.

Your future Annual Income Amount will be recalculated based on the reduced Income Benefit Base.

In addition, Early Withdrawals will also be subject to withdrawal charges, to the extent that such withdrawals are in excess of the "free withdrawal amount" permitted under your Contract. Early Withdrawals could severely reduce your benefits under IOD II Plus.

In addition to reducing your benefits under IOD II Plus, any withdrawal before your First Withdrawal Date could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an Early Withdrawal or an Excess Withdrawal (as described above), your Stored Income Balance (if any), your IOD II Plus Bonus Base (if any), and your Income Benefit Base will all be reduced to zero. Therefore, your Contract, as well as your benefits under IOD II Plus, will end.

If your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than Excess Withdrawals or Early Withdrawals, your Income Benefit Base will not be reduced. Your Contract will end, but you will be entitled to receive annual payments as follows.

If you were in the IOD II Plus Bonus Period on the day the Account Value was reduced to zero, regardless of your age, you will be entitled to receive annual amounts equal to 5% of your Income Benefit Base each year for as long as you live.

If you were in the Stored Income Period on the day the Account Value was reduced to zero, you will be entitled to receive annual amounts equal to 5% of your Income Benefit Base. Prior to determining your annual payments, you may increase your Income Benefit Base by any remaining Stored Income Balance as described below. These payments will continue for as long as you live. If you elected joint-life coverage, the payments will continue as long as either you or your spouse are alive as described under "Death of Participant Under IOD II Plus with Joint-Life Coverage."  If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your "annual lifetime payments," you must deplete your Stored Income Balance by:

(a)	withdrawing your remaining Stored Income Balance;

(b)	applying the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your "annual lifetime payments"); or

(c)	using a combination of (a) and (b).

Because the Contract has ended, the amount of these annual lifetime payments will not change and they will not be subject to any withdrawal charges. You should be aware, however, that they could be subject to certain tax consequences. You should consult a qualified tax professional for more information.

Cost of IOD II Plus

If you elect IOD II Plus, we will deduct a quarterly fee from your Account Value ("IOD II Plus Fee"). The IOD II Plus Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter and will equal 0.2375 % of your Fee Base on that day, if you elected single-life coverage (0.2875% for joint-life coverage). On an annual basis, the IOD II Plus Fee is equal to 0.95% of your Fee Base if you elected single-life coverage (1.15% for joint-life coverage). We reserve the right to increase the percentage rate used to calculate the IOD II Plus Fee on newly issued Contracts.

During the first Account Year, your Fee Base is equal to your Income Benefit Base.  On each Account Anniversary, the Fee Base is recalculated.  During the IOD II Plus Bonus Period, your new Fee Base will be reset to equal your Income Benefit Base, if your Income Benefit Base is higher than your current Fee Base.  During the Stored Income Period, your new Fee Base will be reset to equal your Income Benefit Base plus your Stored Income Balance (if any) less your Annual Income Amount for that year if this recalculated amount is higher than your current Fee Base. In the event that the recalculated amount is not greater than your current Fee Base, we will continue to calculate your IOD II Plus Fee based upon your current Fee Base until, at least, your next Account Anniversary.  Note that, although your IOD II Plus Fee may increase, it will never decrease.

For the most part, we calculate your Fee Base only on your Account Anniversary. However, we will recalculate your Fee Base between Account Anniversaries, if you take an Early Withdrawal or Excess Withdrawal or make additional Purchase Payments during your first Account Year.

If you take an Excess Withdrawal during your IOD II Plus Bonus Period, your Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - AIA

If you take an Excess Withdrawal during your Stored Income Period, your IOD II Plus Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV - SB

If you take an Early Withdrawal, your IOD II Plus Fee Base will be decreased by the following formula:

Your new Fee Base =	Fee Base x	(	AV - WD	)
AV

Where:
	Fee Base =	Your IOD II Plus Fee Base immediately prior to the Early/Excess Withdrawal.

	WD =	The amount of the Early/Excess Withdrawal.

	SB =	Your Stored Income Balance (if any) immediately prior to the Excess Withdrawal.

	AIA =	Your Annual Income Amount immediately prior to the Excess Withdrawal minus any prior partial withdrawals taken during the current Account Year.

	AV =	Your Account Value immediately prior to the Early/Excess Withdrawal.

Any additional Purchase Payment you make during your first Account Year will increase your Income Benefit Base as described under “Determining Your Income Benefit Base.” Therefore, your Fee Base will increase by any additional Purchase Payments made.

Here is an example of how we calculate your Fee Base:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000.  Assume you elected to participate in IOD II Plus with single-life coverage and investment performance of the Designated Funds is neutral over the years. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base is equal to your initial Purchase Payment ($100,000) on your Issue Date. Your IOD II Plus Bonus Base is equal to your initial Purchase Payment ($100,000).  At issue, your Annual Income Amount is $5,000 (5% of your Income Benefit Base). You wait until your third Account Year before you elect to begin your Stored Income Period. During the IOD II Plus Bonus Period, in years that withdrawals are not taken, your Income Benefit Base increases by 7% of your IOD II Plus Bonus Base (assuming no step-up). Values are shown as of the beginning of the Account Year. At the beginning of your Stored Income Period, Year 3, your Annual Income Amount has increased to $5,700.

During the IOD II Plus Bonus Period (Account Years 1and 2), the Fee Base is set equal to your Income Benefit Base.  During the Stored Income Period, the Fee Base is reset at the beginning of the Account Year to equal your Income Benefit Base plus your Stored Income Balance less your Annual Income Amount, if that amount is greater than the previous Fee Base.  For example, in Account Year 4, the Fee Base is set equal to the Income Benefit Base ($114,000) plus the Stored Income Balance ($11,400) less your Annual Income Amount ($5,700) if that amount ($119,700) is greater than the previous Fee Base ($114,000).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year

1	$100,000	$5,000	$0	$0	$0	$100,000
2	$107,000	$5,350	$0	$0	$0	$107,000
3	$114,000	$5,700	$5,700	$0	$5,700	$114,000
4	$114,000	$5,700	$11,400	$0	$11,400	$119,700

Assume, instead, that in your fourth Account Year you take an $11,400 withdrawal.  At the beginning of your fifth Account Year, your Income Benefit Base ($114,000) plus your Stored Income Balance ($0) less your Annual Income Amount ($5,700) is less than the current Fee Base ($119,700), so there is no change to the Fee Base as shown below. In Account Year 7, the Fee Base is reset. Your Income Benefit Base ($114,000) plus your Stored Income Balance ($17,100) less your Annual income Amount ($5,700), results in an amount of $125,400, an amount that is greater than the previous Fee Base ($119,700).

Year	Income Benefit Base	Annual Income Amount	Stored Income Balance			Fee Base
			Beginning of year	Withdrawal Amount	End of year
4	$114,000	$5,700	$11,400	$11,400	$0	$119,700
5	$114,000	$5,700	$5,700	$0	$5,700	$119,700
6	$114,000	$5,700	$11,400	$0	$11,400	$119,700
7	$114,000	$5,700	$17,100	$0	$17,100	$125,400

On each Account Anniversary thereafter, your Fee Base is recalculated and reset if necessary.

Your IOD II Plus Fee will not change during an Account Year, unless you take one of two specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Fee Base and thus your IOD II Plus Fee.

●	If you make an Early Withdrawal or an Excess Withdrawal, you will decrease your Fee Base and thus your IOD II Plus Fee.

In addition, on your Account Anniversary, the IOD II Plus Fee may also change, if we increase the percentage used to calculate the IOD II Plus Fee as described under "Step-Up Under IOD II Plus."

The investment performance of the Designated Funds will not affect your IOD II Plus Fee during an Account Year. However, as stated under "Step-Up Under IOD II Plus," favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary, and thus increase your IOD II Plus Fee.

We will continue to deduct the IOD II Plus Fee until you annuitize your Contract, your Account Value reduces to zero, or your benefits under IOD II Plus are cancelled as described under "Cancellation of IOD II Plus".

Step-Up Under IOD II Plus

You can step-up your Income Benefit Base and IOD II Plus Bonus Base each Account Anniversary prior to your Annuity Commencement Date, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance (if any) must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
If your Contract is in the Stored Income Period, your highest quarter-end Account Value (adjusted for subsequent purchase payments and withdrawals) during the most recent Account Year ("Highest Quarterly Value") minus your Stored Income Balance must be greater than your current Income Benefit Base.

●
If your Contract has not started the Stored Income Period, your Highest Quarterly Value during the most recent Account Year must be greater than your current Income Benefit Base (adjusted for any applicable bonus if the Contract is in the IOD II Plus Bonus Period).

Second, if you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the IOD II Plus Fee on newly issued Contracts. If we are no longer issuing Contracts with IOD II Plus, then the percentage rate we use to calculate your IOD II Plus Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your IOD II Plus Fee will remain unchanged and we will automatically step up your Income Benefit Base and your IOD II Plus Bonus Base (if applicable).

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your IOD II Plus Fee and step-up your Income Benefit Base.  If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups of your Income Benefit Base will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up prior to the Stored Income Period, we will increase your Income Benefit Base and your IOD II Plus Bonus Base each to an amount equal to the highest adjusted quarterly Account Value, if such amount exceeds your current Income Benefit Base (adjusted for any applicable bonus if the Contract is in the IOD II Plus Bonus Period). If the step-up occurred during the IOD II Plus Bonus Period, your IOD II Plus Bonus Period will be renewed for another 10-year period.

At the time of step-up during the Stored Income Period, we will increase your Income Benefit Base to an amount equal to the highest adjusted quarterly Account Value less your Stored Income Balance, if such amount exceeds your current Income Benefit Base. After the step-up, your Annual Income Amount will be 5% of your new Income Benefit Base.

Below are examples of how step-up works under a few different circumstances.

Assume that you are 60 years old when you purchase a Contract with an initial Purchase Payment of $100,000, and that you elect to participate in IOD II Plus with single-life coverage. (If you selected joint-life coverage, the numbers shown in the example could be different.) Your Income Benefit Base and your IOD II Plus Bonus Base are equal to your initial Purchase Payment. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base).  The example assumes you are in the IOD II Plus Bonus Period.

In each of the five examples, Account Values shown are as of the last day of each Account Quarter. Adjustments are made on the day a Purchase Payment or withdrawal is made.

The Account Values on each of your four Account Quarters are $113,000, $108,000, $90,000, and $103,000, respectively.  No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary.  The highest adjusted quarterly value is $113,000. Both your new Income Benefit Base and IOD II Plus Bonus Base are set to equal $113,000 since that amount exceeds your previous Income Benefit Base increased by 7% of your IOD II Plus Bonus Base ($100,000 + $7,000).

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	n/a	$113,000	$100,000
End of Second Quarter	$108,000	n/a	$108,000	$100,000
End of Third Quarter	$90,000	n/a	$90,000	$100,000
End of Fourth Quarter (before step-up)	$103,000	n/a	$103,000	$100,000
Highest Quarterly Value (after adjustments)			$113,000

Stored Income Balance at end of fourth quarter		n/a (since you are in the IOD II Plus Bonus Period)
Step-up comparison	Is $113,000 greater than $100,000 + $7,000? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$113,000	Highest Quarterly Value (after adjustments).
New Annual Income Amount =	$5,650	$113,000 x 5%
New Stored Income Balance =	n/a	(since you are in the IOD II Plus Bonus Period)
New IOD II Plus Bonus Base =	$113,000

Please note: The end of the fourth Account Quarter and the Account Anniversary are the same day. We only make the distinction to separate values before and after step-up.

If you make an additional Purchase Payment during your first Account Year, your Account Value, your Income Benefit Base, and your IOD II Plus Bonus Base are each immediately increased by the amount of the additional Purchase Payment.

Here is an example of how an additional Purchase Payment of $50,000 made in the second Account Quarter would affect your step-up and assumes that you are in the IOD II Plus Bonus Period:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$50,000	$163,000	$100,000
$50,000 Purchase Payment	$163,000	n/a	n/a	$150,000
End of Second Quarter	$158,000	n/a	$158,000	$150,000
End of Third Quarter	$140,000	n/a	$140,000	$150,000
End of Fourth Quarter (before step-up)	$153,000	n/a	$153,000	$150,000
Highest Quarterly Value (after adjustments)			$163,000

Stored Income Balance at end of fourth quarter		n/a (since you are in the IOD II Plus Bonus Period)
Step-up comparison	Is $163,000 greater than $150,000 + $10,500? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$163,500	Highest Quarterly Value (after adjustments).
New Annual Income Amount =	$8,150	$163,500 x 5%
New Stored Income Balance =	n/a	(since you are in the IOD II Plus Bonus Period)
New IOD II Plus Bonus Base =	$163,000

Please note: Since the additional Purchase Payment occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Here is an example of how a $4,000 withdrawal taken in the second Account Quarter would affect your step-up and assumes you are in the IOD II Plus Bonus Period:

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$4,000	$109,000	$100,000
$4,000 withdrawal	$109,000	n/a	n/a	$100,000
End of Second Quarter	$104,000	n/a	$104,000	$100,000
End of Third Quarter	$86,000	n/a	$86,000	$100,000
End of Fourth Quarter (before step-up)	$99,000	n/a	$99,000	$100,000
Highest Quarterly Value (after adjustments)			$109,000

Stored Income Balance at end of fourth quarter		n/a (since you are in the IOD II Plus Bonus Period)
Step-up comparison	Is $109,000 greater than $100,000 + $0 (no bonus since withdrawal taken? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$109,000	Highest Quarterly Value (after adjustments).
New Annual Income Amount =	$5,450	$109,000 x 5%
New Stored Income Balance =	n/a	(since you are in the IOD II Plus Bonus Period)
New IOD II Plus Bonus Base =	$109,000

Please note: Since the withdrawal occurred after the first Account Quarter, the first Account Quarter value was adjusted.

Assume instead you take a $40,000 withdrawal in the second Account Quarter at a point when the Account Value equaled $99,000 immediately before the withdrawal.  Since this withdrawal exceeds your Annual Income Amount, it is considered an Excess Withdrawal.  The Excess Withdrawal reduces your Income Benefit Base and your IOD II Plus Bonus Base as described under "Excess Withdrawals".  All previous quarterly Account Values are first reduced by the amount of the Annual Income Amount less any prior withdrawals taken in that Account Year and then adjusted in the same proportion that the Income Benefit Base was adjusted after the Excess Withdrawal. (See the two-step calculation shown in the box below the following example.) The example assumes you are in the IOD II Plus Bonus Period.

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

Issue	$100,000	n/a	n/a	$100,000
End of First Quarter	$113,000	$45,213	$67,787	$100,000
$40,000 withdrawal	$59,000	n/a	n/a	$62,766
End of Second Quarter	$68,000	n/a	$68,000	$62,766
End of Third Quarter	$50,000	n/a	$50,000	$62,766
End of Fourth Quarter (before step-up)	$63,000	n/a	$63,000	$62,766
Highest Quarterly Value (after adjustments)			$68,000

Stored Income Balance at end of fourth quarter		n/a (since you are in the IOD II Plus Bonus Period)
Step-up comparison	Is $68,000 greater than $62,766 + $0 (no bonus since withdrawal taken)? Yes, so step-up.

On the Account Anniversary (after step-up)
New Income Benefit Base =	$68,000	Highest Quarterly Value (after adjustments).
New Annual Income Amount =	$3,400	$68,000 x 5%
New Stored Income Balance =	n/a	(since you are in the IOD II Plus Bonus Period)
New IOD II Plus Bonus Base =	$68,000

(1)	Reduce the end of First Quarter Account Value by the Annual Income Amount less any prior withdrawals taken in that Account Year	=	$113,000	–	$5,000	= $108,000

(2)	Adjust the Account Value for the first Account Quarter	=	$108,000 x		($99,000 – $40,000)	= $67,787
					$99,000 – $5,000

	The total adjustment	=	$113,000	–	$67,787	= $45,213

Using the facts of the above example where no withdrawals or additional premiums have taken place, assume that for Account Year 2 you have elected to begin the Stored Income Period. As stated in the above example the Income Benefit Base is $113,000 beginning of Account Year 2. Your Annual Income Amount is $5,650 (5% of your Income Benefit Base).  Because you have elected to begin the Stored Income Period, your Stored Income Balance is initially equal to your Annual Income Amount ($5,650).

The Account Values on each of your four Account Quarters for Account Year 2 are $105,000, $111,000, $116,000, and $120,000, respectively.  No additional Purchase Payments are made and no withdrawals are taken, so no adjustments to these values are necessary.  The highest adjusted quarterly value is $120,000.  Your new Income Benefit Base is set to equal $114,350 ($120,000 - $5,650) since that amount exceeds your previous Income Benefit Base.

Time	Account Value	Adjustment for subsequent Purchase Payments and withdrawals	Account Value (after subsequent adjustments)	Income Benefit Base

End of First Quarter	$105,000	n/a	$105,000	$113,000
End of Second Quarter	$111,000	n/a	$111,000	$113,000
End of Third Quarter	$116,000	n/a	$116,000	$113,000
End of Fourth Quarter (before step-up)	$120,000	n/a	$120,000	$113,000
Highest Quarterly Value (after adjustments)			$120,000

Stored Income Balance at end of fourth quarter		$5,650
Step-up comparison	Is ($120,000 - $5,650) greater than $113,000? Yes, so step-up.

On the Contract Anniversary (after step-up)
New Income Benefit Base =	$114,350	Highest Quarterly Value (after adjustments) less the Stored Income Balance.
New Annual Income Amount =	$5,718	$114,350 x 5%
New Stored Income Balance =	$11,367
New IOD II Plus Bonus Base =	n/a	No longer applicable for the Stored Income Period

Please note: The end of the fourth Account Quarter and the Contract Anniversary are the same day. We only make the distinction to separate values before and after step-up.

Joint-Life Coverage

On the Issue Date, you have the option of electing IOD II Plus with single-life coverage or, for a higher IOD II Plus Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events.  Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract.  On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole primary beneficiary on the Issue Date and remains the sole primary beneficiary while IOD II Plus is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while IOD II Plus is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision.  See also “Death of Participant Under IOD II Plus with Joint-Life Coverage”.

If you have elected joint-life coverage, the IOD II Plus Bonus Period and the Stored Income Period are determined based on the age of the younger spouse if the younger spouse attains (or would have attained) age 50.  (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.)  On the first day of the Stored Income Period, your Annual Income Amount will be added to your Stored Income Balance. The First Withdrawal Date will be your Issue Date if the younger spouse is at least age 59 at issue. Otherwise it will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59.

The two spouses on the Issue Date are the only two people covered under the joint-life feature.  If a Participant remarries, the new spouse is not covered under the joint-life feature.  Therefore, if the spouse on the Issue Date is no longer your spouse, your benefits under IOD II Plus continue for your life and, when you die, annual withdrawals are no longer available.  Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. The percentage rate of the fee will not be reduced regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of IOD II Plus

Should you decide that IOD II Plus is no longer appropriate for you, you may cancel IOD II Plus at any time. Upon cancellation, all benefits and charges under IOD II Plus shall cease. Once cancelled, IOD II Plus cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," IOD II Plus will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

IOD II Plus will also be cancelled for any of the following:

●	upon a termination of the Contract;
●	upon annuitization*; or
●	your Income Benefit Base is reduced to zero as a result of Early or Excess Withdrawals.

*Note that the maximum Annuity Commencement Date permitted under this Contract is the first day of the month following the Annuitant’s 95th birthday.  See “Selection of Annuity Commencement Date” under “THE INCOME PHASE – ANNUITY PROVISIONS.”

A change in ownership may also cancel your benefits under IOD II Plus.

Death of Participant Under IOD II Plus with Single-Life Coverage

If you elected single-life coverage, IOD II Plus terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance, if any. If your surviving spouse is the sole primary Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new IOD II Plus Rider on the original Contract (assuming your surviving spouse meets certain eligibility requirements). If your surviving spouse makes such election, all of the following occur:

●	the new Account Value will be the greater of the Stored Income Balance, if any, on the original Contract or the Death Benefit;

●
the new percentage rate used to calculate the IOD II Plus Fee will be set by us based on market conditions at the time and may be higher than the current percentage rate used to calculate the IOD II Plus Fee;

●	the new Income Benefit Base and your new IOD II Plus Bonus Base will each be equal to the Account Value after any Death Benefit has been credited; and

●	the new IOD II Plus Bonus Period begins.

Death of Participant Under IOD II Plus with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected.  In such case, if a Participant dies while participating in IOD II Plus, the provisions of the section titled “Death of Participant Under IOD II Plus with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, IOD II Plus will continue, provided that the surviving spouse, as the sole primary beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance, if any, will remain unchanged;

●
the Income Benefit Base and the IOD II Plus Bonus Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in the Account Value (see "Step-Up Under IOD II Plus");

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by 5%; and

●	the percentage rate of the IOD II Plus Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including IOD II Plus, terminates.

If you purchased joint-life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under IOD II Plus

Under the terms of IOD II Plus, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive the greater of your Cash Surrender Value or your Stored Income Balance, if any;

(2)	annuitize your Account Value under one of the Annuity Options available on that date; or

(3)
(a) receive the remaining Stored Income Balance, if any, in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than 5% of your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an Early Withdrawal or an Excess Withdrawal), and your Income Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see "Depleting Your Account Value."

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as IOD II Plus. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT: RETIREMENT ASSET PROTECTORSM

On or before the Issue Date, you may elect to participate in an optional living benefit rider known as Retirement Asset Protector. To describe how Retirement Asset Protector works, we use the following definitions:

Retirement Asset Protector Benefit Base:
An amount equal to the sum of all Purchase Payments made during the first year following your Issue Date, decreased by any partial withdrawals taken and increased by any step-ups as described under "Step-Up Under Retirement Asset Protector."

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

GMAB Maturity Date:
The date when Retirement Asset Protector matures. If you are younger than 85 on the Issue Date, your GMAB Maturity Date is the later of your 10th Account Anniversary or 10 years from the date of your most recent step-up. (See "Step-Up Under Retirement Asset Protector.") If you are 85 on the Issue Date, your GMAB Maturity Date is your maximum Annuity Commencement Date.

You and Your:
Under Retirement Asset Protector, the terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant as described under "Death of Participant Under Retirement Asset Protector." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

Retirement Asset Protector is designed for long-term investors. It provides them with the security of knowing that their investments will be protected during down markets or, if that guarantee is not needed, that their Retirement Asset Protector Fees will be refunded. Retirement Asset Protector guarantees a return of the greater of:

●	the excess of your Retirement Asset Protector Benefit Base over your Account Value, or
●	your total fees paid for Retirement Asset Protector ("Retirement Asset Protector Fees"),

regardless of the investment performance of the Designated Funds, provided that you have reached the GMAB Maturity Date.

Retirement Asset Protector may be appropriate for investors who:

●	want to protect their principal and who can afford to wait at least 10 years before withdrawing from their investment.
●	want a refund of their fees if the guarantee is not needed.

Retirement Asset Protector may be inappropriate for investors who:

●	want lifetime income guarantees.
●	want to invest in funds other than a Designated Fund.

Retirement Asset Protector is inappropriate if you are an investor who:

●	is actively invested in contributory plans, because Retirement Asset Protector prohibits any Purchase Payments after the first Account Anniversary.

You may elect to participate in Retirement Asset Protector, if:

●	Retirement Asset Protector is available for sale both in the state where the Contract is sold, and in the state where the Participant resides;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application in good order (in the case of a non-natural Participant, the oldest Annuitant has not reached age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as Designated Funds, that we make available with Retirement Asset Protector;

●	you do not elect the EEB Premier Plus Optional Death Benefit Rider; and

●	you do not elect any other optional living benefit available under your Contract.

If you are participating in Retirement Asset Protector, you may not make Purchase Payments after the first year following your Issue Date.

To participate in Retirement Asset Protector, all of your Account Value must be invested in a Designated Fund at all times during the term of the GMAB Maturity Date.  The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are listed in the section entitled "Designated Funds."

Cost of Retirement Asset Protector

If you elect Retirement Asset Protector, we will deduct a quarterly fee from your Account Value ("Retirement Asset Protector Fee"). The Retirement Asset Protector Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The Fee will be a percentage of your Retirement Asset Protector Benefit Base. This percentage rate will equal 0.0875% of your Retirement Asset Protector Benefit Base on the last day of the Account Quarter. The maximum Retirement Asset Protector Fee you can pay in any one Account Year is equal to 0.35% of the highest Retirement Asset Protector Benefit Base at any point in that Account Year.

Your Retirement Asset Protector Fee will not change, unless you take one of these specific actions:

●	If you made an additional Purchase Payment during your first Account Year, you will increase your Retirement Asset Protector Benefit Base and thus your Retirement Asset Protector Fee.

●	If you make a partial withdrawal, you will decrease your Retirement Asset Protector Benefit Base and thus your Retirement Asset Protector Fee.

●	If you elect to "step-up" your Retirement Asset Protector Benefit Base, your Retirement Asset Protector Fee will increase.

The investment performance of the Designated Funds will not affect your Retirement Asset Protector Fee unless you elect a step-up of your Retirement Asset Protector Benefit Base.

We will continue to deduct the Retirement Asset Protector Fee until:

●	you annuitize your Contract;

●	Retirement Asset Protector matures on the GMAB Maturity Date;

●	your Retirement Asset Protector benefit is cancelled as described under "Cancellation of Retirement Asset Protector;" or

●	your Account Value is reduced to zero.

How Retirement Asset Protector Works

On the GMAB Maturity Date, we will credit your Account Value with an amount equal to the greater of (a) any excess of your Retirement Asset Protector Benefit Base over your Account Value after adjusting for any Contract charges and (b) the total amount of Retirement Asset Protector Fees paid between the Issue Date and the GMAB Maturity Date. To determine the value of (b), we multiply:

●	the sum of the value of the Retirement Asset Protector Benefit Base on the last day of each Account Quarter since the Issue Date times

●	one quarter of the annual Retirement Asset Protector Fee (0.35% ÷ 4).

The greater of the two amounts will be allocated to the Designated Fund in which you are invested at that time. Here is an example of how we calculate benefits under Retirement Asset Protector:

●
Assume that you purchased a Contract on January 2, 2007 with an initial Purchase Payment of $100,000 and you selected Retirement Asset Protector. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●	Assume you make an additional Purchase Payment of $50,000 on February 2, 2007, thus increasing your Retirement Asset Protector Benefit Base to $150,000.
●	Assume you make no withdrawals or additional Purchase Payments prior to the GMAB Maturity Date on January 2, 2017.
●
Assume that, because of poor investment performance, your Account Value on January 2, 2017 is $140,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $10,000 ($150,000 - $140,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of the Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Inception Date ($150,000 x 40) times one quarter of the annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $5,250. Therefore, we will credit $10,000 to your Account Value.

●
Assume instead that, because of better investment performance, your Account Value on January 2, 2017, is $155,000. Because your Account Value is greater than your Retirement Asset Protector Benefit Base, your Account Value will be credited with the total amount of Retirement Asset Protector Fees paid. In this case, the amount will be $5,250.

Withdrawals Under Retirement Asset Protector

All withdrawals you take, including any free withdrawal amounts or Required Minimum Distribution Amounts, will reduce the dollar value of the Retirement Asset Protector Benefit Base proportionally to the amount withdrawn. For example, after a partial withdrawal, the new Retirement Asset Protector Benefit Base will equal:

Retirement Asset Protector Benefit Base immediately before partial withdrawal	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

You should be aware that, if you take a withdrawal when your Account Value is less than your Retirement Asset Protector Benefit Base, the withdrawal may reduce the value of your Benefit Base by an amount greater than the amount of the withdrawal. Thus, withdrawals taken in a down market could severely reduce your benefits under Retirement Asset Protector. Here is an example of how we handle withdrawals under Retirement Asset Protector:

●
Assume that you purchased a Contract on January 2, 2007 with an initial Purchase Payment of $100,000 and you selected Retirement Asset Protector. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●
Assume that, on March 10, 2009, your Account Value is $80,000. Assume further that you take a withdrawal of $10,000 on that date, thus reducing your Account Value to $70,000. Your Retirement Asset Protector Benefit Base is reduced proportionally to the amount withdrawn. Therefore your new Retirement Asset Protector Benefit Base is $100,000 x ($70,000 ÷ $80,000), or $87,500.

●	Assume you make no additional withdrawals prior to the GMAB Maturity Date on January 2, 2017.
●
Assume that, because of investment performance, your Account Value on January 2, 2017 is $80,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $7,500 ($87,500 - $80,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of your Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Issue Date [($100,000 x 8) + ($87,500 x 32)] times one quarter of your annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $3,150. Therefore, we will credit $7,500 to your Account Value.

Step-Up Under Retirement Asset Protector

On or after your first Account Anniversary, you may elect to increase your Retirement Asset Protector Benefit Base to your then current Account Value. The step-up election may be made on any day on or after your first Account Anniversary. (We reserve the right, in our sole discretion, to require step-up elections to occur only on Account Anniversaries.)

If you are participating in Retirement Asset Protector, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your Retirement Asset Protector Benefit Base to an amount equal to your Account Value, if eligible. If you elect to step-up, at least 1 full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current Retirement Asset Protector Benefit Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own that have been issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.

Under Retirement Asset Protector, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, then we will automatically extend your Annuity Commencement Date to equal your GMAB Maturity Date.

Without a step-up, your benefit under Retirement Asset Protector will "mature" on your 10th Account Anniversary. If you elect to step-up your Retirement Asset Protector Benefit Base, your benefit under Retirement Asset Protector will mature 10 years from the most recent Step-Up Date. In either case, on the day your Retirement Asset Protector benefit matures (the "GMAB Maturity Date"), we will credit the greater of:

●	any excess of your Retirement Asset Protector Benefit Base over your Account Value, or

●	the total amount of fees you paid for Retirement Asset Protector.

●
Assume that you purchased a Contract on January 2, 2007 with an initial Purchase Payment of $100,000 and you selected Retirement Asset Protector. Assume further that your Retirement Asset Protector Fees remain constant until the GMAB Maturity Date. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●
Assume that, on January 2, 2008, your Account Value is $118,000. Because your Account Value is greater than your Retirement Asset Protector Benefit Base, you elect to step-up to a new ten-year period with a new Retirement Asset Protector Benefit Base of $118,000. Your new GMAB Maturity Date will be January 2, 2018.

●	Assume you make no withdrawals prior to the GMAB Maturity Date on January 2, 2018.
●
Assume that your Account Value on January 2, 2018 is $112,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $6,000 ($118,000 - $112,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of your Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Issue Date [($100,000 x 4) + ($118,000 x 40)] times one quarter of your annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $4,480. Therefore, we will credit $6,000 to your Account Value.

We reserve the right to discontinue offering the step-up provision of Retirement Asset Protector if we determine that, based upon market conditions at the time of the step-up, we can no longer offer Retirement Asset Protector to new Contracts at the current percentage rate used to calculate the Retirement Asset Protector Fee as set forth under "Cost of Retirement Asset Protector." In that case, we will send notification that the step-up provision under your Contract has been discontinued unless you elect to begin a new step-up provision at the higher percentage rate. Your written consent is required to accept the higher percentage rate and continue to step-up.

Renewal of Retirement Asset Protector

If you elect to participate in Retirement Asset Protector and you remain in the benefit until it matures, you may elect to renew your participation in Retirement Asset Protector, provided that we are still offering Retirement Asset Protector to new Participants. Upon renewal, the annual charge for participation in Retirement Asset Protector will be extended under the terms and conditions applicable to new Participants at that time. We reserve the right, in our sole discretion, to stop offering Retirement Asset Protector to new Participants, in which case renewals will no longer be available.

Cancellation of Retirement Asset Protector

You may cancel Retirement Asset Protector at any time. Upon cancellation, all benefits and charges under the benefit shall cease.  Once cancelled, Retirement Asset Protector cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," Retirement Asset Protector will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into any investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel the Benefit.

Death of Participant Under Retirement Asset Protector

If the Participant dies while participating in Retirement Asset Protector, all benefits and charges under the benefit will automatically terminate when we receive Due Proof of Death, unless the surviving spouse is the sole Beneficiary and elects to continue the Contract. The surviving spouse has two options under the Contract (assuming that the rider is available to new Participants at the time of such election and the surviving spouse meets certain eligibility requirements).

(1)
The spouse can automatically continue Retirement Asset Protector even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.")  The GMAB Maturity Date does not change.

(2)
The surviving spouse can elect to participate in a new Retirement Asset Protector benefit on the original Contract. The Retirement Asset Protector Fee may be higher than your current fee. The Retirement Asset Protector Fee will be set by us based upon market conditions at the time of election. The Retirement Asset Protector Benefit Base will be equal to the Account Value after the death benefit has been credited. The new GMAB Maturity Date will be 10 years after Retirement Asset Protector has been re-elected.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as Retirement Asset Protector. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

DESIGNATED FUNDS

To participate in an optional living benefit, all of your Account Value must be invested only in Designated Funds at all times during the term of your optional living benefit.

The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as Designated Funds are as follows:

Asset Allocation Models	Funds (continued)
90/10 Masters Model*	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Build Your Portfolio	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Fidelity VIP Balanced Portfolio - Service Class 2
Dollar-Cost Averaging Program Options	MFS® Total Return Portfolio - S Class
6-Month DCA Guarantee Option	Oppenheimer Balanced Fund/VA - Service Shares
12-Month DCA Guarantee Option	AllianceBernstein VPS Balanced Wealth Strategy Fund - Class B*
Van Kampen UIF Equity & Income Portfolio II*
Funds	Franklin Templeton VIP Founding Funds Allocation Fund - Class 2*
SC Ibbotson Growth Fund – S Class*	BlackRock Global Allocation V.I. – Class 3*
SC Ibbotson Balanced Fund – S Class*
SC Ibbotson Moderate Fund – S Class*
* Not available for investment if you purchased your Contract through a Bank of America representative between April 25, 2005 and April 20, 2007.

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" and in "APPENDIX K -- BUILD YOUR PORTFOLIO."

If you elected to participate in Income ON Demand II, Income ON Demand II Escalator, Income ON Demand II Plus or Retirement Income Escalator II, and are invested in more than one Designated Fund, we will automatically transfer assets among your Designated Funds to maintain the percentage allocation you selected.  We will make these transfers on a quarterly basis.

If you purchased Secured Returns, Secured Returns 2, Secured Returns for Life, Secured Returns for Life Plus, Income ON Demand (“IOD”), Retirement Income Escalator (“RIE”), or Retirement Asset Protector, and you are invested in more than one Designated Fund, we will not automatically transfer your assets among your Designated Funds to maintain the percentage allocation you selected, unless you have instructed us to do so.

We reserve the right to declare that a particular Fund no longer qualifies as a Designated Fund.  If you are invested in a Designated Fund at the time we declare the Fund to no longer be a Designated Fund, your Account Value can remain in that Fund without canceling your participation in a living benefit. However, any transfers or future Purchase Payments may only be allocated to a Fund that is declared by us to be a Designated Fund at the time of the transaction.  If you are invested in a Fund that has been declared by us to no longer be a Designated Fund, you must first transfer your Account Value from that Fund into one or more of the current Designated Fund(s) if you want to make subsequent Purchase Payments or any additional transfers. (Note that this restriction does not apply to automatic portfolio rebalancing.) We also reserve the right to close Funds only to new Contracts. We will, however, revise the prospectus to give notice to prospective investors of the closing of any Fund.  If a Designated Fund is closed only to new Contracts, any current Account Value may remain in that Fund and future transfers and Purchase Payments to that Fund are permissible, as long as the Fund is still declared by us to be a Designated Fund.

Note that, on IOD, IOD II, IOD II Plus, IOD II Escalator, RIE, and RIE II, we have reserved the right to allow step-ups only if your Account Value is invested in a Fund that has been declared by us to be a Designated Fund.  In such case, if you are invested in a Fund that has been declared by us to no longer be a Designated Fund, you may have to transfer into a current Designated Fund before a step-up can occur. If you decide not to transfer into a current Designated Fund and forgo step-up, then your living benefit rider will continue with all of the benefits except for step-up.

BUILD YOUR PORTFOLIO

Among the choices of Designated Funds is a selection of funds ("portfolio model") that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from the asset classes available at that time. Altogether you must choose at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the asset classes altogether must total 100%. A chart showing the Funds available in each asset class and the percentage range assigned to each asset class is included in Appendix K.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege," Short-Term Trading," and "Funds' Shareholder Trading Policies.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected Funds. Any additional Purchase Payments will be allocated proportionally to your current Fund selection. At any time you can change your Fund selection by providing new allocation instructions. (Under the terms of the living benefit riders, however, there are certain limits on the times when you can make additional Purchase Payments.) Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the Funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted. However, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

TAX ISSUES UNDER OPTIONAL LIVING BENEFITS

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contract may be subject to certain Required Minimum Distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the "Federal Tax Laws"). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year in which you attain age 70½. Your failure to withdraw your yearly RMD amount from your retirement plan could result in adverse tax treatment. Because for certain retirement plans we do not know what assets are held by the plan, we assume for all plans that the Qualified Contract is the only asset and we determine a yearly RMD amount for only this Contract ("Yearly RMD Amount").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit.

Tax Issues Under Secured Returns for Life Plus

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, Lifetime Income Base, or Bonus Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, Lifetime Income Base, Bonus Base, or all of these amounts, per the terms of the rider regarding excess withdrawals, when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount. Notice will be given to Contract Owners before we exercise this right.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount, Bonus Base and any accrued bonus amounts proportionally (see "Withdrawals Under Secured Returns for Life Plus").

Tax Issues Under Retirement Income Escalator II

When you elect to participate in RIE II, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under RIE II, we are currently waiving withdrawal provisions as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in RIE II, we reduce your Account Value dollar for dollar by the amount of the withdrawal. In addition, for that year only, your Annual Withdrawal Amount under RIE II will be reduced, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Annual Withdrawal Amount. In other words, we will not reduce your Annual Withdrawal Amount for future years (or your Withdrawal Benefit Base or Bonus Base), if a Yearly RMD Amount exceeds your Annual Withdrawal Amount, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

Currently, any withdrawal in excess of the Annual Withdrawal Amount that is taken to satisfy the Yearly RMD Amounts will not be treated as an Excess Withdrawal, and will not reduce the Withdrawal Benefit Base. However, if there is any material change to the current Code or IRS Rules governing the timing or determination of required minimum distribution amounts, then the Company reserves the right to treat any withdrawal greater than the Annual Withdrawal Amount as an Excess Withdrawal which may significantly reduce the Withdrawal Benefit Base.

Tax Issues Under Income ON Demand II, Income ON Demand II Escalator, or Income ON Demand II Plus

When you elect to participate in IOD II, IOD II Escalator, or IOD II Plus, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your benefit, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under IOD II, IOD II Escalator, or IOD II Plus, as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in IOD II, IOD II Escalator, or IOD II Plus,, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

Currently, any withdrawal in excess of the Annual Income Amount or Stored Income Balance that is taken to satisfy the Yearly RMD Amounts will not be treated as an Excess Withdrawal, and will not reduce the Income Benefit Base. However, if there is any material change to the current Code or IRS Rules governing the timing or determination of required minimum distribution amounts, then the Company reserves the right to treat any withdrawal greater than the Annual Income Amount or Stored Income Balance as an Excess Withdrawal which may significantly reduce the Income Benefit Base.

Tax Issues Under Retirement Asset Protector

If you withdraw all or a portion of your retirement plan's Yearly RMD Amount from the your Qualified Contract while participating in Retirement Asset Protector, we reduce your Account Value by the amount of the withdrawal and your Retirement Asset Protector Benefit Base proportionally (see "Withdrawals Under Retirement Asset Protector").

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)
your total Adjusted Purchase Payments (Purchase Payments x (Account Value after withdrawal ÷ Account Value before withdrawal)) as of the Death Benefit Date. See "Calculating the Death Benefit." Because of the way that Adjusted Purchase Payments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "basic death benefit" by electing one of the following optional death benefit riders. You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in this Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendix C.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●
your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:

●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made within the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 150% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made within the 12 months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 60% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If you are the Covered Person and your spouse is the sole Beneficiary, upon your death, your spouse may elect to continue the Contract as the Participant and Covered Person, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected (subject to the optional death benefit rider age restriction), will continue as if your surviving spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your surviving spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the surviving spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. Because of the way these adjustments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If a surviving spouse, as the named Beneficiary, elects to continue the Contract after the Covered Person's death, the surviving spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance."

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described under the Annuity Option you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described under "Annuity Options," and you cannot change the Annuity Option selected. (Also, a Beneficiary receiving payments after the Annuitant's death under Option B, Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain, may elect to receive the discounted value of the remaining payments in a single sum, as discussed under "Annuity Options.") You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday ("maximum Annuity Commencement Date"). If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a calendar month.

You may change the Annuity Commencement Date by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70½ (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70½).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary. Note that if the Annuitant dies prior to the end of the first month after the Annuity Commencement Date, only one annuity payment will be made.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. The longer the period you elect, the smaller your monthly payments will be. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described above for the payments to a Beneficiary under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Contract has been issued within the past 4 years unless (a) you or your Beneficiary are selecting this Annuity Option to be used as the method of payment for the death benefit and (b) your Beneficiary's life expectancy on the date of the first payment exceeds the selected period.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Option may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.65% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. Any such exchanges may be subject to any restrictions or other policies that the Funds have adopted to protect the Funds from short-term trading or other practices that are potentially harmful to the Fund (the "Funds' Shareholder Trading Policies"). The applicability of the Funds' Shareholder Trading Policies is the same during the Income Phase as during the Accumulation Phase, and this is discussed in this prospectus under "Funds' Shareholder Trading Policies." For the reasons discussed there, you should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification, in good order. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Participant. The amount payable on the death of the new Participant will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee (that is the Annuitant or Beneficiary entitled to receive benefits) is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable. Because of this method of proportional voting, a small number of Contract Owners may determine the outcome of a shareholder vote.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and under the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights to persons who may have such rights under plans, other than rights afforded under the Investment Company Act of 1940, or any duty to inquire as to the instructions received by Owners, Participants or others, or the authority of any such persons to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Reports to Owners

We will send you, by regular U.S. mail, confirmation of all Purchase Payments (including any interest credited), withdrawals, (including any withdrawal charges, negative market value adjustments, and federal taxes on withdrawals), minimum distributions, death benefit payments, transfers (excluding dollar-cost averaging transfers) and living benefit credits or refunds.  Such confirmations will be sent within two business days after the transaction occurs.

In addition, within 5 business days after each Account Quarter, we will send you a statement showing your current Account Value, death benefit value, and investment allocation by asset class.  Each quarterly statement will detail transactions that occurred during the last Account Quarter including Purchase Payments, annuity payments, transfers (including dollar-cost averaging transfers), partial withdrawals, systematic withdrawals, minimum distributions, portfolio rebalancing, asset reallocations, interest credited on fixed accounts, step-ups credited on living benefits, and annual contract fees assessed.

We will also send you annual and semi-annual reports of the funds in which you are invested, including a list of investments held by each portfolio as of the current date of the report.

It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (1) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (2) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (3) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (4) provides additional Variable Account and/or fixed accumulation options; or (5) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts or Sub-Accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days or longer if allowed by your state after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations."

      Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible.  Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

      Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

      Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract. If you withdraw your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date (a "full surrender"), the taxable portion will equal the amount you receive less the "investment in the contract" (i.e., the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income).

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59½, to distributions pursuant to the death or disability of the owner, to distributions that are a part of a series of substantially equal periodic payments made not less frequently than annually for life or life expectancy, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Participant are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the investment in the contract is not affected by the Participant's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the Participant's investment in the Contract. Special mandatory distribution rules also apply after the death of the Participant when the beneficiary is not the surviving spouse of the Participant.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Participant's spouse), the Participant must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59½, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity, a governmental Code Section 457 plan or an individual retirement annuity "IRA" and roll over some or all of that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan, tax-sheltered annuity or governmental Section 457 plan will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan, governmental Section 457 plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan. However, a non-surviving-spouse Beneficiary may able to directly transfer a distribution to a so-called inherited IRA that will be subject to the IRS distribution rules applicable to beneficiaries.

      Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying non-qualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a Participant from being treated as the owner of separate account assets under an "owner control" test. If a Participant is treated as the owner of separate account assets for tax purposes, the Participant would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract Participant will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.
      Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not receive additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

      Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

      Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities ("TSA").

Effective October 1, 2008, we stopped issuing any new TSAs, including Texas Optional Retirement Program annuities.  After December 31, 2008, we will no longer accept any additional Purchase Payments to any previously issued TSAs.

The Internal Revenue Service’s (“IRS”) comprehensive TSA regulations are generally effective January 1, 2009, and these regulations, subsequent IRS guidance, and/or the terms of an employer’s TSA plan impose new restrictions on TSAs, including restrictions on (1) the availability of hardship distributions and loans, (2) TSA exchanges within the same employer’s TSA plan, and (3) TSA transfers to another employer’s TSA plan.  You should consult with a qualified tax professional about how the regulations affect you and your TSA.

If TSAs are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when you attain age 59½, have a severance from employment with the employer, die or become disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. Financial hardship withdrawals (as well as certain other premature withdrawals) are fully taxable and will be subject to a 10% federal income tax penalty, in addition to any applicable Contract withdrawal charge. Under certain circumstances the 10% federal income tax penalty will not apply if the withdrawal is for medical expenses. A financial hardship withdrawal may not be repaid once it is taken.

The IRS’s TSA regulations provide that TSA financial hardship withdrawals will be subject to the IRS rules applicable to hardship distributions from 401(k) plans.  Specifically, if you have not terminated your employment or reached age 59½, you may be able to withdraw a limited amount of monies if you have an immediate and heavy financial need and the withdrawal amount is necessary to satisfy such financial need.  An immediate and heavy financial need may arise only from:

●	deductible medical expenses incurred by you, your spouse, or your dependents;
●	payments of tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse, or your dependents;
●	costs related to the purchase of your principal residence (not including mortgage payments);
●	payment necessary to prevent eviction from your principal residence or foreclosure of the mortgage on your principal residence;
●	payments for burial or funeral expenses for your parent, spouse, children, or dependents; or
●	expenses for the repair of damage to your principal residence that would qualify for the federal income tax casualty deduction.

You will be required to represent in writing to us (1) that your specified immediate and heavy financial need cannot reasonably be relieved through insurance or otherwise, by liquidation of your assets, by ending any contributions you are making under your TSA plan, by other distributions and nontaxable loans under any of your qualified plans, or by borrowing from commercial sources and (2) that your requested withdrawal amount complies with applicable law, including the federal tax law limit.  And, unless your TSA was issued prior to September 25, 2007 and the only payments you made to such TSA were TSA funds you transferred directly to us from another TSA carrier (a “90-24 Transfer TSA”), your TSA employer also may need to agree in writing to your hardship request.

If your TSA contains a provision that permits loans, you may request a loan but you will be required to represent in writing to us that your requested loan amount complies with applicable law, including the federal tax law limit.  And, unless your TSA is a 90-24 Transfer TSA, your TSA employer also may need to agree in writing to your loan request.

TSAs, like IRAs, are subject to required minimum distributions under the Code. TSAs are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular TSA plan, you may be entitled to transfer or exchange all or a portion of your TSA to one or more alternative funding options within the same or a different TSA plan. You should consult the documents governing your TSA plan and your plan administrator for information as to such investment alternatives. If you wish to transfer/exchange your TSA, you will be able to do so only if the issuer of the new TSA certifies to us that the transfer/exchange is permissible under the TSA regulations and the applicable TSA plan.  Your TSA employer also may need to agree in writing to your transfer/exchange request.

      Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70½ or, for non-IRAs, the date of retirement instead of age 70½ if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under any optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under any optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59½, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59½.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under any optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the Financial Industry Regulatory Authority ("FINRA") and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of FINRA.

The Company (or its affiliate, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Participant or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations, and this compensation may be significant in amount.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. This compensation may be significant in amount and may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments, in certain circumstances referred to as "override" compensation, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent. The prospect of receiving, or the receipt of additional compensation as described above may provide Selling Broker-Dealers with an incentive to favor sales of the Contracts over other variable annuity contracts (or other investments) with respect to which the Selling Broker-Dealer does not receive additional compensation, or lower levels of additional compensation. You should take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts.

In addition to selling our variable contracts (including the Contract), some Selling Broker-Dealers or their affiliates may have other business relationships with the Company. Those other business relationships may include, for example, reinsurance agreements pursuant to which an affiliate of the Selling Broker-Dealer provides reinsurance to the Company relative to some or all of the Policies or other variable policies issued by the Company or its affiliates. The potential profits for a Selling Broker-Dealer or its affiliates (including its registered representatives) associated with such reinsurance arrangements could be significant in amount and could indirectly provide incentives to the Selling Broker-Dealer and its Selling Agents to recommend products for which they provide reinsurance over similar products which do not result in potential reinsurance profits to the Selling Broker-Dealer or its affiliate. The operation of an individual contract is not impacted by whether the policy is subject to a reinsurance arrangement between the Company and an affiliate of the Selling Broker-Dealer.

As discussed in the preceding paragraphs, the Selling Broker-Dealer may receive numerous forms of payments that, directly or indirectly, provide incentives to, and otherwise facilitate and encourage the offer and sale of the Contracts by Selling Broker-Dealers and their registered representatives. Such payments may be greater or less in connection with the Contracts than in connection with other products offered and sold by the Company or by others. Accordingly, the payments described above may create a potential conflict of interest, as they may influence your Selling Broker-Dealer or registered representative to present a Contract to you instead of (or more favorably than) another product or products that might be preferable to you.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2005, 2006, and 2007, approximately $4,184,376, $6,218,762, and $10,459,058, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 100 F Street, N.E., Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2007 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Advertising and Sales Literature
Tax-Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated October 20, 2008 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To: Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Flex Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT QUARTER: A three-month period, with the first Account Quarter beginning on your Issue Date.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Covered Person and all Owners are still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. The Participant/Owner is the Covered Person unless there is a non-natural Owner, such as a trust, in which case the Annuitant is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

				Payment
		Hypothetical	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Amount	Charge	Percentage	Amount
(a)	1	$41,000	$ 4,000	$37,000	8.00%	$2,960
	2	$44,200	$ 4,000	$40,000	8.00%	$3,200
(b)	3	$47,700	$ 4,000	$40,000	7.00%	$2,800
	4	$51,500	$ 4,000	$40,000	6.00%	$2,400
(c)	5	$55,600	$55,600	$ 0	0.00%	$ 0
	6	$60,000	$60,000	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to 10% of all of the Purchase Payments you have made. In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $4,000.

(b)
In Account Year 3, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The Account Value minus the free withdrawal amount is $47,700 minus $4,000, which equals $43,700; however, the amount subject to a withdrawal charge is capped at the amount of your unliquidated Purchase Payments. Therefore, the amount subject to a withdrawal charge is $40,000, which is the amount of your unliquidated Purchase Payments.

(c)	In Account Year 5, you have passed your fourth Account Anniversary, so no withdrawal charges apply to any withdrawals you make.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there is a series of four partial withdrawals made during the fourth Account Year of $3,000, $8,000, $12,000, and $22,000.

								Remaining
		Hypothetical	Free		Amount of			Free
		Account	Withdrawal		Withdrawal			Withdrawal	Hypothetical
		Value	Amount		Subject to	Withdrawal	Withdrawal	Amount	Account
Account		Before	Before	Amount of	Withdrawal	Charge	Charge	After	Value after
Year		Withdrawal	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal	Withdrawal

1		$41,000	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$41,000
2		$44,200	$4,000	$ 0	$ 0	8.00%	$ 0	$4,000	$44,200
3		$47,700	$4,000	$ 0	$ 0	7.00%	$ 0	$4,000	$47,700
(a)	4	$48,200	$4,000	$ 3,000	$ 0	6.00%	$ 0	$1,000	$45,200
(b)	4	$46,000	$1,000	$ 8,000	$ 7,000	6.00%	$ 420	$ 0	$38,000
(c)	4	$38,250	$ 0	$12,000	$12,000	6.00%	$ 720	$ 0	$26,250
(d)	4	$26,650	$ 0	$22,000	$21,000	6.00%	$1,260	$ 0	$ 4,650

Totals				$45,000	$40,000	6.00%	$2,400	$ 0	$ 4,650

(a)
In Account Year 4, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. The partial withdrawal amount of $3,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $3,000 was taken, the remaining free withdrawal amount in Account Year 4 is $4,000 - $3,000 = $1,000. Therefore, $1,000 of the $8,000 withdrawal is not subject to a withdrawal charge, and $7,000 is subject to a withdrawal charge. Of the $11,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $7,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $33,000.

(c)
Since $4,000 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $4,000 - $4,000 = $0. Therefore, the entire $12,000 withdrawal is subject to a withdrawal charge. Of the $23,000 withdrawn to date, $4,000 has been from the free withdrawal amount and $19,000 has been from Purchase Payments. Therefore, the amount of unliquidated Purchase Payments is $21,000.

(d)
Since $4,000 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $4,000 - $4,000 = $0. The amount of unliquidated Purchase Payments remaining before this withdrawal is $21,000. Therefore, $21,000 of the $22,000 withdrawal is taken from Purchase Payments and is subject to a withdrawal charge, and $1,000 of the withdrawal is taken from earnings and is not subject to a withdrawal charge. Of the $45,000 withdrawn to date, $4,000 has been from the free withdrawal amount, $40,000 has been from Purchase Payments, and $1,000 has been from earnings. The amount of unliquidated Purchase Payments is now equal to $0. Note that if the $4,650 remaining balance was withdrawn, it would all be from earnings and not subject to a withdrawal charge. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

(1 + I	)	N/12	- 1
1 + J + b

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	(1 + I )	N/12	- 1
	1 + J + b

=	(1 + .06)	24/12	- 1
	1 + .08

=	(.981) [2]	- 1

=	.963 - 1

=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037)  =  -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	(1 + I )	N/12	- 1
	1 + J + b

=	(1 + .06)	24/12	- 1
	1 + .05

=	(1.010) [2]	- 1

=	1.019 - 1

=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
OPTIONAL DEATH BENEFIT EXAMPLES

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the eighth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value*	=	$ 89,950
Total of Adjusted Purchase Payments**	=	$ 80,000
5% Premium Roll-Up Value***	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($120,000 ÷ $150,000) = $80,000.

*** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday and death occurs in year 7.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($115,000 ÷ $135,000) = $85,185.

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX D -
SECURED RETURNS FOR LIFE BENEFIT

The following information applies to your Contract if you elected to participate in the Secured Returns for Life Optional Living Benefit Rider and did not replace it with the Secured Returns for Life Plus rider, which was available for such replacements for a limited period of time beginning in April 2006. (The Secured Returns for Life Plus rider is described under "Optional Living Benefit Rider: Secured Returns for Life Plus" in the prospectus to which this Appendix is attached.) The Secured Returns for Life rider is no longer available for sale on new Contracts. Since we are no longer offering this rider to new Owners, renewals of Secured Returns for Life are no longer available.

Secured Returns for Life ("Secured Returns for Life" or "Benefit") guarantees a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals) during the accumulation period, regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life. Upon annuitization, Secured Returns for Life and any elected optional death benefit rider automatically terminate. (You should note that the benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your benefit.)

We use the following definitions to describe how Secured Returns for Life works:

AB Plan Maturity Date:	The date when the AB Plan matures which is on the 10th Account Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the most recent step-up.

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the GLB Base, Lifetime Income Base, and RGLB amount on the date you elect the WB Plan.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the later of the date you elect to participate in the WB Plan if you are age 60 or older and the first Account Anniversary after your 59th birthday. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Participant on the date of the first withdrawal under the WB Plan or most recent Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, and partial withdrawals.

To participate in Secured Returns for Life, all of your Account Value must be invested in a Designated Fund at all times during the term of the GMAB Maturity Date. See "Designated Funds" in the prospectus to which this Appendix is attached.

When you elected to participate in Secured Returns for Life, you were automatically enrolled in the AB Plan. At any time, you may elect instead, to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated to the Designated Fund in which you are invested at that time.

Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Account Anniversary will be reduced depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage added to the GLB amount
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life. For examples of how we calculate benefits under the AB Plan, see Examples 1 through 3 in this Appendix.

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. In that case, your surviving spouse has two options under the Contract.

●
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

●
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

If the Contract is not continued by your surviving spouse following your death while participating in the AB Plan, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount, even if your Account Value becomes zero. Each Account Year, during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Account Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described under "Withdrawals Under Secured Returns for Life."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your Maximum WB for Life Amount every Account Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Account Year after your first Account Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Account Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed under "Withdrawals Under Secured Returns for Life."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under Guaranteed Minimum Accumulation Benefit ("AB") Plan. Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Account Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount
65 or older	5% of the Lifetime Income Base
64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Account Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under Secured Returns for Life.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your RGLB amount, your GLB Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your most recent "Step-Up Date," described under "Step-Up."

Under the WB Plan, after your fourth Account Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked. For examples of how we calculate benefits under the WB Plan, see Examples 4, 5, and 6 in this Appendix.

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

Cost of the Secured Returns for Life Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. The charge per year for Secured Returns for Life is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 7 in this Appendix.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize; or

●	under the provisions of Secured Returns for Life;

●	your benefit matures;

●	your benefit is revoked; or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Fund, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge until the 7th Account Anniversary.

Withdrawals Under Secured Returns for Life

All withdrawals under Secured Returns for Life are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge" in the Prospectus to which this Appendix is attached.) In addition, any withdrawals you take under Secured Returns for Life will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan. In either case, however, a withdrawal may reduce the value of the Benefit by an amount greater than the amount withdrawn.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Account Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal, and

●	your Account Value after the withdrawal.

Your new GLB Base will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of your new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive, subject to the other terms and conditions described herein.

If, however, in any one Account Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the most recent "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Most Recent Step-Up Date	New Maximum WB for Life Amount
65 or older	5% of the new Lifetime Income Base
64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Account Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. In that case, after the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 10, 11, and 12 in this Appendix.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date, you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation and Revocation of Secured Returns for Life

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Fund, Secured Returns for Life will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, Secured Returns for Life will be cancelled. An assignment of ownership of the Contract will also cancel Secured Returns for Life.

Once Secured Returns for Life has been cancelled, it cannot be reinstated. After cancellation, you will continue to pay the annual charge for Secured Returns for Life until your 7th Account Anniversary.

Anytime after your 7th Account Anniversary, you may revoke Secured Returns for Life. Once revoked, Secured Returns for Life may not be reinstated. After Secured Returns for Life has been revoked, all benefits and charges will end.

Step-Up

On or after your third Account Anniversary, you may elect to increase your guaranteed amount to your then current Account Value ("step-up"). Currently, this step-up election may be made on any day after your third Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Account Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on that date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the above $5,000,000 limits, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 13, 14, and 15 in this Appendix.)

Following your step-up election, the rider fee will be changed to an amount that may be higher than your current fee as set forth above. The rider fee after the step-up will be set by us, based upon current market conditions, at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step-up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Example 14 in this Appendix.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described under "Guaranteed Minimum Withdrawal Benefit ("WB") Plan." (See Examples 14 and 15 in this Appendix.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments after a step-up will increase, on a dollar for dollar basis, the RGLB amount, the GLB Base, and the Lifetime Income Base. After your fourth Account Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon the "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount would increase by the following percentages of such Purchase Payments:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount
1	10/02/10 – 10/01/11	100%
2	10/02/11 – 10/01/12	100%
3	10/02/12 – 10/01/13	85%
4	10/02/13 – 10/01/14	85%
5	10/02/14 – 10/01/15	85%
6	10/02/15 – 10/01/16	70%
7	10/02/16 – 10/01/17	70%
8	10/02/17 – 10/01/18	70%
9	10/02/18 – 10/01/19	60%
10	10/02/19 – 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed. It may be disadvantageous for you to make any such Purchase Payments that increase the GLB amount by less than 100% of the payment.

Refund of Secured Returns for Life Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated to the Designated Fund in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life rider charges will be made if you change from the AB Plan to the WB Plan.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as Secured Returns for Life. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders" in the Prospectus to which this Appendix is attached.

In this connection, under "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" you should refer to "Tax Issues Under Secured Returns for Life Plus," for a discussion of the treatment of RMD distributions under a living benefit. Although that discussion is phrased in terms of Secured Returns for Life Plus, it also applies to the Secured Returns for Life rider.

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2006 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU ELECTED SECURED RETURNS FOR LIFE. YOUR INITIAL GLB AMOUNT EQUALS YOUR PURCHASE PAYMENT AMOUNT OF $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●	Assume that you did not elect the WB plan at any time and that your Designated Fund had low investment performance.
●	Assume that on January 1, 2016, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
●	Because your Account Value is less than your GLB amount by $15,000 [$100,000 - $85,000], an amount equal to $15,000 will be deposited into your Contract.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments.

●	Assume that you did not elect the WB Plan at any time and that your Designated Fund had low investment performance.
●	On June 1, 2010, you make an additional $80,000 Purchase Payment.
●
Because the subsequent Purchase Payment was made in the fifth Account Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $150,000. Assume that your total rider charges to date are $6,725.
●	Because your Account Value is less than your GLB amount by $18,000 [$168,000 - $150,000], an amount equal to $18,000 will be deposited into your Contract.

EXAMPLE 3: Calculation of Benefits under AB Plan with Subsequent Purchase Payment; Refund Applies.

●	Assume that you did not elect the WB Plan at any time and that your Designated Fund had low investment performance.
●	On June 1, 2010, you make an additional $80,000 Purchase Payment.
●
Because the subsequent Purchase Payment was made in the fifth Account Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
●
Because your Account Value is greater than your GLB amount by $32,000 [$200,000 - $168,000], your Contract will be credited with an amount equal to the rider charges you have paid [$7,500], increasing your Account Value to $207,500.

EXAMPLE 4: Calculation of Benefits under WB Plan; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 20 years. Assume you make no subsequent Purchase Payments. Assume that, because of poor investment performance of your Designated Fund, your Account Value equals zero. On December 31, 2025:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawal, is $20,000 [$100,000-($4,000 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount. On December 31, 2030, when your GLB amount is reduced to zero:
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
You will continue to receive $4,000 per year as long as you are alive.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	On December 31, 2006, after your first systematic withdrawal of $5,000, your Maximum WB Amount:
●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2008, you celebrate your 59th birthday. On January 1, 2009:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your GLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the GLB amount on your first Account Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2028:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 – ($3,400 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Account Year.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount until your GLB amount is reduced to zero in 2033.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $3,400 per year as long as you are alive.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Account Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2009:

●	Your Account Value equals $130,000 [$80,000 + $50,000].
●	Your GLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base].
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base].

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 – ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000 until your GLB amount is reduced to zero in 2032.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $150,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $6,000 per year as long as you are alive.

EXAMPLE 7: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time.  Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2006, your Account Value before the charge for Secured Returns for Life is taken is $101,196.79. The charge deducted on March 31, 2006 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2006 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $102,307.23. The fee deducted on June 30, 2006 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2006 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $103,443.69. The fee deducted on September 30, 2006 is  $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2006 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2016. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life charges that have been made. Note that if Secured Returns for Life was revoked or cancelled before the maturity date for your Benefit of January 1, 2016, then no Secured Returns for Life credit will be made to your Account.

EXAMPLE 8: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.
●	Assume that on January 1, 2007, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
●	On January 1, 2007, your GLB amount will be reset to $90,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $100,000 x [$99,000 ÷ $110,000].
●	Assume you make no more withdrawals or Purchase Payments and that your Account Value on January 1, 2016 is $87,000. Assume that your total rider charges to date are $4,710.
●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

EXAMPLE 9: Withdrawals with Subsequent Purchase Payments under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.
●	On June 1, 2010, you make an additional $80,000 Purchase Payment.
●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].
●	Assume that, on June 1, 2012, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
●	On June 1, 2012, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [$200,000 ÷ $240,000].
●	Assume you make no more withdrawals or Purchase Payments and that your Account Value on January 1, 2016, is $125,000. Assume that your total rider charges to date are $7,200.
●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

EXAMPLE 10: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Poor Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Fund had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $93,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $93,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 -  ($5,000 - $4,000)] and (2) your new Account Value [$93,000]].

●	Your Maximum WB for Life Amount is $3,720 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 16 years. Because of poor investment performance of your Designated Fund, your Account Value decreases to $3,330. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is now $3,330. Your Maximum WB for Life Amount is now 4% or $3,330 or $133.

●	Assume your Designated Fund earns -2% in Account Year 17, and that you take another $5,000 withdrawal. On December 31, 2022:
●	Your Account Value is zero.
●	Your GLB amount is $15,000 [$100,000 - ($5,000 x 17)].
●	Your GLB Base is still $100,000 because you withdrew no more than the Maximum WB Amount.
●	Your Lifetime Income Base is zero [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$3,330 - ($5,000 - $133)] and (2) your new Account Value [$0]].
●	Your Maximum WB Amount is still $5,000 [5% of your GLB Base].
●	Your Maximum WB for Life Amount equals zero [4% of your new Lifetime Income Base].

Even though your Contract has terminated because your Account Value has reduced to zero, we will pay you the Maximum WB Amount of $5,000 per year for three more years, until your GLB amount is reduced to zero.

EXAMPLE 11: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Positive Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Fund had positive investment performance, gaining 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $97,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $97,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$97,000]].

●	Your Maximum WB for Life Amount is $3,880 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 19 years. Your GLB amount has been reduced to $5,000 [$100,000 - ($5,000 x 19)]. Because of good investment performance of your Designated Fund, your Account Value is now $31,478. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is also now $31,478. Your Maximum WB for Life Amount is now 4% of $31,478, or $1,259.

●	Assume your Designated Fund earns 2% in Account Year 20, and that you take another $5,000 withdrawal. On December 31, 2025:
●	Your Account Value is $27,108.
●	Your GLB amount is zero [$5,000 remaining - $5,000 withdrawal].
●	Your GLB Base is zero because your GLB amount is equal to zero.
●	Your Lifetime Income Base is $27,108 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$31,478 - ($5,000 - $1,259)] and (2) your new Account Value [$27,108]].
●	Your Maximum WB for Life Amount equals $1,084 [4% of your new Lifetime Income Base of $27,108].

Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. If your Account Value is reduced to zero by a withdrawal that does not exceed you Maximum WB for Life Amount, we will continue to pay your then current Maximum WB for Life Amount each year as long as you are alive. If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount, your Lifetime Income Base will be reduced to zero, your Maximum WB for Life Amount will become zero, and no more benefits will be paid.

EXAMPLE 12: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006.  Assume that your Designated Fund had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take a withdrawal of $6,000, your Account Value is $92,000:
●	Your GLB amount is reduced to $92,000 [the lesser of (1) your current GLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 – ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base of $92,000].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Fund, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304.

●	Assume your Designated Fund earns -2% in Account Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:
●	Your Account Value is $1, 457 [$7,609 x (1 - 0.02) - $6,000].
●	Your GLB amount is $1,457 [the lesser of (1) your current GLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - $6,000 - $380)] and (2) your new Account Value ($1,457)].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base of $1,457].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your GLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die, or
(2)	withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your GLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your GLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 13: Step-up elected under AB Plan.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up.

●
Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up). Assume that on January 1, 2019, your Account Value is $130,000. Assume that your total rider charges to date are $8,875.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

EXAMPLE 14: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Fund had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2008:
●	Your Account Value is $103,184.
●	Your GLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].

Because your Account Value is greater than your GLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your GLB amount, your GLB Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2009*:

●	Your Account Value is $103,184.
●	Your GLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
*
Note: Assume instead that you elected to step-up sometime in 2009 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount would apply so that you could withdraw an additional $159 without exceeding your maximum amounts.

EXAMPLE 15: Subsequent Purchase Payments after Step-up under the AB Plan; Refund Applies.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up. Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up).

●	On June 1, 2010, you make an additional $80,000 Purchase Payment.
●
On June 1, 2010, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has been less than two years since the step-up was elected, the GLB amount is increased by 100% of the new Purchase Payment amount.

●	Assume that on January 1, 2019 (your Maturity Date), your Account Value is $280,000. Assume that your total rider charges to date are $13,850.
●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $293,850.

APPENDIX E -
PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Real Estate Equity Funds
MFS® Capital Appreciation Portfolio - S Class	Sun Capital Global Real Estate Fund® - Initial Class
MFS® Strategic Value Portfolio - S Class	Multi-Sector Bond Funds
International/Global Equity Funds	MFS® Strategic Income Portfolio - S Class
MFS® Global Growth Portfolio - S Class
Mid-Cap Equity Funds
MFS® Mid Cap Growth Portfolio - S Class
MFS® Mid Cap Value Portfolio - S Class

Massachusetts Financial Services Company advises the MFS® Funds.  Sun Capital Advisers LLC advises the Sun Capital Funds.

If you purchased your Contract before March 5, 2007, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Large-Cap Equity Funds (continued)
Columbia Marsico 21st Century Fund, Variable Series,	MFS® Blended Research Core Equity Portfolio - S Class
A Class*	MFS® Global Research Portfolio - S Class**
Columbia Marsico Growth Fund, Variable Series,	Emerging Markets Equity Funds
A Class*	MFS® Emerging Markets Equity Portfolio - S Class
MFS® Growth Portfolio - S Class	Small-Cap Equity Funds
MFS® Massachusetts Investors Growth Stock	MFS® New Discovery Portfolio - S Class
Portfolio - S Class	Oppenheimer Main Street Small Cap Fund/VA
- Service Shares

* Only available if you purchased your Contract through a Bank of America representative.
** Formerly MFS® Research Portfolio - S Class.

Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Massachusetts Financial Services Company advises the MFS® Funds. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Sun Capital Advisers LLC advises the Sun Capital Funds.

If you purchased your Contract from a Bank of America representative before April 22, 2007, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Mid-Cap Equity Funds	Small-Cap Equity Funds
Wanger Select	Wanger USA
Emerging Markets Equity Funds
Columbia Small Cap Value Fund, Variable Series -
Class B

Columbia Management Advisors, LLC, advises the Columbia Funds. Columbia Wanger Asset Management, L.P. advises Wanger USA and Wanger Select.

If you purchased your Contract before March 10, 2008, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Mid-Cap Equity Funds
Lord Abbett Series Fund Growth & Income Portfolio -	Lord Abbett Series Fund Mid-Cap Value Portfolio
Class VC	Short-Term Bond Funds
Asset Allocation Funds	PIMCO VIT Low Duration Portfolio - Admin. Class
PIMCO VIT All Asset Portfolio - Admin. Class	High Yield Bond Funds
International/Global Equity Funds	MFS® High Yield Portfolio - S Class
Templeton Foreign Securities Fund - Class 2	Money Market Funds
Emerging Markets Equity Funds	MFS® Money Market Portfolio - S Class
Templeton Developing Markets Securities Fund -
Class 2

Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company, our affiliate, advises the MFS® Funds.  Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

If you purchased your Contract before October 20, 2008, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Target Date Funds
Oppenheimer Main Street Fund®/VA - Service Shares	Fidelity® VIP Freedom 2010 Portfolio - Service Class 2*
International/Global Equity Funds	Intermediate-Term Bond Funds
AllianceBernstein VPS International Value Portfolio,	PIMCO VIT Total Return Portfolio - Admin. Class
Class B**	Inflation-Protected Bond Funds
PIMCO VIT Real Return Portfolio - Admin. Class

* This is a Fund of Funds option and expenses of the Fund include the Fund level expenses of the underlying Funds as well. The Fund may be more expensive than Funds that do not invest in other Funds.
** Not available for investment if you purchased your Contract through a Bank of America representative between April 25, 2005 and April 20, 2007.

AllianceBernstein L.P. advises the AllianceBernstein VPS Portfolio. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Fund. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolio.

APPENDIX F -
SECURED RETURNS BENEFIT

The optional living benefit rider "Secured Returns Benefit" was available for all Contracts issued prior to September 7, 2004 and certain contracts issued after that date. The following information applies to your Contract if you elected to participate in the Secured Returns Benefit and did not replace it with the Secured Returns 2 rider, which was available for such replacements for a limited period of time. The Secured Returns Benefit rider is no longer available for sale on new Contracts. Since we are no longer offering this rider to new Owners, renewals of the Secured Returns Benefit are no longer available.

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value.

Upon annuitization, the Benefit and any optional death benefit rider automatically terminate.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in a Designated Fund at all times during the term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until your guaranteed amount is reduced to zero. See "Designated Funds" in the prospectus to which this Appendix is attached.

If you elected to participate in the Secured Returns Benefit with the basic death benefit, we assess your Contract an annual charge of 0.40% of your average daily net assets. If you elected the Secured Returns Benefit with the EEB Premier rider, we assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Fund or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge.

Anytime after your 7th Account Anniversary, you may revoke the Secured Returns Benefit. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, that optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Fund into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, that optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

If you elected the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan. You are automatically enrolled in the AB Plan at the time you elect the Secured Returns Benefit.  Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge" in the Prospectus to which this Appendix is attached.) In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your GLB amount proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 in this Appendix.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your Guaranteed Living Benefit Amount ("GLB amount") over your Account Value after the application of any other Contract transactions. Any such amount will be allocated to the Designated Fund in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will increase the GLB amount by less than 100% of the Purchase Payment depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 in this Appendix. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit. In particular, it may be disadvantageous for you to make Purchase Payments that increase the GLB amount by less than 100% of the payment.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 in this Appendix.)

If you die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. In that case, your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

If the Contract is not continued by your surviving spouse following your death while participating in the AB Plan, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year during which the WB Plan is in effect, until your remaining GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount and future guaranteed withdrawals will be reduced in the manner discussed further below. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the remaining GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan. For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 in this Appendix.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce your remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, your remaining GLB amount will be reduced to equal the lesser of:

(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 in this Appendix.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until your remaining GLB amount has been reduced to zero.

If you die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

Certain tax considerations may be important to you in connection with a living benefit, such as Secured Returns. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders" in the Prospectus to which this Appendix is attached.

In this connection, under "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" you should refer to "Tax Issues Under Secured Returns for Life Plus," for a discussion of the treatment of RMD distributions under a living benefit. Although that discussion is phrased in terms of Secured Returns for Life Plus, it also applies to Secured Returns. (You may simply disregard any references in that discussion to Secured Returns for Life Plus features that are not also features of Secured Returns.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION YOU SELECTED THE SECURED RETURNS BENEFIT ON OR BEFORE YOUR ISSUE DATE.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan. Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 1: Low investment performance; no WB election.

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Fund had low investment performance.

●	Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000).

EXAMPLE 2: High investment performance; no WB election

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Fund had high investment performance.

●	Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased.

EXAMPLE 3: Low investment performance; WB election

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On December 31, 2003, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●	On December 31, 2004, your remaining GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.

●
On December 31, 2011, your remaining GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates.

EXAMPLE 4: High investment performance; WB election

●	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On December 31, 2003, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●	On December 31, 2004, your remaining GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.

●	On December 31, 2011, your remaining GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.

●	On December 31, 2016, the remaining GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.

●
Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the remaining GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues.

EXAMPLE 5: Withdrawals under the AB Plan

●	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.

●
Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000).

●	Assume you make no more withdrawals or Purchase Payments and that your Account Value, on January 1, 2013, is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000).

EXAMPLE 6: Withdrawals under the WB Plan

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

●	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your remaining GLB amount is still $100,000 and your maximum WB amount is still $7,000.

●
Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your remaining GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

●
Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Account Year, so the maximum WB amount has not yet been exceeded. Your remaining GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

●
Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Account Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to  $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000).  Your maximum WB amount is reduced so that the date on which the remaining GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) ÷ $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000 ÷ 12.57).

EXAMPLE 7: Withdrawals with subsequent Purchase Payments under the AB Plan

●	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.

●	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).

●
Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000. Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000 ÷ $240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

●	Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000).

EXAMPLE 8: Withdrawals with subsequent Purchase Payments under the WB Plan

●
Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On January 1, 2004, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●
Assume that, on January 6, 2004, you make an additional Purchase Payment of $50,000. Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●
Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

●
Assume that, on January 1, 2013, your Account Value equals $0. Your remaining GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the remaining GLB amount is reduced to zero.

APPENDIX G -
SECURED RETURNS 2 BENEFIT

The following information applies to your Contract if you elected to participate in the optional living benefit rider Secured Returns 2 and did not replace it with the Secured Returns for Life Rider, which was available for such replacements for a limited period of time beginning in November 2005. The Secured Returns 2 rider is no longer available for sale on new Contracts. Since we are no longer offering this rider to new Owners, renewals of the Secured Returns 2 Benefit are no longer available.

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization.

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in a Designated Fund at all times during the term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the guaranteed amount is reduced to zero. See "Designated Funds" in the prospectus to which this Appendix is attached.

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. The charge per year is equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 12 in this Appendix.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.  We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of a Designated Fund or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege" in the Prospectus to which this Appendix is attached. If however you transfer some or all of your Account Value out of the Designated Fund into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge" in the Prospectus to which this Appendix is attached.) In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your Guaranteed Living Benefit Amount ("GLB amount") proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 8, 9 and 11 in this Appendix.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated to the Designated Fund in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will increase the GLB amount by less than 100% of the Purchase Payment depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1, 2, and 3 in this Appendix. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit. In particular, it may be disadvantageous for you to make Purchase Payments that increase the GLB amount by less than 100% of the payment.

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your most recent Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Returns 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated to the Designated Fund in which you are invested on such "maturity date." No refund of Secured Returns 2 charges will be made if you change from the AB Plan to the WB Plan.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 in this Appendix.)

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. In that case, your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

If the Contract is not continued by your surviving spouse following your death while participating in the AB Plan, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year during which the WB Plan is in effect, until your remaining GLB amount equals zero. Once the remaining GLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the remaining GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount and future guaranteed withdrawals will be reduced in the manner discussed further below. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than your remaining GLB amount.  In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Provided any remaining GLB amount is not reduced to zero, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:

(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 in this Appendix.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until your remaining GLB amount has been reduced to zero.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 in this Appendix.

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT" in the Prospectus to which this Appendix is attached.) In such case, the remaining GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

After your fifth Account Anniversary, you may elect to increase ("step-up") your GLB amount or remaining GLB amount to your then current Account Value.  Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB or remaining GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB or remaining GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB or remaining GLB amount if the current Account Value is greater than the current GLB or remaining GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount that may be higher than your current Secured Returns 2 fee as discussed above. The rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you are participating in the AB Plan and you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 in this Appendix.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of your new remaining GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 in this Appendix.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any subsequent Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 – 10/01/11	100%
2	10/02/11 – 10/01/12	100%
3	10/02/12 – 10/01/13	85%
4	10/02/13 – 10/01/14	85%
5	10/02/14 – 10/01/15	85%
6	10/02/15 – 10/01/16	70%
7	10/02/16 – 10/01/17	70%
8	10/02/17 – 10/01/18	70%
9	10/02/18 – 10/01/19	60%
10	10/02/19 – 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 in this Appendix.) It may be disadvantageous for you to make any such Purchase Payments that increase the GLB amount by less than 100% of the payment.

Certain tax considerations may be important to you in connection with a living benefit, such as Secured Returns 2. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders" in the Prospectus to which this Appendix is attached.

In this connection, under "TAX ISSUES UNDER OPTIONAL LIVING BENEFITS" you should refer to "Tax Issues Under Secured Returns for Life Plus," for a discussion of the treatment of RMD distributions under a living benefit. Although that discussion is phrased in terms of Secured Returns for Life Plus, it also applies to Secured Returns 2. (You may simply disregard any references in that discussion to Secured Returns for Life Plus features that are not also features of Secured Returns 2.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION YOU ELECTED THE SECURED RETURNS 2 BENEFIT ON JANUARY 1, 2005 WITH AN INITIAL PURCHASE PAYMENT OF $100,000.  YOUR INITIAL GLB AMOUNT EQUALS YOUR PURCHASE PAYMENT AMOUNT OF $100,000.

EXAMPLE 1: Low investment performance; no WB election.

●
Assume that you did not elect the WB plan at any time and that your Designated Fund had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

●	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).

EXAMPLE 2: Low investment performance; no WB election; step-up elected.

●
Assume that you did not elect the WB plan at any time and that your Designated Fund had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

EXAMPLE 3: High investment performance; no WB election; refund applies.

●
Assume that you did not elect the WB plan at any time and that your Designated Fund had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

●	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.

●	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.

EXAMPLE 4: Low investment performance; WB election.

●
Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

●	On December 31, 2014, your remaining GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.

●	These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates.

EXAMPLE 5: High investment performance; WB election; step-up elected.

●
Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

●	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your remaining GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.

●	These $7,000 withdrawals continue. On December 31, 2020, the remaining GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.

●
Assume that you withdraw $3,000 on February 12, 2021. At this time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.

●	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.

●	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).

●	Assume you make no more withdrawals or Purchase Payments and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.

●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.

●
Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your remaining GLB amount is now $95,000. Assume that your Account Value is now $88,000.

●
Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your remaining GLB amount is now $90,000. Assume that your Account Value is now $80,000.

●
Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account Value is $79,000 just before the withdrawal and $74,000 just after the withdrawal.

●
Because your withdrawals exceeded the maximum WB amount, your remaining GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new remaining GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the remaining GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) ÷ $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 ÷ 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance; step-up elected.

●
Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume you make no withdrawals.  On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $124,000. Assume that you do not step-up. Your remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●
Assume that on March 3, 2010, your Account Value is now $125,000. You now make a withdrawal of $5,000. Your remaining GLB amount is now $95,000. Your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400.  Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

●
Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your remaining GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

●
On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the remaining GLB amount equals $108,200.  Assume that, on this date, your Account Value equals $110,000.

●	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the remaining GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.

●
Assume that you withdraw $7,400 on March 12, 2024. At that time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues.

EXAMPLE 9: Withdrawals with Subsequent Purchase Payments under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.

●	On June 1, 2010, you make an additional $80,000 Purchase Payment.

●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.

●
On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous remaining GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 – (40,000 ÷ 240,000)].

●	Assume you make no more withdrawals or Purchase Payments and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

EXAMPLE 10: Step-up and Subsequent Purchase Payments under the AB Plan; high investment performance; step-up elected; refund applies.

●
Assume that you did not elect the WB Plan at any time and that your Designated Fund had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●	On June 1, 2011, you make an additional $80,000 Purchase Payment.

●
On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new Purchase Payment amount.

●
Your new AB Plan maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.

EXAMPLE 11: Withdrawals with Subsequent Purchase Payments under the WB Plan.

●
Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount or $7,000).

●	On January 1, 2007, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●	On January 6, 2007, you make an additional Purchase Payment of $50,000.

●	Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000).

●	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].

●	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●	On January 1, 2008, your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional Purchase Payments and the maximum WB amount is withdrawn annually.

●
Assume that on January 1, 2016, your Account Value is $0. Your remaining GLB amount will be $48,500 [$132,500 – ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the remaining GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates.

EXAMPLE 12: Calculation of explicit rider charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the first ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

APPENDIX H -
SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2007 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU ELECTED SECURED RETURNS FOR LIFE PLUS. YOUR INITIAL GLB AMOUNT EQUALS YOUR PURCHASE PAYMENT AMOUNT OF $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $50,000 ($5,000 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $88,000. Since your Account Value is less than your GLB amount by $12,000, an amount equal to $12,000 will be deposited into your Contract ($100,000 - $88,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments; Refund Applies.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on May 20, 2009, you make a Purchase Payment of $80,000. Since you are in your third Account Year, your GLB amount is increased by 85% of this Purchase Payment. Therefore, your new GLB amount is $168,000 (old GLB amount of $100,000 plus 85% of $80,000). Your new Bonus Base is also $168,000 (old Bonus Base of $100,000 plus 85% of $80,000). Your accrued bonus amount remains at $10,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $18,400, which equals $8,400 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $168,000.

●
Assume that you remain in the AB Plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $77,200 ($5,000 per year for two years plus $8,400 per year for eight years). Since your rider "matured" in the AB Plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $200,000. Assume that the total rider charges you paid were $8,375.

●
Because your Account Value is greater than your GLB amount ($200,000 vs. $168,000), your Contract will be credited with an amount equal to the rider charges you have paid ($8,375), increasing your Account Value to $208,375.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $208,375 at the cost and terms available to new Owners.

EXAMPLE 3: Withdrawals under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third Account Year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 ÷ $80,000) = $8,750.

●
Assume that you take no more withdrawals in your third Account Year. Therefore, on January 1, 2010, your GLB amount remains at $87,500, and your Bonus Base also remains at $87,500. Since you made a withdrawal in your third Account Year, you do not accrue a bonus amount in that Account Year. Therefore, your accrued bonus amount remains at $8,750.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $13,125, which equals $4,375 (5% of the Bonus Base) plus your previous accrued bonus amount of $8,750. Since no withdrawals were been taken, your GLB amount and your Bonus Base both remain at $87,500.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you take no more withdrawals from your contract. Your accrued bonus amount is $39,375 ($8,750 total for the first two years plus $4,375 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $80,000. Since your Account Value is less than your GLB amount by $7,500, an amount equal to $7,500 will be deposited into your Contract ($87,500 - $80,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $87,500 at the cost and terms available to new Owners.

EXAMPLE 4: Step-up Elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2010 your Account Value is $118,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 1, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2020. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $41,300 ($5,900 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2020 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $5,000, your Maximum WB Amount:

●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2009, you celebrate your 59th birthday. On January 1, 2010:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your RGLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the RGLB amount on your first Account Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 – ($3,400 x 20)]
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Account Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount. Therefore you will continue to receive $3,400 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $5,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $4,000:

●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Account Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2010:

●	Your RGLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base]
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base]
●	Your Bonus Base, increased by the subsequent Purchase Payment, is $150,000.

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2030:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 – ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000. Therefore, you will continue to receive $6,000 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $7,500 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 7: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2007. Assume that your Designated Fund had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take a withdrawal of $6,000, your Account Value is $92,000:

●	Your RGLB amount is reduced to $92,000 [the lesser of (1) your current RGLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base].
●	Your Bonus Base is reduced to $92,000 [the lesser of (1) your current Bonus Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].

●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Fund, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your RGLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

●	Assume your fund earns -2% in Account Year 14, and that you take another $6,000 withdrawal. On December 31, 2020:

●	Your Account Value is $1,457.
●	Your RGLB amount is $1,457 [the lesser of (1) your current RGLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 – ($6,000 - $380)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB Amount equals $73 [5% of your new GLB Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your RGLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your RGLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your RGLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 8: Step-up Elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Fund had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:

●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2009:

●	Your Account Value is $103,184.
●	Your RGLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you withdrew no more than your Maximum WB Amount.

Because your Account Value is greater than your RGLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2010*:

●	Your Account Value is $103,184.
●	Your RGLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
●	Your Bonus Base is $103,184.

*
Note: Assume instead that you elected to step-up sometime in 2010 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount of $5,159 would apply so that you could withdraw an additional $159 during the remainder of 2010 without exceeding your maximum amounts.

EXAMPLE 9: WB Election at Issue; Withdrawals Not Taken Immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,500 in your third Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $110,000 - $5,500, or $104,500. Your GLB Base will remain at $110,000, so your Maximum WB Amount will remain at 5% of $110,000, or $5,500. Your LIB will also remain at $110,000, so your Maximum WB for Life Amount will remain at 5% of $110,000, or $5,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,500 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your LIB is still $110,000. Therefore, you can continue to receive $5,500 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 10: WB Election at Issue; Subsequent Purchase Payments made; Withdrawals Not Taken Immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you make a Purchase Payment of $60,000 in your second Account Year. Your RGLB amount, GLB Base, LIB, and Bonus Base are all increased by the amount of the Purchase Payment. Therefore, your RGLB amount, GLB Base, and LIB are all now equal to $105,000 plus $60,000 = $165,000. Your Bonus Base is now equal to $100,000 plus $60,000 = $160,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, the RGLB amount will be increased by $8,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $173,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $165,000, and
(ii)	your new RGLB amount of $173,000.
Therefore, your GLB Base is now $173,000, and your new Maximum WB Amount is 5% of $173,000, or $8,650.
Your LIB will now become the greater of:
(i)	your old LIB of $165,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $173,000, and
(b)	your old LIB of $165,000 plus the bonus amount of $8,000.
Therefore, your LIB is now $173,000, and your new Maximum WB for Life Amount is 5% of $173,000, or $8,650. Your Bonus Base remains at $160,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $8,650 in your third Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $173,000 - $8,650, or $164,350. Your GLB Base will remain at $173,000, so your Maximum WB Amount will remain at 5% of $173,000, or $8,650. Your LIB will also remain at $173,000, so your Maximum WB for Life Amount will remain at 5% of $173,000, or $8,650. Your Bonus Base will remain at $160,000.

●
Assume that you remain alive and that you continue to make withdrawals of $8,650 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $173,000. Therefore, you can continue to receive $8,650 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 11: WB Election at Issue; Withdrawals Taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,250 in your second Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $105,000 - $5,250, or $99,750. Your GLB Base will remain at $105,000, so your Maximum WB Amount will remain at 5% of $105,000, or $5,250. Your LIB will also remain at $105,000, so your Maximum WB for Life Amount will remain at 5% of $105,000, or $5,250. Since your withdrawal did not exceed your Maximum WB Amount, your Bonus Base will remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $104,750. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $104,750.
Therefore, your GLB Base remains at $105,000, and your Maximum WB Amount remains at 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $104,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB remains at $105,000, and your Maximum WB for Life Amount remains at 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $109,750. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $109,750.
Therefore, your GLB Base is now $109,750, and your new Maximum WB Amount is 5% of $109,750, or $5,487.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $109,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $109,750, and your new Maximum WB for Life Amount is 5% of $109,750, or $5,487. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,487 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $5,487 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $109,750. Therefore, you can continue to receive $5,487 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 12: WB Election at Issue; Excess Withdrawal Taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal of $6,000 in your second Account Year. This withdrawal exceeds both your Maximum WB Amount and your Maximum WB for Life Amount of $5,250. Assume that your Account Value equals $90,000 after you make this withdrawal. Your RGLB amount will be reduced to the lesser of:

(i)	your old RGLB amount of $105,000 minus the $6,000 withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new RGLB amount is $90,000.
Your GLB Base will be reduced to the lesser of:
(i)	your old GLB Base of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new GLB Base is $90,000. Your new Maximum WB Amount is 5% of $90,000, or $4,500.
Your Bonus Base will be reduced to the lesser of:
(i)	your old Bonus Base of $100,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new Bonus Base is $90,000.
Your LIB will be reduced to the lesser of:
(i)	your old LIB of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new LIB is $90,000. Your new Maximum WB for Life Amount is 5% of $90,000, or $4,500.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $94,500. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $90,000, and
(ii)	your new RGLB amount of $94,500.
Therefore, your GLB Base is now $94,500, and your new Maximum WB Amount is 5% of $94,500, or $4,725.
Your LIB will now become the greater of:
(i)	your old LIB of $90,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $94,500, and
(b)	your old LIB of $90,000 plus the bonus amount of $4,500.
Therefore, your LIB is now $94,500, and your new Maximum WB for Life Amount is 5% of $94,500, or $4,725. Your Bonus Base remains at $90,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $99,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $94,500, and
(ii)	your new RGLB amount of $99,000.
Therefore, your GLB Base is now $99,000, and your new Maximum WB Amount is 5% of $99,000, or $4,950.
Your LIB will now become the greater of:
(i)	your old LIB of $94,500, and
(ii)	the lesser of:
(a)	your new RGLB amount of $99,000, and
(b)	your old LIB of $94,500 plus the bonus amount of $4,500.
Therefore, your LIB is now $99,000, and your new Maximum WB for Life Amount is 5% of $99,000, or $4,950. Your Bonus Base remains at $90,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $4,950 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $4,950 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $99,000. Therefore, you can continue to receive $4,950 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 13: WB Election at Issue; Withdrawals Not Taken Immediately; Step-up elected.

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Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

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Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

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Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500. Your Bonus Base remains at $100,000.

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Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $115,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $110,000, and
(ii)	your new RGLB amount of $115,000.
Therefore, your GLB Base is now $115,000, and your new Maximum WB Amount is 5% of $115,000, or $5,750.
Your LIB will now become the greater of:
(i)	your old LIB of $115,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $115,000, and
(b)	your old LIB of $110,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $115,000, and your new Maximum WB for Life Amount is 5% of $115,000, or $5,750. Your Bonus Base remains at $100,000.

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Assume that on January 2, 2010 your Account Value is $118,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than both the GLB Base and the LIB, you may step up your WB plan guarantees. Assume that you do elect to step up. Your RGLB amount, your GLB Base, your LIB and your Bonus Base are all now equal to $118,000. Your new Maximum WB Amount is 5% of $118,000, or $5,900. Your new Maximum WB for Life Amount is 5% of $118,000, or $5,900.

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Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $123,900. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $118,000, and
(ii)	your new RGLB amount of $123,900.
Therefore, your GLB Base is now $123,900, and your new Maximum WB Amount is 5% of $123,900, or $6,195.
Your LIB will now become the greater of:
(i)	your old LIB of $118,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $123,900, and
(b)	your old LIB of $118,000 plus the bonus amount of $5,900.
Therefore, your LIB is now $123,900, and your new Maximum WB for Life Amount is 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,195 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $123,900 - $6,195, or $117,705. Your GLB Base will remain at $123,900, so your Maximum WB Amount will remain at 5% of $123,900, or $6,195. Your LIB will also remain at $123,900, so your Maximum WB for Life Amount will remain at 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,195 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $123,900. Therefore, you can continue to receive $6,195 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 14: Switch from AB to WB; No Withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that while you are in your fourth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $100,000 plus your accrued bonus amount of $15,000, for a total of $115,000. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $115,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,750. Your Maximum WB for Life Amount equals 5% of your LIB, or $5,750. Your Bonus Base remains at $100,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $120,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $115,000, and
(ii)	your new RGLB amount of $120,000.
Therefore, your GLB Base is now $120,000, and your new Maximum WB Amount is 5% of $120,000, or $6,000.
Your LIB will now become the greater of:
(i)	your old LIB of $115,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $120,000, and
(b)	your old LIB of $115,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $120,000, and your new Maximum WB for Life Amount is 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,000 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $120,000 - $6,000, or $114,000. Your GLB Base will remain at $120,000, so your Maximum WB Amount will remain at 5% of $120,000, or $6,000. Your LIB will also remain at $120,000, so your Maximum WB for Life Amount will remain at 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,000 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $120,000. Therefore, you can continue to receive $6,000 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 15: Switch from AB to WB; Withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that on March 10, 2009 (in your third Account Year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 ÷ $80,000) = $8,750

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Assume that while you are in your fourth Account Year, you switch to the WB plan. Your RGLB amount is now equal to your old GLB amount of $87,500 plus your accrued bonus amount of $8,750, for a total of $96,250. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $96,250. Your Maximum WB Amount equals 5% of your GLB Base, or $4,812. Your Maximum WB for Life Amount equals 5% of your LIB, or $4,812. Your Bonus Base remains at $87,500. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,375, which equals 5% of the Bonus Base. Your new RGLB amount is now $100,625. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $96,250, and
(ii)	your new RGLB amount of $100,625.
Therefore, your GLB Base is now $100,625, and your new Maximum WB Amount is 5% of $100,625, or $5,031.
Your LIB will now become the greater of:
(i)	your old LIB of $96,250, and
(ii)	the lesser of:
(a)	your new RGLB amount of $100,625, and
(b)	your old LIB of $96,250 plus the bonus amount of $4,375.
Therefore, your LIB is now $100,625, and your new Maximum WB for Life Amount is 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,031 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $100,625 - $5,031, or $95,594. Your GLB Base will remain at $100,625, so your Maximum WB Amount will remain at 5% of $100,625, or $5,031. Your LIB will also remain at $100,625, so your Maximum WB for Life Amount will remain at 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,031 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $100,625. Therefore, you can continue to receive $5,031 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 16: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that on January 2, 2010 your Account Value is $118,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

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Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that while you are in your fifth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $118,000 plus your accrued bonus amount of $5,900, for a total of $123,900. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $123,900. Your Maximum WB Amount equals 5% of your GLB Base, or $6,195. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,195. Your Bonus Base remains at $118,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fifth Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $129,800. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $123,900, and
(ii)	your new RGLB amount of $129,800.
Therefore, your GLB Base is now $129,800, and your new Maximum WB Amount is 5% of $129,800, or $6,490.
Your LIB will now become the greater of:
(i)	your old LIB of $123,900, and
(ii)	the lesser of:
(a)	your new RGLB amount of $129,800, and
(b)	your old LIB of $123,900 plus the bonus amount of $5,900.
Therefore, your LIB is now $129,800, and your new Maximum WB for Life Amount is 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,490 in your sixth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $129,800 - $6,490, or $123,310. Your GLB Base will remain at $129,800, so your Maximum WB Amount will remain at 5% of $129,800, or $6,490. Your LIB will also remain at $129,800, so your Maximum WB for Life Amount will remain at 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,490 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $129,800. Therefore, you can continue to receive $6,490 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if Account Value drops to zero, the Contract terminates.

EXAMPLE 17: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that on January 2, 2010 your Account Value is $112,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $112,000. Assume that you do elect to step up. Your GLB amount is now equal to $112,000. Also, your Bonus Base is now equal to $112,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $112,000 is less than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, less your new GLB amount of $112,000. Therefore, your new accrued bonus amount is $3,000.

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Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $8,600, which equals $5,600 (5% of the Bonus Base) plus your previous accrued bonus amount of $3,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $112,000.

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Assume that while you are in your fifth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $112,000 plus your accrued bonus amount of $8,600, for a total of $120,600. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $120,600. Your Maximum WB Amount equals 5% of your GLB Base, or $6,030. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,030. Your Bonus Base remains at $112,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fifth Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,600, which equals 5% of the Bonus Base. Your new RGLB amount is now $126,200. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $120,600, and
(ii)	your new RGLB amount of $126,200.
Therefore, your GLB Base is now $126,200, and your new Maximum WB Amount is 5% of $126,200, or $6,310.
Your LIB will now become the greater of:
(i)	your old LIB of $120,600, and
(ii)	the lesser of:
(a)	your new RGLB amount of $126,200, and
(b)	your old LIB of $120,600 plus the bonus amount of $5,600.
Therefore, your LIB is now $126,200, and your new Maximum WB for Life Amount is 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,310 in your sixth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $126,200 - $6,310, or $119,890. Your GLB Base will remain at $126,200, so your Maximum WB Amount will remain at 5% of $126,200, or $6,310. Your LIB will also remain at $126,200, so your Maximum WB for Life Amount will remain at 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,310 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $126,200. Therefore, you can continue to receive $6,310 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if the Account Value drops to zero, the Contract terminates.

EXAMPLE 18: Calculation of Explicit Rider Charges under AB Plan.

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Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

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On March 31, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $101,196.79. The charge deducted on March 31, 2007 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2007 is $101,070.29 ($101,196.79 - $126.50).

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On June 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $102,307.23. The fee deducted on June 30, 2007 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2007 is $102,179.35 ($102,307.23 - $127.88).

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On September 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $103,443.69. The fee deducted on September 30, 2007 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2007 is $103,314.39 ($103,443.69 - $129.30).

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This pattern continues until the maturity date for your Benefit of January 1, 2017. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life Plus charges that have been made. Note that if Secured Returns for Life Plus was revoked or cancelled before the maturity date for your Benefit of January 1, 2017, then no Secured Returns for Life Plus credit will be made to your Account.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount equal to the ending January 1, 2017 Account Value at the cost and terms available to new Owners.

EXAMPLE 19: One Year Step-up elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your Guaranteed Living Benefit amount ("GLB amount") at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2008 your Account Value is $118,000. Since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan Maturity Date is now January 1, 2018. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $5,000, your new accrued bonus amount is set equal to $0.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2018. Assume that you have taken no withdrawals since your Contract was issued. Your accrued bonus amount is $53,100 ($5,900 per year for nine years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2018 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

APPENDIX I -
RETIREMENT INCOME ESCALATOR

The optional living benefit rider known as Retirement Income Escalator ("RIE") was available for all Contracts issued after May 5, 2008 and prior to October 20, 2008 and certain contracts issued after October 20, 2008. The following information applies to your Contract if you elected to participate in RIE. RIE is no longer available for sale on new Contracts.

RIE provides an annual income guarantee for life.  Your income amount will not decrease, provided that your withdrawals do not exceed the guaranteed amount in any year.  In general, the longer you wait for your first withdrawal under RIE, the larger the guaranteed annual income amount.  To describe how RIE works, we use the following definitions:

RIE Coverage Date:	Your Issue Date if you are at least age 59½ at issue; otherwise, the first Account Anniversary after you attain age 59½.

Annual Withdrawal Amount:
The total guaranteed amount available for withdrawal each Account Year during your life, provided that you comply with certain conditions.  The Annual Withdrawal Amount is equal to your current Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. (You should be aware that certain actions you take could significantly reduce the amount of your Annual Withdrawal Amount.)

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

Lifetime Withdrawal Percentage:
The percentage used to calculate your Annual Withdrawal Amount. The percentage will be 5%, 6%, or 7% depending upon your age on your first withdrawal under the Contract after your RIE Coverage Date. Once determined, the percentage is set for the life of your RIE.

Withdrawal Benefit Base:	The amount used to calculate (1) your Annual Withdrawal Amount and (2) your cost for RIE.

RIE Bonus Period:
A ten-year period commencing on the Issue Date and ending on your tenth Account Anniversary. If you “step up” your RIE (described below) during the RIE Bonus Period, the RIE Bonus Period is extended to ten years from the date of the step-up.

Bonus Base:
The amount on which bonuses are calculated.  The Bonus Base is equal to the sum of your Purchase Payments, increased by any “step-ups” (described below) and reduced proportionately by any withdrawal taken prior to your RIE Coverage Date or any excess withdrawals (see “Excess Withdrawals” under “Withdrawals Under RIE”).

You and Your:
The terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant, as described under "Death of Participant Under RIE with Single-Life Coverage." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

You may combine your RIE benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, RIE and any elected optional death benefit rider automatically terminate.

RIE allows you to withdraw a guaranteed amount of money each year, beginning on your RIE Coverage Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected). Your right to take withdrawals under RIE continue regardless of the investment performance of a Designated Fund, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is 5%, 6% or 7% of your Withdrawal Benefit Base, depending upon your age on the date of your first withdrawal after your RIE Coverage Date.

In addition, if you make no withdrawals in an Account Year during your RIE Bonus Period, we will increase your Withdrawal Benefit Base by an amount equal to 7% of your Bonus Base.  The RIE Bonus Period is a 10-year period commencing on your Issue Date.  The period will be extended for an additional 10 years commencing on each step-up of the Withdrawal Benefit Base (see  “Step-Up Under RIE” in this Appendix), provided that the step up occurs prior to the conclusion of the current 10-year period.

If you are participating in RIE, you may not make Purchase Payments after the first year following your Issue Date.  After the first Account Anniversary, any Purchase Payments submitted by a Participant while participating in RIE will be treated as “Not in Good Order” and returned to the Participant, unless the Participant instructs us to terminate his participation in RIE.

To participate in RIE, all of your Account Value must be invested in a Designated Fund at all times during the term of RIE. (The “term” of RIE is for life, unless your Withdrawal Benefit Base is reduced to zero or your RIE is terminated or cancelled as described in this Appendix under "Cancellation of RIE," "Depleting Your Account Value," and "Annuitization Under RIE.") See "Designated Funds" in the prospectus to which this Appendix is attached.

Under RIE, you have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under "Joint-Life Coverage," "Death of Participant Under RIE with Single-Life Coverage," and "Death of Participant Under RIE with Joint-Life Coverage" in this Appendix.

Determining Your Withdrawal Benefit Base

On the Issue Date, we set your Withdrawal Benefit Base equal to your initial Purchase Payment. Thereafter, your Withdrawal Benefit Base is:

●	decreased following any withdrawals you take prior to your RIE Coverage Date;

●	decreased following any withdrawals you take after your RIE Coverage Date, if such withdrawal is in excess of the Annual Withdrawal Amount at the time of the withdrawal;

●	increased by any applicable bonuses;

●	increased by any step-ups as described under "Step-Up Under RIE"; and

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

Determining Your Annual Withdrawal Amount

Your Annual Withdrawal Amount is calculated when you make your first withdrawal after your RIE Coverage Date.  It is a set percentage of your Withdrawal Benefit Base.  This percentage, known as the Lifetime Withdrawal Percentage, is determined based upon your age at that time, as follows:

Your Age on the Date of the First Withdrawal After Your RIE Coverage Date*	Lifetime Withdrawal Percentage

59½ - 69	5%
70 - 79	6%
80 - or older	7%
                                  *If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage” in this Appendix.
Once set, your Lifetime Withdrawal Percentage will remain the same for the life of your RIE.  Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage.  Therefore, if your Withdrawal Benefit Base changes after your Annual Withdrawal Amount is determined, your Annual Withdrawal Amount will also change.  The new Annual Withdrawal Amount will be effective on the next Account Anniversary and, at that time, will reflect any increases caused by a step-up or a bonus that took place during the prior Account Year and any decreases caused by excess withdrawals (described below) that were taken during the prior Account Year. The new Annual Withdrawal Amount will be in effect for all subsequent Account Years, unless and until there is a further change in your Withdrawal Benefit Base.

How RIE Works

Each Account Year, beginning on your RIE Coverage Date, you can take withdrawals totaling up to the amount of your Annual Withdrawal Amount, subject to the terms and conditions discussed below.  Even if your Account Value is reduced to zero, as long as your Withdrawal Benefit Base is greater than zero, you can withdraw up to your Annual Withdrawal Amount every year of your life unless you choose to cancel RIE.

If you defer taking any withdrawals in an Account Year during the RIE Bonus Period, your Withdrawal Benefit Base will be increased by an amount equal to 7% of your Bonus Base, thereby increasing your Annual Withdrawal Amount.  In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative:  any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

Note that the timing and amount of your withdrawals may significantly decrease your total RIE, as described further in this Appendix under "Withdrawals Under RIE."  Note also that investing in any Fund, other than a Designated Fund, will cancel RIE, as described in this Appendix under "Cancellation of RIE."

Here is an example of how RIE works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.)  Your Withdrawal Benefit Base and your Bonus Base are each set equal to your initial Purchase Payment on your Issue Date.  Because you reached age 59½ prior to your Issue Date, your RIE Coverage Date is your Issue Date.  You can begin at any time to withdraw up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base.  During the RIE Bonus Period, your Withdrawal Benefit Base will increase by 7% of your Bonus Base each Account Year in which you do not take a withdrawal.  (For convenience, assume that the investment performance on your underlying investments remains neutral throughout the life of your Contract, except for Account Year 2.)

Assume that, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3.  Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base.  Assume that we have not increased the percentage used to calculate the RIE Fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your Bonus Base to $125,000.  Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250.  Going forward, your new Bonus Base will be $125,000, unless increased by another step-up or reduced by an excess withdrawal, and your RIE Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up).

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base	Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000	$5,000	0
2	$100,000	$107,000	$100,000	$5,350	0
3	$125,000	$125,000	$125,000	$6,250	0

Assume you take your first withdrawal when you are age 66 in Account Year 7.  Using the above chart, we set your Lifetime Withdrawal Percentage at 5%.  Your Annual Withdrawal Amount will be equal to 5% of your Withdrawal Benefit Base. You can begin withdrawing up to $8,000 each Account Year without reducing your Withdrawal Benefit Base, as shown in the following table:

4	$125,000	$133,750	$125,000	$6,688	0
5	$125,000	$142,500	$125,000	$7,125	0
6	$125,000	$151,250	$125,000	$7,563	0
7	$125,000	$160,000	$125,000	$8,000	$8,000
8	$117,000	$160,000	$125,000	$8,000	$8,000

Assume in Account Year 9, you decide to defer taking a withdrawal.  Your Withdrawal Benefit Base will increase by 7% of your Bonus Base. Your new Annual Withdrawal Amount will be set equal to 5% of your new Withdrawal Benefit Base, as shown below:

9	$109,000	$160,000	$125,000	$8,000	$0
10	$109,000	$168,750	$125,000	$8,438	$8,438

Assume that in Account Year 14, you again decide to defer taking a withdrawal.  Your Withdrawal Benefit Base will not be increased because you are no longer in the Bonus Period, as your RIE Bonus Period ends 10 years after the previous step-up.

11	$100,563	$168,750	$125,000	$8,438	$8,438
12	$92,125	$168,750	$125,000	$8,438	$8,438
13	$83,688	$168,750	$125,000	$8,438	$8,438
14	$75,250	$168,750	$125,000	$8,438	$0
15	$75,250	$168,750	$125,000	$8,438	$8,438

There is no way to know for certain whether forgoing income in one or more years will increase or decrease the total income paid to the Participant over the life of the annuity.  Generally speaking, not taking income in a year will increase the Annual Withdrawal Amount due to the bonus and the potential for step-ups.  Therefore, not taking income in one or more years will mean that the Participant will take income in fewer years, but will be entitled to more income in those years.

The total lifetime payments to the Participant could be more or less depending upon investment performance over the life of the Contract and the age to which the Participant lives.  Better investment performance and a longer life span generally make it advantageous to forgo the Annual Withdrawal Amount in a limited number of years.

In general the Company’s risk is greater when the Participant takes the Annual Withdrawal Amount each year beginning on the RIE Coverage Date.

Withdrawals Under RIE

     Withdrawals After the RIE Coverage Date

Starting on your RIE Coverage Date, you may take withdrawals totaling up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base.  These withdrawals will reduce your Account Value by the amount of the withdrawal, but will not change your Withdrawal Benefit Base.  These withdrawals are subject to withdrawal charges only to the extent they are in excess of the greatest of:

●	the free withdrawal amount permitted under your Contract (discussed under “Free Withdrawal Amount” under “Withdrawal Charges” in this Appendix);

●	your yearly Required Minimum Distribution Amount (subject to conditions discussed under "Certain Tax Considerations" in this Appendix); and

●	your Annual Withdrawal Amount.

Above is an example of withdrawals taken after your RIE Coverage Date.  Because they do not exceed your Annual Withdrawal Amount, the withdrawals do not reduce your Withdrawal Benefit Base or your Annual Withdrawal Amount.  Because the withdrawals do not exceed your free withdrawal amount permitted under this Contract, your Required Minimum Distribution Amount, or your Annual Withdrawal Amount, they are not subject to any withdrawal charges. If a withdrawal exceeds the greatest of these amounts, then the withdrawal would be subject to withdrawal charges.

     Excess Withdrawals

If you take a withdrawal that exceeds your Annual Withdrawal Amount (or your Required Minimum Distribution Amount, if higher), your Withdrawal Benefit Base and your Bonus Base will be reduced proportionately by the excess amount of the withdrawal.  In other words, after an “excess withdrawal,” your Bonus Base and your Withdrawal Benefit Base will be reduced according to the following formulae:

Your new Bonus Base	=	A x	(	C	)
D - E

Your new Withdrawal	=	B x	(	C	)
Benefit Base				D - E

Where:
	A =	Your Bonus Base immediately prior to the excess withdrawal.

	B =	Your Withdrawal Benefit Base immediately prior to the excess withdrawal.

	C =	Your Account Value immediately after the excess withdrawal.

	D =	Your Account Value immediately prior to the excess withdrawal.

	E =	Your Annual Withdrawal Amount minus any prior partial withdrawals taken during the current Account Year.

Using the facts of the above example, assume that in Account Year 7, you take two withdrawals: a $4,000 withdrawal followed by a $6,000 withdrawal.  Your first withdrawal reduces your Account Value to $121,000 but does not affect your Bonus Base or Withdrawal Benefit Base because it is not in excess of your Annual Withdrawal Amount. Your second withdrawal (when combined with the first) is in excess of your $8,000 Annual Withdrawal Amount.  After your second withdrawal, your Bonus Base and your Withdrawal Benefit Base will be reduced as follows:

Your new Bonus Base	=	125,000	x	121,000 – 6,000
				121,000 – (8,000 – 4,000)

	=	125,000	x	115,000
				117,000

	=	125,000	x	0.98291

	=	122,863

Your new Withdrawal
Benefit Base	=	160,000	x	121,000 – 6,000
				121,000 – (8,000 – 4,000)

	=	160,000	x	115,000
				117,000

	=	160,000	x	0.98291

	=	157,265

Going forward, your new Annual Withdrawal Amount will be reduced to 5% of your new Withdrawal Benefit Base or $7,863.

You should be aware that, if your Account Value is less than the Withdrawal Benefit Base at the time an excess withdrawal is taken (as in the above example), then your Withdrawal Benefit Base and your Bonus Benefit Base will be reduced by an amount equal to or more than the excess amount withdrawn.  Thus, excess withdrawals taken in a down market could severely reduce your RIE.

     Withdrawals Prior to the RIE Coverage Date (Early Withdrawals)

Withdrawals taken prior to your RIE Coverage Date are subject to withdrawal charges, to the extent such withdrawals are in excess of the "free withdrawal amount" permitted under your Contract.  In addition, all withdrawals taken prior to your RIE Coverage Date, including any "free withdrawal amounts," will be treated as “early withdrawals” and your Bonus Base and your Withdrawal Benefit Base will be reduced proportionately to the amount of the withdrawal.  In other words, your Bonus Base and your Withdrawal Benefit Base will be reduced by the following formulae:

Your new Bonus Base	=	W x	(	Y	)
Z

Your new Withdrawal	=	X x	(	Y	)
Benefit Base				Z

Where:
	W =	Your Bonus Base immediately prior to the early withdrawal.

	X =	Your Withdrawal Benefit Base immediately prior to the early withdrawal.

	Y =	Your Account Value immediately after the early withdrawal.

	Z =	Your Account Value immediately prior to the early withdrawal.

Assume that you are age 45 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE with single-life coverage. (If you selected joint-life coverage the number shown in the example could be different.)  Your Withdrawal Benefit Base and your Bonus Base are each set equal to your initial Purchase Payment on your Issue Date.  Your Withdrawal Benefit Base will increase by 7% of your Bonus Base each year in which you do not take a withdrawal.  Your RIE Coverage Date will not occur until your 15th Account Anniversary (the first Account Anniversary after you reach age 59½).  Any withdrawals you take prior to that time will be “early withdrawals.”

Assume that because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3. Your Contract is therefore eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base. Assume that we have not increase the percentage used to calculate the RIE Fee on newly issued Contracts; therefore we will step-up your Withdrawal Benefit Base and your Bonus Base to $125,000.

Assume that, in your Account Year 7, you withdraw $10,000.  Because you are age 51 (and younger than age 59½), this is an early withdrawal.

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base		Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000		$0	0
2	$100,000	$107,000	$100,000		$0	0
3	$125,000	$125,000	$125,000		$0	0
4	$125,000	$133,750	$125,000		$0	0
5	$125,000	$142,500	$125,000		$0	0
6	$125,000	$151,250	$125,000		$0	0
7	$125,000	$160,000	$125,000		$0	$10,000

At this point, your Bonus Base and your Withdrawal Benefit Base will be recalculated as follows:

Your new Bonus Base		=	125,000	x	125,000 – 10,000
					125,000

		=	125,000	x	115,000
					125,000

		=	125,000	x	0.92000

		=	115,000

Your new Withdrawal
Benefit Base		=	160,000	x	125,000 –10,000
					125,000

		=	160,000	x	115,000
					125,000 –10,000

		=	160,000	x	0.92000

		=	147,200

Your Annual Withdrawal Amount will still be $0 because your have not reached your RIE Coverage Date.

You should be aware that early withdrawals could severely reduce (or even exhaust) your RIE.

In addition to reducing your RIE, any withdrawal before you reach age 59½ could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an "excess withdrawal" or an "early withdrawal" (as described above), your Withdrawal Benefit Base will also be reduced to zero. Therefore, your Contract, as well as your RIE, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than excess or early withdrawals, your Withdrawal Benefit Base will not be reduced. Your Contract will therefore end, but your RIE will continue.  That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive your Annual Withdrawal Amount each year for as long as you live.

Cost of RIE

If you elect RIE, we will deduct a quarterly fee from your Account Value ("RIE Fee"). The RIE Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The RIE Fee will be a percentage of your Withdrawal Benefit Base.  This percentage will equal 0.1875% of your Withdrawal Benefit Base on the last day of the Account Quarter, if you elected single-life coverage (0.2375% for joint-life coverage).  The maximum RIE Fee you can pay in any one Account Year is equal to 0.75% of the highest Withdrawal Benefit Base at any point in that Account Year, if you elected single-life coverage (0.95% for joint-life coverage).

Your RIE Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Withdrawal Benefit Base and thus your RIE Fee.

●	If you make a withdrawal before your RIE Coverage Date or a withdrawal in excess of your Annual Withdrawal Amount, you will decrease your Withdrawal Benefit Base and thus your RIE Fee.

The investment performance of the Designated Funds will not affect your RIE Fee during an Account Year.  However, as explained in this Appendix under "Step-Up Under RIE," favorable investment performance may cause the Withdrawal Benefit Base to increase on an Account Anniversary.  That would also increase your RIE Fee.

We will continue to deduct the RIE Fee until you annuitize your Contract, your Account Value reduces to zero, or your RIE is terminated or cancelled as described under "Cancellation of RIE" in this Appendix.

We reserve the right to make special offers from time to time.  Specifically, we reserve the right to waive the RIE Fee for a limited period on newly issued Contracts. The same waiver would apply to all Contracts issued while we are making the special offer.

Step-Up Under RIE

Regardless of your age on the Issue Date, on each Account Anniversary prior to your maximum Annuity Commencement Date, we will automatically step-up your Withdrawal Benefit Base and your Bonus Base each to equal your Account Value, provided that certain requirements are satisfied.  First, you must meet certain eligibility requirements:

●
Your Account Value must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●	Your Account Value must be greater than your current Withdrawal Benefit Base, adjusted for any 7% bonus increases.

Note that we have reserved the right to add another requirement for eligibility. We have reserved the right to only allow step-ups if your money is invested in a Fund that is a Designated Fund for newly issued contracts. (See "Designated Funds" in the prospectus to which this Appendix is attached)

If you satisfy the eligibility requirements, then we consider whether market conditions have caused us to increase the percentage used to calculate the RIE Fee on newly issued Contracts.  If we are no longer issuing Contracts with the RIE rider then the percentage we use to calculate your RIE Fee will be set based upon current market conditions at that time.

●	If we have not had to increase the percentage as described above, the percentage we use to calculate your RIE will remain unchanged and we will automatically step-up your Withdrawal Benefit Base.

●
If we have had to increase the percentage as described above, we offer you the opportunity to step-up at the higher percentage.  In this case, your prior written consent is required to accept the higher percentage used to calculate your RIE Fee and step-up your Withdrawal Benefit Base.  If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups under your RIE will also be suspended.  You may thereafter submit an election form to us, however, to consent to the higher percentage and reactivate subsequent automatic step-ups.

After a step-up, your Annual Withdrawal Amount will be equal to your new Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage.  Here is an example of how we calculate a step-up under RIE:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in RIE with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.)  Assume that, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3.  Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base.  Assume that we have not increased the percentage used to calculate the RIE Fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your Bonus Base to $125,000.  Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250.

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base	Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000	$5,000	0
2	$100,000	$107,000	$100,000	$5,350	0
3	$125,000	$125,000	$125,000	$6,250	0
4	$125,000	$133,750	$125,000	$6,688	0
5	$125,000	$142,500	$125,000	$7,125	0
6	$125,000	$151,250	$125,000	$7,563	0
7	$125,000	$160,000	$125,000	$8,000	0

Going forward, your new Bonus Base will be $125,000, unless increased by another step-up or reduced by an excess withdrawal, and your RIE Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up).

Joint-Life Coverage

On the Issue Date, you have the option of electing RIE with single-life coverage or, for a higher RIE Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole beneficiary on the Issue Date and remains the sole beneficiary while RIE is in effect.  On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while RIE is in effect. Whereas single-life coverage provides annual withdrawals under RIE only until any Participant dies, joint-life coverage provides annual withdrawals under RIE for as long as either you or your spouse is alive.  (Note, however, upon the death of a spouse, the Contract, (including RIE) ends.  To take annual withdrawals under RIE’s joint-life feature after the death of a spouse, the surviving spouse must first elect to continue the Contract through the “Spousal Continuance” provision.)  See also “Death of Participant Under RIE with Joint-Life Coverage” in this Appendix.

If you have elected joint-life coverage, the RIE Coverage Date will be your Issue Date if the younger spouse is at least age 59½ on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59½ if the younger spouse is less than age 59½ on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.)  Thus, “early withdrawals” will be determined based upon this definition of your RIE Coverage Date.  Your Lifetime Withdrawal Percentage will be determined based on the age that the younger spouse is (or would have been) on the date of the first withdrawal under the Contract after the RIE Coverage Date, as follows:

Age of Younger Spouse on Date of the First Withdrawal After Your RIE Coverage Date	Lifetime Withdrawal Percentage

59½ - 69	5%
70 - 79	6%
80 - or older	7%

Once set, your Lifetime Withdrawal Percentage will remain the same for the life of your RIE.  Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage.

The two spouses on the Issue Date are the only two people covered under the joint-life feature.  If a Participant remarries, the new spouse is not covered under the joint-life feature.  Therefore, if the spouse on the Issue Date is no longer your spouse, RIE benefits continue for your life and, when you die, annual withdrawals are no longer available.  Note that, when you elect joint-life coverage, you also elect the higher joint-life fee.  That fee will not change as long as RIE is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibility of a longer waiting period before withdrawals under RIE can be made and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of RIE

Should you decide that RIE is no longer appropriate for you, you may cancel RIE at any time.  Upon cancellation, all benefits and charges under RIE shall cease. Once cancelled, RIE cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," RIE will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel your RIE.

Death of Participant Under RIE with Single-Life Coverage

If you selected single-life coverage, RIE terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new RIE rider on the original Contract (assuming that at the time of election RIE is available to new Participants and your surviving spouse meets certain eligibility requirements).  If the surviving spouse makes such election:

●	the new Account Value and the new Withdrawal Benefit Base will both be set equal to the Death Benefit amount; and

●	the new RIE Fee will be set by us based on market conditions at the time and may be higher than the current RIE Fee.

Death of Participant Under RIE with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected.  In such case, if a Participant dies while participating in RIE, the provisions of the section in this Appendix titled “Death of Participant Under RIE with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, RIE will continue, provided that the surviving spouse, as the sole beneficiary, continues the Contract.  In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the RIE Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant;

●	the Withdrawal Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see "Step-Up Under RIE" in this Appendix);

●
if withdrawals under RIE have not yet begun, the Lifetime Withdrawal Percentage will be based on the age the younger spouse attains (or would have attained) on the date of the first withdrawal after the RIE Coverage Date;

●	if withdrawals under RIE have already begun, the Lifetime Withdrawal Percentage will not change; and

●	the RIE Bonus Period will continue unchanged from the original contract.

At the death of the surviving spouse, the Contract, including RIE, will terminate.

If you purchased joint-life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under RIE

Under the terms of RIE, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value,

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and is still eligible) with an annualized annuity payment of not less than your then current Annual Withdrawal Amount.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an "early withdrawal" or an "excess withdrawal"), and your Withdrawal Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Withdrawal Amount until you die. For a more complete discussion of this, see "Depleting Your Account Value" in this Appendix.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as RIE.

When you elect to participate in the Retirement Income Escalator Benefit, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the RIE Benefit, we are currently waiving withdrawal provisions as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the RIE Benefit, we reduce your Account Value  dollar for dollar by the amount of the withdrawal. In addition, for that year only, your Annual Withdrawal Amount under the RIE Benefit will be reduced, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Annual Withdrawal Amount. In other words, we will not reduce your Annual Withdrawal Amount for future years (or your Withdrawal Benefit Base or Bonus Base), if a Yearly RMD Amount exceeds your Annual Withdrawal Amount, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce the Annual Withdrawal Amount, Withdrawal Benefit Base or Bonus Base per the terms of the rider regarding excess withdrawals, when a Yearly RMD Amount withdrawn from your Contract exceeds your Annual Withdrawal Amount. (See "Withdrawals under RIE" in this Appendix) Notice will be given to Contract Owners before we exercise this right.

For further discussion of some of these considerations, please refer to "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders" in the Prospectus to which this Appendix is attached.

APPENDIX J -
Income ON Demand® Benefit

The optional living benefit rider known as Income ON Demand (the "Income ON Demand Benefit") was available for all Contracts issued after March 5, 2007 and prior to October 20, 2008 and certain contracts issued after October 20, 2008. The following information applies to your Contract if you elected to participate in the Income ON Demand Benefit. The Income ON Demand Benefit is no longer available for sale on new Contracts.

To describe how the Income ON Demand Benefit works, we use the following definitions:

Income ON Demand Coverage Date:	Your Issue Date if you are at least age 55 at issue, otherwise the first Account Anniversary following your 55th birthday.

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary beginning on the Income ON Demand Coverage Date; it is equal to 5% of your Income Benefit Base on the date of crediting.

Designated Funds:	The limited investment options you can choose if you are participating in a living benefit.

Stored Income Balance:	The amount you may withdraw at any time after age 59½ without reducing the Benefit.

Income Benefit Base:	The amount used to calculate your Annual Income Amount and your cost for the Income ON Demand Benefit.

You and Your:
The terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant, as described under the sections entitled "Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage" and "Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

You may combine your Income ON Demand Benefit with any optional death benefit rider other than the EEB Premier Plus rider.  Upon annuitization, Income ON Demand and any elected optional death benefit rider automatically terminate.

The Income ON Demand Benefit allows you to withdraw a guaranteed amount each year, beginning at age 59½, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is based on 5% of your Income Benefit Base. Any amount that you do not withdraw in a given year will be stored in the Stored Income Balance and can be used for later withdrawals. The amount you can withdraw each year can be increased or decreased as described below under "Determining Your Stored Income Balance."

In addition, if you make no withdrawals during the first 10 Account Years, regardless of your age on the Issue Date, we will credit to your Account Value an amount equal to the excess, if any, of your total Purchase Payments over your then Account Value. If you are participating in the Income ON Demand Benefit, you may not make Purchase Payments after the first year following your Issue Date. After the first Account Anniversary, any Purchase Payments submitted by a Participant while participating in Income ON Demand Benefit will be treated as "Not in Good Order" and returned to the Participant, unless the Participant instructs us to terminate his participation in the rider.

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail in this Appendix under "Joint-Life Coverage" and the sections entitled "Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage" and "Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage."

To participate in the Income ON Demand Benefit, all of your Account Value must be invested in a Designated Fund at all times during the term of the Income ON Demand Benefit. (The term of the Income ON Demand Benefit is for life, unless your Income Benefit Base is reduced to zero or your Income ON Demand Benefit is terminated or cancelled as described in this Appendix under "Cancellation of the Income ON Demand Benefit," "Depleting Your Account Value," and "Annuitization Under the Income ON Demand Benefit.") See "Designated Funds" in the prospectus to which this Appendix is attached.

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	decreased following any withdrawals you take prior to becoming age 59½;

●	decreased following any withdrawals you take after becoming age 59½, if such withdrawal is in excess of the Stored Income Balance at the time of the withdrawal;

●	increased by any step-ups as described under "Step-Up Under the Income ON Demand Benefit" in this Appendix;

●
increased to the extent you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described in this Appendix under "How the Income ON Demand Benefit Works"; and

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

Determining Your Stored Income Balance

On the Income ON Demand Coverage Date, your Stored Income Balance will equal your Annual Income Amount (i.e., 5% of your Income Benefit Base on that Date). After the initial Stored Income Balance has been set, your Stored Income Balance:

●	increases by 5% of any subsequent Purchase Payments you make during the first year following the Issue Date,

●	increases on each Account Anniversary by the amount of your Annual Income Amount determined on that Anniversary,

●	decreases by the amount of any withdrawals you take, and

●	decreases by the amount you use in exercising your "one-time" option to increase your Income Benefit Base (described below under "How the Income ON Demand Benefit Works").

How the Income ON Demand Benefit Works

Under the terms of the Income ON Demand Benefit, you can take withdrawals up to the amount of your Stored Income Balance at any time, subject to the terms and conditions discussed below. If your Account Value is reduced to zero, as long as your Income Benefit Base is greater than zero, you will receive an amount equal to your Annual Income Amount every year of your life unless you choose to cancel the Rider. Although your Stored Income Balance will begin accumulating on the Income ON Demand Coverage Date, you may not begin withdrawing your Stored Income Balance until you are (or, for joint-life coverage, the younger spouse is) at least age 59½ without reducing your Income Benefit Base. You can continue to withdraw your Stored Income Balance until your Annuity Commencement Date.

Note that the timing and amount of your withdrawals may significantly decrease your total Income ON Demand Benefit, as described further in this Appendix under "Withdrawals Under the Income ON Demand Benefit" and "Tenth-Year Credit." Note also that investing in any Fund, other than a Designated Fund, will cancel the Income ON Demand Benefit as described under "Cancellation of the Income ON Demand Benefit" in this Appendix.

Your Stored Income Balance can be used in two ways. You can withdraw all or a portion of your Stored Income Balance through partial withdrawals, or you can use all or a portion of your Stored Income Balance to effect a "one-time" increase of your Income Benefit Base.

Withdrawals from your Stored Income Balance can be taken at any time after age 59½ without affecting your Income Benefit Base. If, at any time after age 59½ and prior to your Annuity Commencement Date, you make a withdrawal that does not exceed your Stored Income Balance:

●	your Stored Income Balance will be decreased by the amount withdrawn, and

●	the withdrawal will not be subject to surrender charges.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. This option may be exercised only once and must occur prior to your Annuity Commencement Date and prior to the later of your tenth Account Anniversary and the Account Anniversary following your 65th birthday. If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of Stored Income Balance used will be added to your Income Benefit Base; and

●	your Annual Income Amount will be reset on your next Account Anniversary to equal 5% of the then Income Benefit Base.

After you exercise this "one-time" option, your new Annual Income Amount will be added to your Stored Income Balance on each Account Anniversary, unless and until there is another occurrence (as noted in this section) that changes your Annual Income Amount.

Here is an example of how the Income ON Demand Benefit works.

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in the Income ON Demand Benefit. Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

1	$5,000	→	$5,000
2	$5,000	→	$10,000
3	$5,000	→	$15,000
4	$5,000	→	$20,000
5	$5,000	→	$25,000
6	$5,000	→	$30,000
7	$5,000	→	$35,000
8	$5,000	→	$40,000
9	$5,000	→	$45,000
10	$5,000	→	$50,000

Assume that, immediately prior to your tenth Account Anniversary, you decide to use the full amount of your Stored Income Balance ($50,000) to increase your Income Benefit Base. Your Income Benefit Base will be increased to $150,000. Your Annual Income Amount will be $7,500 (5% of your Income Benefit Base). Therefore $7,500 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

11	$7,500	→	$7,500
12	$7,500	→	$15,000
13	$7,500	→	$22,500
14	$7,500	→	$30,000
15	$7,500	→	$37,500

Assume instead that you decide to take a lump sum withdrawal of $50,000, thus depleting your Stored Income Balance. Your Income Benefit Base will remain at $100,000. Your Annual Income Amount remains at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$5,000	→	$5,000
12	$5,000	→	$10,000
13	$5,000	→	$15,000
14	$5,000	→	$20,000
15	$5,000	→	$25,000

Withdrawals Under the Income ON Demand Benefit

     Withdrawals After Age 59½

Starting at age 59½, you may take annual withdrawals up to your Stored Income Balance without affecting your Income ON Demand Benefit. These withdrawals will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base. Withdrawals taken after you reach age 59½ are subject to withdrawal charges only to the extent they are in excess of the greatest of:

●	the free withdrawal amount permitted under your Contract,

●	your Stored Income Balance, or

●	your yearly Required Minimum Distribution Amount (subject to conditions discussed in this Appendix under "Certain Tax Considerations").

Here is an example of a partial withdrawal that does not exceed your Stored Income Balance.

Using the facts of the first example, assume that, immediately prior to your tenth Account Anniversary, you decide to take a lump sum withdrawal of $30,000 from the $50,000 in your Stored Income Balance, thus reducing your Stored Income Balance to $20,000. Your Income Benefit Base will remain at $100,000. Your Annual Income Amount will remain at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$5,000	→	$25,000
12	$5,000	→	$30,000
13	$5,000	→	$35,000
14	$5,000	→	$40,000
15	$5,000	→	$45,000

     Excess Withdrawals

If you take a withdrawal that exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if higher), your Income Benefit Base will be reset to equal the lesser of:

●	the Income Benefit Base prior to the withdrawal reduced by the amount of the withdrawal in excess of the Stored Income Balance (or your yearly Required Minimum Distribution Amount, if higher), and

●	the Account Value after the withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of a withdrawal that exceeds your Stored Income Balance, thus reducing future Annual Income Amounts even if the market has performed well.

Using the facts of the first example, assume that, immediately prior to your tenth Account Anniversary, you decide to take a lump sum payment of $60,000 thus exceeding your Stored Income Balance of $50,000. Assume also that your Account Value immediately prior to the withdrawal is $120,000. Your Income Benefit Base will be reset to the lesser of (a) your old Income Benefit Base reduced by the excess of your withdrawal over the Stored Income Balance [$100,000 – ($60,000 - $50,000) = $90,000)] or (b) your new Account Value after the withdrawal ($120,000 - $60,000 = $60,000) or $60,000. Your new Annual Income Amount will be $3,000 (5% of your Income Benefit Base). Therefore $3,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$3,000	→	$3,000
12	$3,000	→	$6,000
13	$3,000	→	$9,000
14	$3,000	→	$12,000
15	$3,000	→	$15,000

Excess withdrawals taken in a down market could even more severely reduce your Income ON Demand Benefit. Here is an example of an excess withdrawal taken after the investment performance of the Designated Funds has reduced your Account Value:

Using the facts of the preceding example, assume that your Account Value immediately prior to the withdrawal is $80,000. Your Income Benefit Base will be reset to equal the lesser of (a) your previous Income Benefit Base reduced by the excess of your withdrawal over the Stored Income Balance [$100,000 – ($60,000 - $50,000) = $90,000)] and (b) your Account Value immediately after the withdrawal ($80,000 - $60,000 = $20,000) or $20,000. Your new Annual Income Amount will be $1,000 (5% of your Income Benefit Base). Therefore, only $1,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$1,000	→	$1,000
12	$1,000	→	$2,000
13	$1,000	→	$3,000
14	$1,000	→	$4,000
15	$1,000	→	$5,000

     Withdrawals Prior to Age 59½ (Early Withdrawals)

All withdrawals taken before age 59½, including any "free withdrawal amounts," will be considered “early withdrawals” and the Income Benefit Base will be reset to equal the lesser of:

●	the Income Benefit Base prior to the withdrawal reduced by the amount of the withdrawal in excess of the Stored Income Balance (or your yearly Required Minimum Distribution Amount, if higher), and

●	the Account Value after the withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base.

In addition, withdrawals prior to age 59½ will also be subject to withdrawal charges, to the extent such withdrawals are in excess of the "free withdrawal amount" permitted under your Contract. Early withdrawals could severely reduce (or even exhaust) your Income ON Demand Benefit. Here is an example of an early withdrawal taken after the investment performance of the Designated Funds has reduced your Account Value.

Assume that you are age 50 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in the Income ON Demand Benefit. Your Income Benefit Base is set equal to your initial Purchase Payment on your Issue Date ($100,000), but benefits under the Income ON Demand Benefit do not begin to accrue until the first Account Anniversary after your 55th birthday (your Income ON Demand Coverage Date). Assume also that poor investment performance of your underlying funds has reduced your Account Value to $85,000 by the end of your second Account Year. At that time, you decide to withdraw $5,000, further reducing your Account Value to $80,000. Your Income Benefit Base will be reset to $80,000 which is the lesser of (1) your previous Income Benefit Base reduced by the amount of the withdrawal in excess of the Stored Income Balance ($100,000 - $5,000 = $95,000) and (2) your Account Value immediately after the withdrawal ($85,000 - $5,000 = $80,000). Assuming you take no additional withdrawals prior to your Income ON Demand Coverage Date, your Annual Income Amount will be $4,000 (5% of your Income Benefit Base.)

Year	Income Benefit Base	Annual Income Amount		Stored Income Balance
	(beginning of Account Year)	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

1	$100,000	$0	→	$0
2	$100,000	$0	→	$0
3	$80,000	$0	→	$0
4	$80,000	$0	→	$0
5	$80,000	$0	→	$0
6	$80,000	$4,000	→	$4,000
7	$80,000	$4,000	→	$8,000
8	$80,000	$4,000	→	$12,000
9	$80,000	$4,000	→	$16,000
10	$80,000	$4,000	→	$20,000

In addition to reducing your Income ON Demand Benefit, any withdrawal before age 59½ could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an "excess withdrawal" or an "early withdrawal" (as described above), your Stored Income Balance and your Income Benefit Base will both be reduced to zero. Therefore, your Contract, as well as your Income ON Demand Benefit, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than excess or early withdrawals, your Income Benefit Base will not be reduced. Your Contract will therefore end, but the Income ON Demand Benefit will continue.  That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive annual payments. These payments will be equal to 5% of the amount of your Income Benefit Base, as determined on that day and increased (if you choose) by any remaining Stored Income Balance as described below. These payments will begin on the first Account Anniversary after your Account Value goes to zero and continue for as long as you live. If you elected joint-life coverage, the payments will continue until the death of both you and your spouse as described in this Appendix under "Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage." If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your "annual lifetime payments," you must deplete your Stored Income Balance by:

(a)	taking a lump sum withdrawal of your remaining Stored Income Balance,

(b)
using the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your "annual lifetime payments"), if you have not already exercised this one-time option as described in this Appendix under "How the Income ON Demand Benefit Works," or

(c)	using a combination of (a) and (b).

Because the Contract has ended, a lump sum withdrawal will not be subject to any withdrawal charges. You should be aware, however, that a lump sum withdrawal could be subject to certain tax consequences. You should consult a qualified tax professional for more information.

Cost of the Income ON Demand Benefit

If you elect the Income ON Demand Benefit Rider, we will deduct a quarterly fee from your Account Value ("Income ON Demand Fee"). The Income ON Demand Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The Fee will be a percentage of your Income Benefit Base. This percentage rate will equal 0.1625% of your Income Benefit Base on the last day of the Account Quarter, if you elected single-life coverage (0.2125% for joint-life coverage). The maximum Income ON Demand Fee you can pay in any one Account Year is equal to 0.65% of the highest Income ON Demand Benefit Base at any point in that Account Year, if you elected single-life coverage (0.85% for joint-life coverage).

Your Income ON Demand Fee will not change during an Account Year, unless you take one of three specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Income Benefit Base and thus your Income ON Demand Fee.

●	If you take advantage of the one-time option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base and thus your Income ON Demand Fee.

●	If you make a withdrawal prior to age 59½ or a withdrawal in excess of your Stored Income Balance, you will decrease your Income Benefit Base and thus your Income ON Demand Fee.

The investment performance of the Designated Funds will not affect your Income ON Demand Fee during an Account Year. However, as stated in this Appendix under "Step-Up Under the Income ON Demand Benefit," favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary. That would also increase your Income ON Demand Fee.

We will continue to deduct the Income ON Demand Fee until you annuitize your Contract, your Account Value reduces to zero, or your Income ON Demand Benefit is cancelled as described under "Cancellation of the Income ON Demand Benefit" in this Appendix.

Tenth-Year Credit

If you make no withdrawals during your first ten Account Years, on your tenth Account Anniversary, we will credit your Account Value with an amount equal to the excess, if any, of your total Purchase Payments over your then Account Value. Your Income Benefit Base will not change. This tenth-year credit will be allocated to the Designated Fund in which you are invested at the time.

Step-Up Under the Income ON Demand Benefit

Regardless of your age on the Issue Date, on each Account Anniversary prior to your maximum Annuity Commencement Date, we will automatically step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your Account Value less your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Income ON Demand Coverage Date and therefore do not yet have a Stored Income Balance, your Account Value must only be greater than your current Income Benefit Base.)

If you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the Income ON Demand Fee on newly issued Contracts. If we are no longer issuing Contracts with the Income ON Demand rider then the percentage rate we use to calculate your Income ON Demand Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your Income ON Demand Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your Income ON Demand Fee and step-up your Income ON Demand Benefit.  If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups under your Income ON Demand Benefit will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, the step-up will increase your Income Benefit Base to an amount equal to your Account Value less your Stored Income Balance. After the step-up, your Annual Income Amount will be 5% of your new Income Benefit Base.

Joint-Life Coverage

On the Issue Date, you have the option of electing the Income ON Demand Benefit with single-life coverage or, for a higher Income ON Demand Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events.  Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract.  On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole beneficiary on the Issue Date and remains the sole beneficiary while Income ON Demand is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while Income ON Demand is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision.  See also “Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage” in this Appendix.

If you have elected joint-life coverage, the Income On Demand Coverage Date will be your Issue Date if the younger spouse is at least age 55 on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 55 if the younger spouse is less than age 55 on the Issue Date.  (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.)  On the Income On Demand Coverage Date, your Annual Income Amount will be calculated and begin accumulating. If withdrawals of the Stored Income Balance are taken before the date the younger spouse attains (or would have attained) age 59½, the withdrawal will be considered an "early withdrawal," and the Income Benefit Base will be reduced.

The two spouses on the Issue Date are the only two people covered under the joint-life feature.  If a Participant remarries, the new spouse is not covered under the joint-life feature.  Therefore, if the spouse on the Issue Date is no longer your spouse, the Income ON Demand benefits continue for your life and, when you die, annual withdrawals are no longer available.  Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. That fee will not change as long as Income ON Demand is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of the Income ON Demand Benefit

Should you decide that the Income ON Demand Benefit is no longer appropriate for you, you may cancel the Income ON Demand Benefit at any time. Upon cancellation, all benefits and charges under the Income ON Demand Rider shall cease. Once cancelled, the Rider cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," the Income ON Demand Rider will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel the Benefit.

Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage

If you selected single-life coverage, the Income ON Demand terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new Income ON Demand Benefit Rider on the original Contract (assuming that at the time of election the Income ON Demand Benefit is available to new Participants and your surviving spouse meets certain eligibility requirements). If the surviving spouse makes such election:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●	the new Income ON Demand Fee will be set by us based on market conditions at the time and may be higher than the current Income ON Demand Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited; and

●	the new Stored Income Balance will be reset to zero.

Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected.  In such case, if a Participant dies while participating in the Income ON Demand Benefit, the provisions of the section in this Appendix titled “Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, the Income ON Demand Benefit will continue, provided that the surviving spouse, as the sole beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged;

●
the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see "Step-Up Under the Income ON Demand Benefit" in this Appendix);

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by 5%; and

●	the Income ON Demand fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including the Income ON Demand Benefit, terminates.

If you purchased joint life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under the Income ON Demand Benefit

Under the terms of the Income ON Demand Benefit, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value (or your Stored Income Balance, if greater),

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than 5% of your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an "early withdrawal" or an "excess withdrawal"), and your Income Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see "Depleting Your Account Value" in this Appendix.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit, such as Income ON Demand.

When you elect to participate in the Income ON Demand Benefit, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your Income ON Demand Benefit, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under the Income ON Demand Benefit as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the Income ON Demand Benefit, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD Amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), we reserve the right, in our sole discretion, to reduce your Stored Income Balance and your Income Benefit Base, or both of these amounts, per the terms of the Income ON Demand Rider regarding excess withdrawals (see "Withdrawals Under the Income ON Demand Benefit"), when a Yearly RMD Amount withdrawn from your Contract exceeds your Stored Income Balance. Notice will be given to Contract Owners before we exercise this right.

For further discussion of some of these considerations, please refer to "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders" in the Prospectus to which this Appendix is attached.

APPENDIX K -
BUILD YOUR PORTFOLIO

This Appendix sets forth the Funds and percentage limits that constitute the "build your portfolio" program. This program is more fully described under "BUILD YOUR PORTFOLIO" in the Prospectus. Briefly, if you comply with this program, the portfolio you build will satisfy the Designated Funds requirement under certain optional living benefit riders.

Fixed Income Funds	Asset Allocation Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
25% to 80%	0% to 75%	0% to 75%	0% to 30%	0% to 10%

PIMCO VIT Total Return Portfolio[7]	AllianceBernstein VPS Balanced Wealth Strategy Portfolio[8]	Lord Abbett Series Fund All Value Portfolio	Franklin Small Cap Value Securities Fund	Franklin Strategic Income Securities Fund
Sun Capital Investment Grade Bond Fund®	Fidelity® VIP Balanced Portfolio	Lord Abbett Series Fund Growth & Income Portfolio[6]	SCSM Oppenheimer Main Street Small Cap Fund	MFS® High Yield Portfolio[6]
MFS® Government Securities Portfolio	Franklin Income Securities Fund	MFS® Value Portfolio	MFS® Growth Portfolio[2]	PIMCO VIT Emerging Markets Bond Portfolio
MFS® Bond Portfolio	Franklin Templeton Founding Funds Allocation Fund[8]	Van Kampen LIT Comstock II	Oppenheimer Capital Appreciation Fund/VA	Sun Capital Global Real Estate Fund®
PIMCO VIT Real Return Portfolio[7]	MFS® Total Return Portfolio	Mutual Shares Securities Fund	Lord Abbett Series Fund Growth Opportunities Portfolio	PIMCO VIT CommodityRealReturn Strategy Portfolio
Huntington VA Mortgage Securities Fund[5]	Oppenheimer Balanced Fund/VA	Lord Abbett Series Fund Mid-Cap Value Portfolio[6]	Oppenheimer Main St. Small Cap Fund/VA2	Templeton Developing Markets Securities Fund[6]
MFS® Money Market Portfolio[6,8]	Van Kampen UIF Equity & Income II Fund[8]	MFS® Utilities Portfolio	MFS® New Discovery Portfolio[2]	MFS® Emerging Markets Equity Portfolio
PIMCO VIT Low Duration Portfolio[6]	Fidelity® VIP Freedom 2010 Portfolio[7]	MFS® Blended Research Core Equity Portfolio[2]	MFS® Mass Investors Growth Stock Portfolio[2]	MFS® Strategic Income Portfolio[1]
Sun Capital Money Market Fund®	Fidelity® VIP Freedom 2015 Portfolio	MFS® Global Research Portfolio[2]	MFS® International Value Portfolio	SCSM PIMCO High Yield Fund[8]
SCSM Goldman Sachs Short Duration Fund[8]	Fidelity® VIP Freedom 2020 Portfolio	MFS® Core Equity Portfolio	Templeton Foreign Securities Fund[6]	Lazard Retirement Emerging Markets Equity Portfolio[8]
SCSM PIMCO Total Return Fund[8]	SCSM Ibbotson Moderate Fund[8]	SCSM Davis Venture Value Fund	MFS® Research International Portfolio	Huntington VA Rotating Markets Fund[5]
SCSM BlackRock Inflation Protected Bond Fund[8]	SCSM Ibbotson Balanced Fund[8]	Oppenheimer Main St. Fund®/VA7	Templeton Growth Securities Fund	Huntington VA Real Strategies Fund[5]
	SCSM Ibbotson Growth Fund[8]	MFS® Strategic Value Portfolio[1]	First Eagle Overseas Variable Fund	PIMCO VIT All Asset Portfolio[6]
	BlackRock Global Allocation V.I. Fund[8]	MFS® Mid Cap Value Portfolio[1]	Oppenheimer Global Securities Fund/VA
		Huntington VA Dividend Capture Fund[5]	Columbia Marsico International Opportunities Fund, Variable Series
		Huntington VA Income Equity Fund[5]	Fidelity® VIP Mid Cap Portfolio
		SCSM Lord Abbett Growth & Income Fund[8]	Wanger USA[3]
		SCSM Goldman Sachs Mid Cap Value Fund[8]	Wanger Select, Variable Series[3]
		AllianceBernstein VPS Wealth Appreciation Strategy Portfolio[8]	Columbia Small Cap Value[3]
		SCSM Oppenheimer Large Cap Core Fund	MFS® International Growth Portfolio
SCSM WMC Large Cap Growth Fund[8]
Columbia Marsico Growth Fund, Variable Series[4]
Columbia Marsico 21st Century Fund, Variable Series[4]
MFS® Capital Appreciation Portfolio[1]
MFS® Mid Cap Growth Portfolio[1]
MFS® Global Growth Portfolio[1]
Huntington VA Growth Fund[5]
Huntington VA Marco 100 Fund[5]
Huntington VA Mid Corp America Fund[5]

Fixed Income Funds	Asset Allocation Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
25% to 80%	0% to 75%	0% to 75%	0% to 30%	0% to 10%

Huntington VA New Economy Fund[5]
Huntington VA International Equity Fund[5]
Huntington VA Situs Fund[5]
SCSM WMC Blue Chip Mid Cap Fund[8]
Van Kampen UIF Mid Cap Growth II Portfolio[8]
Van Kampen UIF Mid Cap Value II Portfolio[8]
AllianceBernstein VPS International Growth Portfolio[8]
AllianceBernstein VPS International Value Portfolio[7,8]
Fidelity® VIP Contrafund Portfolio[8]
SCSM AllianceBernstein International Value Fund[8]
SCSM Dremen Small Cap Value Fund[8]
SCSM AIM Small Cap Growth Fund[8]

1 Only available if you purchased your Contract before February 2, 2004.
2 Only available if you purchased your Contract before March 5, 2007.
3 Only available if you purchased your Contract through a Bank of America representative before April 22, 2007.

[4] Only B Class shares available if you purchased your Contract on or after March 5, 2007.  Only A Class shares available if you purchased your Contract through Bank of America representative before March 5, 2007.

5 Only available if you purchased your Contract through a Huntington Bank representative.
6 Only available if you purchased your Contract before March 10, 2008.
7 Only available if you purchased your Contract before October 20, 2008.
8 Not available for investment if you purchased your Contract through a Bank of America representative between April 25, 2005 and April 20, 2007.

APPENDIX L -
CONDENSED FINANCIAL INFORMATION

The following information for SUN LIFE FINANCIAL MASTERS FLEX should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

Columbia Marsico 21st Century Class B	01	2007	10.0000	12.1483	2,016,682

Columbia Marsico 21st Century Class B	02	2007	10.0000	12.1279	1,279,732

Columbia Marsico 21st Century Class B	03	2007	10.0000	12.1228	40,874

Columbia Marsico 21st Century Class B	04	2007	10.0000	12.1075	296,692

Columbia Marsico 21st Century Class B	05	2007	10.0000	12.1024	1,339

Columbia Marsico 21st Century Class B	06	2007	10.0000	12.0871	1,068

Columbia Marsico 21st Century Class B	07	2007	10.0000	12.0821	1,159

Columbia Marsico 21st Century Class B	08	2007	10.0000	12.0617	0

Columbia Marsico 21st Century Fund, Variable Series	01	2007	13.2834	15.5825	4,363
Columbia Marsico 21st Century Fund, Variable Series	01	2006	11.2788	13.2834	2,247
Columbia Marsico 21st Century Fund, Variable Series	01	2005	10.0000	11.2788	461

Columbia Marsico 21st Century Fund, Variable Series	02	2007	13.2355	15.4946	0
Columbia Marsico 21st Century Fund, Variable Series	02	2006	11.2609	13.2355	0
Columbia Marsico 21st Century Fund, Variable Series	02	2005	10.0000	11.2609	0

Columbia Marsico 21st Century Fund, Variable Series	03	2007	13.2236	15.4727	0
Columbia Marsico 21st Century Fund, Variable Series	03	2006	11.2565	13.2236	0
Columbia Marsico 21st Century Fund, Variable Series	03	2005	10.0000	11.2565	0

Columbia Marsico 21st Century Fund, Variable Series	04	2007	13.1877	15.4070	0
Columbia Marsico 21st Century Fund, Variable Series	04	2006	11.2431	13.1877	0
Columbia Marsico 21st Century Fund, Variable Series	04	2005	10.0000	11.2431	0

Columbia Marsico 21st Century Fund, Variable Series	05	2007	13.1757	15.3851	0
Columbia Marsico 21st Century Fund, Variable Series	05	2006	11.2386	13.1757	0
Columbia Marsico 21st Century Fund, Variable Series	05	2005	10.0000	11.2386	0

Columbia Marsico 21st Century Fund, Variable Series	06	2007	13.1400	15.3197	0
Columbia Marsico 21st Century Fund, Variable Series	06	2006	11.2252	13.1400	0
Columbia Marsico 21st Century Fund, Variable Series	06	2005	10.0000	11.2252	0

Columbia Marsico 21st Century Fund, Variable Series	07	2007	13.1280	15.2979	0
Columbia Marsico 21st Century Fund, Variable Series	07	2006	11.2208	13.1280	0
Columbia Marsico 21st Century Fund, Variable Series	07	2005	10.0000	11.2208	0

Columbia Marsico 21st Century Fund, Variable Series	08	2007	13.0804	15.2111	0
Columbia Marsico 21st Century Fund, Variable Series	08	2006	11.2029	13.0804	0
Columbia Marsico 21st Century Fund, Variable Series	08	2005	10.0000	11.2029	0

Columbia Marsico Growth Class B	01	2007	10.0000	11.7878	228,203

Columbia Marsico Growth Class B	02	2007	10.0000	11.7680	97,722

Columbia Marsico Growth Class B	03	2007	10.0000	11.7631	5,975

Columbia Marsico Growth Class B	04	2007	10.0000	11.7482	21,507

Columbia Marsico Growth Class B	05	2007	10.0000	11.7433	0

Columbia Marsico Growth Class B	06	2007	10.0000	11.7285	0

Columbia Marsico Growth Class B	07	2007	10.0000	11.7235	0

Columbia Marsico Growth Class B	08	2007	10.0000	11.7038	0

Columbia Marsico Growth Fund, Variable Series	01	2007	11.4316	13.2067	0
Columbia Marsico Growth Fund, Variable Series	01	2006	10.9553	11.4316	0
Columbia Marsico Growth Fund, Variable Series	01	2005	10.0000	10.9553	0

Columbia Marsico Growth Fund, Variable Series	02	2007	11.3903	13.1322	8,149
Columbia Marsico Growth Fund, Variable Series	02	2006	10.9380	11.3903	8,846
Columbia Marsico Growth Fund, Variable Series	02	2005	10.0000	10.9380	0

Columbia Marsico Growth Fund, Variable Series	03	2007	11.3800	13.1136	0
Columbia Marsico Growth Fund, Variable Series	03	2006	10.9337	11.3800	0
Columbia Marsico Growth Fund, Variable Series	03	2005	10.0000	10.9337	0

Columbia Marsico Growth Fund, Variable Series	04	2007	11.3491	13.0579	0
Columbia Marsico Growth Fund, Variable Series	04	2006	10.9206	11.3491	0
Columbia Marsico Growth Fund, Variable Series	04	2005	10.0000	10.9206	0

Columbia Marsico Growth Fund, Variable Series	05	2007	11.3388	13.0393	0
Columbia Marsico Growth Fund, Variable Series	05	2006	10.9163	11.3388	0
Columbia Marsico Growth Fund, Variable Series	05	2005	10.0000	10.9163	0

Columbia Marsico Growth Fund, Variable Series	06	2007	11.3080	12.9839	0
Columbia Marsico Growth Fund, Variable Series	06	2006	10.9033	11.3080	0
Columbia Marsico Growth Fund, Variable Series	06	2005	10.0000	10.9033	0

Columbia Marsico Growth Fund, Variable Series	07	2007	11.2978	12.9655	0
Columbia Marsico Growth Fund, Variable Series	07	2006	10.8990	11.2978	0
Columbia Marsico Growth Fund, Variable Series	07	2005	10.0000	10.8990	0

Columbia Marsico Growth Fund, Variable Series	08	2007	11.2568	12.8919	0
Columbia Marsico Growth Fund, Variable Series	08	2006	10.8816	11.2568	0
Columbia Marsico Growth Fund, Variable Series	08	2005	10.0000	10.8816	0

Columbia Marsico International Opp fund, Variable Fund	01	2007	14.4741	17.0348	136,978
Columbia Marsico International Opp fund, Variable Fund	01	2006	11.9429	14.4741	3,482
Columbia Marsico International Opp fund, Variable Fund	01	2005	10.0000	11.9429	728

Columbia Marsico International Opp fund, Variable Fund	02	2007	14.4219	16.9386	83,588
Columbia Marsico International Opp fund, Variable Fund	02	2006	11.9240	14.4219	0
Columbia Marsico International Opp fund, Variable Fund	02	2005	10.0000	11.9240	0

Columbia Marsico International Opp fund, Variable Fund	03	2007	14.4089	16.9148	0
Columbia Marsico International Opp fund, Variable Fund	03	2006	11.9193	14.4089	0
Columbia Marsico International Opp fund, Variable Fund	03	2005	10.0000	11.9193	0

Columbia Marsico International Opp fund, Variable Fund	04	2007	14.3698	16.8428	68,625
Columbia Marsico International Opp fund, Variable Fund	04	2006	11.9051	14.3698	0
Columbia Marsico International Opp fund, Variable Fund	04	2005	10.0000	11.9051	0

Columbia Marsico International Opp fund, Variable Fund	05	2007	14.3568	16.8189	976
Columbia Marsico International Opp fund, Variable Fund	05	2006	11.9004	14.3568	0
Columbia Marsico International Opp fund, Variable Fund	05	2005	10.0000	11.9004	0

Columbia Marsico International Opp fund, Variable Fund	06	2007	14.3178	16.7474	592
Columbia Marsico International Opp fund, Variable Fund	06	2006	11.8862	14.3178	0
Columbia Marsico International Opp fund, Variable Fund	06	2005	10.0000	11.8862	0

Columbia Marsico International Opp fund, Variable Fund	07	2007	14.3048	16.7236	1,094
Columbia Marsico International Opp fund, Variable Fund	07	2006	11.8815	14.3048	0
Columbia Marsico International Opp fund, Variable Fund	07	2005	10.0000	11.8815	0

Columbia Marsico International Opp fund, Variable Fund	08	2007	14.2529	16.6287	0
Columbia Marsico International Opp fund, Variable Fund	08	2006	11.8626	14.2529	0
Columbia Marsico International Opp fund, Variable Fund	08	2005	10.0000	11.8626	0

Columbia Small Cap Value Fund, Variable Series	01	2007	12.4883	11.9645	962
Columbia Small Cap Value Fund, Variable Series	01	2006	10.6375	12.4883	864
Columbia Small Cap Value Fund, Variable Series	01	2005	10.0000	10.6375	36

Columbia Small Cap Value Fund, Variable Series	02	2007	12.4433	11.8970	0
Columbia Small Cap Value Fund, Variable Series	02	2006	10.6207	12.4433	0
Columbia Small Cap Value Fund, Variable Series	02	2005	10.0000	10.6207	0

Columbia Small Cap Value Fund, Variable Series	03	2007	12.4321	11.8802	0
Columbia Small Cap Value Fund, Variable Series	03	2006	10.6165	12.4321	0
Columbia Small Cap Value Fund, Variable Series	03	2005	10.0000	10.6165	0

Columbia Small Cap Value Fund, Variable Series	04	2007	12.3983	11.8297	0
Columbia Small Cap Value Fund, Variable Series	04	2006	10.6039	12.3983	0
Columbia Small Cap Value Fund, Variable Series	04	2005	10.0000	10.6039	0

Columbia Small Cap Value Fund, Variable Series	05	2007	12.3871	11.8129	0
Columbia Small Cap Value Fund, Variable Series	05	2006	10.5996	12.3871	0
Columbia Small Cap Value Fund, Variable Series	05	2005	10.0000	10.5996	0

Columbia Small Cap Value Fund, Variable Series	06	2007	12.3534	11.7626	0
Columbia Small Cap Value Fund, Variable Series	06	2006	10.5870	12.3534	0
Columbia Small Cap Value Fund, Variable Series	06	2005	10.0000	10.5870	0

Columbia Small Cap Value Fund, Variable Series	07	2007	12.3422	11.7459	0
Columbia Small Cap Value Fund, Variable Series	07	2006	10.5828	12.3422	0
Columbia Small Cap Value Fund, Variable Series	07	2005	10.0000	10.5828	0

Columbia Small Cap Value Fund, Variable Series	08	2007	12.2975	11.6793	0
Columbia Small Cap Value Fund, Variable Series	08	2006	10.5660	12.2975	0
Columbia Small Cap Value Fund, Variable Series	08	2005	10.0000	10.5660	0

Fidelity VIP Balanced Svc2	01	2007	10.0000	10.7334	281,053

Fidelity VIP Balanced Svc2	02	2007	10.0000	10.7154	120,380

Fidelity VIP Balanced Svc2	03	2007	10.0000	10.7109	0

Fidelity VIP Balanced Svc2	04	2007	10.0000	10.6974	13,862

Fidelity VIP Balanced Svc2	05	2007	10.0000	10.6929	0

Fidelity VIP Balanced Svc2	06	2007	10.0000	10.6794	0

Fidelity VIP Balanced Svc2	07	2007	10.0000	10.6748	0

Fidelity VIP Balanced Svc2	08	2007	10.0000	10.6568	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2007	11.1153	11.8516	135,266
Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2006	10.3133	11.1153	72,967
Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.0000	10.3133	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2007	11.0891	11.7995	182,075
Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2006	10.3098	11.0891	76,324
Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.0000	10.3098	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2007	11.0826	11.7865	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2006	10.3090	11.0826	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.0000	10.3090	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2007	11.0628	11.7474	12,036
Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2006	10.3064	11.0628	8,588
Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.0000	10.3064	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2007	11.0563	11.7344	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2006	10.3055	11.0563	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.0000	10.3055	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	06	2007	11.0366	11.6955	863
Fidelity VIP Freedom 2010 Portfolio Service Class 2	06	2006	10.3029	11.0366	859
Fidelity VIP Freedom 2010 Portfolio Service Class 2	06	2005	10.0000	10.3029	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	07	2007	11.0300	11.6825	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	07	2006	10.3020	11.0300	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	07	2005	10.0000	10.3020	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	08	2007	11.0038	11.6308	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	08	2006	10.2986	11.0038	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	08	2005	10.0000	10.2986	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2007	11.3249	12.1477	303,101
Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2006	10.3884	11.3249	166,689
Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.0000	10.3884	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2007	11.2981	12.0942	317,095
Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2006	10.3850	11.2981	209,827
Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.0000	10.3850	25,372

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2007	11.2915	12.0809	2,665
Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2006	10.3841	11.2915	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.0000	10.3841	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2007	11.2714	12.0408	255,593
Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2006	10.3815	11.2714	131,432
Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.0000	10.3815	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2007	11.2647	12.0275	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2006	10.3806	11.2647	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.0000	10.3806	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	06	2007	11.2447	11.9876	12,331
Fidelity VIP Freedom 2015 Portfolio Service Class 2	06	2006	10.3780	11.2447	12,910
Fidelity VIP Freedom 2015 Portfolio Service Class 2	06	2005	10.0000	10.3780	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	07	2007	11.2380	11.9744	4,905
Fidelity VIP Freedom 2015 Portfolio Service Class 2	07	2006	10.3771	11.2380	5,296
Fidelity VIP Freedom 2015 Portfolio Service Class 2	07	2005	10.0000	10.3771	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	08	2007	11.2113	11.9214	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	08	2006	10.3736	11.2113	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	08	2005	10.0000	10.3736	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2007	11.4584	12.3915	840,295
Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2006	10.4293	11.4584	387,899
Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.0000	10.4293	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2007	11.4314	12.3370	642,905
Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2006	10.4259	11.4314	302,167
Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.0000	10.4259	4,013

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2007	11.4246	12.3234	3,573
Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2006	10.4250	11.4246	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.0000	10.4250	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2007	11.4043	12.2825	159,829
Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2006	10.4224	11.4043	67,832
Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.0000	10.4224	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2007	11.3975	12.2690	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2006	10.4215	11.3975	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.0000	10.4215	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	06	2007	11.3773	12.2283	7,321
Fidelity VIP Freedom 2020 Portfolio Service Class 2	06	2006	10.4189	11.3773	6,692
Fidelity VIP Freedom 2020 Portfolio Service Class 2	06	2005	10.0000	10.4189	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	07	2007	11.3705	12.2147	4,610
Fidelity VIP Freedom 2020 Portfolio Service Class 2	07	2006	10.4180	11.3705	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	07	2005	10.0000	10.4180	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	08	2007	11.3435	12.1606	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	08	2006	10.4145	11.3435	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	08	2005	10.0000	10.4145	0

Fidelity VIP Mid Cap Svc2	01	2007	10.0000	11.6826	3,834,714

Fidelity VIP Mid Cap Svc2	02	2007	10.0000	11.6630	2,466,051

Fidelity VIP Mid Cap Svc2	03	2007	10.0000	11.6582	78,200

Fidelity VIP Mid Cap Svc2	04	2007	10.0000	11.6434	382,651

Fidelity VIP Mid Cap Svc2	05	2007	10.0000	11.6385	0

Fidelity VIP Mid Cap Svc2	06	2007	10.0000	11.6238	18,347

Fidelity VIP Mid Cap Svc2	07	2007	10.0000	11.6189	5,014

Fidelity VIP Mid Cap Svc2	08	2007	10.0000	11.5993	0

First Eagle Overseas Variable Fund	01	2007	10.0000	10.6530	2,435,813

First Eagle Overseas Variable Fund	02	2007	10.0000	10.6351	1,199,632

First Eagle Overseas Variable Fund	03	2007	10.0000	10.6307	20,102

First Eagle Overseas Variable Fund	04	2007	10.0000	10.6172	165,829

First Eagle Overseas Variable Fund	05	2007	10.0000	10.6128	5,427

First Eagle Overseas Variable Fund	06	2007	10.0000	10.5994	0

First Eagle Overseas Variable Fund	07	2007	10.0000	10.5949	0

First Eagle Overseas Variable Fund	08	2007	10.0000	10.5770	0

Franklin Income Securities Class 2	01	2007	10.0000	10.1815	1,286,174

Franklin Income Securities Class 2	02	2007	10.0000	10.1644	658,436

Franklin Income Securities Class 2	03	2007	10.0000	10.1602	38,941

Franklin Income Securities Class 2	04	2007	10.0000	10.1473	140,928

Franklin Income Securities Class 2	05	2007	10.0000	10.1430	4,890

Franklin Income Securities Class 2	06	2007	10.0000	10.1302	0

Franklin Income Securities Class 2	07	2007	10.0000	10.1260	0

Franklin Income Securities Class 2	08	2007	10.0000	10.1089	0

Franklin Small Cap Value Securities Fund	01	2007	20.3507	19.5368	328,158
Franklin Small Cap Value Securities Fund	01	2006	17.6876	20.3507	235,924
Franklin Small Cap Value Securities Fund	01	2005	16.5339	17.6876	114,618
Franklin Small Cap Value Securities Fund	01	2004	13.5858	16.5339	78,938
Franklin Small Cap Value Securities Fund	01	2003	10.4549	13.5858	49,845
Franklin Small Cap Value Securities Fund	01	2002	10.0000	10.4549	1,802

Franklin Small Cap Value Securities Fund	02	2007	20.1692	19.3228	395,071
Franklin Small Cap Value Securities Fund	02	2006	17.5654	20.1692	367,473
Franklin Small Cap Value Securities Fund	02	2005	16.4531	17.5654	215,958
Franklin Small Cap Value Securities Fund	02	2004	13.5470	16.4531	122,574
Franklin Small Cap Value Securities Fund	02	2003	10.4462	13.5470	65,485
Franklin Small Cap Value Securities Fund	02	2002	10.0000	10.4462	4,937

Franklin Small Cap Value Securities Fund	03	2007	20.1241	19.2699	10,300
Franklin Small Cap Value Securities Fund	03	2006	17.5351	20.1241	12,532
Franklin Small Cap Value Securities Fund	03	2005	16.4330	17.5351	8,656
Franklin Small Cap Value Securities Fund	03	2004	13.5373	16.4330	8,309
Franklin Small Cap Value Securities Fund	03	2003	10.4441	13.5373	926
Franklin Small Cap Value Securities Fund	03	2002	10.0000	10.4441	0

Franklin Small Cap Value Securities Fund	04	2007	19.9889	19.1108	140,148
Franklin Small Cap Value Securities Fund	04	2006	17.4439	19.9889	119,663
Franklin Small Cap Value Securities Fund	04	2005	16.3725	17.4439	112,378
Franklin Small Cap Value Securities Fund	04	2004	13.5082	16.3725	89,680
Franklin Small Cap Value Securities Fund	04	2003	10.4376	13.5082	57,738
Franklin Small Cap Value Securities Fund	04	2002	10.0000	10.4376	3,933

Franklin Small Cap Value Securities Fund	05	2007	19.9440	19.0582	2,371
Franklin Small Cap Value Securities Fund	05	2006	17.4136	19.9440	2,323
Franklin Small Cap Value Securities Fund	05	2005	16.3524	17.4136	1,325
Franklin Small Cap Value Securities Fund	05	2004	13.4986	16.3524	1,392
Franklin Small Cap Value Securities Fund	05	2003	10.4354	13.4986	1,346
Franklin Small Cap Value Securities Fund	05	2002	10.0000	10.4354	0

Franklin Small Cap Value Securities Fund	06	2007	19.8099	18.9008	11,051
Franklin Small Cap Value Securities Fund	06	2006	17.3230	19.8099	9,990
Franklin Small Cap Value Securities Fund	06	2005	16.2922	17.3230	8,878
Franklin Small Cap Value Securities Fund	06	2004	13.4695	16.2922	4,950
Franklin Small Cap Value Securities Fund	06	2003	10.4289	13.4695	2,191
Franklin Small Cap Value Securities Fund	06	2002	10.0000	10.4289	0

Franklin Small Cap Value Securities Fund	07	2007	18.4632	17.6068	1,193
Franklin Small Cap Value Securities Fund	07	2006	16.1535	18.4632	1,084
Franklin Small Cap Value Securities Fund	07	2005	15.2001	16.1535	0
Franklin Small Cap Value Securities Fund	07	2004	12.5731	15.2001	0
Franklin Small Cap Value Securities Fund	07	2003	10.0000	12.5731	0

Franklin Small Cap Value Securities Fund	08	2007	18.3263	17.4404	55
Franklin Small Cap Value Securities Fund	08	2006	16.0666	18.3263	50
Franklin Small Cap Value Securities Fund	08	2005	15.1491	16.0666	0
Franklin Small Cap Value Securities Fund	08	2004	12.5567	15.1491	0
Franklin Small Cap Value Securities Fund	08	2003	10.0000	12.5567	0

Franklin Strategic Income Securities Class 2	01	2007	10.0000	10.3399	108,339

Franklin Strategic Income Securities Class 2	02	2007	10.0000	10.3225	66,440

Franklin Strategic Income Securities Class 2	03	2007	10.0000	10.3182	2,870

Franklin Strategic Income Securities Class 2	04	2007	10.0000	10.3052	35,288

Franklin Strategic Income Securities Class 2	05	2007	10.0000	10.3008	0

Franklin Strategic Income Securities Class 2	06	2007	10.0000	10.2878	0

Franklin Strategic Income Securities Class 2	07	2007	10.0000	10.2835	0

Franklin Strategic Income Securities Class 2	08	2007	10.0000	10.2661	0

Lord Abbett All Value Portfolio	01	2007	14.0237	14.7181	480,156
Lord Abbett All Value Portfolio	01	2006	12.4373	14.0237	235,586
Lord Abbett All Value Portfolio	01	2005	11.8235	12.4373	52,984
Lord Abbett All Value Portfolio	01	2004	10.3900	11.8235	38,550
Lord Abbett All Value Portfolio	01	2003	10.0000	10.3900	0

Lord Abbett All Value Portfolio	02	2007	13.9365	14.5967	386,078
Lord Abbett All Value Portfolio	02	2006	12.3852	13.9365	323,149
Lord Abbett All Value Portfolio	02	2005	11.7978	12.3852	140,279
Lord Abbett All Value Portfolio	02	2004	10.3886	11.7978	51,646
Lord Abbett All Value Portfolio	02	2003	10.0000	10.3886	0

Lord Abbett All Value Portfolio	03	2007	13.9149	14.5667	24,320
Lord Abbett All Value Portfolio	03	2006	12.3722	13.9149	18,227
Lord Abbett All Value Portfolio	03	2005	11.7915	12.3722	5,641
Lord Abbett All Value Portfolio	03	2004	10.3883	11.7915	4,584
Lord Abbett All Value Portfolio	03	2003	10.0000	10.3883	0

Lord Abbett All Value Portfolio	04	2007	13.8498	14.4762	183,587
Lord Abbett All Value Portfolio	04	2006	12.3332	13.8498	154,945
Lord Abbett All Value Portfolio	04	2005	11.7722	12.3332	110,451
Lord Abbett All Value Portfolio	04	2004	10.3873	11.7722	41,817
Lord Abbett All Value Portfolio	04	2003	10.0000	10.3873	0

Lord Abbett All Value Portfolio	05	2007	13.8282	14.4461	1,271
Lord Abbett All Value Portfolio	05	2006	12.3202	13.8282	1,271
Lord Abbett All Value Portfolio	05	2005	11.7658	12.3202	1,272
Lord Abbett All Value Portfolio	05	2004	10.3870	11.7658	0
Lord Abbett All Value Portfolio	05	2003	10.0000	10.3870	0

Lord Abbett All Value Portfolio	06	2007	13.7635	14.3564	22,917
Lord Abbett All Value Portfolio	06	2006	12.2813	13.7635	22,204
Lord Abbett All Value Portfolio	06	2005	11.7466	12.2813	8,124
Lord Abbett All Value Portfolio	06	2004	10.3860	11.7466	3,935
Lord Abbett All Value Portfolio	06	2003	10.0000	10.3860	0

Lord Abbett All Value Portfolio	07	2007	13.7420	14.3266	0
Lord Abbett All Value Portfolio	07	2006	12.2684	13.7420	0
Lord Abbett All Value Portfolio	07	2005	11.7402	12.2684	0
Lord Abbett All Value Portfolio	07	2004	10.3856	11.7402	0
Lord Abbett All Value Portfolio	07	2003	10.0000	10.3856	0

Lord Abbett All Value Portfolio	08	2007	13.6562	14.2078	0
Lord Abbett All Value Portfolio	08	2006	12.2167	13.6562	0
Lord Abbett All Value Portfolio	08	2005	11.7146	12.2167	0
Lord Abbett All Value Portfolio	08	2004	10.3843	11.7146	0
Lord Abbett All Value Portfolio	08	2003	10.0000	10.3843	0

Lord Abbett Series Fund Growth and Income	01	2007	17.9057	18.2140	7,371,544
Lord Abbett Series Fund Growth and Income	01	2006	15.5238	17.9057	3,190,078
Lord Abbett Series Fund Growth and Income	01	2005	15.2871	15.5238	1,726,551
Lord Abbett Series Fund Growth and Income	01	2004	13.7983	15.2871	851,313
Lord Abbett Series Fund Growth and Income	01	2003	10.7086	13.7983	141,501
Lord Abbett Series Fund Growth and Income	01	2002	10.0000	10.7086	9,701

Lord Abbett Series Fund Growth and Income	02	2007	17.7460	18.0146	5,489,334
Lord Abbett Series Fund Growth and Income	02	2006	15.4165	17.7460	2,900,959
Lord Abbett Series Fund Growth and Income	02	2005	15.2123	15.4165	1,504,918
Lord Abbett Series Fund Growth and Income	02	2004	13.7589	15.2123	761,276
Lord Abbett Series Fund Growth and Income	02	2003	10.6997	13.7589	272,538
Lord Abbett Series Fund Growth and Income	02	2002	10.0000	10.6997	5,781

Lord Abbett Series Fund Growth and Income	03	2007	17.7063	17.9652	264,575
Lord Abbett Series Fund Growth and Income	03	2006	15.3899	17.7063	196,103
Lord Abbett Series Fund Growth and Income	03	2005	15.1938	15.3899	139,638
Lord Abbett Series Fund Growth and Income	03	2004	13.7491	15.1938	82,113
Lord Abbett Series Fund Growth and Income	03	2003	10.6975	13.7491	14,151
Lord Abbett Series Fund Growth and Income	03	2002	10.0000	10.6975	681

Lord Abbett Series Fund Growth and Income	04	2007	17.5873	17.8169	2,198,494
Lord Abbett Series Fund Growth and Income	04	2006	15.3098	17.5873	1,933,155
Lord Abbett Series Fund Growth and Income	04	2005	15.1378	15.3098	1,641,882
Lord Abbett Series Fund Growth and Income	04	2004	13.7195	15.1378	1,792,208
Lord Abbett Series Fund Growth and Income	04	2003	10.6909	13.7195	547,245
Lord Abbett Series Fund Growth and Income	04	2002	10.0000	10.6909	5,542

Lord Abbett Series Fund Growth and Income	05	2007	17.5478	17.7678	28,251
Lord Abbett Series Fund Growth and Income	05	2006	15.2832	17.5478	29,769
Lord Abbett Series Fund Growth and Income	05	2005	15.1192	15.2832	16,108
Lord Abbett Series Fund Growth and Income	05	2004	13.7097	15.1192	24,793
Lord Abbett Series Fund Growth and Income	05	2003	10.6887	13.7097	2,344
Lord Abbett Series Fund Growth and Income	05	2002	10.0000	10.6887	0

Lord Abbett Series Fund Growth and Income	06	2007	17.4298	17.6211	247,059
Lord Abbett Series Fund Growth and Income	06	2006	15.2036	17.4298	237,956
Lord Abbett Series Fund Growth and Income	06	2005	15.0635	15.2036	203,029
Lord Abbett Series Fund Growth and Income	06	2004	13.6802	15.0635	225,854
Lord Abbett Series Fund Growth and Income	06	2003	10.6820	13.6802	55,816
Lord Abbett Series Fund Growth and Income	06	2002	10.0000	10.6820	0

Lord Abbett Series Fund Growth and Income	07	2007	15.1797	15.3384	243,662
Lord Abbett Series Fund Growth and Income	07	2006	13.2476	15.1797	273,597
Lord Abbett Series Fund Growth and Income	07	2005	13.1322	13.2476	301,328
Lord Abbett Series Fund Growth and Income	07	2004	11.9324	13.1322	405,323
Lord Abbett Series Fund Growth and Income	07	2003	10.0000	11.9324	204,764

Lord Abbett Series Fund Growth and Income	08	2007	15.0671	15.1934	21,536
Lord Abbett Series Fund Growth and Income	08	2006	13.1763	15.0671	24,701
Lord Abbett Series Fund Growth and Income	08	2005	13.0882	13.1763	29,431
Lord Abbett Series Fund Growth and Income	08	2004	11.9168	13.0882	32,922
Lord Abbett Series Fund Growth and Income	08	2003	10.0000	11.9168	28,063

Lord Abbett Series Fund Growth Opportunities	01	2007	12.1980	14.5486	1,029,380
Lord Abbett Series Fund Growth Opportunities	01	2006	11.4947	12.1980	975,304
Lord Abbett Series Fund Growth Opportunities	01	2005	11.1705	11.4947	463,277
Lord Abbett Series Fund Growth Opportunities	01	2004	10.2115	11.1705	128,607
Lord Abbett Series Fund Growth Opportunities	01	2003	10.0000	10.2115	0
Lord Abbett Series Fund Growth Opportunities	01	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	02	2007	12.1223	14.4287	919,034
Lord Abbett Series Fund Growth Opportunities	02	2006	11.4465	12.1223	936,825
Lord Abbett Series Fund Growth Opportunities	02	2005	11.1463	11.4465	426,625
Lord Abbett Series Fund Growth Opportunities	02	2004	10.2102	11.1463	100,007
Lord Abbett Series Fund Growth Opportunities	02	2003	10.0000	10.2102	0
Lord Abbett Series Fund Growth Opportunities	02	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	03	2007	12.1035	14.3990	44,019
Lord Abbett Series Fund Growth Opportunities	03	2006	11.4346	12.1035	43,314
Lord Abbett Series Fund Growth Opportunities	03	2005	11.1403	11.4346	26,589
Lord Abbett Series Fund Growth Opportunities	03	2004	10.2098	11.1403	7,806
Lord Abbett Series Fund Growth Opportunities	03	2003	10.0000	10.2098	0
Lord Abbett Series Fund Growth Opportunities	03	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	04	2007	12.0468	14.3095	501,191
Lord Abbett Series Fund Growth Opportunities	04	2006	11.3984	12.0468	457,605
Lord Abbett Series Fund Growth Opportunities	04	2005	11.1221	11.3984	314,617
Lord Abbett Series Fund Growth Opportunities	04	2004	10.2089	11.1221	230,869
Lord Abbett Series Fund Growth Opportunities	04	2003	10.0000	10.2089	0
Lord Abbett Series Fund Growth Opportunities	04	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	05	2007	12.0280	14.2798	10,763
Lord Abbett Series Fund Growth Opportunities	05	2006	11.3864	12.0280	10,078
Lord Abbett Series Fund Growth Opportunities	05	2005	11.1160	11.3864	3,603
Lord Abbett Series Fund Growth Opportunities	05	2004	10.2085	11.1160	2,069
Lord Abbett Series Fund Growth Opportunities	05	2003	10.0000	10.2085	0
Lord Abbett Series Fund Growth Opportunities	05	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	06	2007	11.9717	14.1911	60,869
Lord Abbett Series Fund Growth Opportunities	06	2006	11.3505	11.9717	69,828
Lord Abbett Series Fund Growth Opportunities	06	2005	11.0979	11.3505	47,847
Lord Abbett Series Fund Growth Opportunities	06	2004	10.2075	11.0979	33,659
Lord Abbett Series Fund Growth Opportunities	06	2003	10.0000	10.2075	0
Lord Abbett Series Fund Growth Opportunities	06	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	07	2007	11.9530	14.1616	36,599
Lord Abbett Series Fund Growth Opportunities	07	2006	11.3385	11.9530	40,794
Lord Abbett Series Fund Growth Opportunities	07	2005	11.0918	11.3385	38,551
Lord Abbett Series Fund Growth Opportunities	07	2004	10.2072	11.0918	37,020
Lord Abbett Series Fund Growth Opportunities	07	2003	10.0000	10.2072	0

Lord Abbett Series Fund Growth Opportunities	08	2007	11.8783	14.0442	758
Lord Abbett Series Fund Growth Opportunities	08	2006	11.2907	11.8783	894
Lord Abbett Series Fund Growth Opportunities	08	2005	11.0677	11.2907	813
Lord Abbett Series Fund Growth Opportunities	08	2004	10.2059	11.0677	848
Lord Abbett Series Fund Growth Opportunities	08	2003	10.0000	10.2059	0

Lord Abbett Series Fund Mid Cap Value	01	2007	18.7583	18.5542	1,214,099
Lord Abbett Series Fund Mid Cap Value	01	2006	16.9936	18.7583	713,851
Lord Abbett Series Fund Mid Cap Value	01	2005	15.9652	16.9936	298,391
Lord Abbett Series Fund Mid Cap Value	01	2004	13.0872	15.9652	235,110
Lord Abbett Series Fund Mid Cap Value	01	2003	10.6662	13.0872	33,358
Lord Abbett Series Fund Mid Cap Value	01	2002	10.0000	10.6662	1,932

Lord Abbett Series Fund Mid Cap Value	02	2007	18.5909	18.3510	991,982
Lord Abbett Series Fund Mid Cap Value	02	2006	16.8762	18.5909	792,063
Lord Abbett Series Fund Mid Cap Value	02	2005	15.8872	16.8762	472,508
Lord Abbett Series Fund Mid Cap Value	02	2004	13.0498	15.8872	290,467
Lord Abbett Series Fund Mid Cap Value	02	2003	10.6574	13.0498	84,603
Lord Abbett Series Fund Mid Cap Value	02	2002	10.0000	10.6574	3,821

Lord Abbett Series Fund Mid Cap Value	03	2007	18.5494	18.3007	42,135
Lord Abbett Series Fund Mid Cap Value	03	2006	16.8471	18.5494	35,775
Lord Abbett Series Fund Mid Cap Value	03	2005	15.8678	16.8471	20,989
Lord Abbett Series Fund Mid Cap Value	03	2004	13.0405	15.8678	20,804
Lord Abbett Series Fund Mid Cap Value	03	2003	10.6552	13.0405	3,247
Lord Abbett Series Fund Mid Cap Value	03	2002	10.0000	10.6552	416

Lord Abbett Series Fund Mid Cap Value	04	2007	18.4247	18.1497	408,257
Lord Abbett Series Fund Mid Cap Value	04	2006	16.7594	18.4247	344,710
Lord Abbett Series Fund Mid Cap Value	04	2005	15.8094	16.7594	272,146
Lord Abbett Series Fund Mid Cap Value	04	2004	13.0125	15.8094	402,822
Lord Abbett Series Fund Mid Cap Value	04	2003	10.6485	13.0125	40,904
Lord Abbett Series Fund Mid Cap Value	04	2002	10.0000	10.6485	3,452

Lord Abbett Series Fund Mid Cap Value	05	2007	18.3833	18.0996	9,062
Lord Abbett Series Fund Mid Cap Value	05	2006	16.7303	18.3833	8,641
Lord Abbett Series Fund Mid Cap Value	05	2005	15.7899	16.7303	5,558
Lord Abbett Series Fund Mid Cap Value	05	2004	13.0031	15.7899	6,099
Lord Abbett Series Fund Mid Cap Value	05	2003	10.6463	13.0031	2,645
Lord Abbett Series Fund Mid Cap Value	05	2002	10.0000	10.6463	0

Lord Abbett Series Fund Mid Cap Value	06	2007	18.2597	17.9502	40,980
Lord Abbett Series Fund Mid Cap Value	06	2006	16.6432	18.2597	41,183
Lord Abbett Series Fund Mid Cap Value	06	2005	15.7318	16.6432	33,205
Lord Abbett Series Fund Mid Cap Value	06	2004	12.9752	15.7318	51,591
Lord Abbett Series Fund Mid Cap Value	06	2003	10.6397	12.9752	5,187
Lord Abbett Series Fund Mid Cap Value	06	2002	10.0000	10.6397	85

Lord Abbett Series Fund Mid Cap Value	07	2007	17.0016	16.7049	19,650
Lord Abbett Series Fund Mid Cap Value	07	2006	15.5044	17.0016	19,161
Lord Abbett Series Fund Mid Cap Value	07	2005	14.6628	15.5044	17,861
Lord Abbett Series Fund Mid Cap Value	07	2004	12.0997	14.6628	54,847
Lord Abbett Series Fund Mid Cap Value	07	2003	10.0000	12.0997	0

Lord Abbett Series Fund Mid Cap Value	08	2007	16.8756	16.5469	255
Lord Abbett Series Fund Mid Cap Value	08	2006	15.4209	16.8756	239
Lord Abbett Series Fund Mid Cap Value	08	2005	14.6137	15.4209	176
Lord Abbett Series Fund Mid Cap Value	08	2004	12.0839	14.6137	1,272
Lord Abbett Series Fund Mid Cap Value	08	2003	10.0000	12.0839	0

MFS/Sun Life Bond Series S Class	01	2007	12.2209	12.4126	222,993
MFS/Sun Life Bond Series S Class	01	2006	11.8482	12.2209	90,826
MFS/Sun Life Bond Series S Class	01	2005	11.8576	11.8482	78,095
MFS/Sun Life Bond Series S Class	01	2004	11.3842	11.8576	73,423
MFS/Sun Life Bond Series S Class	01	2003	10.5776	11.3842	78,545
MFS/Sun Life Bond Series S Class	01	2002	10.0000	10.5776	1,706

MFS/Sun Life Bond Series S Class	02	2007	12.1118	12.2766	147,994
MFS/Sun Life Bond Series S Class	02	2006	11.7663	12.1118	116,723
MFS/Sun Life Bond Series S Class	02	2005	11.7996	11.7663	117,261
MFS/Sun Life Bond Series S Class	02	2004	11.3517	11.7996	121,688
MFS/Sun Life Bond Series S Class	02	2003	10.5689	11.3517	83,166
MFS/Sun Life Bond Series S Class	02	2002	10.0000	10.5689	376

MFS/Sun Life Bond Series S Class	03	2007	12.0847	12.2430	12,777
MFS/Sun Life Bond Series S Class	03	2006	11.7460	12.0847	15,577
MFS/Sun Life Bond Series S Class	03	2005	11.7852	11.7460	14,193
MFS/Sun Life Bond Series S Class	03	2004	11.3436	11.7852	14,689
MFS/Sun Life Bond Series S Class	03	2003	10.5667	11.3436	6,523
MFS/Sun Life Bond Series S Class	03	2002	10.0000	10.5667	584

MFS/Sun Life Bond Series S Class	04	2007	12.0035	12.1419	282,919
MFS/Sun Life Bond Series S Class	04	2006	11.6849	12.0035	334,862
MFS/Sun Life Bond Series S Class	04	2005	11.7418	11.6849	352,583
MFS/Sun Life Bond Series S Class	04	2004	11.3192	11.7418	352,922
MFS/Sun Life Bond Series S Class	04	2003	10.5602	11.3192	338,086
MFS/Sun Life Bond Series S Class	04	2002	10.0000	10.5602	1,421

MFS/Sun Life Bond Series S Class	05	2007	11.9765	12.1084	569
MFS/Sun Life Bond Series S Class	05	2006	11.6646	11.9765	708
MFS/Sun Life Bond Series S Class	05	2005	11.7273	11.6646	1,417
MFS/Sun Life Bond Series S Class	05	2004	11.3111	11.7273	1,597
MFS/Sun Life Bond Series S Class	05	2003	10.5580	11.3111	3,172
MFS/Sun Life Bond Series S Class	05	2002	10.0000	10.5580	0

MFS/Sun Life Bond Series S Class	06	2007	11.8959	12.0085	22,477
MFS/Sun Life Bond Series S Class	06	2006	11.6038	11.8959	37,007
MFS/Sun Life Bond Series S Class	06	2005	11.6841	11.6038	38,237
MFS/Sun Life Bond Series S Class	06	2004	11.2867	11.6841	35,932
MFS/Sun Life Bond Series S Class	06	2003	10.5515	11.2867	29,187
MFS/Sun Life Bond Series S Class	06	2002	10.0000	10.5515	0

MFS/Sun Life Bond Series S Class	07	2007	10.6624	10.7577	88,971
MFS/Sun Life Bond Series S Class	07	2006	10.4059	10.6624	102,904
MFS/Sun Life Bond Series S Class	07	2005	10.4832	10.4059	110,489
MFS/Sun Life Bond Series S Class	07	2004	10.1319	10.4832	109,457
MFS/Sun Life Bond Series S Class	07	2003	10.0000	10.1319	78,216

MFS/Sun Life Bond Series S Class	08	2007	10.5833	10.6560	17,207
MFS/Sun Life Bond Series S Class	08	2006	10.3498	10.5833	17,003
MFS/Sun Life Bond Series S Class	08	2005	10.4480	10.3498	15,276
MFS/Sun Life Bond Series S Class	08	2004	10.1186	10.4480	13,722
MFS/Sun Life Bond Series S Class	08	2003	10.0000	10.1186	3,009

MFS/Sun Life Capital Appreciation Series S Class	01	2007	14.9725	16.3328	14,633
MFS/Sun Life Capital Appreciation Series S Class	01	2006	14.3540	14.9725	16,045
MFS/Sun Life Capital Appreciation Series S Class	01	2005	14.5022	14.3540	17,683
MFS/Sun Life Capital Appreciation Series S Class	01	2004	13.3108	14.5022	17,626
MFS/Sun Life Capital Appreciation Series S Class	01	2003	10.5446	13.3108	12,613
MFS/Sun Life Capital Appreciation Series S Class	01	2002	10.0000	10.5446	0

MFS/Sun Life Capital Appreciation Series S Class	02	2007	14.8389	16.1539	8,545
MFS/Sun Life Capital Appreciation Series S Class	02	2006	14.2548	14.8389	25,618
MFS/Sun Life Capital Appreciation Series S Class	02	2005	14.4312	14.2548	24,451
MFS/Sun Life Capital Appreciation Series S Class	02	2004	13.2728	14.4312	24,058
MFS/Sun Life Capital Appreciation Series S Class	02	2003	10.5359	13.2728	21,639
MFS/Sun Life Capital Appreciation Series S Class	02	2002	10.0000	10.5359	0

MFS/Sun Life Capital Appreciation Series S Class	03	2007	14.8058	16.1097	0
MFS/Sun Life Capital Appreciation Series S Class	03	2006	14.2302	14.8058	0
MFS/Sun Life Capital Appreciation Series S Class	03	2005	14.4136	14.2302	0
MFS/Sun Life Capital Appreciation Series S Class	03	2004	13.2633	14.4136	0
MFS/Sun Life Capital Appreciation Series S Class	03	2003	10.5337	13.2633	0
MFS/Sun Life Capital Appreciation Series S Class	03	2002	10.0000	10.5337	0

MFS/Sun Life Capital Appreciation Series S Class	04	2007	14.7062	15.9767	3,356
MFS/Sun Life Capital Appreciation Series S Class	04	2006	14.1562	14.7062	3,526
MFS/Sun Life Capital Appreciation Series S Class	04	2005	14.3605	14.1562	27,151
MFS/Sun Life Capital Appreciation Series S Class	04	2004	13.2348	14.3605	28,647
MFS/Sun Life Capital Appreciation Series S Class	04	2003	10.5272	13.2348	7,264
MFS/Sun Life Capital Appreciation Series S Class	04	2002	10.0000	10.5272	5,069

MFS/Sun Life Capital Appreciation Series S Class	05	2007	14.6731	15.9326	0
MFS/Sun Life Capital Appreciation Series S Class	05	2006	14.1315	14.6731	553
MFS/Sun Life Capital Appreciation Series S Class	05	2005	14.3429	14.1315	1,107
MFS/Sun Life Capital Appreciation Series S Class	05	2004	13.2253	14.3429	1,107
MFS/Sun Life Capital Appreciation Series S Class	05	2003	10.5250	13.2253	0
MFS/Sun Life Capital Appreciation Series S Class	05	2002	10.0000	10.5250	0

MFS/Sun Life Capital Appreciation Series S Class	06	2007	14.5745	15.8011	0
MFS/Sun Life Capital Appreciation Series S Class	06	2006	14.0580	14.5745	0
MFS/Sun Life Capital Appreciation Series S Class	06	2005	14.2900	14.0580	0
MFS/Sun Life Capital Appreciation Series S Class	06	2004	13.1968	14.2900	0
MFS/Sun Life Capital Appreciation Series S Class	06	2003	10.5184	13.1968	0
MFS/Sun Life Capital Appreciation Series S Class	06	2002	10.0000	10.5184	0

MFS/Sun Life Capital Appreciation Series S Class	07	2007	12.4198	13.4581	0
MFS/Sun Life Capital Appreciation Series S Class	07	2006	11.9858	12.4198	0
MFS/Sun Life Capital Appreciation Series S Class	07	2005	12.1898	11.9858	0
MFS/Sun Life Capital Appreciation Series S Class	07	2004	11.2631	12.1898	0
MFS/Sun Life Capital Appreciation Series S Class	07	2003	10.0000	11.2631	0

MFS/Sun Life Capital Appreciation Series S Class	08	2007	12.3277	13.3309	0
MFS/Sun Life Capital Appreciation Series S Class	08	2006	11.9212	12.3277	0
MFS/Sun Life Capital Appreciation Series S Class	08	2005	12.1490	11.9212	0
MFS/Sun Life Capital Appreciation Series S Class	08	2004	11.2484	12.1490	0
MFS/Sun Life Capital Appreciation Series S Class	08	2003	10.0000	11.2484	0

MFS/Sun Life Core Equity Series S Class	01	2007	10.0000	10.8713	288,954

MFS/Sun Life Core Equity Series S Class	02	2007	10.0000	10.8531	131,379

MFS/Sun Life Core Equity Series S Class	03	2007	10.0000	10.8485	775

MFS/Sun Life Core Equity Series S Class	04	2007	10.0000	10.8348	45,392

MFS/Sun Life Core Equity Series S Class	05	2007	10.0000	10.8303	1,492

MFS/Sun Life Core Equity Series S Class	06	2007	10.0000	10.8166	47,052

MFS/Sun Life Core Equity Series S Class	07	2007	10.0000	10.8120	0

MFS/Sun Life Core Equity Series S Class	08	2007	10.0000	10.7938	0

MFS/Sun Life Emerging Growth Series S Class	01	2007	17.0075	20.2380	39,621
MFS/Sun Life Emerging Growth Series S Class	01	2006	16.0563	17.0075	38,481
MFS/Sun Life Emerging Growth Series S Class	01	2005	14.9910	16.0563	17,042
MFS/Sun Life Emerging Growth Series S Class	01	2004	13.4938	14.9910	14,799
MFS/Sun Life Emerging Growth Series S Class	01	2003	10.4622	13.4938	8,584
MFS/Sun Life Emerging Growth Series S Class	01	2002	10.0000	10.4622	0

MFS/Sun Life Emerging Growth Series S Class	02	2007	16.8557	20.0163	34,188
MFS/Sun Life Emerging Growth Series S Class	02	2006	15.9454	16.8557	29,010
MFS/Sun Life Emerging Growth Series S Class	02	2005	14.9177	15.9454	17,653
MFS/Sun Life Emerging Growth Series S Class	02	2004	13.4552	14.9177	12,609
MFS/Sun Life Emerging Growth Series S Class	02	2003	10.4536	13.4552	9,132
MFS/Sun Life Emerging Growth Series S Class	02	2002	10.0000	10.4536	946

MFS/Sun Life Emerging Growth Series S Class	03	2007	16.8181	19.9615	2,864
MFS/Sun Life Emerging Growth Series S Class	03	2006	15.9178	16.8181	2,334
MFS/Sun Life Emerging Growth Series S Class	03	2005	14.8995	15.9178	470
MFS/Sun Life Emerging Growth Series S Class	03	2004	13.4456	14.8995	477
MFS/Sun Life Emerging Growth Series S Class	03	2003	10.4514	13.4456	0
MFS/Sun Life Emerging Growth Series S Class	03	2002	10.0000	10.4514	0

MFS/Sun Life Emerging Growth Series S Class	04	2007	16.7050	19.7967	23,451
MFS/Sun Life Emerging Growth Series S Class	04	2006	15.8350	16.7050	29,404
MFS/Sun Life Emerging Growth Series S Class	04	2005	14.8446	15.8350	21,530
MFS/Sun Life Emerging Growth Series S Class	04	2004	13.4167	14.8446	25,130
MFS/Sun Life Emerging Growth Series S Class	04	2003	10.4449	13.4167	9,042
MFS/Sun Life Emerging Growth Series S Class	04	2002	10.0000	10.4449	0

MFS/Sun Life Emerging Growth Series S Class	05	2007	16.6675	19.7421	0
MFS/Sun Life Emerging Growth Series S Class	05	2006	15.8075	16.6675	0
MFS/Sun Life Emerging Growth Series S Class	05	2005	14.8263	15.8075	0
MFS/Sun Life Emerging Growth Series S Class	05	2004	13.4071	14.8263	0
MFS/Sun Life Emerging Growth Series S Class	05	2003	10.4428	13.4071	0
MFS/Sun Life Emerging Growth Series S Class	05	2002	10.0000	10.4428	0

MFS/Sun Life Emerging Growth Series S Class	06	2007	16.5554	19.5791	5,319
MFS/Sun Life Emerging Growth Series S Class	06	2006	15.7252	16.5554	4,712
MFS/Sun Life Emerging Growth Series S Class	06	2005	14.7717	15.7252	3,809
MFS/Sun Life Emerging Growth Series S Class	06	2004	13.3782	14.7717	3,944
MFS/Sun Life Emerging Growth Series S Class	06	2003	10.4363	13.3782	4,225
MFS/Sun Life Emerging Growth Series S Class	06	2002	10.0000	10.4363	0

MFS/Sun Life Emerging Growth Series S Class	07	2007	14.2254	16.8149	0
MFS/Sun Life Emerging Growth Series S Class	07	2006	13.5189	14.2254	0
MFS/Sun Life Emerging Growth Series S Class	07	2005	12.7057	13.5189	0
MFS/Sun Life Emerging Growth Series S Class	07	2004	11.5130	12.7057	0
MFS/Sun Life Emerging Growth Series S Class	07	2003	10.0000	11.5130	0

MFS/Sun Life Emerging Growth Series S Class	08	2007	14.1199	16.6560	0
MFS/Sun Life Emerging Growth Series S Class	08	2006	13.4462	14.1199	0
MFS/Sun Life Emerging Growth Series S Class	08	2005	12.6631	13.4462	0
MFS/Sun Life Emerging Growth Series S Class	08	2004	11.4980	12.6631	0
MFS/Sun Life Emerging Growth Series S Class	08	2003	10.0000	11.4980	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2007	14.3768	19.1263	41,940
MFS/Sun Life Emerging Markets Equity Series S Class	01	2006	11.2530	14.3768	35,537
MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.0000	11.2530	3,163

MFS/Sun Life Emerging Markets Equity Series S Class	02	2007	14.3428	19.0421	79,903
MFS/Sun Life Emerging Markets Equity Series S Class	02	2006	11.2492	14.3428	77,370
MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.0000	11.2492	6,039

MFS/Sun Life Emerging Markets Equity Series S Class	03	2007	14.3344	19.0212	3,147
MFS/Sun Life Emerging Markets Equity Series S Class	03	2006	11.2483	14.3344	2,641
MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.0000	11.2483	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2007	14.3089	18.9581	33,975
MFS/Sun Life Emerging Markets Equity Series S Class	04	2006	11.2455	14.3089	35,031
MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.0000	11.2455	11,812

MFS/Sun Life Emerging Markets Equity Series S Class	05	2007	14.3004	18.9372	0
MFS/Sun Life Emerging Markets Equity Series S Class	05	2006	11.2445	14.3004	0
MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	10.0000	11.2445	0

MFS/Sun Life Emerging Markets Equity Series S Class	06	2007	14.2750	18.8744	7,493
MFS/Sun Life Emerging Markets Equity Series S Class	06	2006	11.2417	14.2750	6,716
MFS/Sun Life Emerging Markets Equity Series S Class	06	2005	10.0000	11.2417	4,552

MFS/Sun Life Emerging Markets Equity Series S Class	07	2007	14.2665	18.8535	1,088
MFS/Sun Life Emerging Markets Equity Series S Class	07	2006	11.2407	14.2665	375
MFS/Sun Life Emerging Markets Equity Series S Class	07	2005	10.0000	11.2407	0

MFS/Sun Life Emerging Markets Equity Series S Class	08	2007	14.2326	18.7701	52
MFS/Sun Life Emerging Markets Equity Series S Class	08	2006	11.2370	14.2326	66
MFS/Sun Life Emerging Markets Equity Series S Class	08	2005	10.0000	11.2370	0

MFS/Sun Life Global Growth Series S Class	01	2007	19.2426	21.3906	8,474
MFS/Sun Life Global Growth Series S Class	01	2006	16.7212	19.2426	11,114
MFS/Sun Life Global Growth Series S Class	01	2005	15.4928	16.7212	14,120
MFS/Sun Life Global Growth Series S Class	01	2004	13.6498	15.4928	14,031
MFS/Sun Life Global Growth Series S Class	01	2003	10.2707	13.6498	9,727
MFS/Sun Life Global Growth Series S Class	01	2002	10.0000	10.2707	0

MFS/Sun Life Global Growth Series S Class	02	2007	19.0708	21.1564	9,544
MFS/Sun Life Global Growth Series S Class	02	2006	16.6057	19.0708	20,305
MFS/Sun Life Global Growth Series S Class	02	2005	15.4170	16.6057	19,344
MFS/Sun Life Global Growth Series S Class	02	2004	13.6108	15.4170	17,967
MFS/Sun Life Global Growth Series S Class	02	2003	10.2622	13.6108	10,567
MFS/Sun Life Global Growth Series S Class	02	2002	10.0000	10.2622	0

MFS/Sun Life Global Growth Series S Class	03	2007	19.0283	21.0984	619
MFS/Sun Life Global Growth Series S Class	03	2006	16.5770	19.0283	716
MFS/Sun Life Global Growth Series S Class	03	2005	15.3982	16.5770	429
MFS/Sun Life Global Growth Series S Class	03	2004	13.6011	15.3982	631
MFS/Sun Life Global Growth Series S Class	03	2003	10.2601	13.6011	250
MFS/Sun Life Global Growth Series S Class	03	2002	10.0000	10.2601	0

MFS/Sun Life Global Growth Series S Class	04	2007	18.9003	20.9243	3,827
MFS/Sun Life Global Growth Series S Class	04	2006	16.4907	18.9003	5,272
MFS/Sun Life Global Growth Series S Class	04	2005	15.3415	16.4907	13,200
MFS/Sun Life Global Growth Series S Class	04	2004	13.5718	15.3415	12,873
MFS/Sun Life Global Growth Series S Class	04	2003	10.2537	13.5718	14,609
MFS/Sun Life Global Growth Series S Class	04	2002	10.0000	10.2537	0

MFS/Sun Life Global Growth Series S Class	05	2007	18.8579	20.8665	0
MFS/Sun Life Global Growth Series S Class	05	2006	16.4621	18.8579	0
MFS/Sun Life Global Growth Series S Class	05	2005	15.3226	16.4621	0
MFS/Sun Life Global Growth Series S Class	05	2004	13.5621	15.3226	0
MFS/Sun Life Global Growth Series S Class	05	2003	10.2516	13.5621	0
MFS/Sun Life Global Growth Series S Class	05	2002	10.0000	10.2516	0

MFS/Sun Life Global Growth Series S Class	06	2007	18.7311	20.6944	0
MFS/Sun Life Global Growth Series S Class	06	2006	16.3764	18.7311	0
MFS/Sun Life Global Growth Series S Class	06	2005	15.2662	16.3764	0
MFS/Sun Life Global Growth Series S Class	06	2004	13.5329	15.2662	0
MFS/Sun Life Global Growth Series S Class	06	2003	10.2452	13.5329	210
MFS/Sun Life Global Growth Series S Class	06	2002	10.0000	10.2452	0

MFS/Sun Life Global Growth Series S Class	07	2007	17.1252	18.9104	0
MFS/Sun Life Global Growth Series S Class	07	2006	14.9800	17.1252	0
MFS/Sun Life Global Growth Series S Class	07	2005	13.9716	14.9800	0
MFS/Sun Life Global Growth Series S Class	07	2004	12.3916	13.9716	0
MFS/Sun Life Global Growth Series S Class	07	2003	10.0000	12.3916	0

MFS/Sun Life Global Growth Series S Class	08	2007	16.9983	18.7316	0
MFS/Sun Life Global Growth Series S Class	08	2006	14.8994	16.9983	0
MFS/Sun Life Global Growth Series S Class	08	2005	13.9248	14.8994	0
MFS/Sun Life Global Growth Series S Class	08	2004	12.3755	13.9248	0
MFS/Sun Life Global Growth Series S Class	08	2003	10.0000	12.3755	0

MFS/Sun Life Government Securities Series S Class	01	2007	10.6642	11.2118	3,553,563
MFS/Sun Life Government Securities Series S Class	01	2006	10.4787	10.6642	3,207,035
MFS/Sun Life Government Securities Series S Class	01	2005	10.4444	10.4787	1,688,938
MFS/Sun Life Government Securities Series S Class	01	2004	10.2560	10.4444	794,895
MFS/Sun Life Government Securities Series S Class	01	2003	10.2367	10.2560	230,701
MFS/Sun Life Government Securities Series S Class	01	2002	10.0000	10.2367	3,665

MFS/Sun Life Government Securities Series S Class	02	2007	10.5690	11.0889	3,099,038
MFS/Sun Life Government Securities Series S Class	02	2006	10.4063	10.5690	2,977,053
MFS/Sun Life Government Securities Series S Class	02	2005	10.3934	10.4063	1,406,890
MFS/Sun Life Government Securities Series S Class	02	2004	10.2267	10.3934	706,216
MFS/Sun Life Government Securities Series S Class	02	2003	10.2282	10.2267	382,235
MFS/Sun Life Government Securities Series S Class	02	2002	10.0000	10.2282	3,758

MFS/Sun Life Government Securities Series S Class	03	2007	10.5454	11.0585	205,849
MFS/Sun Life Government Securities Series S Class	03	2006	10.3883	10.5454	218,937
MFS/Sun Life Government Securities Series S Class	03	2005	10.3807	10.3883	170,125
MFS/Sun Life Government Securities Series S Class	03	2004	10.2194	10.3807	69,986
MFS/Sun Life Government Securities Series S Class	03	2003	10.2261	10.2194	13,435
MFS/Sun Life Government Securities Series S Class	03	2002	10.0000	10.2261	300

MFS/Sun Life Government Securities Series S Class	04	2007	10.4745	10.9673	2,200,988
MFS/Sun Life Government Securities Series S Class	04	2006	10.3342	10.4745	2,414,113
MFS/Sun Life Government Securities Series S Class	04	2005	10.3424	10.3342	1,973,545
MFS/Sun Life Government Securities Series S Class	04	2004	10.1974	10.3424	1,762,469
MFS/Sun Life Government Securities Series S Class	04	2003	10.2198	10.1974	1,024,566
MFS/Sun Life Government Securities Series S Class	04	2002	10.0000	10.2198	52,833

MFS/Sun Life Government Securities Series S Class	05	2007	10.4510	10.9370	36,863
MFS/Sun Life Government Securities Series S Class	05	2006	10.3162	10.4510	42,255
MFS/Sun Life Government Securities Series S Class	05	2005	10.3297	10.3162	25,026
MFS/Sun Life Government Securities Series S Class	05	2004	10.1900	10.3297	16,094
MFS/Sun Life Government Securities Series S Class	05	2003	10.2176	10.1900	3,604
MFS/Sun Life Government Securities Series S Class	05	2002	10.0000	10.2176	0

MFS/Sun Life Government Securities Series S Class	06	2007	10.3806	10.8467	274,969
MFS/Sun Life Government Securities Series S Class	06	2006	10.2625	10.3806	317,835
MFS/Sun Life Government Securities Series S Class	06	2005	10.2916	10.2625	272,716
MFS/Sun Life Government Securities Series S Class	06	2004	10.1681	10.2916	241,602
MFS/Sun Life Government Securities Series S Class	06	2003	10.2113	10.1681	117,932
MFS/Sun Life Government Securities Series S Class	06	2002	10.0000	10.2113	89

MFS/Sun Life Government Securities Series S Class	07	2007	10.0430	10.4885	354,874
MFS/Sun Life Government Securities Series S Class	07	2006	9.9337	10.0430	430,652
MFS/Sun Life Government Securities Series S Class	07	2005	9.9670	9.9337	428,881
MFS/Sun Life Government Securities Series S Class	07	2004	9.8525	9.9670	446,438
MFS/Sun Life Government Securities Series S Class	07	2003	10.0000	9.8525	367,965

MFS/Sun Life Government Securities Series S Class	08	2007	9.9685	10.3892	46,789
MFS/Sun Life Government Securities Series S Class	08	2006	9.8802	9.9685	53,262
MFS/Sun Life Government Securities Series S Class	08	2005	9.9336	9.8802	54,369
MFS/Sun Life Government Securities Series S Class	08	2004	9.8396	9.9336	53,394
MFS/Sun Life Government Securities Series S Class	08	2003	10.0000	9.8396	50,496

MFS/Sun Life High Yield Series S Class	01	2007	14.6264	14.6085	1,469,823
MFS/Sun Life High Yield Series S Class	01	2006	13.5138	14.6264	854,850
MFS/Sun Life High Yield Series S Class	01	2005	13.4791	13.5138	541,364
MFS/Sun Life High Yield Series S Class	01	2004	12.5316	13.4791	324,262
MFS/Sun Life High Yield Series S Class	01	2003	10.5123	12.5316	166,838
MFS/Sun Life High Yield Series S Class	01	2002	10.0000	10.5123	1,964

MFS/Sun Life High Yield Series S Class	02	2007	14.4958	14.4485	1,171,287
MFS/Sun Life High Yield Series S Class	02	2006	13.4204	14.4958	860,396
MFS/Sun Life High Yield Series S Class	02	2005	13.4132	13.4204	502,644
MFS/Sun Life High Yield Series S Class	02	2004	12.4958	13.4132	289,848
MFS/Sun Life High Yield Series S Class	02	2003	10.5036	12.4958	124,398
MFS/Sun Life High Yield Series S Class	02	2002	10.0000	10.5036	350

MFS/Sun Life High Yield Series S Class	03	2007	14.4635	14.4089	69,129
MFS/Sun Life High Yield Series S Class	03	2006	13.3973	14.4635	54,392
MFS/Sun Life High Yield Series S Class	03	2005	13.3968	13.3973	43,597
MFS/Sun Life High Yield Series S Class	03	2004	12.4869	13.3968	18,549
MFS/Sun Life High Yield Series S Class	03	2003	10.5015	12.4869	7,207
MFS/Sun Life High Yield Series S Class	03	2002	10.0000	10.5015	0

MFS/Sun Life High Yield Series S Class	04	2007	14.3662	14.2900	633,288
MFS/Sun Life High Yield Series S Class	04	2006	13.3275	14.3662	578,347
MFS/Sun Life High Yield Series S Class	04	2005	13.3474	13.3275	465,165
MFS/Sun Life High Yield Series S Class	04	2004	12.4601	13.3474	440,396
MFS/Sun Life High Yield Series S Class	04	2003	10.4950	12.4601	241,416
MFS/Sun Life High Yield Series S Class	04	2002	10.0000	10.4950	835

MFS/Sun Life High Yield Series S Class	05	2007	14.3340	14.2506	7,671
MFS/Sun Life High Yield Series S Class	05	2006	13.3044	14.3340	6,722
MFS/Sun Life High Yield Series S Class	05	2005	13.3310	13.3044	5,702
MFS/Sun Life High Yield Series S Class	05	2004	12.4511	13.3310	8,713
MFS/Sun Life High Yield Series S Class	05	2003	10.4928	12.4511	3,572
MFS/Sun Life High Yield Series S Class	05	2002	10.0000	10.4928	0

MFS/Sun Life High Yield Series S Class	06	2007	14.2376	14.1329	80,245
MFS/Sun Life High Yield Series S Class	06	2006	13.2351	14.2376	67,269
MFS/Sun Life High Yield Series S Class	06	2005	13.2819	13.2351	56,456
MFS/Sun Life High Yield Series S Class	06	2004	12.4243	13.2819	66,363
MFS/Sun Life High Yield Series S Class	06	2003	10.4863	12.4243	17,026
MFS/Sun Life High Yield Series S Class	06	2002	10.0000	10.4863	43

MFS/Sun Life High Yield Series S Class	07	2007	12.4817	12.3836	64,561
MFS/Sun Life High Yield Series S Class	07	2006	11.6088	12.4817	71,581
MFS/Sun Life High Yield Series S Class	07	2005	11.6558	11.6088	75,188
MFS/Sun Life High Yield Series S Class	07	2004	10.9088	11.6558	82,447
MFS/Sun Life High Yield Series S Class	07	2003	10.0000	10.9088	59,099

MFS/Sun Life High Yield Series S Class	08	2007	12.3892	12.2665	7,666
MFS/Sun Life High Yield Series S Class	08	2006	11.5463	12.3892	8,778
MFS/Sun Life High Yield Series S Class	08	2005	11.6167	11.5463	9,752
MFS/Sun Life High Yield Series S Class	08	2004	10.8945	11.6167	9,584
MFS/Sun Life High Yield Series S Class	08	2003	10.0000	10.8945	8,220

MFS/Sun Life International Growth Series S Class	01	2007	10.0000	11.7986	127,464

MFS/Sun Life International Growth Series S Class	02	2007	10.0000	11.7788	62,387

MFS/Sun Life International Growth Series S Class	03	2007	10.0000	11.7739	7,902

MFS/Sun Life International Growth Series S Class	04	2007	10.0000	11.7590	20,362

MFS/Sun Life International Growth Series S Class	05	2007	10.0000	11.7541	0

MFS/Sun Life International Growth Series S Class	06	2007	10.0000	11.7392	0

MFS/Sun Life International Growth Series S Class	07	2007	10.0000	11.7343	0

MFS/Sun Life International Growth Series S Class	08	2007	10.0000	11.7145	0

MFS/Sun Life International Value Series S Class	01	2007	10.0000	10.8913	6,031,070

MFS/Sun Life International Value Series S Class	02	2007	10.0000	10.8730	3,766,139

MFS/Sun Life International Value Series S Class	03	2007	10.0000	10.8685	130,669

MFS/Sun Life International Value Series S Class	04	2007	10.0000	10.8548	556,152

MFS/Sun Life International Value Series S Class	05	2007	10.0000	10.8502	0

MFS/Sun Life International Value Series S Class	06	2007	10.0000	10.8365	37,717

MFS/Sun Life International Value Series S Class	07	2007	10.0000	10.8319	9,335

MFS/Sun Life International Value Series S Class	08	2007	10.0000	10.8137	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2007	14.4028	15.7595	282,786
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2006	13.6329	14.4028	197,097
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	13.3080	13.6329	144,731
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	12.3740	13.3080	135,372
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	10.2417	12.3740	75,662
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	10.0000	10.2417	2,318

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2007	14.2743	15.5868	371,228
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2006	13.5387	14.2743	357,280
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	13.2429	13.5387	337,811
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	12.3386	13.2429	233,662
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	10.2332	12.3386	122,087
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	10.0000	10.2332	2,186

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2007	14.2424	15.5441	23,831
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2006	13.5153	14.2424	14,816
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	13.2267	13.5153	12,697
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	12.3299	13.2267	20,038
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	10.2311	12.3299	2,277
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	10.0000	10.2311	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2007	14.1466	15.4158	563,892
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2006	13.4450	14.1466	426,206
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	13.1780	13.4450	451,530
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	12.3033	13.1780	434,331
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	10.2247	12.3033	370,530
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	10.0000	10.2247	2,511

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2007	14.1148	15.3733	7,140
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2006	13.4216	14.1148	565
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	13.1618	13.4216	566
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	12.2945	13.1618	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2003	10.2226	12.2945	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2002	10.0000	10.2226	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2007	14.0199	15.2464	93,782
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2006	13.3517	14.0199	87,254
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2005	13.1133	13.3517	50,540
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2004	12.2681	13.1133	44,695
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2003	10.2162	12.2681	31,894
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2002	10.0000	10.2162	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2007	12.6477	13.7471	135,960
MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2006	12.0511	12.6477	86,955
MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2005	11.8420	12.0511	100,638
MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2004	11.0843	11.8420	107,946
MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2003	10.0000	11.0843	72,664

MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2007	12.5540	13.6171	25,492
MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2006	11.9862	12.5540	14,305
MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2005	11.8022	11.9862	13,753
MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2004	11.0699	11.8022	13,398
MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2003	10.0000	11.0699	2,797

MFS/Sun Life Mid Cap Growth Series S Class	01	2007	16.4408	17.7181	55,328
MFS/Sun Life Mid Cap Growth Series S Class	01	2006	16.3568	16.4408	77,553
MFS/Sun Life Mid Cap Growth Series S Class	01	2005	16.1809	16.3568	81,228
MFS/Sun Life Mid Cap Growth Series S Class	01	2004	14.3965	16.1809	80,930
MFS/Sun Life Mid Cap Growth Series S Class	01	2003	10.6587	14.3965	64,506
MFS/Sun Life Mid Cap Growth Series S Class	01	2002	10.0000	10.6587	1,211

MFS/Sun Life Mid Cap Growth Series S Class	02	2007	16.2940	17.5240	72,611
MFS/Sun Life Mid Cap Growth Series S Class	02	2006	16.2438	16.2940	104,451
MFS/Sun Life Mid Cap Growth Series S Class	02	2005	16.1018	16.2438	124,894
MFS/Sun Life Mid Cap Growth Series S Class	02	2004	14.3554	16.1018	135,538
MFS/Sun Life Mid Cap Growth Series S Class	02	2003	10.6499	14.3554	89,424
MFS/Sun Life Mid Cap Growth Series S Class	02	2002	10.0000	10.6499	271

MFS/Sun Life Mid Cap Growth Series S Class	03	2007	16.2577	17.4760	5,519
MFS/Sun Life Mid Cap Growth Series S Class	03	2006	16.2157	16.2577	7,967
MFS/Sun Life Mid Cap Growth Series S Class	03	2005	16.0821	16.2157	7,827
MFS/Sun Life Mid Cap Growth Series S Class	03	2004	14.3451	16.0821	6,847
MFS/Sun Life Mid Cap Growth Series S Class	03	2003	10.6477	14.3451	2,283
MFS/Sun Life Mid Cap Growth Series S Class	03	2002	10.0000	10.6477	0

MFS/Sun Life Mid Cap Growth Series S Class	04	2007	16.1483	17.3317	102,519
MFS/Sun Life Mid Cap Growth Series S Class	04	2006	16.1313	16.1483	151,980
MFS/Sun Life Mid Cap Growth Series S Class	04	2005	16.0229	16.1313	180,059
MFS/Sun Life Mid Cap Growth Series S Class	04	2004	14.3143	16.0229	194,170
MFS/Sun Life Mid Cap Growth Series S Class	04	2003	10.6411	14.3143	161,519
MFS/Sun Life Mid Cap Growth Series S Class	04	2002	10.0000	10.6411	2,158

MFS/Sun Life Mid Cap Growth Series S Class	05	2007	16.1120	17.2839	1,092
MFS/Sun Life Mid Cap Growth Series S Class	05	2006	16.1033	16.1120	1,116
MFS/Sun Life Mid Cap Growth Series S Class	05	2005	16.0032	16.1033	1,269
MFS/Sun Life Mid Cap Growth Series S Class	05	2004	14.3040	16.0032	1,036
MFS/Sun Life Mid Cap Growth Series S Class	05	2003	10.6389	14.3040	406
MFS/Sun Life Mid Cap Growth Series S Class	05	2002	10.0000	10.6389	0

MFS/Sun Life Mid Cap Growth Series S Class	06	2007	16.0037	17.1412	12,261
MFS/Sun Life Mid Cap Growth Series S Class	06	2006	16.0195	16.0037	14,089
MFS/Sun Life Mid Cap Growth Series S Class	06	2005	15.9442	16.0195	14,198
MFS/Sun Life Mid Cap Growth Series S Class	06	2004	14.2733	15.9442	15,522
MFS/Sun Life Mid Cap Growth Series S Class	06	2003	10.6323	14.2733	11,615
MFS/Sun Life Mid Cap Growth Series S Class	06	2002	10.0000	10.6323	84

MFS/Sun Life Mid Cap Growth Series S Class	07	2007	13.6258	14.5868	29,316
MFS/Sun Life Mid Cap Growth Series S Class	07	2006	13.6462	13.6258	39,296
MFS/Sun Life Mid Cap Growth Series S Class	07	2005	13.5890	13.6462	42,690
MFS/Sun Life Mid Cap Growth Series S Class	07	2004	12.1711	13.5890	51,707
MFS/Sun Life Mid Cap Growth Series S Class	07	2003	10.0000	12.1711	52,684

MFS/Sun Life Mid Cap Growth Series S Class	08	2007	13.5247	14.4488	5,177
MFS/Sun Life Mid Cap Growth Series S Class	08	2006	13.5727	13.5247	6,467
MFS/Sun Life Mid Cap Growth Series S Class	08	2005	13.5435	13.5727	7,222
MFS/Sun Life Mid Cap Growth Series S Class	08	2004	12.1552	13.5435	7,595
MFS/Sun Life Mid Cap Growth Series S Class	08	2003	10.0000	12.1552	7,391

MFS/Sun Life Mid Cap Value Series S Class	01	2007	18.5923	18.5778	46,291
MFS/Sun Life Mid Cap Value Series S Class	01	2006	17.0284	18.5923	70,399
MFS/Sun Life Mid Cap Value Series S Class	01	2005	16.1200	17.0284	78,395
MFS/Sun Life Mid Cap Value Series S Class	01	2004	13.4629	16.1200	82,111
MFS/Sun Life Mid Cap Value Series S Class	01	2003	10.3776	13.4629	69,384
MFS/Sun Life Mid Cap Value Series S Class	01	2002	10.0000	10.3776	1,324

MFS/Sun Life Mid Cap Value Series S Class	02	2007	18.4264	18.3743	42,939
MFS/Sun Life Mid Cap Value Series S Class	02	2006	16.9107	18.4264	58,857
MFS/Sun Life Mid Cap Value Series S Class	02	2005	16.0412	16.9107	64,360
MFS/Sun Life Mid Cap Value Series S Class	02	2004	13.4244	16.0412	79,433
MFS/Sun Life Mid Cap Value Series S Class	02	2003	10.3690	13.4244	57,384
MFS/Sun Life Mid Cap Value Series S Class	02	2002	10.0000	10.3690	195

MFS/Sun Life Mid Cap Value Series S Class	03	2007	18.3853	18.3240	5,528
MFS/Sun Life Mid Cap Value Series S Class	03	2006	16.8816	18.3853	7,353
MFS/Sun Life Mid Cap Value Series S Class	03	2005	16.0216	16.8816	7,643
MFS/Sun Life Mid Cap Value Series S Class	03	2004	13.4148	16.0216	6,798
MFS/Sun Life Mid Cap Value Series S Class	03	2003	10.3669	13.4148	2,559
MFS/Sun Life Mid Cap Value Series S Class	03	2002	10.0000	10.3669	0

MFS/Sun Life Mid Cap Value Series S Class	04	2007	18.2617	18.1728	91,833
MFS/Sun Life Mid Cap Value Series S Class	04	2006	16.7937	18.2617	125,866
MFS/Sun Life Mid Cap Value Series S Class	04	2005	15.9626	16.7937	157,906
MFS/Sun Life Mid Cap Value Series S Class	04	2004	13.3860	15.9626	178,653
MFS/Sun Life Mid Cap Value Series S Class	04	2003	10.3605	13.3860	170,494
MFS/Sun Life Mid Cap Value Series S Class	04	2002	10.0000	10.3605	5,005

MFS/Sun Life Mid Cap Value Series S Class	05	2007	18.2206	18.1226	1,039
MFS/Sun Life Mid Cap Value Series S Class	05	2006	16.7645	18.2206	998
MFS/Sun Life Mid Cap Value Series S Class	05	2005	15.9430	16.7645	1,054
MFS/Sun Life Mid Cap Value Series S Class	05	2004	13.3764	15.9430	869
MFS/Sun Life Mid Cap Value Series S Class	05	2003	10.3583	13.3764	458
MFS/Sun Life Mid Cap Value Series S Class	05	2002	10.0000	10.3583	0

MFS/Sun Life Mid Cap Value Series S Class	06	2007	18.0981	17.9730	11,443
MFS/Sun Life Mid Cap Value Series S Class	06	2006	16.6773	18.0981	12,548
MFS/Sun Life Mid Cap Value Series S Class	06	2005	15.8843	16.6773	13,812
MFS/Sun Life Mid Cap Value Series S Class	06	2004	13.3476	15.8843	15,597
MFS/Sun Life Mid Cap Value Series S Class	06	2003	10.3519	13.3476	11,884
MFS/Sun Life Mid Cap Value Series S Class	06	2002	10.0000	10.3519	0

MFS/Sun Life Mid Cap Value Series S Class	07	2007	16.6538	16.5302	25,805
MFS/Sun Life Mid Cap Value Series S Class	07	2006	15.3542	16.6538	32,499
MFS/Sun Life Mid Cap Value Series S Class	07	2005	14.6316	15.3542	38,120
MFS/Sun Life Mid Cap Value Series S Class	07	2004	12.3012	14.6316	48,241
MFS/Sun Life Mid Cap Value Series S Class	07	2003	10.0000	12.3012	54,540

MFS/Sun Life Mid Cap Value Series S Class	08	2007	16.5304	16.3739	4,557
MFS/Sun Life Mid Cap Value Series S Class	08	2006	15.2715	16.5304	5,349
MFS/Sun Life Mid Cap Value Series S Class	08	2005	14.5825	15.2715	6,433
MFS/Sun Life Mid Cap Value Series S Class	08	2004	12.2852	14.5825	7,086
MFS/Sun Life Mid Cap Value Series S Class	08	2003	10.0000	12.2852	7,499

MFS/Sun Life Money Market Series S Class	01	2007	10.0669	10.3541	3,756,439
MFS/Sun Life Money Market Series S Class	01	2006	9.8103	10.0669	2,061,575
MFS/Sun Life Money Market Series S Class	01	2005	9.7346	9.8103	1,225,126
MFS/Sun Life Money Market Series S Class	01	2004	9.8418	9.7346	775,612
MFS/Sun Life Money Market Series S Class	01	2003	9.9692	9.8418	320,156
MFS/Sun Life Money Market Series S Class	01	2002	10.0000	9.9692	1,695

MFS/Sun Life Money Market Series S Class	02	2007	9.9771	10.2407	2,659,717
MFS/Sun Life Money Market Series S Class	02	2006	9.7424	9.9771	2,020,296
MFS/Sun Life Money Market Series S Class	02	2005	9.6869	9.7424	1,159,083
MFS/Sun Life Money Market Series S Class	02	2004	9.8137	9.6869	1,042,732
MFS/Sun Life Money Market Series S Class	02	2003	9.9610	9.8137	140,851
MFS/Sun Life Money Market Series S Class	02	2002	10.0000	9.9610	11,515

MFS/Sun Life Money Market Series S Class	03	2007	9.9548	10.2127	142,581
MFS/Sun Life Money Market Series S Class	03	2006	9.7256	9.9548	130,440
MFS/Sun Life Money Market Series S Class	03	2005	9.6751	9.7256	87,369
MFS/Sun Life Money Market Series S Class	03	2004	9.8067	9.6751	41,609
MFS/Sun Life Money Market Series S Class	03	2003	9.9589	9.8067	1,582
MFS/Sun Life Money Market Series S Class	03	2002	10.0000	9.9589	0

MFS/Sun Life Money Market Series S Class	04	2007	9.8878	10.1283	1,555,511
MFS/Sun Life Money Market Series S Class	04	2006	9.6750	9.8878	1,324,163
MFS/Sun Life Money Market Series S Class	04	2005	9.6395	9.6750	1,020,666
MFS/Sun Life Money Market Series S Class	04	2004	9.7856	9.6395	863,651
MFS/Sun Life Money Market Series S Class	04	2003	9.9528	9.7856	255,471
MFS/Sun Life Money Market Series S Class	04	2002	10.0000	9.9528	6,014

MFS/Sun Life Money Market Series S Class	05	2007	9.8656	10.1004	53,135
MFS/Sun Life Money Market Series S Class	05	2006	9.6581	9.8656	14,889
MFS/Sun Life Money Market Series S Class	05	2005	9.6276	9.6581	10,903
MFS/Sun Life Money Market Series S Class	05	2004	9.7785	9.6276	7,695
MFS/Sun Life Money Market Series S Class	05	2003	9.9507	9.7785	10,302
MFS/Sun Life Money Market Series S Class	05	2002	10.0000	9.9507	0

MFS/Sun Life Money Market Series S Class	06	2007	9.7992	10.0170	188,023
MFS/Sun Life Money Market Series S Class	06	2006	9.6078	9.7992	187,154
MFS/Sun Life Money Market Series S Class	06	2005	9.5921	9.6078	171,953
MFS/Sun Life Money Market Series S Class	06	2004	9.7575	9.5921	148,729
MFS/Sun Life Money Market Series S Class	06	2003	9.9445	9.7575	28,833
MFS/Sun Life Money Market Series S Class	06	2002	10.0000	9.9445	0

MFS/Sun Life Money Market Series S Class	07	2007	9.8997	10.1144	156,866
MFS/Sun Life Money Market Series S Class	07	2006	9.7113	9.8997	156,511
MFS/Sun Life Money Market Series S Class	07	2005	9.7003	9.7113	155,671
MFS/Sun Life Money Market Series S Class	07	2004	9.8726	9.7003	167,332
MFS/Sun Life Money Market Series S Class	07	2003	10.0000	9.8726	91,064

MFS/Sun Life Money Market Series S Class	08	2007	9.8262	10.0188	16,191
MFS/Sun Life Money Market Series S Class	08	2006	9.6589	9.8262	17,822
MFS/Sun Life Money Market Series S Class	08	2005	9.6678	9.6589	18,053
MFS/Sun Life Money Market Series S Class	08	2004	9.8597	9.6678	17,351
MFS/Sun Life Money Market Series S Class	08	2003	10.0000	9.8597	12,504

MFS/Sun Life New Discovery Series S Class	01	2007	16.5064	16.6022	1,504,779
MFS/Sun Life New Discovery Series S Class	01	2006	14.8655	16.5064	1,282,174
MFS/Sun Life New Discovery Series S Class	01	2005	14.4005	14.8655	667,749
MFS/Sun Life New Discovery Series S Class	01	2004	13.6572	14.4005	199,603
MFS/Sun Life New Discovery Series S Class	01	2003	10.2850	13.6572	19,649
MFS/Sun Life New Discovery Series S Class	01	2002	10.0000	10.2850	2,784

MFS/Sun Life New Discovery Series S Class	02	2007	16.3591	16.4204	1,284,357
MFS/Sun Life New Discovery Series S Class	02	2006	14.7628	16.3591	1,141,061
MFS/Sun Life New Discovery Series S Class	02	2005	14.3300	14.7628	524,793
MFS/Sun Life New Discovery Series S Class	02	2004	13.6182	14.3300	162,917
MFS/Sun Life New Discovery Series S Class	02	2003	10.2765	13.6182	34,030
MFS/Sun Life New Discovery Series S Class	02	2002	10.0000	10.2765	912

MFS/Sun Life New Discovery Series S Class	03	2007	16.3226	16.3754	73,445
MFS/Sun Life New Discovery Series S Class	03	2006	14.7374	16.3226	68,275
MFS/Sun Life New Discovery Series S Class	03	2005	14.3126	14.7374	46,508
MFS/Sun Life New Discovery Series S Class	03	2004	13.6085	14.3126	19,038
MFS/Sun Life New Discovery Series S Class	03	2003	10.2744	13.6085	173
MFS/Sun Life New Discovery Series S Class	03	2002	10.0000	10.2744	0

MFS/Sun Life New Discovery Series S Class	04	2007	16.2128	16.2402	682,593
MFS/Sun Life New Discovery Series S Class	04	2006	14.6607	16.2128	644,476
MFS/Sun Life New Discovery Series S Class	04	2005	14.2598	14.6607	519,226
MFS/Sun Life New Discovery Series S Class	04	2004	13.5792	14.2598	400,270
MFS/Sun Life New Discovery Series S Class	04	2003	10.2680	13.5792	49,224
MFS/Sun Life New Discovery Series S Class	04	2002	10.0000	10.2680	5,343

MFS/Sun Life New Discovery Series S Class	05	2007	16.1764	16.1954	12,783
MFS/Sun Life New Discovery Series S Class	05	2006	14.6352	16.1764	12,643
MFS/Sun Life New Discovery Series S Class	05	2005	14.2423	14.6352	4,584
MFS/Sun Life New Discovery Series S Class	05	2004	13.5695	14.2423	5,136
MFS/Sun Life New Discovery Series S Class	05	2003	10.2659	13.5695	0
MFS/Sun Life New Discovery Series S Class	05	2002	10.0000	10.2659	0

MFS/Sun Life New Discovery Series S Class	06	2007	16.0676	16.0617	79,901
MFS/Sun Life New Discovery Series S Class	06	2006	14.5590	16.0676	81,266
MFS/Sun Life New Discovery Series S Class	06	2005	14.1898	14.5590	63,192
MFS/Sun Life New Discovery Series S Class	06	2004	13.5403	14.1898	44,520
MFS/Sun Life New Discovery Series S Class	06	2003	10.2595	13.5403	0
MFS/Sun Life New Discovery Series S Class	06	2002	10.0000	10.2595	0

MFS/Sun Life New Discovery Series S Class	07	2007	14.5896	14.5767	63,624
MFS/Sun Life New Discovery Series S Class	07	2006	13.2265	14.5896	64,596
MFS/Sun Life New Discovery Series S Class	07	2005	12.8977	13.2265	66,997
MFS/Sun Life New Discovery Series S Class	07	2004	12.3136	12.8977	63,657
MFS/Sun Life New Discovery Series S Class	07	2003	10.0000	12.3136	0

MFS/Sun Life New Discovery Series S Class	08	2007	14.4814	14.4389	1,272
MFS/Sun Life New Discovery Series S Class	08	2006	13.1553	14.4814	1,291
MFS/Sun Life New Discovery Series S Class	08	2005	12.8545	13.1553	1,497
MFS/Sun Life New Discovery Series S Class	08	2004	12.2975	12.8545	1,486
MFS/Sun Life New Discovery Series S Class	08	2003	10.0000	12.2975	0

MFS/Sun Life Research International Series S Class	01	2007	22.5761	25.0452	1,434,614
MFS/Sun Life Research International Series S Class	01	2006	18.0378	22.5761	898,276
MFS/Sun Life Research International Series S Class	01	2005	15.7838	18.0378	475,682
MFS/Sun Life Research International Series S Class	01	2004	13.2681	15.7838	204,126
MFS/Sun Life Research International Series S Class	01	2003	10.1124	13.2681	55,131
MFS/Sun Life Research International Series S Class	01	2002	10.0000	10.1124	1,553

MFS/Sun Life Research International Series S Class	02	2007	22.3747	24.7710	1,023,267
MFS/Sun Life Research International Series S Class	02	2006	17.9132	22.3747	787,994
MFS/Sun Life Research International Series S Class	02	2005	15.7066	17.9132	363,884
MFS/Sun Life Research International Series S Class	02	2004	13.2302	15.7066	180,705
MFS/Sun Life Research International Series S Class	02	2003	10.1041	13.2302	57,055
MFS/Sun Life Research International Series S Class	02	2002	10.0000	10.1041	624

MFS/Sun Life Research International Series S Class	03	2007	22.3248	24.7032	42,756
MFS/Sun Life Research International Series S Class	03	2006	17.8823	22.3248	38,903
MFS/Sun Life Research International Series S Class	03	2005	15.6874	17.8823	29,990
MFS/Sun Life Research International Series S Class	03	2004	13.2208	15.6874	21,440
MFS/Sun Life Research International Series S Class	03	2003	10.1020	13.2208	2,172
MFS/Sun Life Research International Series S Class	03	2002	10.0000	10.1020	0

MFS/Sun Life Research International Series S Class	04	2007	22.1746	24.4992	533,858
MFS/Sun Life Research International Series S Class	04	2006	17.7892	22.1746	544,471
MFS/Sun Life Research International Series S Class	04	2005	15.6296	17.7892	476,563
MFS/Sun Life Research International Series S Class	04	2004	13.1923	15.6296	479,719
MFS/Sun Life Research International Series S Class	04	2003	10.0957	13.1923	268,312
MFS/Sun Life Research International Series S Class	04	2002	10.0000	10.0957	2,511

MFS/Sun Life Research International Series S Class	05	2007	22.1248	24.4317	8,362
MFS/Sun Life Research International Series S Class	05	2006	17.7583	22.1248	10,337
MFS/Sun Life Research International Series S Class	05	2005	15.6104	17.7583	2,712
MFS/Sun Life Research International Series S Class	05	2004	13.1829	15.6104	2,597
MFS/Sun Life Research International Series S Class	05	2003	10.0936	13.1829	0
MFS/Sun Life Research International Series S Class	05	2002	10.0000	10.0936	0

MFS/Sun Life Research International Series S Class	06	2007	21.9761	24.2300	51,226
MFS/Sun Life Research International Series S Class	06	2006	17.6658	21.9761	67,947
MFS/Sun Life Research International Series S Class	06	2005	15.5529	17.6658	56,579
MFS/Sun Life Research International Series S Class	06	2004	13.1545	15.5529	57,157
MFS/Sun Life Research International Series S Class	06	2003	10.0873	13.1545	23,505
MFS/Sun Life Research International Series S Class	06	2002	10.0000	10.0873	0

MFS/Sun Life Research International Series S Class	07	2007	21.0050	23.1475	70,681
MFS/Sun Life Research International Series S Class	07	2006	16.8939	21.0050	84,119
MFS/Sun Life Research International Series S Class	07	2005	14.8808	16.8939	105,204
MFS/Sun Life Research International Series S Class	07	2004	12.5925	14.8808	123,674
MFS/Sun Life Research International Series S Class	07	2003	10.0000	12.5925	67,035

MFS/Sun Life Research International Series S Class	08	2007	20.8494	22.9287	8,110
MFS/Sun Life Research International Series S Class	08	2006	16.8029	20.8494	8,955
MFS/Sun Life Research International Series S Class	08	2005	14.8310	16.8029	10,243
MFS/Sun Life Research International Series S Class	08	2004	12.5761	14.8310	11,080
MFS/Sun Life Research International Series S Class	08	2003	10.0000	12.5761	2,600

MFS/Sun Life Research Series S Class	01	2007	16.7194	18.5743	49,739
MFS/Sun Life Research Series S Class	01	2006	15.4090	16.7194	57,079
MFS/Sun Life Research Series S Class	01	2005	14.5455	15.4090	19,396
MFS/Sun Life Research Series S Class	01	2004	12.8010	14.5455	11,412
MFS/Sun Life Research Series S Class	01	2003	10.4115	12.8010	2,912
MFS/Sun Life Research Series S Class	01	2002	10.0000	10.4115	1,374

MFS/Sun Life Research Series S Class	02	2007	16.5702	18.3709	45,842
MFS/Sun Life Research Series S Class	02	2006	15.3026	16.5702	46,461
MFS/Sun Life Research Series S Class	02	2005	14.4744	15.3026	31,271
MFS/Sun Life Research Series S Class	02	2004	12.7644	14.4744	17,395
MFS/Sun Life Research Series S Class	02	2003	10.4029	12.7644	9,621
MFS/Sun Life Research Series S Class	02	2002	10.0000	10.4029	755

MFS/Sun Life Research Series S Class	03	2007	16.5333	18.3206	3,100
MFS/Sun Life Research Series S Class	03	2006	15.2762	16.5333	3,268
MFS/Sun Life Research Series S Class	03	2005	14.4567	15.2762	3,447
MFS/Sun Life Research Series S Class	03	2004	12.7553	14.4567	0
MFS/Sun Life Research Series S Class	03	2003	10.4007	12.7553	0
MFS/Sun Life Research Series S Class	03	2002	10.0000	10.4007	0

MFS/Sun Life Research Series S Class	04	2007	16.4221	18.1693	12,551
MFS/Sun Life Research Series S Class	04	2006	15.1966	16.4221	19,833
MFS/Sun Life Research Series S Class	04	2005	14.4034	15.1966	13,273
MFS/Sun Life Research Series S Class	04	2004	12.7279	14.4034	15,992
MFS/Sun Life Research Series S Class	04	2003	10.3942	12.7279	14,394
MFS/Sun Life Research Series S Class	04	2002	10.0000	10.3942	5,721

MFS/Sun Life Research Series S Class	05	2007	16.3852	18.1192	931
MFS/Sun Life Research Series S Class	05	2006	15.1702	16.3852	1,144
MFS/Sun Life Research Series S Class	05	2005	14.3857	15.1702	1,297
MFS/Sun Life Research Series S Class	05	2004	12.7188	14.3857	1,468
MFS/Sun Life Research Series S Class	05	2003	10.3921	12.7188	1,240
MFS/Sun Life Research Series S Class	05	2002	10.0000	10.3921	0

MFS/Sun Life Research Series S Class	06	2007	16.2750	17.9696	5,788
MFS/Sun Life Research Series S Class	06	2006	15.0913	16.2750	4,630
MFS/Sun Life Research Series S Class	06	2005	14.3327	15.0913	1,953
MFS/Sun Life Research Series S Class	06	2004	12.6914	14.3327	0
MFS/Sun Life Research Series S Class	06	2003	10.3856	12.6914	0
MFS/Sun Life Research Series S Class	06	2002	10.0000	10.3856	0

MFS/Sun Life Research Series S Class	07	2007	14.7341	16.2599	0
MFS/Sun Life Research Series S Class	07	2006	13.6694	14.7341	702
MFS/Sun Life Research Series S Class	07	2005	12.9889	13.6694	0
MFS/Sun Life Research Series S Class	07	2004	11.5074	12.9889	0
MFS/Sun Life Research Series S Class	07	2003	10.0000	11.5074	0

MFS/Sun Life Research Series S Class	08	2007	14.6248	16.1062	0
MFS/Sun Life Research Series S Class	08	2006	13.5958	14.6248	0
MFS/Sun Life Research Series S Class	08	2005	12.9454	13.5958	0
MFS/Sun Life Research Series S Class	08	2004	11.4924	12.9454	0
MFS/Sun Life Research Series S Class	08	2003	10.0000	11.4924	0

MFS/Sun Life Strategic Income Series S Class	01	2007	12.8150	13.0102	31,038
MFS/Sun Life Strategic Income Series S Class	01	2006	12.2399	12.8150	61,250
MFS/Sun Life Strategic Income Series S Class	01	2005	12.2477	12.2399	48,678
MFS/Sun Life Strategic Income Series S Class	01	2004	11.5495	12.2477	60,226
MFS/Sun Life Strategic Income Series S Class	01	2003	10.4406	11.5495	61,438
MFS/Sun Life Strategic Income Series S Class	01	2002	10.0000	10.4406	243

MFS/Sun Life Strategic Income Series S Class	02	2007	12.7007	12.8678	33,249
MFS/Sun Life Strategic Income Series S Class	02	2006	12.1553	12.7007	51,381
MFS/Sun Life Strategic Income Series S Class	02	2005	12.1879	12.1553	97,712
MFS/Sun Life Strategic Income Series S Class	02	2004	11.5165	12.1879	106,045
MFS/Sun Life Strategic Income Series S Class	02	2003	10.4320	11.5165	43,288
MFS/Sun Life Strategic Income Series S Class	02	2002	10.0000	10.4320	100

MFS/Sun Life Strategic Income Series S Class	03	2007	12.6724	12.8325	110
MFS/Sun Life Strategic Income Series S Class	03	2006	12.1344	12.6724	3,479
MFS/Sun Life Strategic Income Series S Class	03	2005	12.1730	12.1344	3,804
MFS/Sun Life Strategic Income Series S Class	03	2004	11.5083	12.1730	4,128
MFS/Sun Life Strategic Income Series S Class	03	2003	10.4298	11.5083	4,060
MFS/Sun Life Strategic Income Series S Class	03	2002	10.0000	10.4298	0

MFS/Sun Life Strategic Income Series S Class	04	2007	12.5871	12.7266	16,984
MFS/Sun Life Strategic Income Series S Class	04	2006	12.0712	12.5871	19,325
MFS/Sun Life Strategic Income Series S Class	04	2005	12.1281	12.0712	18,809
MFS/Sun Life Strategic Income Series S Class	04	2004	11.4836	12.1281	21,785
MFS/Sun Life Strategic Income Series S Class	04	2003	10.4233	11.4836	12,959
MFS/Sun Life Strategic Income Series S Class	04	2002	10.0000	10.4233	835

MFS/Sun Life Strategic Income Series S Class	05	2007	12.5588	12.6915	0
MFS/Sun Life Strategic Income Series S Class	05	2006	12.0502	12.5588	0
MFS/Sun Life Strategic Income Series S Class	05	2005	12.1132	12.0502	1,008
MFS/Sun Life Strategic Income Series S Class	05	2004	11.4753	12.1132	3,913
MFS/Sun Life Strategic Income Series S Class	05	2003	10.4212	11.4753	3,553
MFS/Sun Life Strategic Income Series S Class	05	2002	10.0000	10.4212	0

MFS/Sun Life Strategic Income Series S Class	06	2007	12.4744	12.5867	12,939
MFS/Sun Life Strategic Income Series S Class	06	2006	11.9875	12.4744	13,964
MFS/Sun Life Strategic Income Series S Class	06	2005	12.0686	11.9875	14,192
MFS/Sun Life Strategic Income Series S Class	06	2004	11.4506	12.0686	14,783
MFS/Sun Life Strategic Income Series S Class	06	2003	10.4147	11.4506	14,957
MFS/Sun Life Strategic Income Series S Class	06	2002	10.0000	10.4147	0

MFS/Sun Life Strategic Income Series S Class	07	2007	11.3209	11.4169	0
MFS/Sun Life Strategic Income Series S Class	07	2006	10.8845	11.3209	0
MFS/Sun Life Strategic Income Series S Class	07	2005	10.9638	10.8845	0
MFS/Sun Life Strategic Income Series S Class	07	2004	10.4078	10.9638	0
MFS/Sun Life Strategic Income Series S Class	07	2003	10.0000	10.4078	0

MFS/Sun Life Strategic Income Series S Class	08	2007	11.2369	11.3090	0
MFS/Sun Life Strategic Income Series S Class	08	2006	10.8259	11.2369	0
MFS/Sun Life Strategic Income Series S Class	08	2005	10.9270	10.8259	0
MFS/Sun Life Strategic Income Series S Class	08	2004	10.3942	10.9270	0
MFS/Sun Life Strategic Income Series S Class	08	2003	10.0000	10.3942	0

MFS/Sun Life Strategic Value Series S Class	01	2007	17.2046	16.4755	7,935
MFS/Sun Life Strategic Value Series S Class	01	2006	15.3545	17.2046	12,125
MFS/Sun Life Strategic Value Series S Class	01	2005	15.7246	15.3545	21,171
MFS/Sun Life Strategic Value Series S Class	01	2004	13.5766	15.7246	25,776
MFS/Sun Life Strategic Value Series S Class	01	2003	10.8682	13.5766	21,788
MFS/Sun Life Strategic Value Series S Class	01	2002	10.0000	10.8682	569

MFS/Sun Life Strategic Value Series S Class	02	2007	17.0511	16.2951	27,919
MFS/Sun Life Strategic Value Series S Class	02	2006	15.2484	17.0511	49,467
MFS/Sun Life Strategic Value Series S Class	02	2005	15.6477	15.2484	75,086
MFS/Sun Life Strategic Value Series S Class	02	2004	13.5378	15.6477	77,132
MFS/Sun Life Strategic Value Series S Class	02	2003	10.8592	13.5378	61,596
MFS/Sun Life Strategic Value Series S Class	02	2002	10.0000	10.8592	2,143

MFS/Sun Life Strategic Value Series S Class	03	2007	17.0131	16.2504	0
MFS/Sun Life Strategic Value Series S Class	03	2006	15.2221	17.0131	0
MFS/Sun Life Strategic Value Series S Class	03	2005	15.6286	15.2221	391
MFS/Sun Life Strategic Value Series S Class	03	2004	13.5282	15.6286	1,689
MFS/Sun Life Strategic Value Series S Class	03	2003	10.8570	13.5282	1,661
MFS/Sun Life Strategic Value Series S Class	03	2002	10.0000	10.8570	0

MFS/Sun Life Strategic Value Series S Class	04	2007	16.8987	16.1163	69,293
MFS/Sun Life Strategic Value Series S Class	04	2006	15.1428	16.8987	86,463
MFS/Sun Life Strategic Value Series S Class	04	2005	15.5711	15.1428	89,622
MFS/Sun Life Strategic Value Series S Class	04	2004	13.4991	15.5711	82,585
MFS/Sun Life Strategic Value Series S Class	04	2003	10.8502	13.4991	81,413
MFS/Sun Life Strategic Value Series S Class	04	2002	10.0000	10.8502	892

MFS/Sun Life Strategic Value Series S Class	05	2007	16.8607	16.0718	0
MFS/Sun Life Strategic Value Series S Class	05	2006	15.1165	16.8607	0
MFS/Sun Life Strategic Value Series S Class	05	2005	15.5519	15.1165	0
MFS/Sun Life Strategic Value Series S Class	05	2004	13.4894	15.5519	0
MFS/Sun Life Strategic Value Series S Class	05	2003	10.8480	13.4894	1,344
MFS/Sun Life Strategic Value Series S Class	05	2002	10.0000	10.8480	0

MFS/Sun Life Strategic Value Series S Class	06	2007	16.7473	15.9392	2,464
MFS/Sun Life Strategic Value Series S Class	06	2006	15.0378	16.7473	230
MFS/Sun Life Strategic Value Series S Class	06	2005	15.4947	15.0378	1,328
MFS/Sun Life Strategic Value Series S Class	06	2004	13.4604	15.4947	599
MFS/Sun Life Strategic Value Series S Class	06	2003	10.8412	13.4604	346
MFS/Sun Life Strategic Value Series S Class	06	2002	10.0000	10.8412	0

MFS/Sun Life Strategic Value Series S Class	07	2007	14.5658	13.8558	0
MFS/Sun Life Strategic Value Series S Class	07	2006	13.0857	14.5658	0
MFS/Sun Life Strategic Value Series S Class	07	2005	13.4901	13.0857	0
MFS/Sun Life Strategic Value Series S Class	07	2004	11.7250	13.4901	0
MFS/Sun Life Strategic Value Series S Class	07	2003	10.0000	11.7250	0

MFS/Sun Life Strategic Value Series S Class	08	2007	14.4578	13.7248	0
MFS/Sun Life Strategic Value Series S Class	08	2006	13.0152	14.4578	0
MFS/Sun Life Strategic Value Series S Class	08	2005	13.4448	13.0152	0
MFS/Sun Life Strategic Value Series S Class	08	2004	11.7097	13.4448	0
MFS/Sun Life Strategic Value Series S Class	08	2003	10.0000	11.7097	0

MFS/Sun Life Total Return Series S Class	01	2007	14.7012	15.0464	8,198,511
MFS/Sun Life Total Return Series S Class	01	2006	13.3566	14.7012	5,912,527
MFS/Sun Life Total Return Series S Class	01	2005	13.2086	13.3566	4,385,623
MFS/Sun Life Total Return Series S Class	01	2004	12.0841	13.2086	1,549,192
MFS/Sun Life Total Return Series S Class	01	2003	10.5166	12.0841	358,732
MFS/Sun Life Total Return Series S Class	01	2002	10.0000	10.5166	5,435

MFS/Sun Life Total Return Series S Class	02	2007	14.5700	14.8815	4,930,683
MFS/Sun Life Total Return Series S Class	02	2006	13.2643	14.5700	3,782,489
MFS/Sun Life Total Return Series S Class	02	2005	13.1440	13.2643	2,664,428
MFS/Sun Life Total Return Series S Class	02	2004	12.0496	13.1440	1,192,697
MFS/Sun Life Total Return Series S Class	02	2003	10.5079	12.0496	460,194
MFS/Sun Life Total Return Series S Class	02	2002	10.0000	10.5079	9,222

MFS/Sun Life Total Return Series S Class	03	2007	14.5375	14.8408	332,671
MFS/Sun Life Total Return Series S Class	03	2006	13.2414	14.5375	321,889
MFS/Sun Life Total Return Series S Class	03	2005	13.1280	13.2414	317,687
MFS/Sun Life Total Return Series S Class	03	2004	12.0410	13.1280	131,675
MFS/Sun Life Total Return Series S Class	03	2003	10.5058	12.0410	11,299
MFS/Sun Life Total Return Series S Class	03	2002	10.0000	10.5058	0

MFS/Sun Life Total Return Series S Class	04	2007	14.4397	14.7183	2,718,755
MFS/Sun Life Total Return Series S Class	04	2006	13.1725	14.4397	2,774,565
MFS/Sun Life Total Return Series S Class	04	2005	13.0796	13.1725	2,831,365
MFS/Sun Life Total Return Series S Class	04	2004	12.0151	13.0796	1,966,950
MFS/Sun Life Total Return Series S Class	04	2003	10.4992	12.0151	873,992
MFS/Sun Life Total Return Series S Class	04	2002	10.0000	10.4992	7,476

MFS/Sun Life Total Return Series S Class	05	2007	14.4073	14.6777	37,079
MFS/Sun Life Total Return Series S Class	05	2006	13.1496	14.4073	36,250
MFS/Sun Life Total Return Series S Class	05	2005	13.0635	13.1496	26,425
MFS/Sun Life Total Return Series S Class	05	2004	12.0065	13.0635	19,104
MFS/Sun Life Total Return Series S Class	05	2003	10.4971	12.0065	7,399
MFS/Sun Life Total Return Series S Class	05	2002	10.0000	10.4971	0

MFS/Sun Life Total Return Series S Class	06	2007	14.3104	14.5565	407,685
MFS/Sun Life Total Return Series S Class	06	2006	13.0811	14.3104	490,077
MFS/Sun Life Total Return Series S Class	06	2005	13.0154	13.0811	625,901
MFS/Sun Life Total Return Series S Class	06	2004	11.9806	13.0154	627,768
MFS/Sun Life Total Return Series S Class	06	2003	10.4905	11.9806	291,268
MFS/Sun Life Total Return Series S Class	06	2002	10.0000	10.4905	172

MFS/Sun Life Total Return Series S Class	07	2007	13.1033	13.3218	399,868
MFS/Sun Life Total Return Series S Class	07	2006	11.9838	13.1033	488,659
MFS/Sun Life Total Return Series S Class	07	2005	11.9297	11.9838	547,506
MFS/Sun Life Total Return Series S Class	07	2004	10.9869	11.9297	572,167
MFS/Sun Life Total Return Series S Class	07	2003	10.0000	10.9869	226,266

MFS/Sun Life Total Return Series S Class	08	2007	13.0061	13.1959	8,358
MFS/Sun Life Total Return Series S Class	08	2006	11.9193	13.0061	17,627
MFS/Sun Life Total Return Series S Class	08	2005	11.8897	11.9193	21,161
MFS/Sun Life Total Return Series S Class	08	2004	10.9725	11.8897	21,550
MFS/Sun Life Total Return Series S Class	08	2003	10.0000	10.9725	9,691

MFS/Sun Life Utilities Series S Class	01	2007	28.2798	35.6767	414,202
MFS/Sun Life Utilities Series S Class	01	2006	21.7888	28.2798	124,615
MFS/Sun Life Utilities Series S Class	01	2005	18.9388	21.7888	58,006
MFS/Sun Life Utilities Series S Class	01	2004	14.8116	18.9388	33,018
MFS/Sun Life Utilities Series S Class	01	2003	11.0710	14.8116	10,427
MFS/Sun Life Utilities Series S Class	01	2002	10.0000	11.0710	63

MFS/Sun Life Utilities Series S Class	02	2007	28.0276	35.2863	323,247
MFS/Sun Life Utilities Series S Class	02	2006	21.6383	28.0276	226,943
MFS/Sun Life Utilities Series S Class	02	2005	18.8463	21.6383	90,137
MFS/Sun Life Utilities Series S Class	02	2004	14.7693	18.8463	37,835
MFS/Sun Life Utilities Series S Class	02	2003	11.0619	14.7693	17,119
MFS/Sun Life Utilities Series S Class	02	2002	10.0000	11.0619	0

MFS/Sun Life Utilities Series S Class	03	2007	27.9651	35.1897	6,223
MFS/Sun Life Utilities Series S Class	03	2006	21.6010	27.9651	3,083
MFS/Sun Life Utilities Series S Class	03	2005	18.8233	21.6010	2,283
MFS/Sun Life Utilities Series S Class	03	2004	14.7588	18.8233	685
MFS/Sun Life Utilities Series S Class	03	2003	11.0596	14.7588	0
MFS/Sun Life Utilities Series S Class	03	2002	10.0000	11.0596	0

MFS/Sun Life Utilities Series S Class	04	2007	27.7771	34.8994	92,638
MFS/Sun Life Utilities Series S Class	04	2006	21.4886	27.7771	62,849
MFS/Sun Life Utilities Series S Class	04	2005	18.7540	21.4886	49,796
MFS/Sun Life Utilities Series S Class	04	2004	14.7270	18.7540	27,872
MFS/Sun Life Utilities Series S Class	04	2003	11.0527	14.7270	14,940
MFS/Sun Life Utilities Series S Class	04	2002	10.0000	11.0527	15

MFS/Sun Life Utilities Series S Class	05	2007	27.7148	34.8032	234
MFS/Sun Life Utilities Series S Class	05	2006	21.4513	27.7148	0
MFS/Sun Life Utilities Series S Class	05	2005	18.7309	21.4513	849
MFS/Sun Life Utilities Series S Class	05	2004	14.7165	18.7309	902
MFS/Sun Life Utilities Series S Class	05	2003	11.0505	14.7165	941
MFS/Sun Life Utilities Series S Class	05	2002	10.0000	11.0505	0

MFS/Sun Life Utilities Series S Class	06	2007	27.5285	34.5160	8,416
MFS/Sun Life Utilities Series S Class	06	2006	21.3397	27.5285	8,222
MFS/Sun Life Utilities Series S Class	06	2005	18.6620	21.3397	6,208
MFS/Sun Life Utilities Series S Class	06	2004	14.6848	18.6620	1,541
MFS/Sun Life Utilities Series S Class	06	2003	11.0436	14.6848	1,001
MFS/Sun Life Utilities Series S Class	06	2002	10.0000	11.0436	0

MFS/Sun Life Utilities Series S Class	07	2007	22.4173	28.0930	1,900
MFS/Sun Life Utilities Series S Class	07	2006	17.3864	22.4173	2,251
MFS/Sun Life Utilities Series S Class	07	2005	15.2125	17.3864	0
MFS/Sun Life Utilities Series S Class	07	2004	11.9766	15.2125	0
MFS/Sun Life Utilities Series S Class	07	2003	10.0000	11.9766	0

MFS/Sun Life Utilities Series S Class	08	2007	22.2512	27.8275	0
MFS/Sun Life Utilities Series S Class	08	2006	17.2928	22.2512	0
MFS/Sun Life Utilities Series S Class	08	2005	15.1615	17.2928	0
MFS/Sun Life Utilities Series S Class	08	2004	11.9610	15.1615	0
MFS/Sun Life Utilities Series S Class	08	2003	10.0000	11.9610	0

MFS/Sun Life Value Series S Class	01	2007	18.1019	19.1675	351,349
MFS/Sun Life Value Series S Class	01	2006	15.2534	18.1019	242,292
MFS/Sun Life Value Series S Class	01	2005	14.5837	15.2534	174,041
MFS/Sun Life Value Series S Class	01	2004	12.8744	14.5837	157,649
MFS/Sun Life Value Series S Class	01	2003	10.4650	12.8744	71,374
MFS/Sun Life Value Series S Class	01	2002	10.0000	10.4650	3,999

MFS/Sun Life Value Series S Class	02	2007	17.9404	18.9576	632,006
MFS/Sun Life Value Series S Class	02	2006	15.1480	17.9404	640,378
MFS/Sun Life Value Series S Class	02	2005	14.5124	15.1480	635,707
MFS/Sun Life Value Series S Class	02	2004	12.8376	14.5124	659,356
MFS/Sun Life Value Series S Class	02	2003	10.4563	12.8376	97,651
MFS/Sun Life Value Series S Class	02	2002	10.0000	10.4563	3,376

MFS/Sun Life Value Series S Class	03	2007	17.9004	18.9057	13,800
MFS/Sun Life Value Series S Class	03	2006	15.1219	17.9004	7,276
MFS/Sun Life Value Series S Class	03	2005	14.4946	15.1219	7,705
MFS/Sun Life Value Series S Class	03	2004	12.8285	14.4946	10,160
MFS/Sun Life Value Series S Class	03	2003	10.4542	12.8285	2,287
MFS/Sun Life Value Series S Class	03	2002	10.0000	10.4542	0

MFS/Sun Life Value Series S Class	04	2007	17.7800	18.7496	374,296
MFS/Sun Life Value Series S Class	04	2006	15.0432	17.7800	385,058
MFS/Sun Life Value Series S Class	04	2005	14.4412	15.0432	378,552
MFS/Sun Life Value Series S Class	04	2004	12.8009	14.4412	356,650
MFS/Sun Life Value Series S Class	04	2003	10.4477	12.8009	322,182
MFS/Sun Life Value Series S Class	04	2002	10.0000	10.4477	21,187

MFS/Sun Life Value Series S Class	05	2007	17.7401	18.6979	6,283
MFS/Sun Life Value Series S Class	05	2006	15.0170	17.7401	5,872
MFS/Sun Life Value Series S Class	05	2005	14.4235	15.0170	6,551
MFS/Sun Life Value Series S Class	05	2004	12.7917	14.4235	7,012
MFS/Sun Life Value Series S Class	05	2003	10.4455	12.7917	7,944
MFS/Sun Life Value Series S Class	05	2002	10.0000	10.4455	0

MFS/Sun Life Value Series S Class	06	2007	17.6208	18.5436	28,923
MFS/Sun Life Value Series S Class	06	2006	14.9389	17.6208	41,351
MFS/Sun Life Value Series S Class	06	2005	14.3704	14.9389	43,660
MFS/Sun Life Value Series S Class	06	2004	12.7642	14.3704	31,555
MFS/Sun Life Value Series S Class	06	2003	10.4390	12.7642	24,230
MFS/Sun Life Value Series S Class	06	2002	10.0000	10.4390	0

MFS/Sun Life Value Series S Class	07	2007	16.4131	17.2638	57,609
MFS/Sun Life Value Series S Class	07	2006	13.9221	16.4131	71,027
MFS/Sun Life Value Series S Class	07	2005	13.3991	13.9221	87,337
MFS/Sun Life Value Series S Class	07	2004	11.9076	13.3991	95,489
MFS/Sun Life Value Series S Class	07	2003	10.0000	11.9076	70,711

MFS/Sun Life Value Series S Class	08	2007	16.2915	17.1006	10,647
MFS/Sun Life Value Series S Class	08	2006	13.8472	16.2915	11,143
MFS/Sun Life Value Series S Class	08	2005	13.3542	13.8472	11,876
MFS/Sun Life Value Series S Class	08	2004	11.8921	13.3542	11,733
MFS/Sun Life Value Series S Class	08	2003	10.0000	11.8921	2,741

MFS/Sun Life - Blended Research Core Equity Series S Class	01	2007	16.2315	16.8705	3,195,279
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2006	14.5993	16.2315	2,919,330
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2005	13.8183	14.5993	1,489,201
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2004	12.5745	13.8183	110,840
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2003	10.4413	12.5745	31,506
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2002	10.0000	10.4413	752

MFS/Sun Life - Blended Research Core Equity Series S Class	02	2007	16.0866	16.6857	2,725,037
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2006	14.4984	16.0866	2,623,535
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2005	13.7507	14.4984	1,185,820
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2004	12.5386	13.7507	187,999
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2003	10.4326	12.5386	148,476
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2002	10.0000	10.4326	1,893

MFS/Sun Life - Blended Research Core Equity Series S Class	03	2007	16.0507	16.6400	153,482
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2006	14.4734	16.0507	154,379
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2005	13.7339	14.4734	98,770
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2004	12.5297	13.7339	4,960
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2003	10.4305	12.5297	3,979
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2002	10.0000	10.4305	0

MFS/Sun Life - Blended Research Core Equity Series S Class	04	2007	15.9428	16.5026	1,429,595
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2006	14.3980	15.9428	1,429,838
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2005	13.6833	14.3980	1,059,082
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2004	12.5027	13.6833	93,559
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2003	10.4240	12.5027	90,438
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2002	10.0000	10.4240	1,648

MFS/Sun Life - Blended Research Core Equity Series S Class	05	2007	15.9069	16.4571	27,976
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2006	14.3730	15.9069	29,121
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2005	13.6665	14.3730	9,968
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2004	12.4937	13.6665	1,040
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2003	10.4218	12.4937	1,085
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2002	10.0000	10.4218	0

MFS/Sun Life - Blended Research Core Equity Series S Class	06	2007	15.8000	16.3212	208,935
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2006	14.2982	15.8000	225,689
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2005	13.6162	14.2982	148,006
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2004	12.4669	13.6162	7,505
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2003	10.4154	12.4669	4,054
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2002	10.0000	10.4154	0

MFS/Sun Life - Blended Research Core Equity Series S Class	07	2007	14.3760	14.8426	140,535
MFS/Sun Life - Blended Research Core Equity Series S Class	07	2006	13.0161	14.3760	145,427
MFS/Sun Life - Blended Research Core Equity Series S Class	07	2005	12.4016	13.0161	144,538
MFS/Sun Life - Blended Research Core Equity Series S Class	07	2004	11.3606	12.4016	0
MFS/Sun Life - Blended Research Core Equity Series S Class	07	2003	10.0000	11.3606	0

MFS/Sun Life - Blended Research Core Equity Series S Class	08	2007	14.2694	14.7022	3,287
MFS/Sun Life - Blended Research Core Equity Series S Class	08	2006	12.9460	14.2694	3,470
MFS/Sun Life - Blended Research Core Equity Series S Class	08	2005	12.3600	12.9460	3,889
MFS/Sun Life - Blended Research Core Equity Series S Class	08	2004	11.3458	12.3600	0
MFS/Sun Life - Blended Research Core Equity Series S Class	08	2003	10.0000	11.3458	0

Mutual Shares Securities Fund	01	2007	17.4943	17.8027	1,701,996
Mutual Shares Securities Fund	01	2006	15.0252	17.4943	577,674
Mutual Shares Securities Fund	01	2005	13.8181	15.0252	226,789
Mutual Shares Securities Fund	01	2004	12.4747	13.8181	166,611
Mutual Shares Securities Fund	01	2003	10.1351	12.4747	84,686
Mutual Shares Securities Fund	01	2002	10.0000	10.1351	14,519

Mutual Shares Securities Fund	02	2007	17.3382	17.6078	1,241,252
Mutual Shares Securities Fund	02	2006	14.9214	17.3382	771,032
Mutual Shares Securities Fund	02	2005	13.7505	14.9214	384,361
Mutual Shares Securities Fund	02	2004	12.4391	13.7505	240,107
Mutual Shares Securities Fund	02	2003	10.1267	12.4391	99,787
Mutual Shares Securities Fund	02	2002	10.0000	10.1267	6,004

Mutual Shares Securities Fund	03	2007	17.2995	17.5595	39,977
Mutual Shares Securities Fund	03	2006	14.8957	17.2995	22,363
Mutual Shares Securities Fund	03	2005	13.7337	14.8957	13,868
Mutual Shares Securities Fund	03	2004	12.4302	13.7337	10,975
Mutual Shares Securities Fund	03	2003	10.1246	12.4302	5,089
Mutual Shares Securities Fund	03	2002	10.0000	10.1246	0

Mutual Shares Securities Fund	04	2007	17.1832	17.4146	266,556
Mutual Shares Securities Fund	04	2006	14.8181	17.1832	217,339
Mutual Shares Securities Fund	04	2005	13.6831	14.8181	153,072
Mutual Shares Securities Fund	04	2004	12.4035	13.6831	107,580
Mutual Shares Securities Fund	04	2003	10.1183	12.4035	52,888
Mutual Shares Securities Fund	04	2002	10.0000	10.1183	5,512

Mutual Shares Securities Fund	05	2007	17.1446	17.3665	2,694
Mutual Shares Securities Fund	05	2006	14.7924	17.1446	917
Mutual Shares Securities Fund	05	2005	13.6663	14.7924	999
Mutual Shares Securities Fund	05	2004	12.3946	13.6663	8,799
Mutual Shares Securities Fund	05	2003	10.1162	12.3946	1,107
Mutual Shares Securities Fund	05	2002	10.0000	10.1162	0

Mutual Shares Securities Fund	06	2007	17.0293	17.2232	46,657
Mutual Shares Securities Fund	06	2006	14.7154	17.0293	38,949
Mutual Shares Securities Fund	06	2005	13.6160	14.7154	22,172
Mutual Shares Securities Fund	06	2004	12.3679	13.6160	12,147
Mutual Shares Securities Fund	06	2003	10.1099	12.3679	10,583
Mutual Shares Securities Fund	06	2002	10.0000	10.1099	0

Mutual Shares Securities Fund	07	2007	16.0947	16.2696	1,317
Mutual Shares Securities Fund	07	2006	13.9149	16.0947	1,260
Mutual Shares Securities Fund	07	2005	12.8819	13.9149	0
Mutual Shares Securities Fund	07	2004	11.7071	12.8819	0
Mutual Shares Securities Fund	07	2003	10.0000	11.7071	0

Mutual Shares Securities Fund	08	2007	15.9754	16.1158	0
Mutual Shares Securities Fund	08	2006	13.8399	15.9754	0
Mutual Shares Securities Fund	08	2005	12.8387	13.8399	0
Mutual Shares Securities Fund	08	2004	11.6918	12.8387	0
Mutual Shares Securities Fund	08	2003	10.0000	11.6918	0

Oppenheimer Balanced/VA Svc	01	2007	10.0000	10.2837	40,975

Oppenheimer Balanced/VA Svc	02	2007	10.0000	10.2664	39,034

Oppenheimer Balanced/VA Svc	03	2007	10.0000	10.2621	0

Oppenheimer Balanced/VA Svc	04	2007	10.0000	10.2491	2,943

Oppenheimer Balanced/VA Svc	05	2007	10.0000	10.2448	0

Oppenheimer Balanced/VA Svc	06	2007	10.0000	10.2319	0

Oppenheimer Balanced/VA Svc	07	2007	10.0000	10.2276	0

Oppenheimer Balanced/VA Svc	08	2007	10.0000	10.2103	0

Oppenheimer Capital Appreciation Fund/VA	01	2007	15.9378	17.8456	243,266
Oppenheimer Capital Appreciation Fund/VA	01	2006	15.0485	15.9378	234,222
Oppenheimer Capital Appreciation Fund/VA	01	2005	14.5908	15.0485	193,005
Oppenheimer Capital Appreciation Fund/VA	01	2004	13.9156	14.5908	182,676
Oppenheimer Capital Appreciation Fund/VA	01	2003	10.8264	13.9156	96,029
Oppenheimer Capital Appreciation Fund/VA	01	2002	10.0000	10.8264	1,481

Oppenheimer Capital Appreciation Fund/VA	02	2007	15.7955	17.6502	323,006
Oppenheimer Capital Appreciation Fund/VA	02	2006	14.9445	15.7955	347,822
Oppenheimer Capital Appreciation Fund/VA	02	2005	14.5194	14.9445	313,407
Oppenheimer Capital Appreciation Fund/VA	02	2004	13.8758	14.5194	279,923
Oppenheimer Capital Appreciation Fund/VA	02	2003	10.8174	13.8758	149,362
Oppenheimer Capital Appreciation Fund/VA	02	2002	10.0000	10.8174	94

Oppenheimer Capital Appreciation Fund/VA	03	2007	15.7603	17.6018	31,849
Oppenheimer Capital Appreciation Fund/VA	03	2006	14.9187	15.7603	35,724
Oppenheimer Capital Appreciation Fund/VA	03	2005	14.5017	14.9187	26,436
Oppenheimer Capital Appreciation Fund/VA	03	2004	13.8659	14.5017	24,157
Oppenheimer Capital Appreciation Fund/VA	03	2003	10.8152	13.8659	4,256
Oppenheimer Capital Appreciation Fund/VA	03	2002	10.0000	10.8152	0

Oppenheimer Capital Appreciation Fund/VA	04	2007	15.6543	17.4565	295,400
Oppenheimer Capital Appreciation Fund/VA	04	2006	14.8411	15.6543	380,405
Oppenheimer Capital Appreciation Fund/VA	04	2005	14.4482	14.8411	440,282
Oppenheimer Capital Appreciation Fund/VA	04	2004	13.8361	14.4482	430,489
Oppenheimer Capital Appreciation Fund/VA	04	2003	10.8085	13.8361	369,216
Oppenheimer Capital Appreciation Fund/VA	04	2002	10.0000	10.8085	9,787

Oppenheimer Capital Appreciation Fund/VA	05	2007	15.6191	17.4083	4,750
Oppenheimer Capital Appreciation Fund/VA	05	2006	14.8153	15.6191	3,964
Oppenheimer Capital Appreciation Fund/VA	05	2005	14.4305	14.8153	3,104
Oppenheimer Capital Appreciation Fund/VA	05	2004	13.8261	14.4305	2,618
Oppenheimer Capital Appreciation Fund/VA	05	2003	10.8062	13.8261	860
Oppenheimer Capital Appreciation Fund/VA	05	2002	10.0000	10.8062	0

Oppenheimer Capital Appreciation Fund/VA	06	2007	15.5141	17.2647	47,012
Oppenheimer Capital Appreciation Fund/VA	06	2006	14.7382	15.5141	61,040
Oppenheimer Capital Appreciation Fund/VA	06	2005	14.3773	14.7382	55,516
Oppenheimer Capital Appreciation Fund/VA	06	2004	13.7964	14.3773	47,866
Oppenheimer Capital Appreciation Fund/VA	06	2003	10.7995	13.7964	38,810
Oppenheimer Capital Appreciation Fund/VA	06	2002	10.0000	10.7995	0

Oppenheimer Capital Appreciation Fund/VA	07	2007	13.3097	14.8040	68,563
Oppenheimer Capital Appreciation Fund/VA	07	2006	12.6505	13.3097	96,737
Oppenheimer Capital Appreciation Fund/VA	07	2005	12.3470	12.6505	110,450
Oppenheimer Capital Appreciation Fund/VA	07	2004	11.8542	12.3470	129,327
Oppenheimer Capital Appreciation Fund/VA	07	2003	10.0000	11.8542	135,326

Oppenheimer Capital Appreciation Fund/VA	08	2007	13.2110	14.6639	12,327
Oppenheimer Capital Appreciation Fund/VA	08	2006	12.5823	13.2110	15,583
Oppenheimer Capital Appreciation Fund/VA	08	2005	12.3056	12.5823	17,887
Oppenheimer Capital Appreciation Fund/VA	08	2004	11.8388	12.3056	18,602
Oppenheimer Capital Appreciation Fund/VA	08	2003	10.0000	11.8388	18,600

Oppenheimer Global Securities Fund	01	2007	15.8811	16.5673	517,904
Oppenheimer Global Securities Fund	01	2006	13.7578	15.8811	285,317
Oppenheimer Global Securities Fund	01	2005	12.2637	13.7578	75,358
Oppenheimer Global Securities Fund	01	2004	10.4896	12.2637	45,916
Oppenheimer Global Securities Fund	01	2003	10.0000	10.4896	0

Oppenheimer Global Securities Fund	02	2007	15.7824	16.4308	578,204
Oppenheimer Global Securities Fund	02	2006	13.7002	15.7824	499,648
Oppenheimer Global Securities Fund	02	2005	12.2371	13.7002	293,444
Oppenheimer Global Securities Fund	02	2004	10.4883	12.2371	201,738
Oppenheimer Global Securities Fund	02	2003	10.0000	10.4883	0

Oppenheimer Global Securities Fund	03	2007	15.7579	16.3969	24,171
Oppenheimer Global Securities Fund	03	2006	13.6859	15.7579	16,210
Oppenheimer Global Securities Fund	03	2005	12.2305	13.6859	2,384
Oppenheimer Global Securities Fund	03	2004	10.4879	12.2305	0
Oppenheimer Global Securities Fund	03	2003	10.0000	10.4879	0

Oppenheimer Global Securities Fund	04	2007	15.6842	16.2951	127,149
Oppenheimer Global Securities Fund	04	2006	13.6427	15.6842	93,585
Oppenheimer Global Securities Fund	04	2005	12.2105	13.6427	58,046
Oppenheimer Global Securities Fund	04	2004	10.4869	12.2105	18,183
Oppenheimer Global Securities Fund	04	2003	10.0000	10.4869	0

Oppenheimer Global Securities Fund	05	2007	15.6597	16.2613	2,740
Oppenheimer Global Securities Fund	05	2006	13.6283	15.6597	2,713
Oppenheimer Global Securities Fund	05	2005	12.2039	13.6283	0
Oppenheimer Global Securities Fund	05	2004	10.4866	12.2039	6,982
Oppenheimer Global Securities Fund	05	2003	10.0000	10.4866	0

Oppenheimer Global Securities Fund	06	2007	15.5865	16.1602	19,842
Oppenheimer Global Securities Fund	06	2006	13.5853	15.5865	21,008
Oppenheimer Global Securities Fund	06	2005	12.1840	13.5853	15,306
Oppenheimer Global Securities Fund	06	2004	10.4856	12.1840	6,397
Oppenheimer Global Securities Fund	06	2003	10.0000	10.4856	0

Oppenheimer Global Securities Fund	07	2007	15.5621	16.1267	0
Oppenheimer Global Securities Fund	07	2006	13.5710	15.5621	734
Oppenheimer Global Securities Fund	07	2005	12.1773	13.5710	2,058
Oppenheimer Global Securities Fund	07	2004	10.4853	12.1773	2,092
Oppenheimer Global Securities Fund	07	2003	10.0000	10.4853	0

Oppenheimer Global Securities Fund	08	2007	15.4650	15.9931	0
Oppenheimer Global Securities Fund	08	2006	13.5138	15.4650	0
Oppenheimer Global Securities Fund	08	2005	12.1508	13.5138	0
Oppenheimer Global Securities Fund	08	2004	10.4839	12.1508	0
Oppenheimer Global Securities Fund	08	2003	10.0000	10.4839	0

Oppenheimer Main St. Fund/VA	01	2007	15.8860	16.2711	10,594,876
Oppenheimer Main St. Fund/VA	01	2006	14.0746	15.8860	6,212,753
Oppenheimer Main St. Fund/VA	01	2005	13.5331	14.0746	3,082,794
Oppenheimer Main St. Fund/VA	01	2004	12.6077	13.5331	890,791
Oppenheimer Main St. Fund/VA	01	2003	10.1386	12.6077	42,252
Oppenheimer Main St. Fund/VA	01	2002	10.0000	10.1386	1,326

Oppenheimer Main St. Fund/VA	02	2007	15.7442	16.0929	8,045,274
Oppenheimer Main St. Fund/VA	02	2006	13.9773	15.7442	5,367,555
Oppenheimer Main St. Fund/VA	02	2005	13.4669	13.9773	2,288,798
Oppenheimer Main St. Fund/VA	02	2004	12.5717	13.4669	698,936
Oppenheimer Main St. Fund/VA	02	2003	10.1302	12.5717	134,585
Oppenheimer Main St. Fund/VA	02	2002	10.0000	10.1302	2,746

Oppenheimer Main St. Fund/VA	03	2007	15.7091	16.0488	429,927
Oppenheimer Main St. Fund/VA	03	2006	13.9532	15.7091	345,882
Oppenheimer Main St. Fund/VA	03	2005	13.4505	13.9532	211,192
Oppenheimer Main St. Fund/VA	03	2004	12.5627	13.4505	62,669
Oppenheimer Main St. Fund/VA	03	2003	10.1282	12.5627	1,377
Oppenheimer Main St. Fund/VA	03	2002	10.0000	10.1282	0

Oppenheimer Main St. Fund/VA	04	2007	15.6035	15.9163	3,511,016
Oppenheimer Main St. Fund/VA	04	2006	13.8806	15.6035	3,076,239
Oppenheimer Main St. Fund/VA	04	2005	13.4009	13.8806	2,264,967
Oppenheimer Main St. Fund/VA	04	2004	12.5357	13.4009	1,707,865
Oppenheimer Main St. Fund/VA	04	2003	10.1219	12.5357	19,122
Oppenheimer Main St. Fund/VA	04	2002	10.0000	10.1219	1,231

Oppenheimer Main St. Fund/VA	05	2007	15.5684	15.8724	57,908
Oppenheimer Main St. Fund/VA	05	2006	13.8565	15.5684	58,883
Oppenheimer Main St. Fund/VA	05	2005	13.3845	13.8565	21,359
Oppenheimer Main St. Fund/VA	05	2004	12.5267	13.3845	16,024
Oppenheimer Main St. Fund/VA	05	2003	10.1198	12.5267	0
Oppenheimer Main St. Fund/VA	05	2002	10.0000	10.1198	0

Oppenheimer Main St. Fund/VA	06	2007	15.4638	15.7414	410,706
Oppenheimer Main St. Fund/VA	06	2006	13.7843	15.4638	409,737
Oppenheimer Main St. Fund/VA	06	2005	13.3352	13.7843	296,186
Oppenheimer Main St. Fund/VA	06	2004	12.4997	13.3352	222,743
Oppenheimer Main St. Fund/VA	06	2003	10.1135	12.4997	2,027
Oppenheimer Main St. Fund/VA	06	2002	10.0000	10.1135	176

Oppenheimer Main St. Fund/VA	07	2007	14.4203	14.6717	292,835
Oppenheimer Main St. Fund/VA	07	2006	12.8608	14.4203	303,029
Oppenheimer Main St. Fund/VA	07	2005	12.4480	12.8608	302,287
Oppenheimer Main St. Fund/VA	07	2004	11.6742	12.4480	294,130
Oppenheimer Main St. Fund/VA	07	2003	10.0000	11.6742	0

Oppenheimer Main St. Fund/VA	08	2007	14.3134	14.5330	6,962
Oppenheimer Main St. Fund/VA	08	2006	12.7915	14.3134	7,340
Oppenheimer Main St. Fund/VA	08	2005	12.4063	12.7915	8,023
Oppenheimer Main St. Fund/VA	08	2004	11.6590	12.4063	7,898
Oppenheimer Main St. Fund/VA	08	2003	10.0000	11.6590	0

Oppenheimer Main St. Small Cap Fund/VA	01	2007	20.4732	19.8533	129,670
Oppenheimer Main St. Small Cap Fund/VA	01	2006	18.1546	20.4732	135,973
Oppenheimer Main St. Small Cap Fund/VA	01	2005	16.8238	18.1546	60,631
Oppenheimer Main St. Small Cap Fund/VA	01	2004	14.3537	16.8238	53,467
Oppenheimer Main St. Small Cap Fund/VA	01	2003	10.1178	14.3537	38,651
Oppenheimer Main St. Small Cap Fund/VA	01	2002	10.0000	10.1178	1,297

Oppenheimer Main St. Small Cap Fund/VA	02	2007	20.2905	19.6359	144,134
Oppenheimer Main St. Small Cap Fund/VA	02	2006	18.0292	20.2905	162,959
Oppenheimer Main St. Small Cap Fund/VA	02	2005	16.7416	18.0292	112,948
Oppenheimer Main St. Small Cap Fund/VA	02	2004	14.3127	16.7416	82,051
Oppenheimer Main St. Small Cap Fund/VA	02	2003	10.1094	14.3127	39,475
Oppenheimer Main St. Small Cap Fund/VA	02	2002	10.0000	10.1094	3,829

Oppenheimer Main St. Small Cap Fund/VA	03	2007	20.2453	19.5821	5,757
Oppenheimer Main St. Small Cap Fund/VA	03	2006	17.9981	20.2453	5,875
Oppenheimer Main St. Small Cap Fund/VA	03	2005	16.7211	17.9981	4,748
Oppenheimer Main St. Small Cap Fund/VA	03	2004	14.3026	16.7211	4,069
Oppenheimer Main St. Small Cap Fund/VA	03	2003	10.1074	14.3026	849
Oppenheimer Main St. Small Cap Fund/VA	03	2002	10.0000	10.1074	0

Oppenheimer Main St. Small Cap Fund/VA	04	2007	20.1092	19.4205	65,290
Oppenheimer Main St. Small Cap Fund/VA	04	2006	17.9045	20.1092	70,884
Oppenheimer Main St. Small Cap Fund/VA	04	2005	16.6596	17.9045	52,133
Oppenheimer Main St. Small Cap Fund/VA	04	2004	14.2718	16.6596	51,013
Oppenheimer Main St. Small Cap Fund/VA	04	2003	10.1011	14.2718	28,036
Oppenheimer Main St. Small Cap Fund/VA	04	2002	10.0000	10.1011	2,665

Oppenheimer Main St. Small Cap Fund/VA	05	2007	20.0641	19.3669	0
Oppenheimer Main St. Small Cap Fund/VA	05	2006	17.8734	20.0641	216
Oppenheimer Main St. Small Cap Fund/VA	05	2005	16.6391	17.8734	216
Oppenheimer Main St. Small Cap Fund/VA	05	2004	14.2616	16.6391	217
Oppenheimer Main St. Small Cap Fund/VA	05	2003	10.0990	14.2616	0
Oppenheimer Main St. Small Cap Fund/VA	05	2002	10.0000	10.0990	0

Oppenheimer Main St. Small Cap Fund/VA	06	2007	19.9292	19.2071	5,740
Oppenheimer Main St. Small Cap Fund/VA	06	2006	17.7804	19.9292	6,391
Oppenheimer Main St. Small Cap Fund/VA	06	2005	16.5778	17.7804	3,768
Oppenheimer Main St. Small Cap Fund/VA	06	2004	14.2309	16.5778	3,129
Oppenheimer Main St. Small Cap Fund/VA	06	2003	10.0927	14.2309	1,443
Oppenheimer Main St. Small Cap Fund/VA	06	2002	10.0000	10.0927	0

Oppenheimer Main St. Small Cap Fund/VA	07	2007	18.2966	17.6246	1,253
Oppenheimer Main St. Small Cap Fund/VA	07	2006	16.3321	18.2966	846
Oppenheimer Main St. Small Cap Fund/VA	07	2005	15.2353	16.3321	0
Oppenheimer Main St. Small Cap Fund/VA	07	2004	13.0851	15.2353	474
Oppenheimer Main St. Small Cap Fund/VA	07	2003	10.0000	13.0851	0

Oppenheimer Main St. Small Cap Fund/VA	08	2007	18.1610	17.4580	0
Oppenheimer Main St. Small Cap Fund/VA	08	2006	16.2442	18.1610	0
Oppenheimer Main St. Small Cap Fund/VA	08	2005	15.1842	16.2442	0
Oppenheimer Main St. Small Cap Fund/VA	08	2004	13.0681	15.1842	0
Oppenheimer Main St. Small Cap Fund/VA	08	2003	10.0000	13.0681	0

PIMCO Emerging Markets Bond Portfolio	01	2007	19.4368	20.2273	78,842
PIMCO Emerging Markets Bond Portfolio	01	2006	18.0844	19.4368	52,904
PIMCO Emerging Markets Bond Portfolio	01	2005	16.5972	18.0844	29,737
PIMCO Emerging Markets Bond Portfolio	01	2004	15.0517	16.5972	8,203
PIMCO Emerging Markets Bond Portfolio	01	2003	10.0000	15.0517	0

PIMCO Emerging Markets Bond Portfolio	02	2007	19.2694	20.0120	203,515
PIMCO Emerging Markets Bond Portfolio	02	2006	17.9651	19.2694	202,497
PIMCO Emerging Markets Bond Portfolio	02	2005	16.5212	17.9651	91,077
PIMCO Emerging Markets Bond Portfolio	02	2004	15.0134	16.5212	22,123
PIMCO Emerging Markets Bond Portfolio	02	2003	10.0000	15.0134	0

PIMCO Emerging Markets Bond Portfolio	03	2007	19.2279	19.9588	9,694
PIMCO Emerging Markets Bond Portfolio	03	2006	17.9355	19.2279	8,068
PIMCO Emerging Markets Bond Portfolio	03	2005	16.5023	17.9355	979
PIMCO Emerging Markets Bond Portfolio	03	2004	15.0039	16.5023	0
PIMCO Emerging Markets Bond Portfolio	03	2003	10.0000	15.0039	0

PIMCO Emerging Markets Bond Portfolio	04	2007	19.1031	19.7987	44,953
PIMCO Emerging Markets Bond Portfolio	04	2006	17.8464	19.1031	25,054
PIMCO Emerging Markets Bond Portfolio	04	2005	16.4454	17.8464	22,584
PIMCO Emerging Markets Bond Portfolio	04	2004	14.9751	16.4454	9,599
PIMCO Emerging Markets Bond Portfolio	04	2003	10.0000	14.9751	0

PIMCO Emerging Markets Bond Portfolio	05	2007	19.0617	19.7456	0
PIMCO Emerging Markets Bond Portfolio	05	2006	17.8168	19.0617	278
PIMCO Emerging Markets Bond Portfolio	05	2005	16.4265	17.8168	0
PIMCO Emerging Markets Bond Portfolio	05	2004	14.9656	16.4265	0
PIMCO Emerging Markets Bond Portfolio	05	2003	10.0000	14.9656	0

PIMCO Emerging Markets Bond Portfolio	06	2007	18.9380	19.5872	1,454
PIMCO Emerging Markets Bond Portfolio	06	2006	17.7282	18.9380	3,396
PIMCO Emerging Markets Bond Portfolio	06	2005	16.3698	17.7282	3,839
PIMCO Emerging Markets Bond Portfolio	06	2004	14.9369	16.3698	3,231
PIMCO Emerging Markets Bond Portfolio	06	2003	10.0000	14.9369	0

PIMCO Emerging Markets Bond Portfolio	07	2007	13.4476	13.9015	0
PIMCO Emerging Markets Bond Portfolio	07	2006	12.5949	13.4476	0
PIMCO Emerging Markets Bond Portfolio	07	2005	11.6358	12.5949	0
PIMCO Emerging Markets Bond Portfolio	07	2004	10.6227	11.6358	0
PIMCO Emerging Markets Bond Portfolio	07	2003	10.0000	10.6227	0

PIMCO Emerging Markets Bond Portfolio	08	2007	13.3478	13.7700	0
PIMCO Emerging Markets Bond Portfolio	08	2006	12.5271	13.3478	0
PIMCO Emerging Markets Bond Portfolio	08	2005	11.5968	12.5271	0
PIMCO Emerging Markets Bond Portfolio	08	2004	10.6088	11.5968	0
PIMCO Emerging Markets Bond Portfolio	08	2003	10.0000	10.6088	0

PIMCO Low Duration Portfolio	01	2007	10.1845	10.7543	21,421,313
PIMCO Low Duration Portfolio	01	2006	9.9588	10.1845	9,212,613
PIMCO Low Duration Portfolio	01	2005	10.0238	9.9588	3,896,831
PIMCO Low Duration Portfolio	01	2004	10.0073	10.0238	1,272,330
PIMCO Low Duration Portfolio	01	2003	10.0000	10.0073	0

PIMCO Low Duration Portfolio	02	2007	10.1212	10.6656	14,868,035
PIMCO Low Duration Portfolio	02	2006	9.9170	10.1212	7,892,491
PIMCO Low Duration Portfolio	02	2005	10.0021	9.9170	2,977,919
PIMCO Low Duration Portfolio	02	2004	10.0060	10.0021	814,167
PIMCO Low Duration Portfolio	02	2003	10.0000	10.0060	0

PIMCO Low Duration Portfolio	03	2007	10.1055	10.6436	749,213
PIMCO Low Duration Portfolio	03	2006	9.9066	10.1055	535,086
PIMCO Low Duration Portfolio	03	2005	9.9967	9.9066	308,636
PIMCO Low Duration Portfolio	03	2004	10.0057	9.9967	89,281
PIMCO Low Duration Portfolio	03	2003	10.0000	10.0057	0

PIMCO Low Duration Portfolio	04	2007	10.0582	10.5775	5,511,564
PIMCO Low Duration Portfolio	04	2006	9.8753	10.0582	4,485,330
PIMCO Low Duration Portfolio	04	2005	9.9803	9.8753	2,999,442
PIMCO Low Duration Portfolio	04	2004	10.0047	9.9803	2,266,961
PIMCO Low Duration Portfolio	04	2003	10.0000	10.0047	0

PIMCO Low Duration Portfolio	05	2007	10.0425	10.5555	78,390
PIMCO Low Duration Portfolio	05	2006	9.8649	10.0425	78,703
PIMCO Low Duration Portfolio	05	2005	9.9749	9.8649	28,559
PIMCO Low Duration Portfolio	05	2004	10.0044	9.9749	21,421
PIMCO Low Duration Portfolio	05	2003	10.0000	10.0044	0

PIMCO Low Duration Portfolio	06	2007	9.9955	10.4900	611,112
PIMCO Low Duration Portfolio	06	2006	9.8338	9.9955	594,286
PIMCO Low Duration Portfolio	06	2005	9.9586	9.8338	452,930
PIMCO Low Duration Portfolio	06	2004	10.0034	9.9586	362,658
PIMCO Low Duration Portfolio	06	2003	10.0000	10.0034	0

PIMCO Low Duration Portfolio	07	2007	9.9799	10.4682	385,395
PIMCO Low Duration Portfolio	07	2006	9.8234	9.9799	394,096
PIMCO Low Duration Portfolio	07	2005	9.9532	9.8234	349,840
PIMCO Low Duration Portfolio	07	2004	10.0031	9.9532	360,405
PIMCO Low Duration Portfolio	07	2003	10.0000	10.0031	0

PIMCO Low Duration Portfolio	08	2007	9.9175	10.3814	15,077
PIMCO Low Duration Portfolio	08	2006	9.7820	9.9175	15,738
PIMCO Low Duration Portfolio	08	2005	9.9315	9.7820	15,203
PIMCO Low Duration Portfolio	08	2004	10.0018	9.9315	14,020
PIMCO Low Duration Portfolio	08	2003	10.0000	10.0018	0

PIMCO Real Return Portfolio	01	2007	12.0194	13.0811	1,051,010
PIMCO Real Return Portfolio	01	2006	12.1337	12.0194	603,673
PIMCO Real Return Portfolio	01	2005	12.0832	12.1337	399,779
PIMCO Real Return Portfolio	01	2004	11.2804	12.0832	320,645
PIMCO Real Return Portfolio	01	2003	10.5366	11.2804	136,395
PIMCO Real Return Portfolio	01	2002	10.0000	10.5366	4,800

PIMCO Real Return Portfolio	02	2007	11.9121	12.9378	741,690
PIMCO Real Return Portfolio	02	2006	12.0499	11.9121	629,436
PIMCO Real Return Portfolio	02	2005	12.0241	12.0499	720,809
PIMCO Real Return Portfolio	02	2004	11.2481	12.0241	576,053
PIMCO Real Return Portfolio	02	2003	10.5280	11.2481	213,623
PIMCO Real Return Portfolio	02	2002	10.0000	10.5280	8,088

PIMCO Real Return Portfolio	03	2007	11.8855	12.9023	45,874
PIMCO Real Return Portfolio	03	2006	12.0291	11.8855	49,939
PIMCO Real Return Portfolio	03	2005	12.0094	12.0291	34,504
PIMCO Real Return Portfolio	03	2004	11.2401	12.0094	23,514
PIMCO Real Return Portfolio	03	2003	10.5258	11.2401	7,550
PIMCO Real Return Portfolio	03	2002	10.0000	10.5258	969

PIMCO Real Return Portfolio	04	2007	11.8056	12.7958	223,469
PIMCO Real Return Portfolio	04	2006	11.9664	11.8056	244,545
PIMCO Real Return Portfolio	04	2005	11.9652	11.9664	192,814
PIMCO Real Return Portfolio	04	2004	11.2159	11.9652	131,033
PIMCO Real Return Portfolio	04	2003	10.5193	11.2159	78,628
PIMCO Real Return Portfolio	04	2002	10.0000	10.5193	11,540

PIMCO Real Return Portfolio	05	2007	11.7790	12.7605	5,443
PIMCO Real Return Portfolio	05	2006	11.9456	11.7790	5,614
PIMCO Real Return Portfolio	05	2005	11.9505	11.9456	4,028
PIMCO Real Return Portfolio	05	2004	11.2079	11.9505	3,933
PIMCO Real Return Portfolio	05	2003	10.5171	11.2079	4,237
PIMCO Real Return Portfolio	05	2002	10.0000	10.5171	0

PIMCO Real Return Portfolio	06	2007	11.6998	12.6551	32,629
PIMCO Real Return Portfolio	06	2006	11.8834	11.6998	40,964
PIMCO Real Return Portfolio	06	2005	11.9064	11.8834	35,440
PIMCO Real Return Portfolio	06	2004	11.1838	11.9064	21,253
PIMCO Real Return Portfolio	06	2003	10.5106	11.1838	14,946
PIMCO Real Return Portfolio	06	2002	10.0000	10.5106	0

PIMCO Real Return Portfolio	07	2007	10.6200	11.4812	1,889
PIMCO Real Return Portfolio	07	2006	10.7922	10.6200	2,843
PIMCO Real Return Portfolio	07	2005	10.8186	10.7922	0
PIMCO Real Return Portfolio	07	2004	10.1671	10.8186	0
PIMCO Real Return Portfolio	07	2003	10.0000	10.1671	0

PIMCO Real Return Portfolio	08	2007	10.5412	11.3727	0
PIMCO Real Return Portfolio	08	2006	10.7340	10.5412	0
PIMCO Real Return Portfolio	08	2005	10.7823	10.7340	0
PIMCO Real Return Portfolio	08	2004	10.1538	10.7823	0
PIMCO Real Return Portfolio	08	2003	10.0000	10.1538	0

PIMCO Total Return Portfolio	01	2007	11.3904	12.1830	5,531,641
PIMCO Total Return Portfolio	01	2006	11.1515	11.3904	817,690
PIMCO Total Return Portfolio	01	2005	11.0665	11.1515	523,505
PIMCO Total Return Portfolio	01	2004	10.7279	11.0665	487,799
PIMCO Total Return Portfolio	01	2003	10.3841	10.7279	321,384
PIMCO Total Return Portfolio	01	2002	10.0000	10.3841	17,543

PIMCO Total Return Portfolio	02	2007	11.2888	12.0495	3,931,286
PIMCO Total Return Portfolio	02	2006	11.0744	11.2888	1,173,624
PIMCO Total Return Portfolio	02	2005	11.0124	11.0744	930,076
PIMCO Total Return Portfolio	02	2004	10.6973	11.0124	703,642
PIMCO Total Return Portfolio	02	2003	10.3755	10.6973	460,791
PIMCO Total Return Portfolio	02	2002	10.0000	10.3755	7,176

PIMCO Total Return Portfolio	03	2007	11.2636	12.0165	196,871
PIMCO Total Return Portfolio	03	2006	11.0553	11.2636	104,561
PIMCO Total Return Portfolio	03	2005	10.9989	11.0553	81,870
PIMCO Total Return Portfolio	03	2004	10.6896	10.9989	50,359
PIMCO Total Return Portfolio	03	2003	10.3734	10.6896	21,278
PIMCO Total Return Portfolio	03	2002	10.0000	10.3734	861

PIMCO Total Return Portfolio	04	2007	11.1878	11.9173	1,024,231
PIMCO Total Return Portfolio	04	2006	10.9977	11.1878	688,644
PIMCO Total Return Portfolio	04	2005	10.9584	10.9977	709,715
PIMCO Total Return Portfolio	04	2004	10.6666	10.9584	776,688
PIMCO Total Return Portfolio	04	2003	10.3669	10.6666	691,163
PIMCO Total Return Portfolio	04	2002	10.0000	10.3669	35,214

PIMCO Total Return Portfolio	05	2007	11.1627	11.8844	41,756
PIMCO Total Return Portfolio	05	2006	10.9786	11.1627	52,036
PIMCO Total Return Portfolio	05	2005	10.9449	10.9786	56,377
PIMCO Total Return Portfolio	05	2004	10.6590	10.9449	13,351
PIMCO Total Return Portfolio	05	2003	10.3648	10.6590	7,205
PIMCO Total Return Portfolio	05	2002	10.0000	10.3648	0

PIMCO Total Return Portfolio	06	2007	11.0876	11.7863	128,460
PIMCO Total Return Portfolio	06	2006	10.9214	11.0876	110,684
PIMCO Total Return Portfolio	06	2005	10.9046	10.9214	97,889
PIMCO Total Return Portfolio	06	2004	10.6360	10.9046	78,358
PIMCO Total Return Portfolio	06	2003	10.3583	10.6360	62,336
PIMCO Total Return Portfolio	06	2002	10.0000	10.3583	88

PIMCO Total Return Portfolio	07	2007	10.3768	11.0251	106,187
PIMCO Total Return Portfolio	07	2006	10.2266	10.3768	123,864
PIMCO Total Return Portfolio	07	2005	10.2160	10.2266	127,836
PIMCO Total Return Portfolio	07	2004	9.9695	10.2160	143,452
PIMCO Total Return Portfolio	07	2003	10.0000	9.9695	154,024

PIMCO Total Return Portfolio	08	2007	10.2999	10.9208	16,959
PIMCO Total Return Portfolio	08	2006	10.1714	10.2999	20,176
PIMCO Total Return Portfolio	08	2005	10.1817	10.1714	20,885
PIMCO Total Return Portfolio	08	2004	9.9565	10.1817	20,795
PIMCO Total Return Portfolio	08	2003	10.0000	9.9565	21,346

PIMCO VIT All Asset Portfolio	01	2007	10.5185	11.2055	69,289
PIMCO VIT All Asset Portfolio	01	2006	10.2184	10.5185	31,161
PIMCO VIT All Asset Portfolio	01	2005	10.0000	10.2184	1,193

PIMCO VIT All Asset Portfolio	02	2007	10.4937	11.1561	108,238
PIMCO VIT All Asset Portfolio	02	2006	10.2150	10.4937	100,175
PIMCO VIT All Asset Portfolio	02	2005	10.0000	10.2150	242

PIMCO VIT All Asset Portfolio	03	2007	10.4875	11.1439	2,274
PIMCO VIT All Asset Portfolio	03	2006	10.2141	10.4875	2,501
PIMCO VIT All Asset Portfolio	03	2005	10.0000	10.2141	407

PIMCO VIT All Asset Portfolio	04	2007	10.4688	11.1069	38,386
PIMCO VIT All Asset Portfolio	04	2006	10.2116	10.4688	7,222
PIMCO VIT All Asset Portfolio	04	2005	10.0000	10.2116	5,927

PIMCO VIT All Asset Portfolio	05	2007	10.4626	11.0946	0
PIMCO VIT All Asset Portfolio	05	2006	10.2107	10.4626	0
PIMCO VIT All Asset Portfolio	05	2005	10.0000	10.2107	0

PIMCO VIT All Asset Portfolio	06	2007	10.4440	11.0578	0
PIMCO VIT All Asset Portfolio	06	2006	10.2081	10.4440	938
PIMCO VIT All Asset Portfolio	06	2005	10.0000	10.2081	0

PIMCO VIT All Asset Portfolio	07	2007	10.4378	11.0456	0
PIMCO VIT All Asset Portfolio	07	2006	10.2073	10.4378	0
PIMCO VIT All Asset Portfolio	07	2005	10.0000	10.2073	0

PIMCO VIT All Asset Portfolio	08	2007	10.4130	10.9967	0
PIMCO VIT All Asset Portfolio	08	2006	10.2038	10.4130	0
PIMCO VIT All Asset Portfolio	08	2005	10.0000	10.2038	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	01	2007	9.8134	11.8935	286,632
PIMCO VIT Commodity RealReturn Strategy Portfolio	01	2006	10.2967	9.8134	112,635
PIMCO VIT Commodity RealReturn Strategy Portfolio	01	2005	10.0000	10.2967	4,006

PIMCO VIT Commodity RealReturn Strategy Portfolio	02	2007	9.7902	11.8411	224,633
PIMCO VIT Commodity RealReturn Strategy Portfolio	02	2006	10.2933	9.7902	117,194
PIMCO VIT Commodity RealReturn Strategy Portfolio	02	2005	10.0000	10.2933	14,947

PIMCO VIT Commodity RealReturn Strategy Portfolio	03	2007	9.7845	11.8281	21,184
PIMCO VIT Commodity RealReturn Strategy Portfolio	03	2006	10.2924	9.7845	12,192
PIMCO VIT Commodity RealReturn Strategy Portfolio	03	2005	10.0000	10.2924	56

PIMCO VIT Commodity RealReturn Strategy Portfolio	04	2007	9.7670	11.7888	40,957
PIMCO VIT Commodity RealReturn Strategy Portfolio	04	2006	10.2898	9.7670	14,058
PIMCO VIT Commodity RealReturn Strategy Portfolio	04	2005	10.0000	10.2898	1,950

PIMCO VIT Commodity RealReturn Strategy Portfolio	05	2007	9.7612	11.7758	706
PIMCO VIT Commodity RealReturn Strategy Portfolio	05	2006	10.2890	9.7612	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	05	2005	10.0000	10.2890	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	06	2007	9.7439	11.7367	3,149
PIMCO VIT Commodity RealReturn Strategy Portfolio	06	2006	10.2864	9.7439	2,486
PIMCO VIT Commodity RealReturn Strategy Portfolio	06	2005	10.0000	10.2864	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	07	2007	9.7381	11.7237	1,605
PIMCO VIT Commodity RealReturn Strategy Portfolio	07	2006	10.2855	9.7381	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	07	2005	10.0000	10.2855	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	08	2007	9.7149	11.6718	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	08	2006	10.2821	9.7149	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	08	2005	10.0000	10.2821	0

SC Davis Venture Value S Class	01	2007	10.0000	10.5712	850,878

SC Davis Venture Value S Class	02	2007	10.0000	10.5535	450,286

SC Davis Venture Value S Class	03	2007	10.0000	10.5491	8,422

SC Davis Venture Value S Class	04	2007	10.0000	10.5357	58,290

SC Davis Venture Value S Class	05	2007	10.0000	10.5313	1,542

SC Davis Venture Value S Class	06	2007	10.0000	10.5180	0

SC Davis Venture Value S Class	07	2007	10.0000	10.5136	0

SC Davis Venture Value S Class	08	2007	10.0000	10.4958	0

SC FI Large Cap Growth Fund	01	2007	9.8704	10.3650	43,036
SC FI Large Cap Growth Fund	01	2006	10.0000	9.8704	14,778

SC FI Large Cap Growth Fund	02	2007	9.8571	10.3298	55,441
SC FI Large Cap Growth Fund	02	2006	10.0000	9.8571	21,858

SC FI Large Cap Growth Fund	03	2007	9.8538	10.3210	1,863
SC FI Large Cap Growth Fund	03	2006	10.0000	9.8538	1,449

SC FI Large Cap Growth Fund	04	2007	9.8437	10.2947	10,100
SC FI Large Cap Growth Fund	04	2006	10.0000	9.8437	1,258

SC FI Large Cap Growth Fund	05	2007	9.8404	10.2859	0
SC FI Large Cap Growth Fund	05	2006	10.0000	9.8404	0

SC FI Large Cap Growth Fund	06	2007	9.8304	10.2596	0
SC FI Large Cap Growth Fund	06	2006	10.0000	9.8304	0

SC FI Large Cap Growth Fund	07	2007	9.8271	10.2509	0
SC FI Large Cap Growth Fund	07	2006	10.0000	9.8271	0

SC FI Large Cap Growth Fund	08	2007	9.8137	10.2159	0
SC FI Large Cap Growth Fund	08	2006	10.0000	9.8137	0

SC Oppenheimer Main Street Small Cap S Class	01	2007	10.0000	9.8122	3,357,669

SC Oppenheimer Main Street Small Cap S Class	02	2007	10.0000	9.7958	2,130,407

SC Oppenheimer Main Street Small Cap S Class	03	2007	10.0000	9.7917	71,318

SC Oppenheimer Main Street Small Cap S Class	04	2007	10.0000	9.7793	341,408

SC Oppenheimer Main Street Small Cap S Class	05	2007	10.0000	9.7752	0

SC Oppenheimer Main Street Small Cap S Class	06	2007	10.0000	9.7628	15,708

SC Oppenheimer Main Street Small Cap S Class	07	2007	10.0000	9.7587	4,448

SC Oppenheimer Main Street Small Cap S Class	08	2007	10.0000	9.7422	0

Sun Capital All Cap S Class	01	2007	12.7817	11.8068	116,323
Sun Capital All Cap S Class	01	2006	10.8499	12.7817	71,740
Sun Capital All Cap S Class	01	2005	11.1401	10.8499	18,805
Sun Capital All Cap S Class	01	2004	10.0000	11.1401	3,335
Sun Capital All Cap S Class	01	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	02	2007	12.7063	11.7131	116,895
Sun Capital All Cap S Class	02	2006	10.8078	12.7063	68,188
Sun Capital All Cap S Class	02	2005	11.1195	10.8078	33,317
Sun Capital All Cap S Class	02	2004	10.0000	11.1195	7,946
Sun Capital All Cap S Class	02	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	03	2007	12.6875	11.6899	3,261
Sun Capital All Cap S Class	03	2006	10.7973	12.6875	183
Sun Capital All Cap S Class	03	2005	11.1143	10.7973	0
Sun Capital All Cap S Class	03	2004	10.0000	11.1143	0
Sun Capital All Cap S Class	03	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	04	2007	12.6311	11.6200	15,377
Sun Capital All Cap S Class	04	2006	10.7657	12.6311	10,379
Sun Capital All Cap S Class	04	2005	11.0988	10.7657	7,400
Sun Capital All Cap S Class	04	2004	10.0000	11.0988	1,529
Sun Capital All Cap S Class	04	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	05	2007	12.6124	11.5968	0
Sun Capital All Cap S Class	05	2006	10.7552	12.6124	0
Sun Capital All Cap S Class	05	2005	11.0936	10.7552	0
Sun Capital All Cap S Class	05	2004	10.0000	11.0936	0
Sun Capital All Cap S Class	05	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	06	2007	12.5563	11.5274	5,805
Sun Capital All Cap S Class	06	2006	10.7238	12.5563	2,984
Sun Capital All Cap S Class	06	2005	11.0781	10.7238	0
Sun Capital All Cap S Class	06	2004	10.0000	11.0781	0
Sun Capital All Cap S Class	06	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	07	2007	12.5377	11.5044	0
Sun Capital All Cap S Class	07	2006	10.7133	12.5377	0
Sun Capital All Cap S Class	07	2005	11.0729	10.7133	0
Sun Capital All Cap S Class	07	2004	10.0000	11.0729	0
Sun Capital All Cap S Class	07	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	08	2007	12.4633	11.4126	0
Sun Capital All Cap S Class	08	2006	10.6715	12.4633	0
Sun Capital All Cap S Class	08	2005	11.0523	10.6715	0
Sun Capital All Cap S Class	08	2004	10.0000	11.0523	0
Sun Capital All Cap S Class	08	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	01	2007	10.7011	10.8931	576,698
Sun Capital Investment Grade Bond S Class	01	2006	10.3479	10.7011	133,896
Sun Capital Investment Grade Bond S Class	01	2005	10.3417	10.3479	24,172
Sun Capital Investment Grade Bond S Class	01	2004	10.0000	10.3417	13,516
Sun Capital Investment Grade Bond S Class	01	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	02	2007	10.6379	10.8066	535,307
Sun Capital Investment Grade Bond S Class	02	2006	10.3078	10.6379	356,205
Sun Capital Investment Grade Bond S Class	02	2005	10.3225	10.3078	80,529
Sun Capital Investment Grade Bond S Class	02	2004	10.0000	10.3225	8,681
Sun Capital Investment Grade Bond S Class	02	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	03	2007	10.6222	10.7852	13,847
Sun Capital Investment Grade Bond S Class	03	2006	10.2978	10.6222	5,398
Sun Capital Investment Grade Bond S Class	03	2005	10.3177	10.2978	1,877
Sun Capital Investment Grade Bond S Class	03	2004	10.0000	10.3177	1,114
Sun Capital Investment Grade Bond S Class	03	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	04	2007	10.5750	10.7207	57,893
Sun Capital Investment Grade Bond S Class	04	2006	10.2677	10.5750	19,148
Sun Capital Investment Grade Bond S Class	04	2005	10.3033	10.2677	8,795
Sun Capital Investment Grade Bond S Class	04	2004	10.0000	10.3033	3,896
Sun Capital Investment Grade Bond S Class	04	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	05	2007	10.5593	10.6993	0
Sun Capital Investment Grade Bond S Class	05	2006	10.2576	10.5593	0
Sun Capital Investment Grade Bond S Class	05	2005	10.2985	10.2576	0
Sun Capital Investment Grade Bond S Class	05	2004	10.0000	10.2985	0
Sun Capital Investment Grade Bond S Class	05	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	06	2007	10.5124	10.6353	5,629
Sun Capital Investment Grade Bond S Class	06	2006	10.2277	10.5124	7,661
Sun Capital Investment Grade Bond S Class	06	2005	10.2841	10.2277	975
Sun Capital Investment Grade Bond S Class	06	2004	10.0000	10.2841	0
Sun Capital Investment Grade Bond S Class	06	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	07	2007	10.4967	10.6141	0
Sun Capital Investment Grade Bond S Class	07	2006	10.2177	10.4967	0
Sun Capital Investment Grade Bond S Class	07	2005	10.2793	10.2177	0
Sun Capital Investment Grade Bond S Class	07	2004	10.0000	10.2793	0
Sun Capital Investment Grade Bond S Class	07	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	08	2007	10.4345	10.5294	0
Sun Capital Investment Grade Bond S Class	08	2006	10.1778	10.4345	0
Sun Capital Investment Grade Bond S Class	08	2005	10.2602	10.1778	0
Sun Capital Investment Grade Bond S Class	08	2004	10.0000	10.2602	0
Sun Capital Investment Grade Bond S Class	08	2003	10.0000	10.0000	0

Sun Capital Money Market S Class	01	2007	10.3261	10.6234	98,648
Sun Capital Money Market S Class	01	2006	10.0622	10.3261	68,608
Sun Capital Money Market S Class	01	2005	10.0000	10.0622	19,749

Sun Capital Money Market S Class	02	2007	10.2888	10.5634	37,841
Sun Capital Money Market S Class	02	2006	10.0463	10.2888	29,586
Sun Capital Money Market S Class	02	2005	10.0000	10.0463	19,173

Sun Capital Money Market S Class	03	2007	10.2795	10.5485	0
Sun Capital Money Market S Class	03	2006	10.0423	10.2795	0
Sun Capital Money Market S Class	03	2005	10.0000	10.0423	0

Sun Capital Money Market S Class	04	2007	10.2516	10.5036	5,879
Sun Capital Money Market S Class	04	2006	10.0304	10.2516	5,358
Sun Capital Money Market S Class	04	2005	10.0000	10.0304	0

Sun Capital Money Market S Class	05	2007	10.2423	10.4887	0
Sun Capital Money Market S Class	05	2006	10.0264	10.2423	0
Sun Capital Money Market S Class	05	2005	10.0000	10.0264	0

Sun Capital Money Market S Class	06	2007	10.2145	10.4441	0
Sun Capital Money Market S Class	06	2006	10.0144	10.2145	0
Sun Capital Money Market S Class	06	2005	10.0000	10.0144	0

Sun Capital Money Market S Class	07	2007	10.2052	10.4293	0
Sun Capital Money Market S Class	07	2006	10.0105	10.2052	0
Sun Capital Money Market S Class	07	2005	10.0000	10.0105	0

Sun Capital Money Market S Class	08	2007	10.1682	10.3700	0
Sun Capital Money Market S Class	08	2006	9.9945	10.1682	0
Sun Capital Money Market S Class	08	2005	10.0000	9.9945	0

Sun Capital Real Estate Fund	01	2007	26.0500	22.2534	51,360
Sun Capital Real Estate Fund	01	2006	19.0591	26.0500	80,784
Sun Capital Real Estate Fund	01	2005	17.6692	19.0591	99,196
Sun Capital Real Estate Fund	01	2004	13.4762	17.6692	104,093
Sun Capital Real Estate Fund	01	2003	10.0789	13.4762	75,750
Sun Capital Real Estate Fund	01	2002	10.0000	10.0789	10,082

Sun Capital Real Estate Fund	02	2007	25.8176	22.0097	59,722
Sun Capital Real Estate Fund	02	2006	18.9274	25.8176	123,492
Sun Capital Real Estate Fund	02	2005	17.5828	18.9274	152,599
Sun Capital Real Estate Fund	02	2004	13.4377	17.5828	161,032
Sun Capital Real Estate Fund	02	2003	10.0706	13.4377	141,479
Sun Capital Real Estate Fund	02	2002	10.0000	10.0706	6,680

Sun Capital Real Estate Fund	03	2007	25.7601	21.9495	6,080
Sun Capital Real Estate Fund	03	2006	18.8948	25.7601	8,640
Sun Capital Real Estate Fund	03	2005	17.5614	18.8948	10,572
Sun Capital Real Estate Fund	03	2004	13.4281	17.5614	9,710
Sun Capital Real Estate Fund	03	2003	10.0685	13.4281	4,048
Sun Capital Real Estate Fund	03	2002	10.0000	10.0685	0

Sun Capital Real Estate Fund	04	2007	25.5869	21.7683	128,268
Sun Capital Real Estate Fund	04	2006	18.7965	25.5869	161,540
Sun Capital Real Estate Fund	04	2005	17.4968	18.7965	204,020
Sun Capital Real Estate Fund	04	2004	13.3992	17.4968	207,717
Sun Capital Real Estate Fund	04	2003	10.0623	13.3992	207,216
Sun Capital Real Estate Fund	04	2002	10.0000	10.0623	5,281

Sun Capital Real Estate Fund	05	2007	25.5295	21.7083	1,399
Sun Capital Real Estate Fund	05	2006	18.7638	25.5295	1,445
Sun Capital Real Estate Fund	05	2005	17.4753	18.7638	2,403
Sun Capital Real Estate Fund	05	2004	13.3896	17.4753	2,164
Sun Capital Real Estate Fund	05	2003	10.0602	13.3896	1,027
Sun Capital Real Estate Fund	05	2002	10.0000	10.0602	0

Sun Capital Real Estate Fund	06	2007	25.3579	21.5291	22,303
Sun Capital Real Estate Fund	06	2006	18.6662	25.3579	23,344
Sun Capital Real Estate Fund	06	2005	17.4109	18.6662	25,942
Sun Capital Real Estate Fund	06	2004	13.3608	17.4109	28,666
Sun Capital Real Estate Fund	06	2003	10.0539	13.3608	30,934
Sun Capital Real Estate Fund	06	2002	10.0000	10.0539	0

Sun Capital Real Estate Fund	07	2007	23.0375	19.5490	33,473
Sun Capital Real Estate Fund	07	2006	16.9667	23.0375	34,461
Sun Capital Real Estate Fund	07	2005	15.8338	16.9667	46,267
Sun Capital Real Estate Fund	07	2004	12.1568	15.8338	55,824
Sun Capital Real Estate Fund	07	2003	10.0000	12.1568	66,004

Sun Capital Real Estate Fund	08	2007	22.8668	19.3642	4,635
Sun Capital Real Estate Fund	08	2006	16.8754	22.8668	4,559
Sun Capital Real Estate Fund	08	2005	15.7808	16.8754	6,762
Sun Capital Real Estate Fund	08	2004	12.1410	15.7808	7,570
Sun Capital Real Estate Fund	08	2003	10.0000	12.1410	9,054

Sun Capital Real Estate Fund S Class	01	2007	18.2225	15.5302	2,662,025
Sun Capital Real Estate Fund S Class	01	2006	13.3630	18.2225	1,084,083
Sun Capital Real Estate Fund S Class	01	2005	12.4231	13.3630	634,999
Sun Capital Real Estate Fund S Class	01	2004	10.0000	12.4231	194,495
Sun Capital Real Estate Fund S Class	01	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	02	2007	18.1150	15.4070	1,988,626
Sun Capital Real Estate Fund S Class	02	2006	13.3112	18.1150	964,673
Sun Capital Real Estate Fund S Class	02	2005	12.4001	13.3112	492,406
Sun Capital Real Estate Fund S Class	02	2004	10.0000	12.4001	149,005
Sun Capital Real Estate Fund S Class	02	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	03	2007	18.0883	15.3764	90,182
Sun Capital Real Estate Fund S Class	03	2006	13.2983	18.0883	52,817
Sun Capital Real Estate Fund S Class	03	2005	12.3943	13.2983	41,394
Sun Capital Real Estate Fund S Class	03	2004	10.0000	12.3943	16,542
Sun Capital Real Estate Fund S Class	03	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	04	2007	18.0079	15.2845	731,128
Sun Capital Real Estate Fund S Class	04	2006	13.2594	18.0079	507,416
Sun Capital Real Estate Fund S Class	04	2005	12.3770	13.2594	435,360
Sun Capital Real Estate Fund S Class	04	2004	10.0000	12.3770	329,327
Sun Capital Real Estate Fund S Class	04	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	05	2007	17.9812	15.2540	11,287
Sun Capital Real Estate Fund S Class	05	2006	13.2465	17.9812	9,761
Sun Capital Real Estate Fund S Class	05	2005	12.3712	13.2465	3,109
Sun Capital Real Estate Fund S Class	05	2004	10.0000	12.3712	2,286
Sun Capital Real Estate Fund S Class	05	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	06	2007	17.9013	15.1628	67,657
Sun Capital Real Estate Fund S Class	06	2006	13.2078	17.9013	55,056
Sun Capital Real Estate Fund S Class	06	2005	12.3539	13.2078	51,654
Sun Capital Real Estate Fund S Class	06	2004	10.0000	12.3539	41,897
Sun Capital Real Estate Fund S Class	06	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	07	2007	17.8748	15.1326	44,133
Sun Capital Real Estate Fund S Class	07	2006	13.1949	17.8748	37,437
Sun Capital Real Estate Fund S Class	07	2005	12.3482	13.1949	47,611
Sun Capital Real Estate Fund S Class	07	2004	10.0000	12.3482	48,338
Sun Capital Real Estate Fund S Class	07	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	08	2007	17.7688	15.0119	865
Sun Capital Real Estate Fund S Class	08	2006	13.1435	17.7688	764
Sun Capital Real Estate Fund S Class	08	2005	12.3252	13.1435	1,085
Sun Capital Real Estate Fund S Class	08	2004	10.0000	12.3252	1,161
Sun Capital Real Estate Fund S Class	08	2003	10.0000	10.0000	0

Templeton Developing Markets Securities Fund, Class 2	01	2007	14.1181	17.8806	1,372,538
Templeton Developing Markets Securities Fund, Class 2	01	2006	11.2065	14.1181	99,125
Templeton Developing Markets Securities Fund, Class 2	01	2005	10.0000	11.2065	17,584

Templeton Developing Markets Securities Fund, Class 2	02	2007	14.0848	17.8019	802,925
Templeton Developing Markets Securities Fund, Class 2	02	2006	11.2027	14.0848	82,891
Templeton Developing Markets Securities Fund, Class 2	02	2005	10.0000	11.2027	12,434

Templeton Developing Markets Securities Fund, Class 2	03	2007	14.0765	17.7824	25,497
Templeton Developing Markets Securities Fund, Class 2	03	2006	11.2018	14.0765	1,362
Templeton Developing Markets Securities Fund, Class 2	03	2005	10.0000	11.2018	0

Templeton Developing Markets Securities Fund, Class 2	04	2007	14.0515	17.7234	138,946
Templeton Developing Markets Securities Fund, Class 2	04	2006	11.1990	14.0515	24,661
Templeton Developing Markets Securities Fund, Class 2	04	2005	10.0000	11.1990	779

Templeton Developing Markets Securities Fund, Class 2	05	2007	14.0432	17.7038	2,401
Templeton Developing Markets Securities Fund, Class 2	05	2006	11.1980	14.0432	1,210
Templeton Developing Markets Securities Fund, Class 2	05	2005	10.0000	11.1980	0

Templeton Developing Markets Securities Fund, Class 2	06	2007	14.0182	17.6451	9,512
Templeton Developing Markets Securities Fund, Class 2	06	2006	11.1952	14.0182	4,791
Templeton Developing Markets Securities Fund, Class 2	06	2005	10.0000	11.1952	3,483

Templeton Developing Markets Securities Fund, Class 2	07	2007	14.0099	17.6256	2,712
Templeton Developing Markets Securities Fund, Class 2	07	2006	11.1943	14.0099	0
Templeton Developing Markets Securities Fund, Class 2	07	2005	10.0000	11.1943	0

Templeton Developing Markets Securities Fund, Class 2	08	2007	13.9766	17.5476	0
Templeton Developing Markets Securities Fund, Class 2	08	2006	11.1905	13.9766	0
Templeton Developing Markets Securities Fund, Class 2	08	2005	10.0000	11.1905	0

Templeton Foreign Securities Fund	01	2007	18.8655	21.4204	4,946,921
Templeton Foreign Securities Fund	01	2006	15.7940	18.8655	4,775,441
Templeton Foreign Securities Fund	01	2005	14.5760	15.7940	2,557,195
Templeton Foreign Securities Fund	01	2004	12.5042	14.5760	894,973
Templeton Foreign Securities Fund	01	2003	9.6162	12.5042	160,809
Templeton Foreign Securities Fund	01	2002	10.0000	9.6162	16,358

Templeton Foreign Securities Fund	02	2007	18.6972	21.1858	4,142,796
Templeton Foreign Securities Fund	02	2006	15.6849	18.6972	4,153,534
Templeton Foreign Securities Fund	02	2005	14.5047	15.6849	1,942,544
Templeton Foreign Securities Fund	02	2004	12.4685	14.5047	641,322
Templeton Foreign Securities Fund	02	2003	9.6082	12.4685	154,977
Templeton Foreign Securities Fund	02	2002	10.0000	9.6082	8,232

Templeton Foreign Securities Fund	03	2007	18.6555	21.1278	238,288
Templeton Foreign Securities Fund	03	2006	15.6578	18.6555	258,131
Templeton Foreign Securities Fund	03	2005	14.4870	15.6578	176,958
Templeton Foreign Securities Fund	03	2004	12.4596	14.4870	67,208
Templeton Foreign Securities Fund	03	2003	9.6062	12.4596	4,692
Templeton Foreign Securities Fund	03	2002	10.0000	9.6062	0

Templeton Foreign Securities Fund	04	2007	18.5300	20.9534	2,299,604
Templeton Foreign Securities Fund	04	2006	15.5763	18.5300	2,551,372
Templeton Foreign Securities Fund	04	2005	14.4336	15.5763	2,098,840
Templeton Foreign Securities Fund	04	2004	12.4328	14.4336	1,792,130
Templeton Foreign Securities Fund	04	2003	9.6002	12.4328	437,742
Templeton Foreign Securities Fund	04	2002	10.0000	9.6002	22,543

Templeton Foreign Securities Fund	05	2007	18.4884	20.8956	42,340
Templeton Foreign Securities Fund	05	2006	15.5493	18.4884	47,598
Templeton Foreign Securities Fund	05	2005	14.4159	15.5493	18,867
Templeton Foreign Securities Fund	05	2004	12.4239	14.4159	14,802
Templeton Foreign Securities Fund	05	2003	9.5983	12.4239	962
Templeton Foreign Securities Fund	05	2002	10.0000	9.5983	0

Templeton Foreign Securities Fund	06	2007	18.3641	20.7231	269,464
Templeton Foreign Securities Fund	06	2006	15.4683	18.3641	323,277
Templeton Foreign Securities Fund	06	2005	14.3628	15.4683	273,363
Templeton Foreign Securities Fund	06	2004	12.3972	14.3628	220,541
Templeton Foreign Securities Fund	06	2003	9.5923	12.3972	36,345
Templeton Foreign Securities Fund	06	2002	10.0000	9.5923	142

Templeton Foreign Securities Fund	07	2007	18.7301	21.1253	216,098
Templeton Foreign Securities Fund	07	2006	15.7846	18.7301	264,424
Templeton Foreign Securities Fund	07	2005	14.6639	15.7846	285,634
Templeton Foreign Securities Fund	07	2004	12.6636	14.6639	315,176
Templeton Foreign Securities Fund	07	2003	10.0000	12.6636	115,914

Templeton Foreign Securities Fund	08	2007	18.5912	20.9255	12,133
Templeton Foreign Securities Fund	08	2006	15.6996	18.5912	15,401
Templeton Foreign Securities Fund	08	2005	14.6148	15.6996	18,639
Templeton Foreign Securities Fund	08	2004	12.6471	14.6148	20,916
Templeton Foreign Securities Fund	08	2003	10.0000	12.6471	16,025

Templeton Growth Securities Fund Class 2	01	2007	20.1370	20.2677	504,496
Templeton Growth Securities Fund Class 2	01	2006	16.8082	20.1370	162,805
Templeton Growth Securities Fund Class 2	01	2005	15.6980	16.8082	40,394
Templeton Growth Securities Fund Class 2	01	2004	13.7572	15.6980	16,863
Templeton Growth Securities Fund Class 2	01	2003	10.0000	13.7572	0

Templeton Growth Securities Fund Class 2	02	2007	19.9636	20.0521	326,938
Templeton Growth Securities Fund Class 2	02	2006	16.6973	19.9636	201,105
Templeton Growth Securities Fund Class 2	02	2005	15.6261	16.6973	84,489
Templeton Growth Securities Fund Class 2	02	2004	13.7222	15.6261	13,401
Templeton Growth Securities Fund Class 2	02	2003	10.0000	13.7222	0

Templeton Growth Securities Fund Class 2	03	2007	19.9206	19.9987	11,116
Templeton Growth Securities Fund Class 2	03	2006	16.6698	19.9206	4,190
Templeton Growth Securities Fund Class 2	03	2005	15.6082	16.6698	521
Templeton Growth Securities Fund Class 2	03	2004	13.7135	15.6082	0
Templeton Growth Securities Fund Class 2	03	2003	10.0000	13.7135	0

Templeton Growth Securities Fund Class 2	04	2007	19.7913	19.8383	132,152
Templeton Growth Securities Fund Class 2	04	2006	16.5869	19.7913	87,728
Templeton Growth Securities Fund Class 2	04	2005	15.5544	16.5869	54,475
Templeton Growth Securities Fund Class 2	04	2004	13.6872	15.5544	15,878
Templeton Growth Securities Fund Class 2	04	2003	10.0000	13.6872	0

Templeton Growth Securities Fund Class 2	05	2007	19.7484	19.7851	2,638
Templeton Growth Securities Fund Class 2	05	2006	16.5594	19.7484	796
Templeton Growth Securities Fund Class 2	05	2005	15.5365	16.5594	0
Templeton Growth Securities Fund Class 2	05	2004	13.6785	15.5365	0
Templeton Growth Securities Fund Class 2	05	2003	10.0000	13.6785	0

Templeton Growth Securities Fund Class 2	06	2007	19.6203	19.6265	17,218
Templeton Growth Securities Fund Class 2	06	2006	16.4771	19.6203	9,688
Templeton Growth Securities Fund Class 2	06	2005	15.4830	16.4771	6,261
Templeton Growth Securities Fund Class 2	06	2004	13.6523	15.4830	0
Templeton Growth Securities Fund Class 2	06	2003	10.0000	13.6523	0

Templeton Growth Securities Fund Class 2	07	2007	17.9308	17.9273	0
Templeton Growth Securities Fund Class 2	07	2006	15.0660	17.9308	0
Templeton Growth Securities Fund Class 2	07	2005	14.1642	15.0660	0
Templeton Growth Securities Fund Class 2	07	2004	12.4958	14.1642	0
Templeton Growth Securities Fund Class 2	07	2003	10.0000	12.4958	0

Templeton Growth Securities Fund Class 2	08	2007	17.7979	17.7578	0
Templeton Growth Securities Fund Class 2	08	2006	14.9849	17.7979	0
Templeton Growth Securities Fund Class 2	08	2005	14.1167	14.9849	0
Templeton Growth Securities Fund Class 2	08	2004	12.4795	14.1167	0
Templeton Growth Securities Fund Class 2	08	2003	10.0000	12.4795	0

Van Kampen LIT Comstock II	01	2007	10.0000	9.8759	402,293

Van Kampen LIT Comstock II	02	2007	10.0000	9.8593	185,210

Van Kampen LIT Comstock II	03	2007	10.0000	9.8552	5,252

Van Kampen LIT Comstock II	04	2007	10.0000	9.8428	46,416

Van Kampen LIT Comstock II	05	2007	10.0000	9.8386	0

Van Kampen LIT Comstock II	06	2007	10.0000	9.8262	0

Van Kampen LIT Comstock II	07	2007	10.0000	9.8220	0

Van Kampen LIT Comstock II	08	2007	10.0000	9.8055	0

Wanger Select, Variable Series	01	2007	13.5609	14.5887	63,645
Wanger Select, Variable Series	01	2006	11.5184	13.5609	43,068
Wanger Select, Variable Series	01	2005	10.0000	11.5184	20,389

Wanger Select, Variable Series	02	2007	13.5120	14.5063	25,183
Wanger Select, Variable Series	02	2006	11.5002	13.5120	18,475
Wanger Select, Variable Series	02	2005	10.0000	11.5002	8,913

Wanger Select, Variable Series	03	2007	13.4999	14.4859	121
Wanger Select, Variable Series	03	2006	11.4957	13.4999	141
Wanger Select, Variable Series	03	2005	10.0000	11.4957	162

Wanger Select, Variable Series	04	2007	13.4632	14.4243	4,428
Wanger Select, Variable Series	04	2006	11.4820	13.4632	3,062
Wanger Select, Variable Series	04	2005	10.0000	11.4820	699

Wanger Select, Variable Series	05	2007	13.4510	14.4038	0
Wanger Select, Variable Series	05	2006	11.4774	13.4510	0
Wanger Select, Variable Series	05	2005	10.0000	11.4774	0

Wanger Select, Variable Series	06	2007	13.4145	14.3426	326
Wanger Select, Variable Series	06	2006	11.4638	13.4145	359
Wanger Select, Variable Series	06	2005	10.0000	11.4638	0

Wanger Select, Variable Series	07	2007	13.4023	14.3222	0
Wanger Select, Variable Series	07	2006	11.4592	13.4023	0
Wanger Select, Variable Series	07	2005	10.0000	11.4592	0

Wanger Select, Variable Series	08	2007	13.3537	14.2409	0
Wanger Select, Variable Series	08	2006	11.4410	13.3537	0
Wanger Select, Variable Series	08	2005	10.0000	11.4410	0

Wanger US Smaller Companies, Variable Series	01	2007	11.7456	12.1732	2,800
Wanger US Smaller Companies, Variable Series	01	2006	11.0705	11.7456	2,649
Wanger US Smaller Companies, Variable Series	01	2005	10.0000	11.0705	699

Wanger US Smaller Companies, Variable Series	02	2007	11.7032	12.1044	0
Wanger US Smaller Companies, Variable Series	02	2006	11.0530	11.7032	0
Wanger US Smaller Companies, Variable Series	02	2005	10.0000	11.0530	0

Wanger US Smaller Companies, Variable Series	03	2007	11.6927	12.0874	0
Wanger US Smaller Companies, Variable Series	03	2006	11.0486	11.6927	0
Wanger US Smaller Companies, Variable Series	03	2005	10.0000	11.0486	0

Wanger US Smaller Companies, Variable Series	04	2007	11.6609	12.0359	2,428
Wanger US Smaller Companies, Variable Series	04	2006	11.0355	11.6609	0
Wanger US Smaller Companies, Variable Series	04	2005	10.0000	11.0355	0

Wanger US Smaller Companies, Variable Series	05	2007	11.6503	12.0189	0
Wanger US Smaller Companies, Variable Series	05	2006	11.0311	11.6503	0
Wanger US Smaller Companies, Variable Series	05	2005	10.0000	11.0311	0

Wanger US Smaller Companies, Variable Series	06	2007	11.6187	11.9677	0
Wanger US Smaller Companies, Variable Series	06	2006	11.0180	11.6187	0
Wanger US Smaller Companies, Variable Series	06	2005	10.0000	11.0180	0

Wanger US Smaller Companies, Variable Series	07	2007	11.6081	11.9507	0
Wanger US Smaller Companies, Variable Series	07	2006	11.0136	11.6081	0
Wanger US Smaller Companies, Variable Series	07	2005	10.0000	11.0136	0

Wanger US Smaller Companies, Variable Series	08	2007	11.5660	11.8829	0
Wanger US Smaller Companies, Variable Series	08	2006	10.9961	11.5660	0
Wanger US Smaller Companies, Variable Series	08	2005	10.0000	10.9961	0